     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2000



                                                      REGISTRATION NO. 333-33126

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        AAVID THERMAL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    3679                                   02-0466826
      (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                          AAVID THERMAL PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028288
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                                THERMALLOY, INC.
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028285
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                        THERMALLOY INVESTMENT CO., INC.
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028280
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                             AAVID THERMALLOY, LLC
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028289
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                       APPLIED THERMAL TECHNOLOGIES, LLC
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                      PENDING
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                         AAVID THERMALLOY OF TEXAS, LLC
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028292
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)


                                                        (CONTINUED ON NEXT PAGE)


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(CONTINUED FROM FRONT PAGE)

                            AAVID THERMALLOY SW, LLC
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028297
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                             FLUENT HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                     91-2028283
              (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                    IDENTIFICATION NUMBER)

                            ------------------------

                          ONE EAGLE SQUARE, SUITE 509
                          CONCORD, NEW HAMPSHIRE 03301
         (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                         ------------------------------

                               JOHN W. MITCHELL,
                       VICE PRESIDENT AND GENERAL COUSNEL
                        AAVID THERMAL TECHNOLOGIES, INC.
                          ONE EAGLE SQUARE, SUITE 509
                             CONCORD, NEW HAMPSHIRE
                                 (603) 224-6191
      (Name, address, including zip code, and telephone number, including area code of agent for service)

                         ------------------------------

                         COPY OF ALL COMMUNICATIONS TO:

                              POLLY S. SWARTZFAGER
                     BARTLIT BECK HERMAN PALENCHAR & SCOTT
                          511 16(TH) STREET, SUITE 700
                             DENVER, COLORADO 80202
                                 (303) 592-3100

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

PROSPECTUS

                                  $150,000,000
                        AAVID THERMAL TECHNOLOGIES, INC.
                               OFFER TO EXCHANGE
                 OUR 12 3/4% SENIOR SUBORDINATED NOTES DUE 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                         ANY AND ALL OF OUR OUTSTANDING
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2007


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON APRIL 27, 2000, UNLESS EXTENDED.


    We are offering to exchange our 12 3/4% Senior Subordinated Notes due 2007 which have been registered under the Securities Act of 1933 for any and all of our outstanding 12 3/4% Senior Subordinated Notes due 2007 issued in a private offering on February 2, 2000.

THE EXCHANGE NOTES

    - The terms of the registered exchange notes to be issued are substantially identical to the terms of the outstanding notes that we issued on February 2, 2000, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes which will not apply to the exchange notes.

    - Interest on the exchange notes accrues at the rate of 12 3/4% per year, payable in cash every six months on February 1 and August 1, with the first interest payment on August 1, 2000.

    - We may redeem any of the exchange notes beginning on February 1, 2004 at specified prices. In addition, before February 1, 2003, we may redeem up to 35% of the exchange notes (together with any outstanding notes that are not exchanged in the exchange offer) at a redemption price of 112.75% of their face amount, plus accrued interest, with money raised in one or more equity offerings by us, our parent Heat Holdings Corp., or our affiliate Heat Holdings II Corp.

    - If we experience a change of control, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued interest. If we sell assets, we may have to offer to buy back some of the notes at their face amount, plus accrued interest.

    - The exchange notes will rank equally with all of our other unsecured senior subordinated debt and will be junior to our senior debt. The exchange notes are guaranteed on a senior subordinated basis by our present and future domestic restricted subsidiaries.

MATERIAL TERMS OF THE EXCHANGE OFFER


    - The exchange offer expires at 5:00 p.m., New York City time, on April 27, 2000, unless extended.


    - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes which are registered under the Securities Act.

    - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

    - The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into on February 2, 2000 with the initial purchasers of the outstanding notes and the subsidiary guarantees.

    - We will not receive any proceeds from the exchange offer.

    - We will pay the expenses of the exchange offer.

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BEGINNING ON PAGE 18 BEFORE TENDERING YOUR NOTES.

    WE ARE NOT MAKING AN OFFER TO EXCHANGE NOTES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is March 29, 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Forward-Looking Statements..................................      i
Where You Can Find More Information.........................     ii
Industry Data...............................................    iii
Prospectus Summary..........................................      1
Risk Factors................................................     18
The Exchange Offer..........................................     29
Use of Proceeds.............................................     38
Capitalization..............................................     39
Unaudited Pro Forma Consolidated Financial Data.............     40
Selected Historical Consolidated Financial Data.............     52
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     54
Industry Overview...........................................     64
Business....................................................     67
Management..................................................     78
Certain Relationships and Related Transactions..............     82
Security Ownership of Certain Beneficial Owners and
  Management................................................     83
Description of Senior Credit Facilities.....................     85
Description of the Notes....................................     86
Notes Exchange Offer; Registration Rights...................    129
Certain United States Federal Income Tax Considerations.....    131
Plan of Distribution........................................    136
Legal Matters...............................................    136
Experts.....................................................    136
Index to Consolidated Financial Statements..................    F-1

                           FORWARD-LOOKING STATEMENTS

    WE MAKE "FORWARD-LOOKING STATEMENTS" THROUGHOUT THIS PROSPECTUS. WHENEVER YOU READ A STATEMENT THAT IS NOT SIMPLY A STATEMENT OF HISTORICAL FACT (SUCH AS WHEN WE DESCRIBE WHAT WE "BELIEVE," "EXPECT" OR "ANTICIPATE" WILL OCCUR AND OTHER SIMILAR STATEMENTS), YOU MUST REMEMBER THAT OUR EXPECTATIONS MAY NOT BE CORRECT, EVEN THOUGH WE BELIEVE THEY ARE REASONABLE. WE DO NOT GUARANTEE THAT THE TRANSACTIONS AND EVENTS DESCRIBED IN THIS PROSPECTUS WILL HAPPEN AS DESCRIBED (OR THAT THEY WILL HAPPEN AT ALL). YOU SHOULD READ THIS PROSPECTUS COMPLETELY AND WITH THE UNDERSTANDING THAT ACTUAL FUTURE RESULTS MAY BE MATERIALLY DIFFERENT FROM WHAT WE EXPECT. WE WILL NOT UPDATE THESE FORWARD-LOOKING STATEMENTS, EVEN THOUGH OUR SITUATION MAY CHANGE IN THE FUTURE.

    Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties including:

    - our outstanding indebtedness and our leverage;

    - restrictions imposed by the terms of our indebtedness;

    - risks associated with our holding company structure;

    - our ability to integrate our recent acquisition;

    - managing our internal growth;

    - changes in our markets, particularly the semiconductor market;

    - changes in the availability and price of raw materials used in our products;

    - changes in pricing or other actions by our competitors;

    - loss of key employees;

    - risk of international operations and markets;

    - the impact of litigation and environmental and other regulations;

    - future capital requirements;

    - general risks associated with the effect of economic conditions;

    - additional risks discussed in this prospectus; and

    - other factors.

                      WHERE YOU CAN FIND MORE INFORMATION

    Aavid Thermal Technologies, Inc. and the subsidiary guarantors have filed a registration statement on Form S-4 with the SEC under the Securities Act of 1933 to register the exchange notes to be issued in this exchange offer. As allowed by the SEC's rules, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits. You will find additional information about Aavid, the subsidiary guarantors and the exchange notes in the registration statement. Any statements made in this prospectus concerning the contents of a contract, agreement or other document are not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

    The indenture governing the outstanding notes will also govern the exchange notes. The outstanding notes and the exchange notes, together, are a single series of debt securities. The indenture requires us to provide quarterly and annual financial reports to holders of the exchange notes.

    The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC:

    - Our annual report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed on April 30, 1999;

    - Our quarterly report on Form 10-Q for the fiscal quarter ended April 3, 1999;

    - Our quarterly report on Form 10-Q for the fiscal quarter ended July 3, 1999;

    - Our quarterly report on Form 10-Q for the fiscal quarter ended October 2, 1999;

    - Our current report on Form 8-K dated August 23, 1999, and filed on September 1, 1999, relating to the proposed merger with Heat Merger Corp. and the proposed Thermalloy acquisition;

    - Our current report on Form 8-K dated October 21, 1999 and filed on November 5, 1999, as amended, reporting our acquisition of Thermalloy and containing (1) audited financial statements of Thermalloy for each of the years in the three year period ended December 31, 1998, (2) unaudited financial statement of Thermalloy for the nine months ended September 30, 1998 and 1999 and (3) pro forma financial statements giving effect to our acquisition of Thermalloy for the year ended December 31, 1998 and the nine months ended October 2, 1999; and

    - Our current report on Form 8-K dated February 2, 1999 and filed on February 17, 1999, reporting our merger with Heat Merger Corp., a wholly owned subsidiary of Heat Holdings Corp.

    We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold.

    Aavid is subject to the informational requirements of the Exchange Act and files periodic reports, statements and other information with the SEC. We do not expect that the subsidiary guarantors will be subject to the informational requirements of the Exchange Act. You may inspect and copy the registration statement, including exhibits, and, when filed, our periodic reports, statements and other information filed with the SEC at the public reference facilities maintained by the SEC at Room 1024,

Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a Web site at http://www.sec.gov which will contain, when filed, our reports, statements and other information filed with the SEC.

    If we are not required to be subject to the reporting requirements of the Exchange Act in the future, we will be required under the indenture for the exchange notes and the outstanding notes to continue to file with the SEC and to furnish to holders of the exchange notes and the outstanding notes the reports, statements and other information specified in Sections 13 and 15(d) of the Exchange Act, including annual reports containing audited consolidated financial statements of Aavid and quarterly reports containing unaudited condensed consolidated financial data for the first three quarters of each fiscal year.

    You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the respective dates of those documents we incorporate herein by reference, regardless of when you received this prospectus. You should rely only on the information provided in the registration statement. We have not authorized anyone else to provide you with different information. In deciding whether to tender your outstanding notes in the exchange offer, you must rely upon your own examination of this prospectus and the terms of the exchange offer and the exchange notes, including the merits and risks involved. The exchange offer is being made to, and we will accept surrender for exchange from, holders of outstanding notes only in jurisdictions where the exchange offer is permitted.

    You might not be legally able to participate in the exchange offer--we are not giving you legal, business, financial or tax advice about any matter. You should consult with your own attorney, accountant and other advisors about those matters.

                                 INDUSTRY DATA

    Unless otherwise indicated, all industry data and statistics relating to the thermal management industry and its segments contained in this prospectus are management estimates that are based on its experience and independent reports on the electronics industry periodically issued by Electronics Industry Outlook, together with a study on thermal content in electronics products conducted by International Interconnection Intelligence for Aavid in 1996. Information relating to the existing computational fluid dynamics, or CFD, software market is based on publicly available information about our key competitors and internal management estimates; and information relating to the potential CFD software market is based on a study we conducted at the time we acquired our CFD software business. Although we believe the information on which we have based our estimates is reliable, we cannot guarantee the accuracy or completeness of such information and have not independently verified any of it.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES SPECIFIC TERMS OF THE EXCHANGE OFFER AND THE EXCHANGE NOTES AS WELL AS INFORMATION REGARDING OUR BUSINESS AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THIS PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" AND FINANCIAL STATEMENTS. IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE WORDS "AAVID," "WE," "US," "OUR" AND SIMILAR TERMS REFER TO AAVID THERMAL TECHNOLOGIES, INC. AND ITS SUBSIDIARIES, INCLUDING THOSE ACQUIRED IN OUR ACQUISITION OF THERMALLOY, THE THERMAL MANAGEMENT DIVISION OF BOWTHORPE PLC, ON OCTOBER 21, 1999. FOR PURPOSES OF THIS PROSPECTUS, WHEN WE DESCRIBE INFORMATION ON A "PRO FORMA" BASIS, UNLESS OTHERWISE INDICATED, WE ARE GIVING EFFECT TO THE THERMALLOY ACQUISITION, THE MERGER OF AAVID WITH A TRANSITORY MERGER COMPANY FORMED BY WILLIS STEIN & PARTNERS AND CO-INVESTORS ON FEBRUARY 2, 2000 AS DESCRIBED IN THIS PROSPECTUS, THE ISSUANCE OF THE OUTSTANDING NOTES AND OTHER FINANCING TRANSACTIONS RELATED TO THE MERGER. AAVID'S FIRST THREE FISCAL QUARTERS CONSIST OF APPROXIMATELY 13 WEEKS EACH, ENDING ON THE SATURDAY CLOSEST TO THE END OF SUCH 13 WEEK PERIOD, AND AAVID'S FOURTH FISCAL QUARTER AND FISCAL YEAR END ON DECEMBER 31. AAVID'S FISCAL THIRD QUARTERS FOR 1998 AND 1999 ENDED ON SEPTEMBER 26 AND OCTOBER 2, RESPECTIVELY.

                                  THE COMPANY

    Aavid Thermal Technologies, Inc. is the leading global provider of thermal management solutions for electronic products and the leading developer and marketer of computational fluid dynamics (CFD) software. Each of these businesses has an established reputation for high product quality, service excellence and engineering innovation in its market. We design, manufacture and distribute on a worldwide basis thermal management products that dissipate unwanted heat, which can degrade system performance and reliability, from microprocessors and industrial electronics products. Our products, which include heat sinks, interface materials and attachment accessories, fans, heat spreaders and liquid cooling and phase change devices that we configure to meet customer-specific needs, serve the critical function of conducting, convecting and radiating away unwanted heat. CFD software is used in complex computer-generated modeling of fluid flows, heat and mass transfer and chemical reactions. Our CFD software is used in a variety of industries, including the automotive, aerospace, chemical processing, power generation, material processing, electronics and HVAC industries.

    We believe the demand for thermal management products and CFD software is growing. The increase in unwanted heat generated in electronic and other products is primarily a result of more powerful semiconductors and the growing number of semiconductors being used in individual products. The growing demand for our thermal management products is driven by the need to dissipate the increasing amount of heat generated by electronic products, as well as strong unit growth. The increase in heat requires more complex thermal solutions, which in turn is driving the trend among our customers and other electronics manufacturers to outsource development of thermal management solutions. Through our product design capabilities and customer relationships, we lead the thermal management industry in meeting this growing demand. The demand for CFD software is driven by the need to reduce product development costs, minimize time-to-market for new products and improve product performance. Through our technological leadership in CFD software, we will continue to develop software to meet the needs of our customers and others in this growing market. These trends have contributed to the growth in combined net sales of Aavid and Thermalloy from $187.9 million for the fiscal year ended December 31, 1996, to $296.4 million for the twelve months ended October 2, 1999. For the twelve months ended October 2, 1999, our pro forma adjusted EBITDA was $45.2 million.

    Our thermal management products are used in a wide variety and growing number of computer and networking and industrial electronics applications, including computer systems (desktops, laptops, disk drives, printers and peripheral cards), network devices (servers, routers, set top boxes and local area networks), telecommunications equipment (wireless base stations, satellite stations and PBXs), instrumentation (semiconductor test equipment, medical equipment and power supplies), transportation and motor drives (braking and traction systems) and consumer electronics (stereo systems and video games). Our CFD software is used for a variety of computer-based analyses, including the design of electronic components and systems, automotive design, combustion systems modeling and process plant troubleshooting. We have longstanding relationships with a highly diversified base of more than 3,500 national and international customers, including many of the leading original equipment manufacturers (commonly referred to as OEMs) in the industries we serve, electronics distributors and contract manufacturers. Our customers include Acer, Apple, Arrow, AT&T, Cisco Systems, Compaq Computer, DaimlerChrysler, Dell, Dow Chemical, Ericsson, Ford, Fujitsu, General Electric, Harmon-Kardon, Hewlett-Packard, IBM, Intel, Lockheed Martin, Lucent, Motorola, Nortel, Rockwell Automation, Rolls Royce, SCI Systems, Siemens, Silicon Graphics, Solectron and Sun Microsystems.

                               INDUSTRY OVERVIEW

THERMAL MANAGEMENT

    In today's electronic environment, microprocessors and their associated power supplies, hard drives, advanced video chips and other peripheral devices, semiconductors, integrated circuits, motor controls and telecommunications switches draw large amounts of power and, consequently, must dissipate a significant amount of heat. Because these electronic components can only operate efficiently in narrow temperature bands, heat is an absolute constraint in electronic system design. The excessive heat generated within a component not only degrades semiconductor and system performance and reliability, but can also cause semiconductor and system failure. The complexity of thermal management problems has been intensified by the increasing amounts of heat to be dissipated, reductions in system size, shorter time-to-market, shorter product life cycles and more demanding operating environments of electronic products.

    We estimate that the worldwide electronic thermal management market, which is comprised of all thermal management solutions for electronic products, was approximately $4.1 billion in 1999 and is expected to grow at a compound annual growth rate of approximately 12.8% to $6.6 billion in 2003. This market is divided between solutions that are internally designed and produced by OEMs (I.E., "in-house" thermal solutions) and those that are externally supplied by thermal management companies (I.E., "outsourced" thermal solutions). Based on our experience in the industry and industry data, we estimate that the size of the in-house thermal solutions market is approximately $1.2 billion and the size of the outsourced thermal solutions market is approximately $2.9 billion, or 72% of the worldwide electronic thermal management market. As thermal management problems become increasingly complex, we believe that manufacturers will increasingly outsource their thermal management design and production in order to focus on their core competencies. We further believe that the market for the types of thermal management products and services we offer in our existing geographic locations comprises approximately 45% of the $2.9 billion outsourced thermal solutions market. We believe that, as the market leader, we will benefit from the expected growth in the worldwide electronic thermal management market and that, through geographic and product expansion, we have a significant opportunity to address a larger portion of the outsourced segment of this market than we currently address.

COMPUTATIONAL FLUID DYNAMICS SOFTWARE

    CFD software is used in a wide range of industries for complex computer-based analysis of engineering designs involving fluid flows, heat and mass transfer, chemical reaction and other fluid flow phenomena. CFD software tools allow the analysis and evaluation of design modifications without physical prototyping of each design modification, thereby reducing engineering cost, improving product performance, and decreasing time-to-market for new products. Specific uses of CFD-based flow analysis include the design of electronic components and systems, automotive design, combustion systems modeling and process plant troubleshooting.

    Over the past decade, increases in computing power have made CFD-based computer analysis of complex fluid flows feasible on computers that are readily available to research and development and engineering departments. Development of CFD software technology is expanding the market beyond its traditional user base of Ph.D.-level engineers in corporate research and development centers to the larger base of design engineers working in product development. Finally, CFD software tools are part of the growing trend toward improved engineering efficiency through computer-aided analysis and design by integrating CFD software with geometric modeling and design.

    The CFD software market has been growing rapidly during the past decade. Based on publicly available information from a number of our key competitors and internal management estimates, we believe that in 1998 the size of the developed market for CFD software applications was approximately $100 million. We further believe that this market has grown approximately 20% annually since 1992 and we expect to benefit from the anticipated continued growth of this market. Based on a market study we conducted in connection with the acquisition of our CFD software business, we estimate that the size of the potential market for CFD software products is currently approximately $500 million.

                             COMPETITIVE STRENGTHS

    We believe that the following competitive strengths have enabled us to become a worldwide leader in both the thermal management market and the CFD software market.

    TOTAL INTEGRATED SOLUTIONS PROVIDER. The increasing complexity of heat dissipation problems and the growing trend among manufacturers to outsource development of thermal management solutions has stimulated demand for total integrated solutions. We provide total integrated solutions by analyzing customers' thermal management problems at the device-, board- and system-level, designing, simulating and prototyping thermal management solutions and manufacturing, distributing and supporting these solutions worldwide.

    VALUE-ADDED PARTNERING WITH OUR CUSTOMERS. We work closely with our customers to develop customized thermal management solutions. We believe that our close relationships with customers and their design and development teams, as well as our worldwide manufacturing capabilities, allow us to anticipate customers' needs and, through our engineering expertise and experience, provide quality product solutions more quickly than our competitors.

    WORLDWIDE LOW COST MANUFACTURER. We have state-of-the-art manufacturing operations in the United States, Canada, Mexico, Europe and Asia, including China. As an increasing number of electronics systems are being manufactured outside the United States, our low cost foreign manufacturing operations enable us to supply products directly to our customers at their geographically dispersed manufacturing locations.

    LEADERSHIP IN CFD TECHNOLOGY. We believe that we are the technology leader in CFD software. As a result of our technological leadership, we develop software that enables our customers to generate the increasingly complex computer models they demand for more cost-efficient product design. This factor, as well as the relative ease-of-use and predictive accuracy of our CFD software, are of primary importance to our customers.

    RECURRING REVENUES FROM SOFTWARE BUSINESS. Our CFD software business is characterized by high customer retention and recurring revenues. In recent years, approximately 80% of our annual software license revenue was renewed in the following year. This is driven by the significant value added by our CFD software to the design process and the high cost of switching to a competitor's software.

    EXPERIENCED MANAGEMENT TEAM. Our senior management team has extensive operating and marketing experience in the thermal management and CFD software markets. This management team has grown our business, both organically and through strategic acquisitions, and has been responsible for improving operating efficiencies. Bharatan R. Patel, our chief executive officer who founded our CFD software business, has 27 years of experience in the area of fluid flows and thermal management, George P. Dannecker, president of our thermal management business, has 27 years of electronics industry experience and H. Ferit Boysan, president of our CFD software business, has 20 years of experience in the area of fluid flows and CFD software.

                               BUSINESS STRATEGY

    Our business strategy is to continue to be the market leader in both the thermal management and CFD software markets. We have developed a strong set of business practices that have enabled us to achieve this leading market position and a strong track record of profitable growth. We intend to continue this business strategy and strengthen our competitive position through the following initiatives:

    CAPITALIZE ON STRONG THERMAL MANAGEMENT INDUSTRY GROWTH. We believe that our existing thermal management markets will continue to experience strong growth. Growth will be driven by the need to dissipate the increasing amount of heat being generated by electronic products, as well as unit growth in these products. We believe our competitive strengths position us to capitalize on these growth trends.

    TAKE ADVANTAGE OF OUTSOURCING TREND. The increasing complexity of heat dissipation problems is driving a trend among manufacturers to outsource the development of thermal management solutions to companies with high levels of expertise in solving these problems. We intend to capitalize on this trend by leveraging our technical expertise in designing thermal management products and through continuing to partner with our customers in creating customized solutions.

    EXPAND OUR ADDRESSED THERMAL MANAGEMENT MARKET. We believe we have significant opportunities to expand the portion of the outsourced thermal management market that we address. Our strategy is to expand into the $1.6 billion part of the outsourced thermal management market that we do not currently serve by entering into new geographic markets and introducing new products that complement our existing product offerings.

    ACCELERATE GROWTH IN THE COMPUTATIONAL FLUID DYNAMICS SOFTWARE
MARKET. Growth in the CFD software market will be driven by customers' needs to reduce product development costs, minimize the time-to-market for their new products and improve product performance, as well as by increasing applications for CFD software. We intend to grow our CFD software business through internal product development and possibly strategic acquisitions to leverage our core technological competence in the development of computerized design and simulation software. Our goal is to further expand this market beyond its traditional user base of Ph.D.-level engineers in corporate research and development centers to the larger base of design engineers by providing them relatively easy-to-use industry-specific software.

    PROVIDE TOTAL THERMAL MANAGEMENT SOLUTIONS ON A GLOBAL BASIS. We intend to continue capitalizing on our state-of-the-art worldwide manufacturing capabilities and to further leverage our expertise and technology to offer our customers a complete global solution to their thermal management problems. The increasing number of electronics systems manufactured outside of the United States has forced many electronics manufacturers to seek a highly integrated, worldwide provider of thermal solutions. We plan to continue to expand our quick-ramp, high-volume manufacturing and our design, sales and distribution activities globally as our customers continue to expand their operations overseas.

    LEVERAGE OUR TECHNOLOGICAL LEADERSHIP. Our approximately 100 Ph.D.s and 230 engineers focus on new technology initiatives as well as developing new and enhancing existing products, processes and materials to address the evolving needs of our customers. We seek to enhance our internal research and development activities through collaborations with our customers and third parties in order to gain access to, or to pursue the development of, new technologies for thermal management applications and CFD software.

                             THERMALLOY ACQUISITION

    On October 21, 1999, we acquired our largest competitor, Thermalloy, the thermal management division of Bowthorpe plc. Thermalloy designs, manufactures and sells a wide variety of standard and proprietary heat sinks and associated products, similar to those produced by our thermal management business, within the computer and networking and industrial electronics (including telecommunications) industries. This acquisition expanded our worldwide manufacturing capabilities by providing us with facilities in Dallas, Texas; Monterrey, Mexico; Corby and Swindon, England; Bologna, Italy; and Malacca, Malaysia. In connection with this transaction, we also acquired 85.4% of Curamik Electronics GmbH, a German corporation that manufactures direct bonded copper ceramic substrates that are used in the power semiconductor and other industrial electronics industries. The total purchase price for Thermalloy (including Curamik) was $82.7 million, including estimated transaction costs of $1.5 million. Thermalloy (including Curamik) had net sales of approximately $100.8 million and EBITDA of approximately $13.5 million (adjusted to exclude management fees paid to Bowthorpe by Thermalloy of $2.2 million) for the twelve months ended September 30, 1999. We believe that the acquisition of Thermalloy will create significant opportunities to realize cost savings through plant closings, the elimination of duplicative selling, general and administrative functions and the reduction of unnecessary corporate expenses.

    The acquisition of Thermalloy was financed by borrowings under a senior secured credit facility. The credit facility was amended and restated in connection with the merger and related financing transactions described below under "--The Merger and Related Transactions" to, among other things, add Heat Holdings Corp. and its affiliate, Heat Holdings II Corp., as guarantors, permit the issuance of the outstanding notes and amend certain of the financial ratios and restrictive covenants to reflect such issuance. This credit facility is described under "Description of Senior Credit Facilities."

                      THE MERGER AND RELATED TRANSACTIONS

    On August 23, 1999, we entered into an agreement and plan of merger with Heat Holdings Corp. and Heat Merger Corp., a transitory wholly owned merger subsidiary of Holdings, providing for the merger of Heat Merger with and into Aavid, with Aavid being the surviving corporation. The merger was approved by our stockholders on January 29, 2000 and consummated on February 2, 2000. Pursuant to the merger, Aavid stockholders received $25.50 in cash for each outstanding share of common stock, and outstanding stock options and warrants were cashed out.

    In connection with the merger, the purchase price, repayment of indebtedness and fees and expenses of approximately $366.9 million were provided through:

    - an equity investment in Holdings and its affiliate, Holdings II of approximately $152.0 million in the aggregate from Willis Stein & Partners and co-investors;

    - $148.3 million from the sale of units, consisting of the outstanding notes and warrants to purchase up to 3% of our common stock (on a fully diluted basis);

    - borrowings under an amended and restated credit facility of approximately $54.7 million; and

    - cash on hand of approximately $11.9 million.

                                  THE SPONSOR

    Willis Stein & Partners, a private equity investment fund, together with some co-investors, beneficially own all of the outstanding capital stock of Aavid (excluding warrants granted to noteholders in connection with the sale of the outstanding notes to acquire, in the aggregate, shares of Class A and Class H common stock representing 3% of the common stock of Aavid (on a fully diluted basis)). With committed capital of approximately $1.2 billion, Willis Stein targets investments in United States-based middle-market companies in the manufacturing, business services, telecommunications, media and health care industries. Its investments have included Advantage Business Services, Inc.; CTN Media Group, Inc.; Franklin Health Inc.; InterLink Communications Partners, LLLP; Interval International, Inc.; LISN, Inc.; National Veterinary Associates, Inc.; Neoplan USA Corporation; One, Inc.; Petersen Publishing Company, L.L.C.; Racing Champions Corporation; Troll Communications LLC; and USApubs.com.

                               THE EXCHANGE OFFER

    On February 2, 2000, we issued 150,000 units, consisting of $150,000,000 aggregate principal amount of our 12 3/4% senior subordinated notes due 2007 and 150,000 warrants to purchase an aggregate of 60 shares of our Class A common stock and 60 shares of our Class H common stock, to CIBC World Markets and FleetBoston Robertson Stephens in a private offering. These initial purchasers sold the units to institutional investors in transactions exempt from the registration requirements of the Securities Act.

    When we issued the units, we entered into a registration rights agreement covering the notes in which we agreed to file a registration statement covering the exchange notes within 60 days of the original issuance date of the outstanding notes and to use our reasonable best efforts to have such registration statement declared effective within 150 days of the original issuance date of the notes. The outstanding notes and warrants will be separately transferable upon the effectiveness of the registration statement of which this prospectus is a part, or at such earlier time as specified in the warrant agreement.


Outstanding Notes.........................  12 3/4% senior subordinated notes due 2007, which were issued on February 2, 2000.

Exchange Notes............................  12 3/4% senior subordinated notes due 2007, which have been registered under the Securities Act. The terms of
                                            the exchange notes are substantially identical to those
                                            of the outstanding notes, except that the transfer
                                            restrictions, registration rights and liquidated damages
                                            provisions relating to the outstanding notes do not
                                            apply to the exchange notes.

The Exchange Offer........................  Up to $150,000,000 aggregate principal amount of exchange notes registered under the Securities Act are
                                            being offered in exchange for the same principal amount
                                            of the outstanding notes. Outstanding notes may be
                                            tendered for exchange in whole or in part in any
                                            integral multiple of $1,000. We are making the exchange
                                            offer in order to satisfy our obligations under the
                                            registration rights agreement relating to the
                                            outstanding notes.

Expiration Date...........................  5:00 p.m., New York City time, on April 27, 2000, unless the exchange offer is extended, in which case the
                                            expiration date will be the latest date and time to
                                            which the exchange offer is extended.

Conditions to the Exchange Offer..........  The exchange offer is subject to customary conditions.
                                            See the discussion under the caption "The Exchange
                                            Offer--Conditions to the Exchange Offer" for more
                                            information regarding the conditions to the exchange
                                            offer. The exchange offer is not conditioned upon any
                                            minimum principal amount of outstanding notes being
                                            tendered. We reserve the right in our sole and absolute
                                            discretion, subject to applicable law, at any time and
                                            from time to time:

                                                - to delay the acceptance of the outstanding notes
                                                for exchange;

                                                - to terminate the exchange offer if one or more
                                                specific conditions have not been satisfied;

                                                - to extend the expiration date of the exchange
                                                offer and retain all outstanding notes tendered
                                                  pursuant to the exchange offer, subject, however,
                                                  to the right of holders of outstanding notes to
                                                  withdraw their tendered outstanding notes; or

                                                - to waive any condition or otherwise amend the
                                                terms of the exchange offer in any respect.

Withdrawal Rights.........................  Tenders of outstanding notes may be withdrawn at any time on or prior to the expiration date by delivering a
                                            written notice of withdrawal to the exchange agent in
                                            conformity with the procedures discussed under the
                                            caption "The Exchange Offer--Withdrawal of Tenders."

Procedures for Tendering Outstanding
  Notes...................................  Unless you comply with the procedures described below under the caption "The Exchange Offer--Guaranteed
                                            Delivery Procedures," you must do one of the following
                                            on or prior to the expiration of the exchange offer to
                                            participate in the exchange offer:

                                                - tender your outstanding notes by sending the
                                                  certificates for your outstanding notes, in proper
                                                  form for transfer, a properly completed and duly
                                                  executed letter of transmittal, with any required
                                                  signature guarantees, and all other documents
                                                  required by the letter of transmittal, to Bankers
                                                  Trust Company, as exchange agent, at the address
                                                  listed under the caption "The Exchange
                                                  Offer--Exchange Agent;" or

                                                - tender your outstanding notes by using the
                                                book-entry transfer procedures described under the
                                                  caption "The Exchange Offer--Procedures for
                                                  Tendering Outstanding Notes" and transmitting a
                                                  properly completed and duly executed letter of
                                                  transmittal, with any required signature
                                                  guarantees, or an agent's message instead of

                                                  the letter of transmittal, to the exchange agent.
                                                  In order for a book-entry transfer to constitute a
                                                  valid tender of your outstanding notes in the
                                                  exchange offer, the exchange agent must receive a
                                                  confirmation of book-entry transfer of your
                                                  outstanding notes into its account at The
                                                  Depository Trust Company prior to the expiration
                                                  of the exchange offer. For more information
                                                  regarding the use of book-entry transfer
                                                  procedures, including a description of the
                                                  required agent's message, see the discussion under
                                                  the caption "The Exchange Offer--Procedures for
                                                  Tendering Outstanding Notes."

Guaranteed Delivery Procedures............  If you are a registered holder of the outstanding notes and wish to tender your outstanding notes in the
                                            exchange offer, but

                                                - your outstanding notes are not immediately
                                                  available,

                                                - time will not permit your outstanding notes or
                                                other required documents to reach the exchange agent
                                                  before the expiration of the exchange offer, or

                                                - the procedure for book-entry transfer cannot be
                                                  completed prior to the expiration of the exchange
                                                  offer, you may tender outstanding notes by
                                                  following the procedures described below under the
                                                  caption "The Exchange Offer--Guaranteed Delivery
                                                  Procedures."

Acceptance of Outstanding Notes and
  Delivery of Exchange Notes..............  Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered
                                            in the exchange offer and not withdrawn prior to 5:00
                                            p.m., New York City time, on the expiration date. The
                                            exchange notes issued pursuant to the exchange offer
                                            will be delivered promptly after acceptance of the
                                            outstanding notes.

Resales of Exchange Notes.................  We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in
                                            the exchange offer without compliance with the
                                            registration and prospectus delivery provisions of the
                                            federal securities laws, provided that:

                                                - you are not a broker-dealer;

                                                - you are not participating in a distribution of the
                                                  exchange notes; and

                                                - you are not an "affiliate" of Aavid Thermal
                                                  Technologies, Inc., as the term is defined in Rule
                                                  144 under the Securities Act.

                                            Our belief is based on interpretations by the staff of
                                            the SEC, as set forth in no-action letters issued to
                                            third parties unrelated to us. The staff has not
                                            considered this exchange

                                            offer in the context of a no-action letter, and we
                                            cannot assure you that the staff would make a similar
                                            determination with respect to this exchange offer. If
                                            our belief is not accurate and you transfer an exchange
                                            note without delivering a prospectus meeting the
                                            requirements of the federal securities laws or without
                                            an exemption from these laws, you may incur liability
                                            under the federal securities laws. We do not and will
                                            not assume, or indemnify you against, this liability.
                                            Each broker-dealer that receives exchange notes for its
                                            own account in exchange for outstanding notes which were
                                            acquired by the broker-dealer as a result of
                                            market-making or other trading activities must agree to
                                            deliver a prospectus meeting the requirements of the
                                            federal securities laws in connection with any resale of
                                            the exchange notes. A broker-dealer may use this
                                            prospectus in connection with an offer to resell, resale
                                            or other retransfer of the exchange notes issued to it
                                            in the exchange offer for a period of 180 days following
                                            the expiration date.

Exchange Agent............................  The exchange agent with respect to the exchange offer is
                                            Bankers Trust Company.

Use of Proceeds...........................  We will not receive any cash proceeds from the issuance of the exchange notes offered hereby.

Some Federal Income Tax Consequences......  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable transaction for
                                            United States federal income tax purposes. You should
                                            review the information set forth under "Certain United
                                            States Federal Income Tax Consequences" prior to
                                            tendering outstanding notes in the exchange offer.

Consequences of Not Exchanging Outstanding
  Notes...................................  If you do not exchange your outstanding notes in the exchange offer, your outstanding notes will continue to
                                            be subject to the restrictions on transfer described in
                                            the legend on the certificate for your outstanding
                                            notes. In general, you may offer or sell your
                                            outstanding notes only:

                                                - if they are registered under the Securities Act
                                                and applicable state securities laws;

                                                - if they are offered or sold under an exemption
                                                from registration under the Securities Act and
                                                  applicable state securities laws; or

                                                - if they are offered or sold in a transaction not
                                                subject to the Securities Act and applicable state
                                                  securities laws.

                                            We do not currently intend to register the outstanding
                                            notes under the Securities Act. For more information
                                            regarding the

                                            consequences of not tendering your outstanding notes,
                                            see "The Exchange Offer--Consequences of Failure to
                                            Exchange."

                          TERMS OF THE EXCHANGE NOTES

    The exchange offer applies to an aggregate principal amount of $150,000,000 of the outstanding notes. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except:

    - the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer;

    - holders of exchange notes will not be entitled to any liquidated damages under the registration rights agreement relating to the outstanding notes; and

    - holders of the exchange notes will not be, and upon consummation of the exchange offer, holders of the outstanding notes will no longer be, entitled to specific rights under the registration rights agreement for the outstanding notes intended for the holders of unregistered securities.

    The exchange notes will be our obligations entitled to the benefits of the indenture. See "Description of the Notes."

Exchange Notes Offered....................  $150,000,000 aggregate principal amount of 12 3/4%
                                            senior subordinated notes due 2007.

Maturity Date.............................  February 1, 2007.

Interest Rate.............................  12 3/4% per year.

Interest Payment Dates....................  Each February 1 and August 1, beginning August 1, 2000.

Security and Ranking......................  The exchange notes will not be secured by any collateral.

                                            The exchange notes will rank junior in right of payment
                                            to all of our senior debt and will rank equal in right
                                            of payment to future senior subordinated debt.
                                            Therefore, if we default, your right to payment under
                                            the exchange notes will be junior to the rights of
                                            holders of our senior debt to collect money we owe them
                                            at the time.

                                            We estimate that as of October 2, 1999, on a pro forma
                                            basis, we would have had $198.4 million of debt
                                            (excluding the original issue discount attributable to
                                            the notes), of which $54.7 million would have been
                                            senior debt.

Guarantees................................  Our present and future domestic restricted subsidiaries will guarantee the exchange notes with unconditional
                                            guarantees of payment that will rank junior in right of
                                            payment to then senior debt, but will rank equal in
                                            right of payment to their other senior subordinated
                                            debt. Our foreign restricted subsidiaries will not
                                            guarantee the exchange notes.

Optional Redemption.......................  Except in the case of one or more public equity offerings by us, Holdings or Holdings II, we cannot
                                            redeem the exchange notes prior to February 1, 2004.

                                            At any time from and after that date (which may be more
                                            than once), we can choose to redeem some or all of the

                                            exchange notes at certain specified prices, plus accrued
                                            interest.

Optional Redemption after Equity
  Offerings...............................  At any time (which may be more than once) before
                                            February 1, 2003, we can choose to buy back up to 35% of
                                            the aggregate principal amount at maturity of the
                                            exchange notes (and any outstanding notes that remain
                                            after consummation of the exchange offer) with money
                                            that we raise (or that Holdings or Holdings II raise and
                                            contribute to us) in one or more public equity
                                            offerings, as long as:

                                            - we pay 112.75% of the face amount of the exchange
                                            notes bought, plus accrued interest;

                                            - we buy the exchange notes back within 60 days of
                                              completing the equity offering; and

                                            - at least 65% principal amount of the exchange notes
                                              (together with any outstanding notes that are not
                                              exchanged in the exchange offer) originally issued
                                              remain outstanding afterwards.

Change of Control Offer...................  If we experience a change in control, we must give holders of the exchange notes the opportunity to sell us
                                            their exchange notes at 101% of their face amount, plus
                                            accrued interest.

                                            We might not be able to pay you the required price for
                                            exchange notes you present to us at the time of a change
                                            in control, because:

                                            - we might not have enough funds at that time; or

                                            - the terms of our senior debt may prevent us from
                                              paying.

Asset Sale Proceeds.......................  We may have to use the net cash proceeds from selling assets to offer to buy back exchange notes at their face
                                            amount, plus accrued interest.

Certain Indenture Provisions..............  The indenture governing the notes and the exchange notes limits what we and our restricted subsidiaries may do.
                                            The provisions of the indenture limit our ability to:

                                            - incur more debt;

                                            - pay dividends and make distributions;

                                            - issue stock of subsidiaries;

                                            - make certain investments;

                                            - repurchase stock;

                                            - create liens;

                                            - enter into transactions with affiliates;

                                            - enter into sale-leaseback transactions;

                                            - merge or consolidate; and

                                            - transfer and sell assets.

                                            These covenants are subject to a number of important
                                            exceptions.

Registration Rights.......................  Holders of exchange notes (other than as set forth below) are not entitled to any registration rights with
                                            respect to the exchange notes. Pursuant to the
                                            registration rights agreement, we agreed, for the
                                            benefit of all holders of outstanding notes, to file an
                                            exchange offer registration statement. The registration
                                            statement of which this prospectus is a part constitutes
                                            the exchange offer registration statement. Under certain
                                            circumstances, certain holders of notes (including
                                            holders who may not participate in the exchange offer or
                                            who may not freely resell exchange notes received in the
                                            exchange offer) may require us to file, and cause to
                                            become effective, a shelf registration statement under
                                            the Securities Act, which would cover resales of notes
                                            by such holders.

    For more complete information about the exchange offer and the exchange notes, see "The Exchange Offer" and "Description of the Notes" sections of this prospectus.

                                  RISK FACTORS

    You should consider carefully the information included in the "Risk Factors" section of this prospectus, as well as other information contained in this prospectus, before tendering your notes in the exchange offer.

                             ADDITIONAL INFORMATION

    We were incorporated under the laws of the State of Delaware on October 8, 1993. Our principal executive office is located at One Eagle Square, Suite 509, Concord, New Hampshire 03301, and our telephone number is (603) 224-1117. We maintain websites on the Internet at:

    - www.aatt.com,

    - www.aavid.com,

    - www.fluent.com,

    - www.thermalcooling.com and

    - www.icepak.com.

    Our websites and the information contained therein shall not be deemed to be part of this prospectus.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The summary unaudited pro forma combined financial data set forth below are derived from, and should be read in conjunction with, the Unaudited Pro Forma Consolidated Financial Data and the notes thereto included elsewhere in this prospectus. The summary unaudited pro forma combined balance sheet data reflect the Thermalloy acquisition, the merger and related transactions as if they had occurred on October 2, 1999. The summary unaudited pro forma combined statements of operations data give effect to the same transactions as if they had occurred on January 1, 1998. The Thermalloy acquisition and the merger will be accounted for using the purchase method. The summary unaudited pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position of Aavid that would have actually resulted had the Thermalloy acquisition, the merger and related transactions been consummated as of the date and for the periods indicated, nor are they intended to project Aavid's financial position or results of operations for any future period.

                                                                                                  TWELVE
                                                  FISCAL YEAR         NINE MONTHS ENDED           MONTHS
                                                     ENDED       ----------------------------     ENDED
                                                  DECEMBER 31,   SEPTEMBER 26,    OCTOBER 2,    OCTOBER 2,
                                                      1998            1998           1999        1999(1)
                                                  ------------   --------------   -----------   ----------
STATEMENTS OF OPERATIONS DATA:
Net sales.......................................    $311,410        $234,946       $219,926      $296,390
Cost of goods sold..............................     207,269         157,005        143,312       193,576
Gross profit....................................     104,141          77,941         76,614       102,814
Income from operations..........................       2,446           1,374          3,060         4,132
Interest expense, net...........................      25,844          19,468         19,004        25,380
Other income (expense), net.....................         322            (385)           104           811
Net income (loss)...............................     (23,302)        (18,698)       (18,409)      (23,013)

OTHER FINANCIAL DATA:
Adjusted EBITDA(2)..............................    $ 44,994        $ 33,749       $ 33,957      $ 45,202
Adjusted EBITDA margin(3).......................        14.4%           14.4%          15.4%         15.3%
Depreciation and amortization...................    $ 37,042        $ 27,323       $ 26,886      $ 36,605
Capital expenditures............................      25,780          18,835         10,856        17,801
Cash interest expense(4)........................      24,284          18,213         18,213        24,284
Ratio of earnings to fixed charges(5)...........          --              --             --            --
Ratio of adjusted EBITDA to cash interest expense............................................         1.9x
Ratio of total debt to adjusted EBITDA.......................................................         4.4x

BALANCE SHEET DATA (END OF PERIOD):
Working capital..............................................................................    $ 43,196
Total assets.................................................................................     412,748
Total debt, including current maturities(6)..................................................     198,440
Stockholders' equity(6)......................................................................     155,431

                                              (SEE FOOTNOTES ON FOLLOWING PAGES)

          NOTES TO SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

(1) Information for the twelve months ended October 2, 1999 represents the sum of the pro forma fiscal year ended December 31, 1998 and the pro forma nine months ended October 2, 1999, less the pro forma nine months ended September 26, 1998.

(2) Represents net income before interest, income taxes, depreciation and amortization and extraordinary items, each of which can significantly affect our results of operations and liquidity and should be considered in evaluating our financial performance. EBITDA is included because we understand that such information is considered to be an additional basis on which to evaluate our ability to pay interest, repay debt and make capital expenditures. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of performance, profitability or liquidity determined in accordance with generally accepted accounting principles.

    The following table sets forth a reconciliation of historical EBITDA to adjusted EBITDA:

                                                                         NINE MONTHS ENDED         TWELVE MONTHS
                                                     YEAR ENDED     ----------------------------       ENDED
                                                    DECEMBER 31,    SEPTEMBER 26,    OCTOBER 2,     OCTOBER 2,
                                                        1998             1998           1999           1999
                                                    -------------   --------------   -----------   -------------
Historical EBITDA.................................     $38,326          $27,683        $28,714        $39,357
    Elimination of Thermalloy management
      fee (a).....................................       1,484              629          1,336          2,191
    Indirect manufacturing cost savings from plant
      closings (b)................................       1,532            1,129            998          1,401
    Selling, general and administrative
      savings (c).................................       3,124            2,255          2,299          3,168
    Corporate office and public company
      expense (d).................................       1,188              913          1,210          1,485
    Intel Special Product EBITDA (e)..............      (6,400)          (4,600)          (600)        (2,400)
    Intel Special Product restructuring
      charge (f)..................................       4,882            4,882             --             --
    Termination settlement (g)....................         858              858             --             --
                                                       -------          -------        -------        -------

Adjusted EBITDA...................................     $44,994          $33,749        $33,957        $45,202
                                                       =======          =======        =======        =======

(a) Adjustments to eliminate historical expenses associated with fees paid by Thermalloy to Bowthorpe plc for management advice and consultation. These management fees ceased to be paid upon our acquisition of Thermalloy on October 21, 1999. We believe that net sales and expenses would not have materially changed if Bowthorpe plc did not provide these management services.

(b) Adjustments to record cost savings associated with the closure of our manufacturing facilities in Santa Ana, California and High Wycombe, U.K. and Thermalloy's facility in Hong Kong, China. Approximately one-half of the cost savings are due to the elimination of payroll and benefits expenses relating to indirect manufacturing, net of certain supervisors and engineers who may remain with Aavid. The remainder of the cost savings are related to rent, utilities and other expenses eliminated upon closure of the aforementioned facilities.

(c) Adjustments to record cost savings due to the elimination of employee payroll and benefits costs and duplicative advertising, computer systems, accounting and other functions at Thermalloy's corporate office in Dallas, Texas pursuant to our integration plan with Thermalloy. The adjustments also include the elimination of duplicative selling, general and administrative costs from the closure of the High Wycombe, Hong Kong and Santa Ana facilities.

(d) Adjustments to record cost savings relating to the elimination of the salaries, bonuses and benefits associated with certain members of management and certain employees of Aavid's corporate office who will cease to be our employees, as well as certain nonrecurring expenses relating to public company expenses, travel and entertainment expenses and legal costs eliminated upon consummation of the merger.

(e) Adjustments to eliminate the estimated cash flow contribution relating to production of the Intel Special Product which ended in the first quarter of fiscal 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" for a discussion of the Intel Special Product.

(f) Reflects a non-recurring restructuring charge recorded during the third quarter of 1998 when we closed our Manchester facility as a result of Intel's decision to significantly reduce its purchases of the Intel Special Product.

(g) Adjustments reflect the add-back of non-recurring charges associated with the termination of the management agreement with Sterling Ventures Limited and a one-time bonus (based upon profits earned in excess of certain thresholds) due Mr. Alan Beane, our former President and Chief Executive Officer.

(3) Represents adjusted EBITDA as a percentage of pro forma net sales.

(4) See note (k) of notes to our unaudited pro forma combined and condensed statements of income adjustments for a calculation of cash interest expense.

(5) The ratio of earnings to fixed charges is calculated by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of deferred financing costs, and the component of capitalized lease expense which we believe represents an appropriate interest factor. Earnings were insufficient to cover fixed charges by $23,076 for the fiscal year ended December 31, 1998, $18,479 and $15,840 for the nine months ended September 26, 1998 and October 2, 1999, respectively, and $20,437 for the twelve months ended October 2, 1999.

(6) Under generally accepted accounting principles, approximately $4.6 million of the proceeds from the sale of the units has been allocated to the fair value of the warrants and approximately $143.8 million has been allocated to the notes, net of original issue discount of approximately $1.7 million.

                       SUMMARY HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The summary historical financial data set forth below for each of the years in the five year period ended December 31, 1998 have been derived from our audited consolidated financial statements for the periods indicated. The summary historical financial data for the nine months ended September 26, 1998 and October 2, 1999 are unaudited, have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our results of operations for the periods then ended and our financial position as of such dates. Operating results for the nine months ended October 2, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year. The summary historical financial data does not reflect the acquisition of Thermalloy, which occurred on October 21, 1999, or the merger, which occurred on February 2, 2000. The following summary historical financial data should be read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                                                                             NINE MONTHS ENDED
                                             FISCAL YEAR ENDED DECEMBER 31,              --------------------------
                                  ----------------------------------------------------   SEPTEMBER 26,   OCTOBER 2,
                                    1994     1995(1)    1996(2)      1997       1998         1998           1999
                                  --------   --------   --------   --------   --------   -------------   ----------
                                                                                                (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.......................  $ 61,620   $ 90,944   $106,995   $167,745   $209,078      $158,682      $145,239
Cost of goods sold..............    41,132     60,680     66,002    107,401    138,431       106,222        90,769
                                  --------   --------   --------   --------   --------      --------      --------
  Gross profit..................    20,488     30,264     40,993     60,344     70,647        52,460        54,470
Selling, general and
  administrative expenses.......    13,246     19,347     27,562     36,709     43,783        32,224        34,054
Research and development........     1,158      2,594      5,674      6,939      6,756         4,846         5,154
Restructuring and buyout of
  compensation agreement
  charges(3)....................        --      2,770         --         --      5,740         5,740            --
Purchased undeveloped technology
  charge(4).....................        --      2,649      3,446         --         --            --            --
                                  --------   --------   --------   --------   --------      --------      --------
  Income from operations........     6,084      2,904      4,311     16,696     14,368         9,650        15,262
Interest expense, net...........    (1,567)    (2,611)    (1,591)    (2,178)    (1,342)       (1,155)         (257)
Other expense, net..............        (5)      (177)      (577)    (1,201)      (520)         (486)         (277)
                                  --------   --------   --------   --------   --------      --------      --------
  Income before income taxes and
    extraordinary item..........     4,512        116      2,143     13,317     12,506         8,009        14,728
Provision for income tax
  expense.......................    (1,677)      (831)    (2,002)    (4,824)    (4,385)       (2,832)       (5,241)
                                  --------   --------   --------   --------   --------      --------      --------
  Income before extraordinary
    item........................     2,835       (715)       141      8,493      8,121         5,177         9,487
Extraordinary item(5)...........        --         --       (171)        --         --            --            --
                                  --------   --------   --------   --------   --------      --------      --------
  Net income (loss).............  $  2,835   $   (715)  $    (30)  $  8,493   $  8,121      $  5,177      $  9,487
                                  ========   ========   ========   ========   ========      ========      ========
OTHER FINANCIAL DATA:
EBITDA(6).......................  $  7,556   $  5,228   $  7,836   $ 23,135   $ 23,728      $ 16,545      $ 20,821
EBITDA margin(7)................      12.3%       5.7%       7.3%      13.8%      11.3%         10.4%         14.3%
Depreciation and amortization...  $  1,477   $  2,501   $  4,102   $  7,640   $  9,880      $  7,381      $  5,836
Capital expenditures............     3,808      8,454      7,029     15,992     10,407         7,291         6,062
BALANCE SHEET DATA (END OF PERIOD):
Working capital.................  $  6,506   $  1,974   $  9,374   $ 22,296   $ 35,959      $ 39,613      $ 44,760
Total assets....................    32,561     56,499     80,221    110,796    129,084       123,947       136,375
Stockholders' equity............     4,541      5,433     29,353     50,415     71,351        67,593        82,588

                                               (SEE FOOTNOTES ON FOLLOWING PAGE)

                   NOTES TO SUMMARY HISTORICAL FINANCIAL DATA

(1) Includes the results of operations of Fluent from August 24, 1995 (the date of acquisition of Fluent).

(2) Includes the results of operations of Fluid Dynamics International from May 16, 1996 (the date of acquisition of Fluid Dynamics International).

(3) Represents the expense for (a) the buyout in 1995 of a portion of the expected future payments required under the employment agreement with Mr. Beane, our former President and Chief Executive Officer, and the bonus-based portion of the management fee due Sterling Ventures Limited, each of which was established at the time of the acquisition of Aavid Thermal Products in October 1993, and (b) in 1998, (i) the charge related to the estimated restructuring costs incurred with our closure of our Manchester, New Hampshire facility, (ii) the termination of the management agreement with Sterling Ventures and (iii) a bonus due Mr. Beane based on profits in excess of specified thresholds.

(4) Represents a non-recurring charge equal to the amount of the purchase price allocated to technology acquired in the acquisition of Fluent in 1995 and the acquisition of Fluid Dynamics International in 1996, which was not fully commercially developed and had no alternative future use at the time of acquisition.

(5) Represents charge related to early retirement of debt, net of related tax effect.

(6) Represents net income before interest, income taxes, depreciation and amortization and extraordinary items, each of which can significantly affect our results of operations and liquidity and should be considered in evaluating our financial performance. EBITDA is included because we understand that such information is considered to be an additional basis on which to evaluate our ability to pay interest, repay debt and make capital expenditures. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of performance, profitability or liquidity determined in accordance with generally accepted accounting principles.

(7) Represents EBITDA as a percentage of net sales.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS WHEN YOU EVALUATE TENDERING YOUR NOTES IN THE EXCHANGE OFFER.

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS BASED ON OUR CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT OUR COMPANY AND OUR INDUSTRY. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS DESCRIBED IN THIS SECTION AND ELSEWHERE IN THIS PROSPECTUS. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON, EVEN IF NEW INFORMATION BECOMES AVAILABLE OR OTHER EVENTS OCCUR IN THE FUTURE.

RISKS RELATING TO OUR INDEBTEDNESS

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    We have a substantial amount of debt. The following chart shows certain important credit statistics and is presented assuming we had completed the Thermalloy acquisition, the merger and related financing transactions as of the date specified below and applied the proceeds as intended:

                                                               AS OF OCTOBER 2, 1999
                                                              -----------------------
                                                               ACTUAL       PRO FORMA
                                                              --------      ---------
                                                              (DOLLARS IN THOUSANDS)
Total debt (including current portion)......................  $13,215       $198,440
Stockholders' equity........................................   82,588        155,431
Debt to total capitalization................................     13.8%          56.1%

    On a pro forma basis, our earnings would have been inadequate to cover fixed charges by approximately $20.4 million for the twelve months ended October 2, 1999.

    The indenture allows us to borrow a significant amount of additional money, subject to certain conditions. See "Description of the Notes-Certain Covenants."

    Our substantial indebtedness could have important consequences to you. For example, it could:

    - make it more difficult for us to satisfy our obligations with respect to the notes and our obligations under our amended and restated credit facility;

    - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which will reduce amounts available for working capital, capital expenditures, research and development and other general corporate purposes;

    - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

    - increase our vulnerability to general adverse economic and industry conditions;

    - place us at a competitive disadvantage compared to our competitors with less debt; and

    - limit our ability to borrow additional funds.

    In addition, a portion of our debt, including debt incurred under our amended and restated credit facility, bears interest at variable rates. An increase in the interest rates on our debt will reduce the funds available to repay the notes and our other debt and for operations and future business opportunities and will intensify the consequences of our leveraged capital structure. See "Description of Senior Credit Facilities" for a description of the amended and restated credit facility.

OUR ABILITY TO INCUR SUBSTANTIALLY MORE DEBT COULD FURTHER INCREASE THE RISKS DESCRIBED ABOVE.

    The terms of the indenture governing the notes do not fully prohibit us or our subsidiaries from incurring substantial additional debt in the future. Our amended and restated credit facility permits additional borrowing of approximately $20.3 million. All of the borrowings under the amended and restated credit facility are senior to the notes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, WHICH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our debt, including the notes and the amended and restated credit facility, will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including the notes, on a timely basis or on satisfactory terms if at all. In addition, the terms of our existing debt, including the notes and the amended and restated credit facility, and other future debt may limit our ability to pursue any of these alternatives.

THE NOTES ARE CONTRACTUALLY SUBORDINATED IN RIGHT OF PAYMENT TO OUR SENIOR DEBT.

    The notes are senior subordinated obligations of Aavid ranking junior to all of our existing and future senior debt, equal in right of payment with all of our existing and future senior subordinated debt and senior in right of payment to any of our subordinated debt. The notes are contractually subordinated in right of payment to borrowings under our amended and restated credit facility. As of October 2, 1999, on a pro forma basis, we would have had $54.7 million of senior debt outstanding, all of which would have been secured debt. The indenture limits, and in some (but not all) instances prohibits, the incurrence of additional debt.

    In addition, all payments on the notes will be blocked in the event of a payment default under the amended and restated credit facility and may be blocked for up to 179 consecutive days in any given year in the event of non-payment defaults on senior debt. In the event of a default on the notes and any resulting acceleration of the notes, the holders of senior debt then outstanding will be entitled to payment in full in cash of all obligations in respect of such senior debt before any payment or distribution may be made with respect to the notes.

    In a bankruptcy, liquidation or reorganization or similar proceeding relating to us, holders of the notes will participate with trade creditors and all other holders of subordinated debt in the assets remaining after we have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive proportionately less than holders of trade payables in any such proceeding. In any of these cases, we cannot assure you that sufficient assets will remain to make any payments on the notes.

WE ARE A HOLDING COMPANY AND OUR ONLY SOURCE OF CASH TO PAY INTEREST ON AND THE PRINCIPAL OF THE NOTES IS DISTRIBUTIONS FROM OUR SUBSIDIARIES.

    We are a holding company with no business operations of our own. Our only significant asset is and will be our equity interests in our subsidiaries. We conduct all of our business operations through our subsidiaries. Accordingly, our only source of cash to make payments of interest on and principal of the notes is distributions with respect to our ownership interest in our subsidiaries from the net earnings and cash flows generated by such subsidiaries.

OUR AMENDED AND RESTATED CREDIT FACILITY AND THE INDENTURE IMPOSE OPERATIONAL AND FINANCIAL RESTRICTIONS ON US.

    Our amended and restated credit facility and the indenture include restrictive covenants that, among other things, restrict our ability to:

    - incur more debt;

    - pay dividends and make distributions;

    - issue stock of subsidiaries;

    - make certain investments;

    - repurchase stock;

    - create liens;

    - enter into transactions with affiliates;

    - enter into sale-leaseback transactions;

    - merge or consolidate; and

    - transfer and sell assets.

    Our amended and restated credit facility also requires us to maintain financial ratios. All of these restrictive covenants may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these and other provisions of our indenture and amended and restated credit facility may be affected by changes in our business condition or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants would result in a default under our debt. If we default, we could be prohibited from making payments with respect to the notes until the default is cured or all debt under the amended and restated credit facility or other senior debt is paid in full. This default could allow our creditors to accelerate the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies. If our indebtedness were to be accelerated, we cannot assure you that we would be able to repay it. In addition, a default could give the lenders the right to terminate any commitments they had made to provide us with further funds.

RISKS RELATING TO OUR BUSINESS

WE MAY FAIL TO SUCCESSFULLY INTEGRATE THERMALLOY.

    The success of the Thermalloy acquisition will depend, in part, on our ability to fully integrate the operations and management of Thermalloy. A successful integration requires, among other things, the integration of Thermalloy's product offerings and technology into ours and the coordination of their sales and marketing and financial reporting efforts with ours. We cannot assure you that we will accomplish the integration smoothly or successfully. Therefore, we cannot assure you that we will realize the anticipated benefits of the Thermalloy acquisition. The success of the integration will require the dedication of management and other personnel resources, which may temporarily distract their attention from our day-to-day business and could adversely affect our financial results. We may experience reductions in our combined revenue as a result of potential customer dislocation and loss due to the integration of Thermalloy's operations with ours, plant closures and the merger.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR INTERNAL GROWTH.

    We have recently experienced substantial growth in our thermal management products business and have significantly expanded our operations through manufacturing capacity additions, the acquisition of Thermalloy and geographic expansion. We intend to continue to increase our thermal products and software businesses overseas, expand the products and services we offer, and possibly make selective acquisitions. This growth and expansion has placed, and will continue to place, a significant strain on our production, technical, financial and other management resources. To manage growth effectively, we must maintain a high level of manufacturing quality, efficiency, delivery and performance and must continue to enhance our operational, financial and management systems, and attract, train, motivate and manage our employees. We may not be able to effectively manage this expansion, and any failure to do so could have a material adverse effect on our business and financial condition.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

    Our quarterly and annual operating results are affected by a wide variety of factors, many of which are outside our control, that have in the past and could in the future materially and adversely affect our net sales, gross margins and profitability. These factors include:

    - the volume and timing of orders received;

    - competitive pricing pressures;

    - the availability and cost of raw materials;

    - changes in the mix of products and services sold;

    - potential cancellation or rescheduling of orders;

    - changes in the level of customer inventories of our products;

    - the timing of new product and manufacturing process technology introductions by us or our competitors;

    - the availability of manufacturing capacity; and

    - market acceptance of new or enhanced products introduced by us.

    Additionally, our growth and results of operations have in the past been, and would in the future be, adversely affected by downturns in the semiconductor or electronics industries. Our ability to reduce costs quickly in response to revenue shortfalls is limited, and this limitation will be exacerbated to the extent we continue to add additional manufacturing capacity. The need for continued investment in research and development could also limit our ability to reduce expenses accordingly. As a result of these factors, we expect our operating results to continue to fluctuate. Results of operations in any one quarter should not be considered indicative of results to be expected for any future period, and fluctuations in operating results may also cause fluctuations in the market price of the notes. We cannot assure you that the overall thermal management market, the segments of the market served by us or we will continue to grow in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR BUSINESS IS DEPENDENT ON THE SEMICONDUCTOR MARKET.

    A significant portion of our net sales has been, and is expected to continue to be, dependent upon sales of thermal management products for industrial electronics applications, consisting primarily of integrated circuits. However, a significant portion of the recent growth in our net sales has been, and is expected to continue to be, dependent upon sales of thermal management products for computer and networking applications, consisting primarily of microprocessors and related chip sets. Our sales for industrial electronics applications accounted for approximately 47%, 44%, 37% and 34% of our net sales (excluding sales of the Intel Special Product) in 1996, 1997, 1998 and the nine months ended October 2, 1999, respectively. Our sales for computer and networking applications (excluding sales of the Intel Special Product) accounted for approximately 29%, 33%, 38% and 40% of our net sales in 1996, 1997, 1998 and the nine months ended October 2, 1999, respectively. The thermal management market for computer and networking applications is characterized by rapid technological change, short product life cycles, greater pricing pressure and increasing foreign and domestic competition as compared to the thermal management market for industrial electronics applications.

    Our continued growth will, to a significant extent, depend upon increased demand for semiconductor devices and products that require thermal solutions. The semiconductor industry (both computer and networking and industrial) has historically been cyclical and subject to significant economic downturns characterized by diminished product demand and eroding average selling prices. A decrease in demand for semiconductor products would reduce demand for our products and have an adverse impact on our results of operations. Further, semiconductor manufacturers and their customers, in developing and designing new products, typically seek to eliminate or minimize thermal problems, and such efforts could have the effect of reducing or eliminating demand for certain of our products. Additionally, we believe that many of our OEM customers compete in intensely competitive markets characterized by declining prices and low margins. These OEMs apply continued pricing pressure on their component suppliers, including us. We cannot assure you that we will not be adversely affected by cyclical conditions in the semiconductor and electronics industries.

CHANGES IN THE AVAILABILITY OR PRICE OF ALUMINUM CAN SIGNIFICANTLY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.

    Aluminum is the principal raw material used in our products and represents a significant portion of our cost of goods sold. We purchase raw aluminum, aluminum extrusion, aluminum coil and various components from a limited number of outside sources. During the year ended December 31, 1998 and the nine months ended October 2, 1999, we purchased a significant portion of our aluminum coil stock from a single supplier. We believe that purchasing aluminum extrusion and coil stock from a limited number of suppliers is necessary in order to obtain lower prices and to achieve, consistently, the tolerances and design and delivery flexibility that we require. If the available supply of aluminum declines, or if one or more of our current suppliers is unable for any reason to meet our requirements, is acquired by a competitor or determines to compete with us, we could experience cost increases, a deterioration of service from our suppliers, or interruptions, delays or a reduction in raw material supply that may cause us to fail to meet delivery schedules to customers. Although we believe that viable alternate suppliers exist for the aluminum coil stock and components, any unanticipated interruption of supply would have a short-term material adverse effect on us.

    In addition, our ability to pass price increases for aluminum or other raw materials along to our customers may be limited by competitive pressures, customer resistance and price adjustment limitations in our product purchase contracts with our customers. Even if we are able to pass along all or a portion of raw material price increases, there is typically a lag of three to twelve months between the actual cost increase of raw material and the corresponding increase in the prices of our products. We cannot assure you that in the future we will be able to recover increased aluminum or other raw material costs through higher prices to our customers. Market prices for raw aluminum, which have historically been cyclical and highly volatile, have a significant effect on our gross margin. An increase in the market price for aluminum could have a material adverse effect upon our results of operations and business. See "--Our operating results may fluctuate significantly."

WE SUPPLY PRODUCTS AND SERVICES TO INDUSTRIES THAT EXPERIENCE RAPID TECHNOLOGICAL CHANGE, WHICH MAY MAKE OUR PRODUCTS OBSOLETE.

    The markets for our products are characterized by rapidly changing technology, frequent new product introductions and enhancements and rapid product obsolescence. Our future success will be highly dependent upon our ability to continually enhance or develop new thermal and software products, materials, manufacturing processes and services in order to keep pace with the technological advancements of our customers and their corresponding increasingly complex thermal management and computational fluid dynamics software needs. We may not be able to identify new product trends or opportunities, develop and bring to market new products or respond effectively to new technological changes or product announcements by others, develop or obtain access to advanced materials, or achieve commercial acceptance of our products. In addition, other companies, including our customers, may develop products or technologies which render our products or technologies noncompetitive or obsolete.

WE FACE INTENSE COMPETITION, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO MAINTAIN OR INCREASE SALES OF OUR PRODUCTS.

    The markets for thermal management products and computational fluid dynamics software are highly competitive. Certain of our competitors, which include divisions or subsidiaries of large companies, may have greater technical, financial, research and development and marketing resources than we do. Further, we expect that as the trend toward outsourcing continues, a number of new competitors may emerge, some of which may have greater technical, financial, research and development and marketing resources than we do. Our ability to compete successfully depends upon a number of factors, including price, customer acceptance of our products, cost effective high-volume manufacturing, proximity to customers, lead times, ease of installation of our products, new product and manufacturing process technology introductions by us and our competitors, access to new technologies and general market and economic conditions. We cannot provide assurance that we will be able to compete successfully in the future against existing or potential competitors, or that our operating results will not be adversely affected by increased price competition. In addition, our customers for thermal management and software products may manufacture or develop such products internally or actively support new entrants into our market rather than purchase thermal products from us. Further, many of our customers like to maintain dual sources for thermal management products. To the extent that we and Thermalloy serve as the two sources of supply for customers, it is possible that these customers will use one of our competitors as a second source of supply and our combined business with these customers may decrease.

OUR BUSINESS EXPERIENCES SEASONAL VARIATIONS.

    Our CFD software business has experienced and is expected to continue to experience significant seasonality due to, among other things, the second and third quarter slowdown in software revenues primarily due to the purchasing and budgeting patterns of Fluent's software customers. In addition, our thermal management business has experienced slight seasonal variations due to the slowdown during the third quarter's summer months which historically has occurred in the electronics industry. Typically, our revenues are lowest during the second and third quarters of the fiscal year, which ends in December.

WE DEPEND ON KEY PERSONNEL AND SKILLED EMPLOYEES WHO MAY NOT REMAIN WITH US IN THE FUTURE.


    Our success depends to a large extent upon the continued services of our senior management and technical personnel. Ronald Borelli resigned from his position as Chief Executive Officer when his employment agreement expired in December 1999. Additionally, we cannot assure you that our senior management will remain with us following the merger. The loss of such personnel, particularly before Thermalloy's operations are integrated with ours, could have a material adverse effect on our business and our ability to realize the benefits of the Thermalloy acquisition. Our business also depends upon our ability to retain skilled and semi-skilled employees. There is intense competition for qualified management and skilled and semi-skilled employees and our failure to recruit, train and retain such employees could adversely affect our business.


OUR INTERNATIONAL OPERATIONS EXPOSE US TO ADDITIONAL RISKS.

    We have been expanding our manufacturing capacity internationally to better service our customers, many of whom have moved their manufacturing operations and expanded their business overseas. Our acquisition of Thermalloy significantly increases the scope of our international operations. We have had only limited experience to date operating outside the United States. We cannot assure you that the expansion of our international operations will be successful. International operations are subject to a number of risks, including:

    - greater difficulties in controlling and administering business;

    - less familiarity with business customs and practices;

    - increased reliance on key local personnel;

    - the imposition of tariffs and import and export controls;

    - changes in governmental policies (including U.S. policy toward these countries);

    - difficulties caused by language barriers;

    - increased difficulty in collecting receivables;

    - availability of, and time required for, the transportation of products to and from foreign countries;

    - political instability;

    - foreign currency fluctuations; and

    - expropriation and nationalization.

The occurrence of any of these or other factors may have a material adverse effect on our results of operations and could have an adverse effect on our relationships with our customers. Furthermore, the occurrence of certain of these factors in countries in which we operate could result in the impairment or loss of our investment in such countries. The trend by our customers to move manufacturing operations and expand their business overseas may have an adverse impact on our sales of domestically manufactured products.

WE DEPEND ON A LIMITED NUMBER OF MANUFACTURING FACILITIES.

    A significant part of our net sales is currently derived from products manufactured at our manufacturing facility in Guang Dong Province in The People's Republic of China. We commenced manufacturing at this facility in early 1998 and have expanded this facility to 120,000 square feet. This facility has grown to generate significant revenues for us, representing 6.4% of net sales in 1998 and 14.5% of net sales in the nine months ended October 2, 1999. We only have limited experience in managing operations in China and, although we have focused significant management resources on this operation, we cannot assure you that this business will be successful. Because of the growth of our operations in China and the increasing percentage of net sales from China, an inability to successfully manage this business or an interruption in the operations at this facility could have a material adverse effect on our overall financial performance until we are able to obtain substitute production capability with similar low operating costs.

    We produce approximately 50% of our domestic aluminum extrusion requirements on two presses at our extrusion facility in Franklin, New Hampshire. Any extended interruptions to the operation of the presses could have a material adverse on our business and results of operations.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY.

    Our success depends in part on our proprietary technology. We attempt to protect our proprietary technology through patents, copyrights, trademarks, trade secrets and license agreements. We believe, however, that our success will depend to a greater extent upon innovation, technological expertise and distribution strength. We cannot assure you that we will be able to protect our technology, or that our competitors will not be able to develop similar technology independently. We cannot give you assurance that the claims allowed on any patents held by us will be sufficiently broad to protect our technology. In addition, no assurance can be given that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to us. In addition, effective patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries in which we conduct business. Although we believe that our products and technology do not infringe upon proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future. Moreover, litigation may be necessary in the future to enforce our patents, copyrights and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our financial condition and results of operations.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL AND OTHER REGULATIONS.

    We are subject to a variety of United States and foreign environmental laws and regulations, including those relating to the use, storage, treatment, discharge and disposal of hazardous materials, substances and wastes used to manufacture our products and remediation of soil and groundwater contamination. Public attention has increasingly been focused on the environmental impact of operations that use hazardous materials. Some of the environmental laws impose strict, and in certain cases joint and several, liability for response costs at contaminated properties on their owners or operators, or on persons who arranged for the disposal of regulated materials at these properties. Our operations are also governed by laws and regulations relating to workplace safety and worker health, principally the Occupational Safety and Health Act and regulations thereunder which, among other requirements, establish noise and dust standards. We believe we are in material compliance with applicable environmental, health and safety requirements. Our failure to comply with present or future laws or regulations could result in substantial liability to us. We cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted with respect to products or activities to which they have not previously applied. Enactment of more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or discovery of previously unknown conditions requiring remediation, could require substantial expenditures by us and could adversely affect our results of operations.

RISKS RELATING TO THE NOTES

IF YOU DO NOT PARTICIPATE IN THE EXCHANGE OFFER, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS.

    Notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions on transfer and, upon completion of the exchange offer, registration rights with respect to the outstanding notes will terminate. In addition, any outstanding noteholder who tenders in the exchange offer for the purposes of participating in a distribution of the registered exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered or tendered but not accepted outstanding notes could be adversely affected. Because we anticipate that most holders of the outstanding notes will elect to exchange the outstanding notes for these notes due to the absence of restrictions on the resale of these notes under the Securities Act, we anticipate that the liquidity of the market for any outstanding notes remaining after the consummation of the exchange offer will be substantially limited.

OUR CONTROLLING STOCKHOLDER, WILLIS STEIN, MAY HAVE INTERESTS THAT CONFLICT WITH HOLDERS OF THE NOTES.

    We are a wholly owned subsidiary of Holdings, whose equity securities are held by Willis Stein and some co-investors. Through its controlling interest in Aavid and pursuant to the terms of the securityholders' agreement among the equity investors, Holdings and Holdings II as more fully described under the section "Certain Relationships and Related Transactions," Willis Stein has the ability to control the operations and policies of Aavid. Circumstances may occur in which the interests of Willis Stein, as the controlling equity holder, could be in conflict with the interests of the holders of the notes. In addition, the equity investors may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the notes.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

    If we undergo a "change of control," as defined later in this prospectus under the heading "Description of the Notes-Certain Definitions," we must offer to buy back your notes for a price equal to 101% of the principal amount, plus interest that has accrued but has not been paid as of the repurchase date. We cannot assure you that we will have sufficient funds available to make the required repurchases of the notes in that event, or that we will have sufficient funds to pay our other debts. In addition, our amended and restated credit facility prohibits us from repurchasing the notes after a change of control until we have repaid in full our debt under such credit facility. If we fail to repurchase the notes upon a change of control, we will be in default under both the notes and our amended and restated credit facility. Any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. These purchase requirements may delay or make it harder for others to obtain control of Aavid.

THE NOTES AND THE GUARANTEES COULD BE VOIDED OR SUBORDINATED TO OUR OTHER DEBT IF THE ISSUANCE OF THE NOTES OR THE GUARANTEES CONSTITUTED A FRAUDULENT CONVEYANCE.

    If a bankruptcy case or lawsuit is initiated by our unpaid creditors, the debt represented by the notes and the guarantees may be reviewed under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws. Under these laws, the debt could be voided, or claims in respect of the notes and the guarantees could be subordinated to all other debts of Aavid or its subsidiaries if, among other things, the court found that, at the time we incurred the debt represented by the notes and the subsidiaries incurred the debt represented by the guarantee, we or any subsidiary:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such debt; and

       - were insolvent or rendered insolvent by reason of such incurrence; or

       - were engaged in a business or transaction for which the remaining assets constituted unreasonably small capital; or

       - intended to incur, or believed that we or a subsidiary executing a guarantee thereof would incur, debts beyond the ability to pay such debts as they matured; or

       - intended to hinder, delay or defraud creditors.

    The measure of insolvency for purposes of fraudulent transfer laws varies depending on the law applied. Generally, however, a debtor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

    - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

EFFECT OF ORIGINAL ISSUE DISCOUNT ON HOLDERS OF THE NOTES.

    The notes are considered to have been issued with original issue discount. Holders of the notes will be required to include the accretion of the original issue discount in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which such income is attributable. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences to holders of the notes of the purchase, ownership and disposition of the notes. If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code, the claim of a holder of notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the purchase price and (ii) that portion of the original issue discount which has been amortized as of the date of any such bankruptcy filing.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES, WHICH HAD NO PRIOR MARKET.

    The outstanding notes were issued to, and we believe the outstanding notes are currently owned by, a relatively small number of beneficial owners. The outstanding notes have not been registered under the Securities Act or under any applicable state securities laws and will be subject to restrictions on transferability to the extent that they are not exchanged for the exchange notes. Although the exchange notes will generally be permitted to be resold or otherwise transferred by the holders (who are not our affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. We have been advised by the initial purchasers that the initial purchasers presently intend to make a market in the exchange notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to do so and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or the outstanding notes or as to the liquidity of or the trading market for the exchange notes or the outstanding notes. If an active public market does not develop, the market price and liquidity of the exchange notes may be adversely affected.

    If a public trading market develops for the exchange notes, the liquidity of such market and future trading prices of such exchange notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    On February 2, 2000, we sold 150,000 units, consisting of $150,000,000 aggregate principal amount at maturity of notes and 150,000 warrants to purchase an aggregate of 60 shares of our Class A common stock and 60 shares of our Class H common stock, in a private placement through CIBC World Markets Corp. and FleetBoston Robertson Stephens Inc. to a limited number of "qualified institutional buyers," as defined under the Securities Act. In connection with the sale of the outstanding notes, we, CIBC and FleetBoston entered into a registration rights agreement, pursuant to which we agreed, among other things, to use our reasonable best efforts to file with the SEC a registration statement under the Securities Act covering the exchange offer and to cause that registration statement to become effective under the Securities Act. Upon the effectiveness of that registration statement, we must offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books or any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

    We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

    In order to participate in the exchange offer, you must represent to Aavid, among other things, that:

    - you acquired the exchange notes in the ordinary course of your business;

    - you are not participating in a distribution of the exchange notes; and

    - you are not an "affiliate" of Aavid, as the term is defined in Rule 144 under the Securities Act.

RESALE OF THE EXCHANGE NOTES

    Based on previous interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you (except if you are our affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in "Purpose and Effect of the Exchange Offer" above apply to you.

    If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the staff of the SEC as set forth in the no-action letters and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability.

    The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery to those broker-dealers to satisfy their delivery obligations under the Securities Act.

TERMS OF THE EXCHANGE OFFER


    Upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on April 27, 2000, or a later date and time as to which the exchange offer has been extended. In that case, the expiration date will be the latest date and time to which the exchange offer is open, which will not be more than 60 days after the original expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. You may tender some or all of your outstanding notes pursuant to the exchange offer in any denomination of $1,000 or in integral multiples of $1,000.


    In addition, in connection with any resales of exchange notes, any broker-dealer who acquired outstanding notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements for the exchange notes, other than a resale of an unsold allotment from the original sales of outstanding notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement we are required to allow participating broker-dealers, and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of exchange notes. However, we are not required to amend or supplement this prospectus for a period exceeding 180 days after the date the exchange offer has been completed. We have also agreed that in the event that we do not consummate the exchange offer or, if we are required to file a shelf registration statement, it is not filed or declared effective, in each case, within the time periods set forth in the registration rights agreement (each a "registration default"), then the annual interest rate on the outstanding notes will increase by 0.50%. The annual interest rate on the outstanding notes will increase by an additional 0.25% for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest rate of 2.00% per year over the annual interest rate of 12 3/4% on the outstanding notes.

    The exchange offer will be deemed to have been consummated upon our having exchanged, pursuant to the exchange offer, exchange notes for all outstanding notes that have been properly tendered and not withdrawn by the expiration date. Following this event, holders of outstanding notes not participating in the exchange offer who are seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

    The form and terms of the exchange notes are substantially the same as the form and terms of the outstanding notes, except that:

    - the exchange notes bear an exchange note designation and a different CUSIP number from the outstanding notes;

    - the exchange notes have been registered under the Securities Act and hence will not bear legends restricting their transfer as the outstanding notes do; and

    - the holders of the exchange notes will generally not be entitled to rights under the registration rights agreement, which rights generally will be satisfied when the exchange offer is consummated.

    The exchange notes will evidence the same debt as the tendered outstanding notes and will be entitled to the benefits of the indenture under which the outstanding notes were issued. As of the date of this prospectus, $150,000,000 aggregate principal amount of outstanding notes are outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages Market. The PORTAL market is the National Association of Securities Dealers' screen-based, automated market for trading of securities eligible for resale under Rule 144A. The exchange notes will be issuable and transferable in book-entry form through DTC, but will not be eligible for trading in the PORTAL market.

    Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture relating to the outstanding notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

    We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice of acceptance, such notice if given orally, to be confirmed in writing, to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving the exchange notes from us and delivering exchange notes to the holders.

    If any tendered existing notes are not accepted for exchange because of an invalid tender, the occurrence of other events described herein or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

    Holders of outstanding notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. For additional information, please refer to the "--Fees and Expenses" section of this prospectus.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The expiration date is 5:00 p.m., New York City time, on April 27, 2000, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.


    If we extend the expiration date, we will notify the exchange agent of such extension by oral or written notice, which notice if given orally, to be confirmed in writing, and will issue a press release or other public announcement of such extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right:

    - to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions described below under "conditions" shall not have been satisfied, by giving oral or written notice, which notice, if given orally, to be confirmed in writing, of the delay, extension or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.

    Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. If the exchange offer is amended in a manner we determine constitutes a material change, we will promptly disclose the amendment in any way reasonably calculated to inform you of the amendment.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will bear interest at a rate of 12 3/4% per annum. Interest on the exchange notes will be payable semi-annually, in arrears, on each February 1 and August 1 following the consummation of the exchange offer. Untendered outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will bear interest at a rate of 12 3/4% per annum after the expiration date.

    The exchange notes will bear interest from the last interest payment date on which interest was paid on the outstanding notes. If interest has not yet been paid, the exchange notes will bear interest from February 2, 2000. Interest will be paid with the first interest payment on the exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    Only a registered holder of outstanding notes may tender those notes in the exchange offer. To tender in the exchange offer, you must do the following:

    - complete, sign and date the letter of transmittal, or a facsimile of it;

    - have the signatures guaranteed, if required by the letter of transmittal; and

    - mail or deliver the letter of transmittal, or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent.

The exchange agent must receive these documents by 5:00 p.m., New York City time, on the expiration date.

    Any financial institution that is a participant in The Depository Trust Company's (DTC's) Book-Entry Transfer Facility system may make book-entry delivery of the outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account via the ATOP system in accordance with DTC's transfer procedure. Although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or its facsimile, with any required signature guarantees, or any agent's message instead of the letter of transmittal, and documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses in the prospectus prior to 5:00 p.m., New York City time, on the expiration date. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from you that you have received and agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    Your tender of outstanding notes will constitute an agreement between you and us in accordance with the terms and subject to the conditions in this prospectus and the letter of transmittal.

    Delivery of all documents must be made to the exchange agent at its address listed in this prospectus. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for them. The method of delivery of outstanding notes and the letter of transmittal or agent's message and all other required documents to the exchange agent up to you. However, you also bear the risks of non-delivery. As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us.

    Only a holder of outstanding notes may tender outstanding notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder or any person whose outstanding notes are held of record by DTC who desires to deliver the outstanding notes by book-entry transfer at DTC.

    Any beneficial owner whose outstanding notes are registered in the name of the holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the beneficial owner's own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the outstanding notes tendered are:

    - tendered by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - tendered for the account of an eligible institution.

An eligible institution is:

    - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

    - a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or

    - an "eligible institution" that is a participant in a recognized medallion signature guarantee program.

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, the outstanding notes tendered must be endorsed or accompanied by properly completed bond powers which authorize that person to tender the outstanding notes on behalf of the registered holder, in either case signed as the registered holder's name appears on the outstanding notes with the signature on those notes guaranteed by an eligible institution.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate this when signing, and unless waived by us, submit evidence satisfactory to us of that person's authority to so act with the letter of transmittal.

    We will determine, in our sole discretion, all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding. Our determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes. Additionally, none of them will incur any liability for failure to give this notification. A tender of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and have defects or irregularities not cured or waived by us will be returned to you without cost by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your outstanding notes and either your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or if you cannot complete the procedures for book-entry transfer on a timely basis, you may effect a tender if:

    - the tender is made through an eligible institution;

    - prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed notice of guaranteed delivery, setting forth the name and address of the holder of the outstanding notes, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made, and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, or, in the case of a book-entry transfer, an agent's message, together with the certificate(s) representing the outstanding notes, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility, together with a letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date of the exchange offer.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

    To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address given in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

    - specify the name of the person having deposited the outstanding notes to be withdrawn;

    - identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of those notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited;

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which those notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of those notes into the name of the person withdrawing the tender; and

    - specify the name in which any of the outstanding notes are to be registered, if different from that of the depositor.

    All questions as to the validity, form and eligibility, including time of receipt, of notices will be determined by us and shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes previously withdrawn are validly retendered. Any outstanding notes that have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Outstanding Notes" at any time prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Regardless of any other term of the exchange offer, we are not required to accept for exchange, or exchange notes for, any outstanding notes, and we may terminate or amend the exchange offer as provided herein before the acceptance of the outstanding notes, if:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, might materially impair our ability to proceed with the exchange offer, or

    - any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

    - any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted which, in our judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer; or

    - any governmental approval has not been obtained, which approval we shall, in our discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

    These conditions are for our sole benefit. We may assert them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and the right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any outstanding notes tendered and no exchange notes will be issued in exchange for any outstanding notes if at the time of tender:

    - a stop order is threatened by the SEC or is in effect for the registration statement that this prospectus is a part of, or

    - a stop order is threatened or in effect regarding qualification of the indenture under the Trust Indenture Act of 1939, as amended.

    If we determine that we may terminate or amend the exchange offer, we may:

    - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

    - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes;

    - waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn; or

    - amend the exchange offer at any time prior to 5:00 p.m., New York City time, on the expiration date.

    If the waiver or amendment constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of outstanding notes, and we will extend the exchange offer for a period of five to ten business days, if the exchange offer would otherwise expire during that period, depending on the significance of the waiver or amendment and the manner of disclosure to the registered holders of the outstanding notes.

    The exchange offer is not conditioned on any minimum principal amount of outstanding notes being tendered for exchange.

EXCHANGE AGENT

    Bankers Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

              BY MAIL:                BY OVERNIGHT MAIL OR COURIER:                BY HAND:
     BT Services Tennessee, Inc.       BT Services Tennessee, Inc.          Bankers Trust Company
         Reorganization Unit             Corporate Trust & Agency          Corporate Trust & Agency
           P.O. Box 292737                       Services                          Services
      Nashville, TN 37229-2737             Reorganization Unit               Attn: Reorganization
                                         648 Grassmere Park Road                  Department
         Fax: (615) 835-3701               Nashville, TN 37211            Receipt & Delivery Window
                                                                         123 Washington Stree, 1(st)
                                           Confirm by Telephone                     Floor
                                              (615) 835-3572                  New York, NY 10006
                                                                          Information (800) 735-7777

Delivery to an address other than those above will not constitute a valid delivery.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telecopy or by telephone.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, letter of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

    We will pay the cash expenses to be incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. The amount of these transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder if:

    - certificates representing exchange notes or outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding notes tendered;

    - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer.

    If satisfactory evidence of payment, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value net of issue discount, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon consummation of the exchange offer. The expenses of the exchange offer will be expensed over the term of the exchange notes under generally accepted accounting principles.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Participation in the exchange offer is voluntary. You are urged to consult with your financial and tax advisors in making your decision on what action to take.

    The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. These outstanding notes may be resold only:

    - to us, upon redemption or otherwise,

    - so long as the outstanding notes are eligible for resale under Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A,

    - in accordance with Rule 144 under the Securities Act,

    - outside the United States to a foreign person in an "offshore transaction" meeting the requirements of Rule 904 under the Securities Act,

    - pursuant to another exemption from the registration requirements of the Securities Act, and, at our option, based on an opinion of counsel reasonably acceptable to us, or

    - pursuant to an effective registration statement under the Securities Act.

In any case, the outstanding notes may only be sold in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

    As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of outstanding notes who do not tender their outstanding notes in the exchange offer will continue to hold such outstanding notes and will be entitled to all the rights and limitations applicable thereto under the indenture, except for any such rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the indenture. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered outstanding notes could be adversely affected.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing these notes as contemplated in this prospectus, we will receive outstanding notes in like principal amount, the terms of which are the same in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and not reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our debt.

                                 CAPITALIZATION

    The following table sets forth our cash and cash equivalents and our capitalization as of October 2, 1999 on an actual basis, on a pro forma basis after giving effect to the Thermalloy acquisition and related financings as if they had been consummated on October 2, 1999 and on a pro forma as adjusted basis for the merger and related financing transactions, including the issuance of the outstanding notes and the consummation of the exchange offer, as if they had occurred on October 2, 1999. You should read the information contained in the following table in conjunction with "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements of Aavid and Thermalloy and their related notes, which appear elsewhere in this prospectus.

                                                                AS OF OCTOBER 2, 1999
                                                  --------------------------------------------------
                                                                     PRO FORMA
                                                                      FOR THE
                                                                    THERMALLOY            PRO FORMA
                                                   ACTUAL           ACQUISITION          AS ADJUSTED
                                                  --------       -----------------       -----------
                                                                (DOLLARS IN THOUSANDS)
Cash and cash equivalents.......................  $23,811(1)         $ 11,747              $  3,350
                                                  =======            ========              ========
Long-term debt:
  Senior credit facilities (including current
    portion) (2)................................  $12,619(1)         $ 84,713              $ 54,688
  Notes(3)......................................       --                  --               143,752
  Other debt....................................      596                 723                    --
                                                  -------            --------              --------
      Total debt................................   13,215              85,436               198,440
Total stockholders' equity(3)...................   82,588              79,539               155,431
                                                  -------            --------              --------
      Total capitalization......................  $95,803            $164,975              $353,871
                                                  =======            ========              ========

------------------------

(1) Immediately prior to our acquisition of Thermalloy, we used $12.6 million of our cash on hand to repay all amounts outstanding under our senior credit facility.

(2) In connection with the Thermalloy acquisition, we entered into a new senior credit facility, consisting of a fully drawn term loan of $80.0 million and a revolving credit loan of $20.0 million, of which $4.3 million was drawn in connection with this acquisition. Pro Forma for the Thermalloy Acquisition includes $400,000 of senior debt not incurred under the new senior credit facility. We amended and restated this credit facility in connection with the closing of the merger. The amended and restated credit facility consists of a $53.0 million term loan, which was fully drawn at closing, and a $22.0 million revolving credit loan, of which $1.7 million was drawn at closing and $20.3 million was undrawn at closing.

(3) Under generally accepted accounting principles, approximately $4.6 million of the proceeds from the sale of the units was allocated to the fair value of the warrants and approximately $143.8 million was allocated to the notes, net of original issue discount of approximately $1.7 million.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following unaudited pro forma financial data present the unaudited pro forma combined and condensed balance sheet of Aavid as of October 2, 1999 and the unaudited pro forma combined and condensed statements of income of Aavid for the nine month periods ended September 26, 1998 and October 2, 1999, and for the year ended December 31, 1998. The unaudited pro forma combined and condensed balance sheet reflects the Thermalloy acquisition, the merger and related transactions as if they had occurred on October 2, 1999. The unaudited combined and condensed statements of income give effect to the same transactions as if they had occurred on January 1, 1998. The Thermalloy acquisition and the merger will be accounted for using the purchase method. The unaudited pro forma combined and condensed statements of income do not give pro forma effect to anticipated cost savings related to the Thermalloy acquisition and the merger, primarily through closure of duplicative plants, a reduction of selling, general and administrative costs through elimination of overlapping functions, the elimination of certain public company expenses and operating improvements such as purchasing synergies, improved leverage of existing resources, implementation of best practices or similar efficiencies. The pro forma financial statements do not give effect to possible revenue reductions that may result from potential customer dislocation and loss due to the merger and plant closures.

    The information contained herein has been prepared utilizing preliminary purchase price allocations subject to refinement until pertinent information related to the Thermalloy acquisition and the merger has been obtained. The pro forma adjustments discussed herein are based on available information and assumptions that we believe are reasonable under the circumstances. We believe that the final allocation of the purchase price for Thermalloy and the merger will not differ materially from the preliminary estimated amounts. We estimate that the final purchase price allocation for Thermalloy and the merger will be completed once the final integration plan for the Thermalloy acquisition and the merger, respectively, is completed. We expect to have substantially completed the final integration plan for Thermalloy no later than October 20, 2000, one year after the closing of the acquisition, and for the merger no later than one year after the closing of the merger.

    The unaudited pro forma consolidated financial data are based on the historical financial statements of Aavid and Thermalloy and the adjustments described in the accompanying notes. The unaudited pro forma financial data do not purport to represent what Aavid's financial position or results of operations would actually have been if the transactions had in fact occurred on the dates indicated and are not necessarily representative of Aavid's financial position or results of operations at any future date or for any future period. The unaudited pro forma consolidated financial data should be read in conjunction with "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                        AAVID THERMAL TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA COMBINED AND CONDENSED BALANCE SHEET
                             AS OF OCTOBER 2, 1999
                             (DOLLARS IN THOUSANDS)

                                                                 PRO FORMA     PRO FORMA
                                             HISTORICAL         THERMALLOY      FOR THE       PRO FORMA
                                       ----------------------   ACQUISITION   THERMALLOY    MERGER RELATED     PRO
                                        AAVID     THERMALLOY*   ADJUSTMENTS   ACQUISITION    ADJUSTMENTS      FORMA
                                       --------   -----------   -----------   -----------   --------------   --------
ASSETS
Current Assets:
  Cash and cash equivalents..........  $ 23,811     $ 1,670      $(12,619)(a)  $ 11,747        $ (8,397)(m)  $  3,350
                                                                   (1,115)(b)
  Accounts receivable, net...........    35,476      17,997          (444)(b)    53,029                        53,029
  Inventories........................    14,593      12,952         3,049 (c)    27,545           1,722 (n)    27,545
                                                                   (3,049)(d)                    (1,722)(o)
  Deferred income taxes..............     9,357          --                       9,357                         9,357
  Prepaids and other current
    assets...........................     3,845         952          (372)(b)     4,425                         4,425
                                       --------     -------      --------      --------        --------      --------
    Total current assets.............    87,082      33,571       (14,550)      106,103          (8,397)       97,706
  Property, plant and equipment, net
    of accumulated depreciation......    41,758      27,409        (1,938)(e)    67,229          (4,362)(p)    62,867
  Other assets.......................     7,535       9,866        33,733 (f)    49,970         233,276 (q)   252,175
                                                                    1,650 (g)                     5,875 (r)
                                                                    5,889 (h)                   (36,946)(s)
                                                                   (8,703)(i)
                                       --------     -------      --------      --------        --------      --------
Total assets.........................  $136,375     $70,846      $ 16,081      $223,302        $189,446      $412,748
                                       ========     =======      ========      ========        ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...................  $ 13,212     $ 7,108                    $ 20,320                      $ 20,320
  Current portion of long-term
    debt.............................     3,939       4,255      $ (3,939)(a)     4,000        $ (4,000)(m)        --
                                                                   (4,255)(b)
                                                                    4,000 (a)
  Accrued expenses and other current
    liabilities......................    25,171       8,353           575 (j)    32,690           1,500 (t)    34,190
                                                                   (1,409)(b)
                                       --------     -------      --------      --------        --------      --------
    Total current liabilities........    42,322      19,716        (5,028)       57,010          (2,500)       54,510
  Senior credit facility and other
    long-term debt...................     9,276      14,833        80,313 (a)    81,436         (81,436)(m)    54,688
                                                                  (14,306)(b)                    54,688 (m)
                                                                   (8,680)(a)
  Senior subordinated notes..........        --          --                          --         143,752 (m)   143,752
  Deferred income taxes..............     2,189          --         2,520 (k)     4,709            (950)(u)     3,759
  Minority interests.................        --       1,428          (820)(l)       608                           608
                                       --------     -------      --------      --------        --------      --------
    Total liabilities................    53,787      35,977        53,999       143,763         113,554       257,317
    Total stockholders' equity.......    82,588      34,869       (34,869)(l)    79,539         (79,539)(v)   155,431
                                                                                                152,592 (m)
                                                                   (3,049)(d)                     4,561 (m)
                                                                                                 (1,722)(o)
                                       --------     -------      --------      --------        --------      --------
Total liabilities and stockholders'
  equity.............................  $136,375     $70,846      $ 16,081      $223,302        $189,446      $412,748
                                       ========     =======      ========      ========        ========      ========

------------------------

* As of September 30, 1999.

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                           BALANCE SHEET ADJUSTMENTS

                             (DOLLARS IN THOUSANDS)

(a) Adjustment to reflect the use of cash on hand and $84,313 in borrowings under our new senior credit facility to repay existing debt, fund the acquisition of Thermalloy and the purchase of an additional 20.2% of Curamik shares and pay estimated transaction costs as follows:

Sources of funds:
  Cash on hand..............................................  $12,619
  New senior credit facility................................   84,313
                                                              -------
    Total sources of funds..................................  $96,932
                                                              =======

Uses of funds:
  Thermalloy purchase price.................................  $78,484
  Additional Curamik GmbH purchase price....................    2,679
  Repay Aavid existing debt.................................   12,619
  Estimated transaction costs...............................    3,150
                                                              -------
    Total uses of funds.....................................  $96,932
                                                              =======

(b) Adjustment to eliminate assets not acquired and liabilities not assumed by Aavid.

(c) Adjustment to record inventory at fair value.

(d) Represents non-recurring $3,049 charge resulting from the write-up of inventory to fair value that occurred as a result of purchase accounting for Thermalloy's opening balance sheet. Actual cost of sales in the 12 months following the acquisition will reflect this additional charge.

(e) Adjustment to record fixed assets at fair value.

(f) Adjustment to record the goodwill resulting from the acquisition of Thermalloy and an additional 20.2% of Curamik. The goodwill is calculated as follows:

Cash paid for Thermalloy....................................  $78,484
Cash paid for additional 20.2% of Curamik...................    2,679
Estimated transaction costs (excluding bank fees of
  $1,650)...................................................    1,500
                                                              -------
                                                               82,663

Less: estimated fair value of net tangible assets
  acquired..................................................   42,705
Less: estimated fair value of identifiable intangible assets
  acquired..................................................    6,225
                                                              -------
Goodwill....................................................  $33,733
                                                              =======

(g) Adjustment to record $1,650 in deferred financing fees related to additional borrowings discussed in (a) above.

(h) Adjustment to record an asset of $5,889 related to present value of estimated market value rent expense related to Thermalloy's Dallas facility, which is being made available to us on a rent free basis through 2008.

(i) Adjustment to eliminate existing Thermalloy goodwill of $8,703.

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                             (DOLLARS IN THOUSANDS)

(j) Adjustment to record accrued liabilities related to severance costs associated with the closure of certain offices and operations of Thermalloy, which is estimated to be $575. These amounts are preliminary estimates of management. Management is currently in the process of finalizing their assessment of these costs and committing to a final integration plan, which is expected to be completed and communicated to employees as soon as possible, but in no event later than one year from the date of the Thermalloy acquisition. The exact amount and type of severance benefits to be received by each employee is unknown at this time. Once the nature of the actual severance benefits has been determined, actual severance liabilities arising from this restructuring may differ from the amount included within these pro forma financial statements.

(k) Adjustment to record the deferred tax liability on the write-up of assets which are not recognized for corporate income tax purposes.

(l) Adjustment to eliminate Thermalloy equity.

(m) Adjustment to reflect the use of $8,397 of cash on hand, $54,688 in borrowings under our amended and restated senior credit facility, the issuance of $150,000 of units (net of original issue discount of $1,688), and a contribution of equity in the amount of $152,741 to repay existing debt, pay the merger consideration and pay estimated transaction costs as follows:

Sources of funds:
  Cash on hand..............................................  $  8,397
  Amended and restated credit facility......................    54,688
  Units.....................................................   148,312
  Equity contribution.......................................   152,741
                                                              --------
    Total sources of funds..................................  $364,138
                                                              ========

Uses of funds:
  Merger consideration......................................  $261,054
  Repay existing indebtedness...............................    85,436
  Estimated transaction costs...............................    17,648
                                                              --------
    Total uses of funds.....................................  $364,138
                                                              ========

    Under generally accepted accounting principles, $4,560 of the proceeds from the sale of the units has been allocated to the fair value of the warrants and $143,752 has been allocated to the notes.

(n) Adjustment to record inventory at fair value.

(o) Represents non-recurring $1,722 charge resulting from the write-up of inventory to fair value that occurred during purchase accounting for Aavid's opening balance sheet. Actual cost of sales in the 12 months following the acquisition will reflect this additional charge. This amount has not been reflected in the pro forma statements of income.

(p) Adjustment to record fixed assets at fair value.

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                             (DOLLARS IN THOUSANDS)

(q) Adjustment to record the goodwill resulting from the acquisition of Aavid. The goodwill is calculated as follows:

Cash to be paid for Aavid...................................  $261,054
Estimated transaction costs (excluding bank and underwriting
  fees of $6,023)...........................................    11,625
                                                              --------
                                                               272,679

Less: estimated fair value of net tangible assets
  acquired..................................................    33,148
Less: estimated fair value of identifiable intangible assets
  acquired..................................................     6,255
                                                              --------
Goodwill....................................................  $233,276
                                                              ========

(r) Adjustment to record $6,023 in deferred financing fees related to additional borrowings discussed in (m) above.

(s) Adjustment to eliminate existing Aavid goodwill of $36,946 arising from their prior acquisitions.

(t) Adjustment to record accrued liabilities for severance and other costs associated with the closure of certain offices and operations of Aavid, which is estimated to be $1,500. This amount is a preliminary estimate of management. Management is currently in the process of finalizing their assessment of these costs and committing to a final integration plan, which is expected to be completed and communicated to employees as soon as possible, but in no event later than one year from the date of the merger. The exact amount and type of severance benefits to be received by each employee is unknown at this time. Once the nature of the actual severance benefits has been determined, actual severance liabilities arising from this restructuring may differ from the amount included within these financial statements.

(u) Adjustment to record the deferred tax asset on the write-up of assets which are not recognized for corporate income tax purposes.

(v) Adjustment to eliminate Aavid's equity.

                        AAVID THERMAL TECHNOLOGIES, INC.
        UNAUDITED PRO FORMA COMBINED AND CONDENSED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                      PRO FORMA        PRO FORMA     PRO FORMA
                                  HISTORICAL         THERMALLOY         FOR THE       MERGER
                             ---------------------   ACQUISITION      THERMALLOY      RELATED          PRO
                              AAVID     THERMALLOY   ADJUSTMENTS      ACQUISITION   ADJUSTMENTS       FORMA
                             --------   ----------   -----------      -----------   -----------      --------

Net sales..................  $209,078    $102,332                      $311,410                      $311,410
Cost of goods sold.........   138,431      69,755      $  (480)(a)      208,360       $ (1,091)(h)    207,269
                                                           654 (b)
                             --------    --------      -------         --------       --------       --------
Gross profit...............    70,647      32,577         (174)         103,050          1,091        104,141
Selling, general and
  administrative
  expenses.................    43,783      21,307        1,687 (c)       64,254         23,326 (i)     85,617
                                                        (1,484)(d)                      (1,963)(j)
                                                        (1,039)(e)
Research and development...     6,756       3,582                        10,338                        10,338
Restructuring and buyout of
  compensation agreement...     5,740          --                         5,740                         5,740
                             --------    --------      -------         --------       --------       --------
Income from operations.....    14,368       7,688          662           22,718        (20,272)         2,446
Interest expense, net......    (1,342)     (1,147)      (3,986)(f)       (6,475)       (19,369)(k)    (25,844)
Other income (expense),
  net......................      (520)        842                           322                           322
                             --------    --------      -------         --------       --------       --------
Income before taxes........    12,506       7,383       (3,324)          16,565        (39,641)       (23,076)
Provision for income
  taxes....................    (4,385)     (2,947)         589 (g)       (6,743)         6,517 (l)       (226)
                             --------    --------      -------         --------       --------       --------
Net income (loss)..........  $  8,121    $  4,436      $(2,735)        $  9,822       $(33,124)      $(23,302)
                             ========    ========      =======         ========       ========       ========
OTHER DATA:
Adjusted EBITDA................................................................................      $ 44,994 (m)

                        AAVID THERMAL TECHNOLOGIES, INC.
        UNAUDITED PRO FORMA COMBINED AND CONDENSED STATEMENTS OF INCOME
                   FOR THE NINE MONTHS ENDED OCTOBER 2, 1999
                             (DOLLARS IN THOUSANDS)

                                                        PRO FORMA        PRO FORMA     PRO FORMA
                                    HISTORICAL         THERMALLOY         FOR THE       MERGER
                              ----------------------   ACQUISITION      THERMALLOY      RELATED
                               AAVID     THERMALLOY*   ADJUSTMENTS      ACQUISITION   ADJUSTMENTS      PRO FORMA
                              --------   -----------   -----------      -----------   -----------      ---------

Net sales...................  $145,239     $74,687                       $219,926                      $219,926
Cost of goods sold..........    90,769      53,230       $  (360)(a)      144,130       $   (818)(h)    143,312
                                                             491 (b)
                              --------     -------       -------         --------       --------       --------
Gross profit................    54,470      21,457          (131)          75,796            818         76,614
Selling, general and
  administrative expenses...    34,054      16,290         1,265 (c)       49,514         17,495 (i)     65,537
                                                          (1,336)(d)                      (1,472)(j)
                                                            (759)(e)
Research and development....     5,154       2,863                          8,017                         8,017
                              --------     -------       -------         --------       --------       --------
Income from operations......    15,262       2,304           699           18,265        (15,205)         3,060
Interest expense, net.......      (257)       (996)       (3,145)(f)       (4,398)       (14,606)(k)    (19,004)
Other income (expense),
  net.......................      (277)        381                            104                           104
                              --------     -------       -------         --------       --------       --------
Income before taxes.........    14,728       1,689        (2,446)          13,971        (29,811)       (15,840)
Provision for income
  taxes.....................    (5,241)     (1,848)          425 (g)       (6,664)         4,095 (l)     (2,569)
                              --------     -------       -------         --------       --------       --------
Net income (loss)...........  $  9,487     $  (159)      $(2,021)        $  7,307       $(25,716)      $(18,409)
                              ========     =======       =======         ========       ========       ========
OTHER DATA:
Adjusted EBITDA..................................................................................      $ 33,957 (m)

------------------------

*   For the nine months ended September 30, 1999.

                        AAVID THERMAL TECHNOLOGIES, INC.
        UNAUDITED PRO FORMA COMBINED AND CONDENSED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 26, 1998
                             (DOLLARS IN THOUSANDS)

                                                        PRO FORMA        PRO FORMA     PRO FORMA
                                    HISTORICAL         THERMALLOY         FOR THE       MERGER
                              ----------------------   ACQUISITION      THERMALLOY      RELATED
                               AAVID     THERMALLOY*   ADJUSTMENTS      ACQUISITION   ADJUSTMENTS      PRO FORMA
                              --------   -----------   -----------      -----------   -----------      ---------

Net sales...................  $158,682     $76,264                       $234,946                      $234,946
Cost of goods sold..........   106,222      51,470       $  (360)(a)      157,823       $   (818)(h)    157,005
                                                             491 (b)
                              --------     -------       -------         --------       --------       --------
Gross profit................    52,460      24,794          (131)          77,123            818         77,941
Selling, general and
  administrative expenses...    32,224      15,067         1,265 (c)       47,148         17,495 (i)     63,171
                                                            (629)(d)                      (1,472)(j)
                                                            (779)(e)
Research and development....     4,846       2,810            --            7,656                         7,656
Restructuring and buyout of
  compensation agreement
  charges...................     5,740          --            --            5,740             --          5,740
                              --------     -------       -------         --------       --------       --------
Income from operations......     9,650       6,917            12           16,579        (15,205)         1,374
Interest expense, net.......    (1,155)       (836)       (2,932)(f)       (4,923)       (14,545)(k)    (19,468)
Other income (expense),
  net.......................      (486)        101            --             (385)                         (385)
                              --------     -------       -------         --------       --------       --------
Income before taxes.........     8,009       6,182        (2,920)(g)       11,271        (29,750)       (18,479)
Provision for income
  taxes.....................    (2,832)     (2,719)          596           (4,955)         4,736 (l)       (219)
                              --------     -------       -------         --------       --------       --------
Net income (loss)...........  $  5,177     $ 3,463       $(2,324)        $  6,316       $(25,014)      $(18,698)
                              ========     =======       =======         ========       ========       ========
OTHER DATA:
Adjusted EBITDA..................................................................................      $ 33,749 (m)

------------------------

*   For the nine months ended September 30, 1998.

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                        STATEMENTS OF INCOME ADJUSTMENTS

                             (DOLLARS IN THOUSANDS)

(a) Adjustment to record the decrease in depreciation resulting from the write down of fixed assets to fair value that occurred in purchase accounting, in the amounts of $480 in the year ended December 31, 1998 and $360 in the nine months ended October 2, 1999 and September 26, 1998. These amounts assume an estimated remaining useful life of 4 years.

(b) Adjustment to record amortization of the prepaid rent asset resulting from Thermalloy's Dallas facility being made available to us on a rent free basis through 2008. This asset is being amortized over the life of the lease, 9 years, in the amounts of $654 for the year ended December 31, 1998 and $491 for the nine months ended October 2, 1999 and September 26, 1998.

(c) Adjustment to record the straight line amortization on the excess of purchase price over the tangible and intangible assets acquired (goodwill), calculated on a straight line basis over 20 years as follows:

                                                              NINE MONTHS ENDED
                                    YEAR ENDED       ------------------------------------
                                 DECEMBER 31, 1998   OCTOBER 2, 1999   SEPTEMBER 26, 1998
                                 -----------------   ---------------   ------------------
Goodwill amortization related
  to the Thermalloy
  acquisition..................       $1,594             $1,195              $1,195
Goodwill amortization related
  to the acquisition of
  additional shares of
  Curamik......................           93                 70                  70
                                      ------             ------              ------
New goodwill amortization......       $1,687             $1,265              $1,265
                                      ======             ======              ======

    The actual amortization recorded after consummation of the acquisition of Thermalloy may differ from these amounts due to the final allocation of purchase price to assets and liabilities pursuant to Accounting Principles Board Opinion No. 16.

(d) Adjustment to eliminate management fees paid by Thermalloy to Bowthorpe plc in the amount of $1,484 for the year ended December 31, 1998, $1,336 for the nine months ended September 30, 1999 and $629 for the nine months ended September 30, 1998. This charge relates to management advice and consultation provided by Bowthorpe plc and does not consist of any direct expenses that would be incremental to Aavid under the combination. We believe that net sales and expenses would not have materially changed if Bowthorpe plc did not provide the management services.

(e) Adjustment to record the amortization related to the write-off of existing Thermalloy goodwill of $1,039 for the year ended December 31, 1998, $759 for the nine months ended September 30, 1999 and $779 for the nine months ended September 30, 1998 arising from Thermalloy's prior acquisitions.

(f) Adjustments to interest expense (not including interest income) resulting from the elimination of interest expense associated with Thermalloy's borrowings, additional interest and amortization of

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                             (DOLLARS IN THOUSANDS)

    deferred financing costs associated with our additional borrowings used to fund the acquisitions of Thermalloy and additional Curamik shares as follows:

                                                                              NINE MONTHS ENDED
                                                    YEAR ENDED       ------------------------------------
                                                 DECEMBER 31, 1998   OCTOBER 2, 1999   SEPTEMBER 26, 1998
                                                 -----------------   ---------------   ------------------
Interest on the new senior credit facility at
  7.43% (which represents the interest rate on
  the loans at the date of borrowing) and fees
  to lenders...................................       $6,414             $4,792              $4,792
Interest expense saved on Thermalloy's existing
  indebtedness.................................       (1,147)              (996)               (836)
Interest expense saved on Aavid's existing
  indebtedness.................................       (1,611)              (899)             (1,272)
Amortization of deferred financing fees........          330                248                 248
                                                      ------             ------              ------
Net incremental interest expense...............       $3,986             $3,145              $2,932
                                                      ======             ======              ======

    Pro forma interest expense would be as follows if interest rates on bank borrowings were to decrease or increase 1/8%:

                                                 ASSUMED INTEREST EXPENSE
ASSUMED CHANGE IN INTEREST RATE  --------------------------------------------------------
                                                              NINE MONTHS ENDED
                                    YEAR ENDED       ------------------------------------
                                 DECEMBER 31, 1998   OCTOBER 2, 1999   SEPTEMBER 26, 1998
                                 -----------------   ---------------   ------------------
Increase of 1/8%...............       $6,580             $4,477              $5,002
Decrease of 1/8%...............        6,370              4,319               4,844

(g) Adjustment to the income tax provision to reflect the tax effect of pro forma adjustments and the impact of non-deductible goodwill.

(h) Adjustment to record the decrease in depreciation resulting from the write-down of fixed assets to fair value that occurred in purchase accounting, in the amounts of $1,091 in the year ended December 31, 1998 and $818 in the nine months ended September 26, 1998 and October 2, 1999. These amounts assume an estimated remaining useful life of 4 years for the assets written off.

(i) Adjustment to record the straight line amortization on the excess of purchase price over the tangible and intangible assets acquired (goodwill), calculated on a straight line basis as follows:

                                                              NINE MONTHS ENDED
                                    YEAR ENDED       ------------------------------------
                                 DECEMBER 31, 1998   OCTOBER 2, 1999   SEPTEMBER 26, 1998
                                 -----------------   ---------------   ------------------
Amortization related to
  goodwill allocated to Aavid
  Thermal Products and
  Thermalloy amortized over a
  useful life of 20 years......       $ 7,776            $ 5,832             $ 5,832
Amortization related to
  goodwill allocated to Fluent
  amortized over a useful life
  of 5 years...................        15,550             11,663              11,663
                                      -------            -------             -------
Total goodwill amortization           $23,326            $17,495             $17,495
                                      =======            =======             =======

    The actual amortization recorded after consummation of the merger may differ from these amounts due to the full allocation of purchase price to assets and liabilities pursuant to Accounting Principles Board Opinion No. 16.

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                             (DOLLARS IN THOUSANDS)

(j) Adjustment to eliminate Aavid's goodwill amortization as previously existing goodwill has been written off in connection with the merger in the amounts of $1,963 for the year ended December 31, 1998 and $1,472 for the nine months ended September 26, 1998 and October 2, 1999.

(k) Adjustments to interest expense resulting from the elimination of interest expense associated with Aavid's pre-existing debt and additional interest and amortization of deferred financing costs associated with our additional borrowings used to fund the acquisition of Aavid as follows:

                                                              NINE MONTHS ENDED
                                    YEAR ENDED       ------------------------------------
                                 DECEMBER 31, 1998   OCTOBER 2, 1999   SEPTEMBER 26, 1998
                                 -----------------   ---------------   ------------------
Interest on the new senior
  subordinated notes at
  12 3/4%......................       $19,125            $14,344             $14,344
Interest on the new senior term
  loan and revolving line of
  credit at 9.25% and fees to
  lenders......................         5,159              3,869               3,869
                                      -------            -------             -------
Total cash interest expense....        24,284             18,213              18,213
Interest expense saved on
  Aavid's existing
  indebtedness.................        (6,414)            (4,792)             (4,792)
Amortization of new deferred
  financing fees...............           912                684                 684
Accretion of discount on notes
  offered hereby using an
  effective interest rate of
  13.713%                                 587                501                 440
                                      -------            -------             -------
Net incremental interest
  expense......................       $19,369            $14,606             $14,545
                                      =======            =======             =======

    The interest rate on the new senior term loan and revolving line of credit of 9.25% is based on the lender's base rate and is the interest rate in effect at the closing of this offering. We converted these loans to LIBOR-based loans on the day after the closing of this offering. The LIBOR-based rate is approximately 8.25%.

    Pro forma interest expense would be as follows if interest rates on bank borrowings were to decrease or increase 1/8%:

                                                         ASSUMED INTEREST EXPENSE
ASSUMED CHANGE IN INTEREST RATE          --------------------------------------------------------
                                                                      NINE MONTHS ENDED
                                            YEAR ENDED       ------------------------------------
                                         DECEMBER 31, 1998   OCTOBER 2, 1999   SEPTEMBER 26, 1998
                                         -----------------   ---------------   ------------------
Increase of 1/8%.......................       $25,912            $19,055             $19,519
Decrease of 1/8%.......................        25,776             18,953              19,417

(l) Adjustment to record the adjustment to the income tax provision related to pro forma adjustments after considering the impact of non-deductible goodwill.

              NOTES TO UNAUDITED PRO FORMA COMBINED AND CONDENSED

                             (DOLLARS IN THOUSANDS)

(m) The following table sets forth a reconciliation of historical EBITDA to adjusted EBITDA:

                                                                 NINE MONTHS ENDED        TWELVE MONTHS
                                               YEAR ENDED    --------------------------       ENDED
                                              DECEMBER 31,   OCTOBER 2,   SEPTEMBER 26,    OCTOBER 2,
                                                  1998          1999          1998            1999
                                              ------------   ----------   -------------   -------------
Historical EBITDA...........................    $ 38,326      $ 28,714      $ 27,683         $ 39,357
    Elimination of Thermalloy management
      fee (1)...............................       1,484         1,336           629            2,191
    Indirect manufacturing cost savings
      from plant closings (2)...............       1,532           998         1,129            1,401
    Selling, general and administrative
      savings (3)...........................       3,124         2,299         2,255            3,168
    Corporate office and public company
      expense (4)...........................       1,188         1,210           913            1,485
    Intel Special Product EBITDA (5)........      (6,400)         (600)       (4,600)          (2,400)
    Intel Special Product restructuring
      charge (6)............................       4,882            --         4,882               --
    Termination settlement (7)..............         858            --           858               --
                                                --------      --------      --------         --------
Adjusted EBITDA.............................    $ 44,994      $ 33,957      $ 33,749         $ 45,202
                                                ========      ========      ========         ========

------------------------

(1) Adjustments to eliminate historical expenses associated with fees paid by Thermalloy to Bowthorpe plc for management advice and consultation. These management fees ceased to be paid upon our acquisition of Thermalloy on October 21, 1999. We believe that net sales and expenses would not have materially changed if Bowthorpe plc did not provide these management services.

(2) Adjustments to record cost savings associated with the closure of our manufacturing facilities in Santa Ana, California and High Wycombe, U.K. and Thermalloy's facility in Hong Kong, China. Approximately one-half of the cost savings are due to the elimination of payroll and benefits expenses relating to indirect manufacturing, net of certain supervisors and engineers who may remain with Aavid. The remainder of the cost savings are related to rent, utilities and other expenses eliminated upon closure of the aforementioned facilities.

(3) Adjustments to record cost savings due to the elimination of employee payroll and benefits costs and duplicative advertising, computer systems, accounting and other functions at Thermalloy's corporate office in Dallas, Texas pursuant to our integration plan with Thermalloy. The adjustments also include the elimination of duplicative selling, general and administrative costs from the closure of the High Wycombe, Hong Kong and Santa Ana facilities.

(4) Adjustments to record cost savings relating to the elimination of the salaries, bonuses and benefits associated with certain members of management and certain employees of Aavid's corporate office who will cease to be our employees, as well as certain nonrecurring expenses relating to public company expenses, travel and entertainment expenses and legal costs eliminated upon consummation of the merger.

(5) Adjustments to eliminate the estimated cash flow contribution relating to production of the Intel Special Product which ended in the first quarter of fiscal 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" for a discussion of the Intel Special Product.

(6) Reflects a non-recurring restructuring charge recorded during the third quarter of 1998 when we closed our Manchester facility as a result of Intel's decision to significantly reduce its purchases of the Intel Special Product.

(7) Adjustments reflect the add-back of non-recurring charges associated with the termination of the management agreement with Sterling Ventures and a one-time bonus (based upon profits earned in excess of certain thresholds) due Mr. Alan Beane, our former President and Chief Executive Officer.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The following selected statement of operations and balance sheet data have been derived from the consolidated financial statements of Aavid and its predecessor for the periods indicated. The financial statements for the periods through December 31, 1995 have been audited by PricewaterhouseCoopers LLP, independent public accountants. The financial statements for each of the years in the three year period ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants. The report of Arthur Andersen LLP with respect to the consolidated financial statements as of December 31, 1997 and December 31, 1998 and for each of the years in the three year period ended December 31, 1998 is included in our consolidated financial statements appearing elsewhere in this prospectus. The selected consolidated financial data for the nine months ended September 26, 1998 and October 2, 1999 are unaudited and have been prepared on the same basis as Aavid's audited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, such unaudited financial data reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our results of operations for the periods then ended and our financial position as of such dates. Operating results for the nine months ended October 2, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year. The selected consolidated financial data should be read in conjunction with our consolidated financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                                       NINE MONTHS ENDED
                                                       FISCAL YEAR ENDED DECEMBER 31,              --------------------------
                                            ----------------------------------------------------   SEPTEMBER 26,   OCTOBER 2,
                                              1994     1995(1)    1996(2)      1997       1998         1998           1999
                                            --------   --------   --------   --------   --------   -------------   ----------
                                                                                                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $61,620    $90,944    $106,995   $167,745   $209,078     $158,682       $145,239
Cost of goods sold........................   41,132     60,680      66,002    107,401    138,431      106,222         90,769
                                            -------    -------    --------   --------   --------     --------       --------
  Gross profit............................   20,488     30,264      40,993     60,344     70,647       52,460         54,470
Selling, general and administrative
  expenses................................   13,246     19,347      27,562     36,709     43,783       32,224         34,054
Research and development..................    1,158      2,594       5,674      6,939      6,756        4,846          5,154
Restructuring and buyout of compensation
  agreement charges(3)....................       --      2,770          --         --      5,740        5,740             --
Purchased undeveloped technology
  charge(4)...............................       --      2,649       3,446         --         --           --             --
                                            -------    -------    --------   --------   --------     --------       --------
  Income from operations..................    6,084      2,904       4,311     16,696     14,368        9,650         15,262
Interest expense, net.....................   (1,567)    (2,611)     (1,591)    (2,178)    (1,342)      (1,155)          (257)
Other expense, net........................       (5)      (177)       (577)    (1,201)      (520)        (486)          (277)
                                            -------    -------    --------   --------   --------     --------       --------
  Income before income taxes and
    extraordinary item....................    4,512        116       2,143     13,317     12,506        8,009         14,728
Provision for income tax expense..........   (1,677)      (831)     (2,002)    (4,824)    (4,385)      (2,832)        (5,241)
                                            -------    -------    --------   --------   --------     --------       --------
  Income before extrordinary item.........    2,835       (715)        141      8,493      8,121        5,177          9,487
Extraordinary item(5).....................       --         --        (171)        --         --           --             --
                                            -------    -------    --------   --------   --------     --------       --------
Net income (loss).........................  $ 2,835    $  (715)   $    (30)  $  8,493   $  8,121     $  5,177       $  9,487
                                            =======    =======    ========   ========   ========     ========       ========
OTHER FINANCIAL DATA:
EBITDA(6).................................  $ 7,556    $ 5,228    $  7,836   $ 23,135   $ 23,728     $ 16,545       $ 20,821
EBITDA margin(7)..........................     12.3%       5.7%        7.3%      13.8%      11.3%        10.4%          14.3%
Depreciation and amortization.............  $ 1,477    $ 2,501    $  4,102   $  7,640   $  9,880     $  7,381       $  5,836
Capital expenditures......................    3,808      8,454       7,029     15,992     10,407        7,291          6,062
Ratio of earnings to fixed charges(8).....      3.9x       1.0x        2.3x       7.1x       8.8x         7.3x          17.4x

BALANCE SHEET DATA (END OF PERIOD):
Working capital...........................  $ 6,506    $ 1,974    $  9,374   $ 22,296   $ 35,959     $ 39,613       $ 44,760
Total assets..............................   32,561     56,499      80,221    110,796    129,084      123,947        136,375
Stockholders' equity......................    4,541      5,433      29,353     50,415     71,351       67,593         82,588

                                               (SEE FOOTNOTES ON FOLLOWING PAGE)

            NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

(1) Includes the results of operations of Fluent from August 24, 1995 (date of the acquisition of Fluent).

(2) Includes the results of operations of Fluid Dynamics International from May 16, 1996 (the date of the acquisition of Fluid Dynamics International).

(3) Represents the expense for (a) the buyout in 1995 of a portion of the expected future payments required under the employment agreement with Mr. Beane, our former President and Chief Executive Officer, and the bonus-based portion of the management fee due Sterling Venture Limited, each of which was established at the time of the acquisition of Aavid Thermal Products in October 1993, and (b) in 1998 (i) the charge related to the estimated restructuring costs incurred with our closure of our Manchester, New Hampshire facility, (ii) the termination of the management agreement with Sterling Ventures and (iii) a bonus due Mr. Beane based on profits in excess of certain thresholds.

(4) Represents a non-recurring charge equal to the amount of the purchase price allocated to technology acquired in the acquisition of Fluent in 1995 and the acquisition of Fluid Dynamics International in 1996, which was not fully commercially developed and had no alternative future use at the time of acquisition.

(5) Represents charge related to early retirement of debt, net of related tax effect.

(6) Represents net income before interest, income taxes, depreciation and amortization and extraordinary items, each of which can significantly affect our results of operations and liquidity and should be considered in evaluating our financial performance. EBITDA is included because we understand that such information is considered to be an additional basis on which to evaluate our ability to pay interest, repay debt and make capital expenditures. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of performance, profitability or liquidity determined in accordance with generally accepted accounting principles.

(7) Represents EBITDA as a percentage of net sales.

(8) The ratio of earnings to fixed charges has been calculated by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of deferred financing costs, and the component of capitalized lease expense which we believe represents an appropriate interest factor.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS TOGETHER WITH THE FINANCIAL STATEMENTS AND THE NOTES TO SUCH STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED ON OUR CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT US AND OUR INDUSTRIES. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, AS MORE FULLY DESCRIBED IN THE "RISK FACTORS" SECTION AND ELSEWHERE IN THIS PROSPECTUS. WE UNDERTAKE NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON, EVEN IF NEW INFORMATION BECOMES AVAILABLE OR OTHER EVENTS OCCUR IN THE FUTURE. IN ADDITION, EXCEPT AS OTHERWISE INDICATED, THE FOLLOWING DISCUSSION RELATES TO AAVID ON A HISTORICAL BASIS WITHOUT GIVING EFFECT TO THE ACQUISITION OF THERMALLOY OR THE MERGER.

OVERVIEW

    We are the leading global provider of thermal management solutions for electronic products and the leading developer and marketer of CFD software. Historically, we were organized as three operating segments: Aavid Thermal Products, Fluent and Applied Thermal Technologies; however, in connection with the merger, we consolidated our business into two operating units: Aavid Thermal Products (including Applied Thermal Technologies), which following the merger is known as Aavid Thermalloy, and Fluent. Aavid Thermalloy designs, manufactures and distributes thermal management products that dissipate unwanted heat from microprocessors and industrial electronics products. Fluent develops and markets CFD software that is used in complex computer-generated modeling of fluid flows, heat and mass transfer and chemical reactions for a variety of industries including, among others, the automotive, aerospace, chemical processing, power generation, material processing, electronics and HVAC industries. Applied Thermal Technologies offers thermal design, validation and consulting services, leveraging on technical and manufacturing capabilities gained from both Fluent and Aavid Thermalloy, to develop, test and validate Thermal solutions for third parties.

    We and our predecessors have been engaged in the development and manufacture of heat sinks and related thermal management products since 1964. In
August 1995, we acquired all the outstanding capital stock of Fluent for $12.8 million. In February 1996, we completed our initial public offering, whereby we sold an aggregate of 2,645,000 shares of common stock at a price of $9.50 per share, from which we received net proceeds of approximately
$21.7 million. During 1996, we further expanded our operations through the acquisitions of (1) Fluid Dynamics International, Inc., a provider of computational fluid dynamics software, (2) an aluminum extrusion manufacturing facility located in Franklin, New Hampshire and (3) Beaver Industries, a manufacturer of heat sinks and related thermal management products for electrical and electronics parts, components, ensembles and systems in Toronto, Canada. See Note C of notes to our consolidated financial statements for additional information about these acquisitions.

    In 1997, we opened a facility in Manchester, New Hampshire specifically for the production of a special heat dissipating plate for Intel Corporation (the "Intel Special Product"). In the second half of July 1998, Intel notified us of significant reductions in forecasts for purchase of the Intel Special Product. As a result, during the third quarter of 1998, we decided to close our Manchester facility and we recorded a non-recurring pre-tax charge of $4.9 million, reflecting the costs associated with such closure. The non-recurring revenues relating to the Intel Special Product were approximately $47 million, or 22% of net sales, in 1998 and approximately $25 million, or 15% of net sales, in 1997. The Intel Special Product had a lower gross margin than our other thermal management products. Intel remains one of our significant customers, although sales to Intel for the nine months ended October 2, 1999 were less than 5% of total net sales. No customer generated more than 5% of our net sales for the same period.

    The increased goodwill amortization and other purchase accounting adjustments resulting from our acquisition of Thermalloy and the merger will decrease our net income in the fourth quarter of 1999 and in 2000 as compared to the respective prior year periods.

THERMALLOY ACQUISITION

    In October 1999, we completed the acquisition of Thermalloy for a total purchase price of $80.0 million (including estimated transaction costs of $1.5 million). Thermalloy designs, manufactures and sells a wide variety of standard and proprietary heat sinks and associated products, similar to those designed and manufactured by Aavid Thermal Products, within the computer and networking and industrial electronics (including telecommunications) industries. Thermalloy has manufacturing facilities in Dallas, Texas; Monterrey, Mexico; Corby and Swindon, England; Bologna, Italy; and Malacca, Malaysia. As part of this acquisition from Bowthorpe, we also acquired 65.2%, representing Bowthorpe's entire shareholding, of Curamik Electronics GmbH, a German corporation that manufactures direct bonded copper substrates used in the packaging and cooling of high power electronic devices. In a separate transaction, we purchased an additional 20.2% of Curamik from two minority shareholders for approximately $2.7 million, thereby increasing our ownership to 85.4%. Thermalloy, including Curamik, had net sales of approximately
$100.8 million and EBITDA of approximately $13.5 million (adjusted to exclude management fees of $2.2 million paid by Thermalloy to Bowthorpe) for the twelve months ended September 30, 1999. We believe the acquisition of Thermalloy will create significant opportunities to realize cost savings through certain plant closings, the elimination of duplicative selling, general and administrative functions and the reduction of unnecessary corporate expenses.

RESULTS OF OPERATIONS

    The following table is derived from our consolidated statements of operations and sets forth the percentage relationship of certain items to net sales for the periods indicated:

                                                                                       NINE MONTHS ENDED(1)
                                                      YEAR ENDED DECEMBER 31,       --------------------------
                                                   ------------------------------   SEPTEMBER 26,   OCTOBER 2,
                                                     1996       1997       1998         1998           1999
                                                   --------   --------   --------   -------------   ----------
Net sales........................................   100.0%     100.0%     100.0%        100.0%         100.0%
Cost of goods sold...............................    61.7       64.0       66.2          66.9           62.5
                                                    -----      -----      -----         -----          -----
  Gross profit...................................    38.3       36.0       33.8          33.1           37.5
Selling, general and administrative expenses.....    25.8       21.9       20.9          20.3           23.5
Research and development.........................     5.3        4.1        3.2           3.1            3.5
Purchased undeveloped technology charge..........     3.2         --         --            --             --
Restructuring and buyout of compensation
  arrangements...................................      --         --        2.8           3.6             --
                                                    -----      -----      -----         -----          -----
  Income from operations.........................     4.0       10.0        6.9           6.1           10.5
Interest expense, net............................    (1.5)      (1.3)      (0.6)         (0.7)          (0.2)
Other income (expense), net......................    (0.5)      (0.8)      (0.3)         (0.3)          (0.2)
                                                    -----      -----      -----         -----          -----
  Income before taxes............................     2.0        7.9        6.0           5.1           10.1
Provision for income taxes.......................    (1.9)      (2.8)      (2.1)         (1.8)          (3.6)
                                                    -----      -----      -----         -----          -----
  Net income (loss)..............................     0.1        5.1        3.9           3.3            6.5
Extraordinary item, net of tax...................    (0.1)        --         --            --             --
                                                    -----      -----      -----         -----          -----
  Net income (loss)..............................     0.0%       5.1%       3.9%          3.3%           6.5%
                                                    =====      =====      =====         =====          =====

------------------------

(1) Aavid's first three fiscal quarters consist of periods of approximately 13 weeks each, ending on the Saturday closest to the end of such 13 week period, and Aavid's fourth quarter and fiscal year end on December 31. The nine months ended October 2, 1999 contained six more days than the first nine months of 1998.

NINE MONTHS ENDED OCTOBER 2, 1999 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 26,
  1998

                                              NINE MONTHS ENDED
                                        -----------------------------
                                        SEPTEMBER 26,     OCTOBER 2,
NET SALES (DOLLARS IN MILLIONS)              1998            1999        CHANGE
-------------------------------         --------------   ------------   --------
Computer and Networking...............      $ 44.6          $ 56.8        27.6 %
Industrial Electronics................        46.9            49.0         4.5 %
Consulting and Design (Applied).......         0.7             1.0        42.9 %
                                            ------          ------       -----
                                              92.2           106.8        15.8 %
Computer and Networking--Intel Special
  Product.............................        38.5             2.6       (93.2)%
                                            ------          ------       -----
  Total Aavid Thermal Products........       130.7           109.4       (16.3)%
  Total Fluent........................        28.0            35.9        28.2 %
                                            ------          ------       -----
  Total Aavid Thermal Technologies
    (including Intel Special
    Product)..........................      $158.7          $145.3        (8.4)%
                                            ======          ======       =====
  Total Aavid Thermal Technologies
    (excluding Intel Special
    Product)..........................      $120.2          $142.7        18.7 %
                                            ======          ======       =====

    Net sales for the nine months ended October 2, 1999 were $145.3 million, a decrease of $13.4 million, or 8.4%, compared with $158.7 million for the nine months ended September 26, 1998. This reduction in net sales was the result of the impact of the one-time reduction in sales volume of $35.9 million for the Intel Special Product. Our net sales for the nine month period ended October 2, 1999, excluding net sales of the Intel Special Product, however, increased $22.5 million, or 18.7%, over the same period in the prior year.

    Aavid Thermal Products' net sales were $109.4 million for the nine months ended October 2, 1999, a decrease of $21.3 million, or 16.3%, compared with $130.7 million for the nine months ended September 26, 1998. This decrease was the result of the one-time reduction in sales volume of $35.9 million for the Intel Special Product. Net sales from the Intel Special Product accounted for 29.5% of Aavid Thermal Products' total net sales for the nine months ended September 26, 1998. Excluding net sales from the Intel Special Product, Aavid Thermal Products' net sales for the nine months ended October 2, 1999 increased $14.6 million, or 15.8%, over the nine months ended September 26, 1998.

    Net sales from computer and networking products (excluding the Intel Special Product) showed strong growth in the nine months ended October 2, 1999, increasing 27.6% over the nine months ended September 26, 1998. Industrial electronics net sales increased 4.5% for the nine months ended October 2, 1999 compared to the nine months ended September 26, 1998. Industrial electronics net sales were significantly impacted in the third quarter and fourth quarters of 1998 and to a lesser extent in the first quarter of 1999 by the Asian economic slowdown.

    Fluent's net sales were $35.9 million for the nine months ended October 2, 1999, an increase of $7.9 million, or 28.2%, over $28.0 million for the nine months ended September 26, 1998. Of this increase, approximately 28% was the result of net sales by Fluent's new subsidiary in Japan, which became operational in the first quarter of 1999. The remaining 72% increase was spread among all product offerings due primarily to increased sales to new customers for computational fluid dynamics software, as well as the success of application-specific products.

    Excluding net sales for the Intel Special Product, international net sales (which include North American exports) increased to 37.9% of net sales for the nine months ended October 2, 1999 as compared with 35.7% for the nine months ended September 26, 1998.

    Our gross profit for the nine months ended October 2, 1999 was $54.5 million, an increase of $2.0 million, or 3.8% higher than $52.5 million for the nine months ended September 26, 1998. Our gross margin increased from 33.1% in the nine months ended September 26, 1998 to 37.5% in the nine months ended October 2, 1999. This increase in gross margin resulted from a decrease in the percentage of overall gross profit derived from the Intel Special Product (which had a lower gross margin than our other products) and an increase in the percentage of overall gross margin derived from Fluent, which has significantly higher overall gross margin percentages than Aavid Thermal Products.

    Our selling, general and administrative expenses were $34.1 million, or 23.5% of net sales, for the nine months ended October 2, 1999 as compared to $32.2 million, or 20.3% of net sales, for the nine months ended September 26, 1998. The increase in selling, general and administrative expenses resulted from an increase of $3.7 million at Fluent (broadly in line with sales growth), which was partially offset by a decline at Aavid Thermal Products resulting from cost reductions in response to lower sales from the loss of the Intel Special Product.

    Our research and development expenses consist primarily of funding for internal product development activities as well as product development activities conducted by third parties on our behalf. Research and development expenses also include the costs of obtaining patents on the technology developed in research and development activities. Research and development expenses were $5.2 million, or 3.5% of net sales, for the nine months ended October 2, 1999 as compared to $4.8 million, or 3.1% of net sales, for the nine months ended September 26, 1998. The increase in research and development expenses was primarily due to increased expenditures at Fluent.

    Our income from operations for the nine months ended October 2, 1999 was $15.3 million, a decline of $0.1 million, or 0.8%, from $15.4 million for the nine months ended September 26, 1998 (excluding non-recurring charges). Our income from operations as a percentage of net sales was 10.5% for the nine months ended October 2, 1999 as compared with 9.7% for the nine months ended September 26, 1998 (excluding non-recurring charges). This improvement in income from operations as a percentage of net sales is primarily the result of an increase in the percentage of overall operating profit derived from Fluent. Income from operations as a percentage of net sales at Aavid Thermal Products for the nine months ended October 2, 1999 was 8.5%, which compares with 8.4% for the nine months ended September 26, 1998. Fluent's income from operations as a percentage of net sales increased to 17.0% for the nine months ended October 2, 1999, compared with 16.2% for the nine months ended September 26, 1998. Fluent's operating margins increased primarily because net sales grew at a faster rate than expenditures on research and development.

    Our interest charges were $0.3 million for the nine months ended October 2, 1999, a $0.9 million decrease over interest charges of $1.2 million for the nine months ended September 26, 1998, reflecting lower levels of indebtedness. The effective tax rate for the nine months ended October 2, 1999 was 35.6%, compared with 36.4% for the nine months ended September 26, 1998.

    During the first quarter of 1998, we recorded a non-recurring pre-tax charge of $1.9 million, which related to the termination of a management agreement and an obligation to pay a former director a bonus based on 1998 profits in excess of certain thresholds.

    During the third quarter of 1998, we recorded a non-recurring pre-tax charge of $4.9 million, reflecting the costs associated with the closure of our Manchester, New Hampshire facility. This facility was dedicated to manufacturing the Intel Special Product. The costs associated with the closure of the Manchester facility included the write-down of surplus equipment of $2.8 million, settlement of certain purchase commitments of $1.1 million, provisions for leased property expenses of $0.4 million and employee separation costs of $0.6 million. We incurred charges of $3.2 million related to this plant closure during the nine months ended October 2, 1999. The charge was offset by a $1.0 million reduction in the previous estimate of obligations to pay a former director a bonus, paid on profits in excess of certain thresholds, as discussed above. The combination of these two events resulted in a net third quarter non-recurring pre-tax charge of $3.9 million.

    Our net income for the nine months ended October 2, 1999 was $9.5 million, an increase of $0.8 million, compared with net income for the nine months ended September 26, 1998 of $8.7 million, excluding non-recurring charges.

1998 COMPARED WITH 1997

                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                      -------------------
NET SALES (DOLLAR IN MILLIONS)                          1997       1998      CHANGE
------------------------------                        --------   --------   --------
Computer and Networking.............................   $ 47.4     $ 62.4      31.6 %
Industrial Electronics..............................     62.6       60.2      (3.8)%
Consulting and Design (Applied).....................      0.5        1.2       100 %
                                                       ------     ------     -----
                                                        110.5      123.8      12.0 %

Computer and Networking--Intel Special Product......     24.7       47.0      90.3 %
                                                       ------     ------     -----
  Total Aavid Thermal Products......................    135.2      170.8      26.3 %
  Total Fluent......................................     32.5       38.3      17.8 %
                                                       ------     ------     -----
  Total Aavid Thermal Technologies
    (including Intel Special Product)...............   $167.7     $209.1      24.7 %
                                                       ======     ======     =====
  Total Aavid Thermal Technologies
    (excluding Intel Special Product)...............   $143.0     $162.1      13.4 %
                                                       ======     ======     =====

    Our net sales for 1998 were $209.1 million, an increase of $41.4 million, or 24.7%, compared with $167.7 million for 1997. The increase in net sales was primarily the result of the strong growth of both Aavid Thermal Products and Fluent.

    Net sales for Aavid Thermal Products were $170.8 million in 1998, an increase of $35.5 million, or 26.3%, compared with $135.2 million in 1997. This growth was primarily the result of increasing net sales of computer and networking thermal management products, both to Intel and other customers. Net sales in the industrial electronics markets were lower in 1998 than 1997 primarily due to customer inventory reductions in the second half of 1998, reflecting less favorable economic conditions.

    Despite the well publicized personal computer industry inventory correction experienced in the first half of 1998, net sales for computer and networking products (excluding the Intel Special Product) showed strong growth in 1998, increasing 31.6% over 1997 primarily due to market share gains. Industrial electronics net sales performed well in the first half of 1998, increasing 13.8% over the first half of 1997. However, the Asian economic slowdown in 1998 caused a sharp correction of customer inventories in the second half of 1998, leaving total industrial electronics net sales down 3.8% in 1998 over 1997. Net sales of the Intel Special Product grew strongly in the first half of 1998 reaching
$15.0 million for the second quarter of the year. Following Intel's decision to phase out the Intel Special Product in July 1998, net sales to Intel declined from $15.0 million for the second quarter of 1998 to $10.8 million and $8.6 million for the third and fourth quarters, respectively.

    Fluent's net sales were $38.3 million in 1998, an increase of $5.8 million, or 17.8%, over $32.5 million in 1997. Strong growth in North America and Europe was marginally offset by lower growth in the Far East. In general, increases were seen in all product offerings due primarily to increased sales to new customers in the market for CFD design software, as well as the success of application-specific products.

    Excluding sales of the Intel Special Product, international net sales (which include North American exports) increased to 36.4% of net sales for 1998 compared with 34.7% in 1997. This increase in the level of international net sales is primarily the result of both additional product manufactured within North America and shipped to customers' offshore manufacturing and assembly operations and higher product net sales from our expanded Far East manufacturing operations.

    Our gross profit for 1998 was $70.6 million, an increase of $10.3 million, or 17.1%, over $60.3 million in 1997. Our gross margin as a percentage of net sales decreased from 36.0% in 1997 to 33.8% for 1998. Approximately two-thirds of this change was derived from a higher proportion of lower gross margin business related to the Intel Special Product in 1998 than in 1997. The remaining one-third of this decrease was predominantly due to reduced levels of higher gross margin industrial electronics sales in the second half of 1998.

    Our selling, general and administrative expenses were $43.8 million, or 20.9% of net sales, for 1998 as compared to $36.7 million, or 21.9% of net sales, for 1997. The decrease in selling, general and administrative expense as a percentage of net sales resulted principally from the faster rate of growth in net sales at Aavid Thermal Products, which has a lower selling, general and administrative expense as a percentage of net sales, than at Fluent.

    Our research and development expenses were $6.8 million, or 3.2% of net sales, in 1998 as compared to $6.9 million, or 4.1% of net sales, in 1997. The decrease in research and development expenses as a percentage of net sales is primarily due to lower research and development expenditures at Aavid Thermal Products.

    Our 1998 income from operations of $20.1 million (excluding the non-recurring charge) was $3.4 million, or 20.4%, higher than $16.7 million in 1997. Our income from operations as a percentage of net sales for 1998 (prior to the non-recurring charge) was 9.6% as compared with 10.0% for the prior year. Fluent's income from operations as a percentage of net sales was maintained at 16.8%. Aavid Thermal Products' income from operations as a percentage of net sales for 1998 was 8.0%, compared to 8.4% for 1997. Substantially all of this decrease was the result of an approximate 1% reduction in operating margin in the second half of 1998, which resulted from lower sales volume of the Intel Special Product.

    Our interest charges were $1.3 million in 1998, a $0.9 million, or 38.3%, decrease over interest charges of $2.2 million for 1997, reflecting lower levels of indebtedness. Our effective tax rate in 1998 was 35.1%, compared with 36.2% in 1997.

    Our net income for 1998 prior to non-recurring charges was $11.7 million, an increase of $3.2 million over our 1997 net income of $8.5 million.

    During the first quarter of 1998, we recorded a non-recurring pre-tax charge of $1.9 million, which related to the termination of a management agreement and an obligation to pay a former director a bonus based on 1998 profits in excess of certain thresholds.

    During the third quarter of 1998, we recorded a non-recurring pre-tax charge of $4.9 million, reflecting the costs associated with the closure of our Manchester, New Hampshire facility. We incurred charges of $0.7 million related to this plant closure during 1998. The charge was offset by a $1.0 million reduction in the previous estimate of obligations to pay a former director a bonus, paid on profits in excess of certain thresholds, as discussed above.

1997 COMPARED WITH 1996

                                                   YEAR ENDED
                                                  DECEMBER 31,
                                               -------------------
NET SALES (DOLLARS IN MILLIONS)                  1996       1997      CHANGE
-------------------------------                --------   --------   --------
Computer and Networking......................  $   30.5   $   47.4       55.4%
Industrial Electronics.......................      49.4       62.6       26.7%
Consulting and Design (Applied)..............       0.0        0.5        N/A
                                               --------   --------   --------
                                                   79.9      110.5       38.3%
Computer and Networking--Intel Special
  Product....................................       2.0       24.7    1,135.0%
                                               --------   --------   --------
  Total Aavid Thermal Products...............      81.9      135.2       65.1%
  Total Fluent...............................      25.1       32.5       29.5%
                                               --------   --------   --------
  Total Aavid Thermal Technologies
    (including the Intel Special Product)....  $  107.0   $  167.7       56.7%
                                               ========   ========   ========
  Total Aavid Thermal Technologies
    (excluding the Intel Special Product)....  $  105.0   $  143.0       36.2%
                                               ========   ========   ========

    Net sales in 1997 were $167.7 million, an increase of $60.7 million, or 56.7%, compared with $107.0 million for 1996. The increase in net sales was primarily the result of the strong growth of both Aavid Thermal Products and Fluent.

    Net sales for Aavid Thermal Products were $135.2 million in 1997, an increase of $53.3 million, or 65.1%, compared with $81.9 million in 1996. This growth was primarily due to increasing demand for heat dissipation solutions for computer and networking components, resulting in higher domestic and overseas sales to computer OEM's and semiconductor companies. Net sales of thermal products to the telecommunications, industrial electronics and instrumentation markets were also higher due to underlying market growth.

    Net sales for computer and networking products (excluding the Intel Special Product) showed strong growth in 1997, increasing 55.4% over 1996 due to increasing demand for heat dissipation solutions associated with computer and networking components, resulting in higher domestic and overseas sales to computer OEM's. Industrial electronics net sales performed well in 1997, increasing 26.7% over 1996 due primarily to increased sales to new customers. Net sales of the Intel Special Product grew to $24.7 million in 1997 as production of the Intel Special Product was ramped up to full capacity.

    Fluent's net sales of $32.5 million in 1997 were $7.4 million, or 29.5%, higher than $25.1 million in 1996. Of this increase, 8.6% was the result of the acquisition of Fluid Dynamics in May 1996.

    Excluding sales of the Intel Special Product, international net sales (which include North American exports) increased $17.8 million to 34.7% of net sales for 1997 compared with 29.8% in 1996. This growth largely reflected higher net sales from products manufactured within North America and shipped to customers' offshore manufacturing and assembly operations. To a lesser extent, growth in international net sales also reflected increased net sales from our European and Asian operations.

    Our gross profit for 1997 was $60.3 million, an increase of $19.3 million, or 47.2%, over 1996. Gross profit as a percentage of net sales decreased from 38.3% in 1996 to 36.0% for 1997. This decrease in gross margin was primarily due to Aavid Thermal Products accounting for a higher percentage of net sales than Fluent, which has significantly higher gross margins than Aavid Thermal Products. The remaining change in gross margin was predominantly the result of higher sales volumes of lower gross margin computer and networking (including the Intel Special Product) sales.

    Our selling, general and administrative expenses were $36.7 million, or 21.9% of net sales, for 1997, as compared to $27.6 million, or 25.8% of net sales, for 1996. The decrease in selling, general and administrative expenses as a percentage of net sales resulted principally from a faster rate of net sales growth at Aavid Thermal Products, which has lower selling, general and administrative expenses as a percentage of net sales than does Fluent.

    Our research and development expenses were $6.9 million, or 4.1% of net sales, in 1997 as compared to $5.7 million, or 5.3% of net sales, in 1996. The decrease in research and development expenses as a percentage of net sales is primarily due to the faster rate of growth in net sales at Aavid Thermal Products, which has lower research and development expenses as a percentage of net sales than Fluent.

    1996 comparative amounts are exclusive of a non-recurring, one-time charge of $3.4 million relating to purchased undeveloped technology arising out of the acquisition of Fluid Dynamics.

    Our income from operations of $16.7 million for 1997 was $8.9 million, or 115.2%, higher than for 1996. Our income from operations as a percentage of net sales for 1997 was 10.0% compared with 7.2% for 1996. This improvement largely reflected the significant improvement at Aavid Thermal Products, where the growth in net sales and gross profit exceeded the increase in selling, general and administrative and research and development expenses.

    Our interest charges were $2.2 million in 1997, a $0.6 million increase over interest charges of $1.6 million for 1996, reflecting the higher indebtedness resulting from the increased level of capital expenditures and the increase in working capital through 1997. Our effective tax rate in 1997 was 36.2%, compared with 35.8% in 1996.

    Our net income for 1997 was $8.5 million, compared to our net loss in 1996 of $30,000.

LIQUIDITY AND CAPITAL RESOURCES

    HISTORICAL

    Historically, we have used internally generated funds and proceeds from financing activities to meet our working capital and capital expenditure requirements. As a result of the Thermalloy acquisition and the merger, we have significantly increased our cash requirements for debt service relating to the notes and our amended and restated credit facility. We intend to use amounts available under our amended and restated credit facility, future debt and equity financings and internally generated funds to finance our working capital requirements, capital expenditures and potential acquisitions. As of October 2, 1999, after giving pro forma effect to the Thermalloy acquisition and the merger and related transactions, we would have had $198.4 million of debt outstanding and $20.3 million of additional availability under our revolving credit facility.

    Net cash provided by operating activities for the nine month period ended October 2, 1999 was $9.4 million compared to $13.8 million for the nine month period ended September 26, 1998. We had $44.8 million in working capital as of October 2, 1999 compared with $39.6 million for the prior year period. At October 2, 1999, accounts receivable days sales outstanding ("DSO") were 67 days, which compares with 54 days at December 31, 1998. While the number of days sales outstanding are up from the end of 1998, the 65 days at July 4, 1999 is consistent with the average DSO in 1998 as a whole. The increase during the third quarter of 1999 from 65 to 67 days is due to an increase in Fluent's DSO due to longer receivable days experienced in the new subsidiary in Japan. At October 2, 1999, inventory turns were 7.4 times, which compares with 7.7 times at December 31, 1998. This reduction in turns is primarily the result of the elimination of high turnover business related to the Intel Special Product.

    During the nine months ended October 2, 1999, we made capital expenditures of $6.1 million compared with $7.3 million in the first nine months of 1998. The higher level of capital expenditures in the prior year period was primarily attributable to above average investment in additional capacity. At October 2, 1999, we had no material purchase commitments.

    AFTER THE MERGER AND RELATED TRANSACTIONS

    In connection with the merger, we repaid all outstanding debt under our existing credit facility, which aggregated approximately $88.2 million at February 2, 2000, and amended and restated this credit facility to, among other things, add Holdings as a guarantor, permit the issuance of the outstanding notes and amend certain of the financial ratios and restrictive covenants to reflect such issuance. The amended and restated credit facility provides for a $22.0 million revolving credit facility (of which $1.7 million was drawn at closing) and a $53.0 million term loan facility (which was fully drawn at closing). Subject to compliance with the terms of the amended and restated credit facility, borrowings under the revolving credit facility will be available for working capital purposes, capital expenditures and future acquisitions. The revolving credit facility will terminate, and all amounts outstanding thereunder will be payable, on March 31, 2005.

    Principal on the term loan facility will be required to be repaid in quarterly installments commencing December 31, 2000 and ending March 31, 2005 as follows: five installments of $2,000,000; four installments of $2,500,000; four installments of $2,750,000; two installments of $3,200,000; two installments of $3,900,000; and a final installment of $7,800,000. In addition, commencing with our fiscal year ending December 31, 2001, we will be required to apply 50% of our excess cash flow to permanently reduce the term loan.

    The amended and restated credit facility and the notes each contain certain covenants that limit, among other things, our ability to incur additional debt. In addition, the amended and restated credit facility requires that we maintain certain financial ratios.

    We believe that existing sources of liquidity and funds expected to be generated from operations will be sufficient to meet our debt service, capital expenditure and working capital requirements for the foreseeable future. Further expansion of our business or the completion of any material strategic acquisitions may require additional funds which, to the extent not provided by internally generated sources, could require us to seek access to debt and equity markets.

YEAR 2000

    The year 2000 problem was to have resulted from computer programs and devices that did not differentiate between the year 1900 and the year 2000 because they were written using two digits rather than four to define the applicable year; accordingly, computer systems that have time-sensitive calculations potentially would not properly recognize the year 2000. This could have resulted in system failures or miscalculations causing disruptions of our operations. The year 2000 problem potentially affected us across our worldwide locations and within substantially all of our business activities. We believe that as a result of our year 2000 remediation and planning programs, the year 2000 problem has not, as of March 15, 2000, had a material adverse effect on our operations or financial results. As of December 31, 1999, we estimate that we had incurred approximately $150,000 in our year 2000 efforts, including without limitation, outside consulting fees and computer systems upgrades, but excluding internal staff costs, all of which has been expensed. It is possible that we will experience year 2000 related problems in the future, particularly with our non-business critical systems, which may result in failures or miscalculations resulting in inaccuracies in computer output or disruptions of operations. However, we believe that the year 2000 problem will not pose significant operational problems for our business critical computer systems and equipment. The financial impact of future remediation activities that may become necessary, if any, cannot be known precisely at this time, but it is not expected to be material.

                               INDUSTRY OVERVIEW

THERMAL MANAGEMENT

    In today's electronic environment, microprocessors and their associated power supplies, hard drives, advanced video chips and other peripheral devices draw large amounts of power and, consequently, must dissipate a significant amount of heat. The same heat generation occurs in semiconductors and integrated circuits in motor controls, telecommunications switches and other electronics. Because these electronic components can only operate efficiently in narrow temperature bands, heat is an absolute constraint in electronic system design. The excessive heat generated within a component not only degrades semiconductor and system performance and reliability, but can also cause semiconductor and system failure.

    Increasingly, neither externally generated off-the-shelf thermal management products nor internally designed and produced parts have been able to effectively address the expanding complexity of thermal management problems resulting from the increasing amount of heat required to be dissipated by electronic products. The complexity of thermal management problems has been intensified by reductions in system size, shorter time-to-market, shorter product life cycles and more demanding operating environments.

    These factors have led to the development and growth of the thermal management industry. We estimate that the size of the worldwide thermal management market was approximately $4.1 billion in 1999. This $4.1 billion market can be broken down into eight industry types as illustrated in the table below. We further estimate that the worldwide thermal management market will grow at a compound annual growth rate of approximately 12.8% to $6.6 billion in 2003.

                      WORLDWIDE ELECTRONIC THERMAL MARKET

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS IN BILLIONS
                      1997   1998   1999   2000   2001   2002   2003
Communication          701    733    836    964  1,129  1,320  1,528
Consumer               390    368    386    405    446    493    536
Auto electronics       197    198    220    245    273    298    322
Computer             1,596  1,535  1,634  1,836  2,115  2,433  2,767
Industrial             316    316    343    389    442    498    565
Instrument             209    210    220    241    269    303    336
Gov/Military           374    371    386    407    429    452    473
Business                38     38     40     44     48     53     56

    The worldwide electronic thermal management market is divided between solutions that are internally designed and produced by OEMs (I.E., "in-house" thermal solutions) and those that are externally supplied by thermal management companies (I.E., "outsourced" thermal solutions). Based on our experience in the industry and industry data, we estimate that the size of the in-house thermal solutions market is approximately $1.2 billion and the size of the outsourced thermal solutions market is approximately $2.9 billion, or 72% of the worldwide electronic thermal management market. As thermal management problems become increasingly complex, we believe that manufacturers will increasingly outsource their thermal management design and production in order to focus on their core competencies. We further believe that the market for the types of thermal management products and services we offer in our existing geographic locations comprises only 45% of the $2.9 billion outsourced thermal solutions market. We believe that, as the market leader, we will benefit from the expected growth in the worldwide electronic thermal management market and that, through geographic and product expansion, we have a significant opportunity to address a larger portion of the outsourced segment of this market than we currently address. The following graphs show our estimate of the size and composition of the worldwide electronic thermal management market.

       OUTSOURCED VS. IN-HOUSE MARKET                ADDRESSED VS. UNADDRESSED MARKET


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

OUTSOURCED  72%
In-house    28%

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

UNADDRESED BY AAVID  55%
Addresed by Aavid    45%

    Electronics manufacturers seek to respond to end user demands and increasing competition by offering new products with improved performance (functionality and speed) and greater reliability in smaller forms and at lower prices. This greater functionality, speed and the miniaturization of component housing has resulted in an increase in unwanted heat generated by electronics products. The demand for thermal management products is driven by the need to dissipate the increasing amount of heat generated by electronic products.

    We believe that future growth of the thermal management products market will be driven by the following factors:

    - Inherent unit growth in end-user products, such as desktop computers, laptops and telecommunications equipment. In particular, the volume of microprocessors and support chip units is increasing on an absolute and on a per product basis.

    - The wider use of electronic controls in numerous areas due to the general increase in automation.

    - The increasing use of microprocessors in industrial electronics applications, fueling the need for thermal management products to manage the different operating temperature characteristics of these devices.

    - The increased need for reliable power supplies. The quality of power can be adversely affected by thermal overload arising from ineffective thermal management. This is becoming increasingly important within the industrial, computer and telecommunications sectors where "irregular" power surges can damage equipment and cause productivity loss.

    - The complexity of thermal management problems, which has been intensified by the increasing amount of heat to be dissipated, reductions in system size, shorter time-to-market product cycles and more demanding temperature operating environments.

COMPUTATIONAL FLUID DYNAMICS SOFTWARE

    CFD software is used in a wide range of industries for complex computer-based analysis of engineering designs involving fluid flows, heat and mass transfer, chemical reaction and other fluid flow phenomena. CFD software tools allow the analysis and evaluation of design modifications without the physical prototyping of each design modification, thereby reducing engineering cost, improving product performance and decreasing time-to-market for new products. Specific uses of CFD-based flow analysis include the design of electronic components and systems, automotive design, combustion systems modeling and process plant troubleshooting.

    Over the past decade, increases in computing power have made CFD-based computer analysis of complex fluid flows feasible on computers that are readily available to research and development and engineering departments. Development of CFD software technology is expanding that market beyond its traditional user base of Ph.D-level engineers in corporate research and development centers to the larger base of design engineers working in product development. Finally, CFD software tools are part of the growing trend toward improved engineering efficiency through computer-aided analysis and design by integrating CFD software with geometric modeling and design.

    The CFD software market has been growing rapidly during the past decade. Based on publicly available information from a number of our key competitors and internal management estimates, we believe that in 1998 the size of the developed market for CFD software applications was approximately $100 million. We further believe that this market has grown approximately 20% annually since 1992 and we expect to benefit from the anticipated continued growth of this market. Based on a market study we conducted in connection with our acquisition of Fluent, we estimate that the size of the potential market for CFD software products is currently approximately $500 million. We also believe that, through Fluent, we have approximately 40% of the developed market for CFD software applications.

    We expect that future growth of the CFD software market will be driven by the following factors:

    - The ability of customers using CFD software to reduce their product development costs, minimize time-to-market for their new products and improve product performance.

    - The ability to analyze fluid flows is becoming increasingly important across a wide range of industries.

    - The development of more powerful and affordable computers that are capable of running CFD software.

    - The growing trend among customers to improve the engineering efficiency of product development and improvement through computer-aided analysis and design.

    - Expansion of the traditional user base for CFD software beyond Ph.D.-level engineers in corporate research and development centers to the larger base of design engineers.

                                    BUSINESS

INTRODUCTION

    We are the leading global provider of thermal management solutions for electronic products and the leading developer and marketer of CFD software. Each of these businesses has an established reputation for high product quality, service excellence and engineering innovation in its market. We design, manufacture and distribute on a worldwide basis thermal management products that dissipate unwanted heat, which can degrade system performance and reliability, from microprocessors and industrial electronics products. Our products, which include heat sinks, interface materials and attachment accessories, fans, heat spreaders and liquid cooling and phase change devices that we configure to meet customer-specific needs, serve the critical function of conducting, convecting and radiating away unwanted heat. CFD software is used in complex computer-generated modeling of fluid flows, heat and mass transfer and chemical reactions. Our CFD software is used in a variety of industries, including the automotive, aerospace, chemical processing, power generation, material processing, electronics and HVAC industries.

    We believe the demand for thermal management products and CFD software is growing. The increase in unwanted heat generated in electronic and other products is primarily a result of more powerful semiconductors and the growing number of semiconductors being used in individual products. The growing demand for our thermal management products is driven by the need to dissipate the increasing amount of heat generated by electronic products, as well as strong unit growth. The increase in heat requires more complex thermal solutions, which in turn is driving the trend among our customers and other electronics manufacturers to outsource development of thermal management solutions. Through our product design capabilities and customer relationships, we lead the thermal management industry in meeting this growing demand. The demand for CFD software is driven by the need to reduce product development costs, minimize time-to-market for new products and improve product performance. Through our technological leadership in CFD software, we will continue to develop software to meet the needs of our customers and others in this growing market. These trends have contributed to the growth in combined net sales of Aavid and Thermalloy from $187.9 million for the fiscal year ended December 31, 1996, to $296.4 million for the twelve months ended October 2, 1999. For the twelve months ended October 2, 1999, our pro forma adjusted EBITDA was $45.2 million.

    Our thermal management products are used in a wide variety and growing number of computer and networking and industrial electronics applications, including computer systems (desktops, laptops, disk drives, printers and peripheral cards), network devices (servers, routers, set top boxes and local area networks), telecommunications equipment (wireless base stations, satellite stations and PBXs), instrumentation (semiconductor test equipment, medical equipment and power supplies), transportation and motor drives (braking and traction systems) and consumer electronics (stereo systems and video games). Our CFD software is used for a wide variety of computer-based analyses, including the design of electronic components and systems, automotive design, combustion systems modeling and process plant troubleshooting. We have longstanding relationships with a highly diversified base of more than 3,500 national and international customers, including original equipment manufacturers (commonly referred to as OEMs), electronics distributors and contract manufacturers. Our customers include Acer, Apple, Arrow, AT&T, Cisco Systems, Compaq Computer, DaimlerChrysler, Dell, Dow Chemical, Ericsson, Ford, Fujitsu, General Electric, Harmon-Kardon, Hewlett-Packard, IBM, Intel, Lockheed Martin, Lucent, Motorola, Nortel, Rockwell Automation, Rolls Royce, SCI Systems, Siemens, Silicon Graphics, Solectron and Sun Microsystems.

COMPETITIVE STRENGTHS

    We believe that the following competitive strengths have enabled us to become a worldwide leader in both the thermal management market and the CFD software market.

    TOTAL INTEGRATED SOLUTIONS PROVIDER. The increasing complexity of heat dissipation problems and the growing trend among manufacturers to outsource development of thermal management solutions has stimulated demand for total integrated solutions. We provide total integrated solutions by analyzing customers' thermal management problems at the device-, board- and system-level, designing, simulating and prototyping thermal management solutions and manufacturing, distributing and supporting these solutions worldwide.

    VALUE-ADDED PARTNERING WITH OUR CUSTOMERS. We work closely with our customers to develop customized thermal management solutions. We believe that our close relationships with customers and their design and development teams, as well as our worldwide manufacturing capabilities, allow us to anticipate customers' needs and, through our engineering expertise and experience, provide quality product solutions more quickly than our competitors.

    WORLDWIDE LOW COST MANUFACTURER. We have state-of-the-art manufacturing operations in the United States, Canada, Mexico, Europe and Asia, including China. As an increasing number of electronics systems are being manufactured outside the United States, our low cost foreign manufacturing operations enable us to supply products directly to our customers at their geographically dispersed manufacturing locations.

    LEADERSHIP IN CFD TECHNOLOGY. We believe that we are the technology leader in CFD software. As a result of our technological leadership, we develop software that enables our customers to generate the increasingly complex computer models they demand for more cost-efficient product design. This factor, as well as the relative ease-of-use and predictive accuracy of our CFD software, are of primary importance to our customers.

    RECURRING REVENUES FROM SOFTWARE BUSINESS. Our CFD software business is characterized by high customer retention and recurring revenues. In recent years, approximately 80% of our annual software license revenue was renewed in the following year. This is driven by the significant value added by our CFD software to the design process and the high cost of switching to a competitor's software.

    EXPERIENCED MANAGEMENT TEAM. Our senior management team has extensive operating and marketing experience in the thermal management and CFD software markets. This management team has grown our business, both organically and through strategic acquisitions, and has been responsible for improving operating efficiencies. Bharatan R. Patel, our chief executive officer who founded our CFD software business, has 27 years of experience in the area of fluid flows and thermal management, George P. Dannecker, president of our thermal management business, has 27 years of electronics industry experience, and H. Ferit Boysan, president of our CFD software business, has 20 years of experience in the area of fluid flows and CFD software.

BUSINESS STRATEGY

    Our business strategy is to continue to be the market leader in both the thermal management and CFD software markets. We have developed a strong set of business practices that have enabled us to achieve this leading market position and a strong track record of profitable growth. We intend to continue this business strategy and strengthen our competitive position through the following initiatives:

    CAPITALIZE ON STRONG THERMAL MANAGEMENT INDUSTRY GROWTH. We believe that our existing thermal management markets will continue to experience strong growth. Growth will be driven by the need to dissipate the increasing amount of heat being generated by electronic products, as well as unit growth in these products. We believe our competitive strengths position us to capitalize on these growth trends.

    TAKE ADVANTAGE OF OUTSOURCING TREND. The increasing complexity of heat dissipation problems is driving a trend among manufacturers to outsource the development of thermal management solutions to companies with high levels of expertise in solving these problems. We intend to capitalize on this trend by leveraging our technical expertise in designing thermal management products and through continuing to partner with our customers in creating customized solutions.

    EXPAND OUR ADDRESSED THERMAL MANAGEMENT MARKET. We believe we have significant opportunities to expand the portion of the outsourced thermal management market that we address. Our strategy is to expand into the $1.6 billion part of the outsourced thermal management market that we do not currently serve by entering into new geographic markets and introducing new products that complement our existing product offerings.

    ACCELERATE GROWTH IN THE COMPUTATIONAL FLUID DYNAMICS SOFTWARE
MARKET. Growth in the CFD software market will be driven by customers' needs to reduce product development costs, minimize the time-to-market for their new products and improve product performance, as well as by increasing applications for CFD software. We intend to grow our CFD software business through internal product development and possibly strategic acquisitions to leverage our core technological competence in the development of computerized design and simulation software. Our goal is to further expand this market beyond its traditional user base of Ph.D.-level engineers in corporate research and development centers to the larger base of design engineers by providing them relatively easy-to-use industry-specific software.

    PROVIDE TOTAL THERMAL MANAGEMENT SOLUTIONS ON A GLOBAL BASIS. We intend to continue capitalizing on our state-of-the-art worldwide manufacturing capabilities and to further leverage our expertise and technology to offer our customers a complete global solution to their thermal management problems. The increasing number of electronics systems manufactured outside of the United States has forced many electronics manufacturers to seek a highly integrated, worldwide provider of thermal solutions. We plan to continue to expand our quick-ramp, high-volume manufacturing and our design, sales and distribution activities globally as our customers continue to expand their operations overseas.

    LEVERAGE OUR TECHNOLOGICAL LEADERSHIP. Our approximately 100 Ph.D.s and 230 engineers focus on new technology initiatives as well as developing new and enhancing existing products, processes and materials to address the evolving needs of our customers. We seek to enhance our internal research and development activities through collaborations with our customers and third parties in order to gain access to, or to pursue the development of, new technologies for thermal management applications and CFD software.

MARKETS AND CUSTOMERS

    We sell our thermal management products and services to a highly-diversified base of customers across a wide range of industries and applications. We currently sell our thermal management products and services to over 2,500 customers. The following chart shows our largest customers for thermal management products and services by market sector:

                   MARKET                                       CUSTOMERS
--------------------------------------------  ----------------------------------------------
COMPUTERS AND NETWORKING:
  COMPUTERS.................................  Acer                    Hewlett-Packard
                                              Apple                   IBM
                                              Compaq Computer         Intel
                                              Dell                    Silicon Graphics
                                              Gateway
  CONTRACT MANUFACTURING....................  Celestica               SCI Systems
                                              Jabil Circuit           Solectron
  NETWORKING................................  Cisco Systems           Sun Microsystems

                   MARKET                                       CUSTOMERS
--------------------------------------------  ----------------------------------------------
INDUSTRIAL ELECTRONICS:
  AUTOMOTIVE................................  DaimlerChrysler         Motorola
  COMMUNICATIONS............................  AT&T                    Motorola
                                              Ericsson                Nortel
                                              Lucent
  ELECTRONICS DISTRIBUTORS..................  Arrow                   Future Electronics
                                              Avnet
  INSTRUMENTATION (INCLUDING POWER            AT&T                    Lucent
    SUPPLY).................................  General Electric        Motorola
                                              Harmon-Kardon           Nortel
  TRANSPORTATION AND MOTOR DRIVES...........  ABB Daimler Benz        Rockwell Automation
                                              General Electric        Siemens
                                              Marconi

    We currently have more than 2,000 licensees of our CFD software. License revenue is diversified by market sector and geographical market. The following chart shows our largest customers for CFD software applications by market sector:

                 MARKET                                        CUSTOMERS
----------------------------------------  ----------------------------------------------------
AEROSPACE...............................  Boeing                  Lockheed Martin
                                          British Aerospace       NASA
                                          Komatsu

AUTOMOTIVE..............................  Cummins Engine          Mitsubishi Motor Corporation
                                          Ford                    Renault
                                          General Motors

CHEMICAL PROCESS........................  Bayer                   3M
                                          Dow Chemical            Shell KSLA
                                          DuPont

ELECTRONICS.............................  Fujitsu                 IBM
                                          Hewlett-Packard         Motorola

HVAC/APPLIANCE..........................  Carrier                 Welbilt
                                          Hoover                  Whirlpool
                                          Osram/Sylvania

POWER GENERATION........................  Asea Brown Boveri       Mitsubishi Heavy Industries
                                          General Electric Power  Rolls Royce
                                          Systems                 Westinghouse

THERMAL MANAGEMENT PRODUCTS AND SERVICES

    We provide total integrated solutions to our thermal management customers. We have the thermal design know-how to first analyze customers' thermal management problems at the device-, board- and system-level, to then design, simulate and prototype thermal management solutions and to finally manufacture, distribute and support these solutions around the world.

    Our design and applications engineers work concurrently with our customers' design teams to develop optimal thermal solutions, which are increasingly being outsourced by our customers. Working as an extension of the product design team, Applied Thermal Technologies' engineers give customers easy access to our system design expertise in thermal management on a time-and-materials consulting basis. Additionally, Applied Thermal Technologies provides for a smooth transition from system design and validation to complete outsourced product solutions provided by Aavid Thermal Products.

    We design, manufacture and sell both standard and customized thermal management products. We seek to become a strategic supplier to our customers and to differentiate ourselves from our competitors by offering a higher level of service. We currently offer heat sinks, interface materials and attachment accessories, fans, heat spreaders and liquid cooling and phase change devices that we configure to meet customer-specific needs. The prices for our thermal management products (including attachment devices and interface materials), depend primarily on cost, the technology used to make the part and its value in the customer's application. Because of the continued shrinking time-to-market for most new products and the corresponding contraction of design cycles, we also offer simulation and modeling software to assist our customers in handling the complexity of the design of a thermal solution. The following is a brief description of our thermal management products and services:

PRODUCT OR SERVICE                 DESCRIPTION                         APPLICATION
----------------------  ----------------------------------  ----------------------------------
HEAT SINKS, FAN HEAT    These products are typically made   - Removes potentially damaging
  SINKS AND HEAT        from aluminum extrusions,           heat from microprocessors and
  SPREADERS             stampings, castings or                integrated circuits in
                        multi-technology assemblies. These    electronics applications
                        products have high surface area to
                        volume ratios and may rely on a
                        fan mounted directly on the heat
                        sink to increase the movement of
                        air.

INTERFACE MATERIALS     Attachment devices are the spring   - Increases the effectiveness of
  AND ATTACHMENT        clips, tapes, adhesives, tabs and   heat sinks
  ACCESSORIES           similar devices which are used to   - Promotes a highly efficient
                        attach the heat sink to the         thermal transfer between the
                        semiconductor or integrated           microprocessor or integrated
                        circuit device and/or to the          circuit and heat sink
                        customer's printed circuit board    - Reduces the cost of the
                        or system chassis. Interface        customer's installation and repair
                        materials include greases, silicon  - Transfers heat from the
                        pads and other materials which      component being cooled to the heat
                        have desirable thermal and            sink
                        electrical properties. We purchase
                        most of these materials on a
                        private label basis from a number
                        of suppliers.

LIQUID COOLING AND      These devices include cold plates,  - Moves highly concentrated heat
  PHASE CHANGE DEVICES  heat pipes and other liquid           from microprocessors and
                        cooling designs that dissipate        integrated circuits to a
                        heat by conducting or convecting      location where a traditional
                        the heat into a liquid, which then    heat sink can dissipate heat
                        transfers the heat away from the
                        source to the ultimate heat sink.

APPLIED THERMAL         Applied Thermal Technologies'       - Analyzes customers' thermal
  TECHNOLOGIES' DESIGN  facilities are staffed by             problems at the device-,
  CENTERS               technicians with thermal              board-and system-level
                        engineering and flow analysis       - Designs, simulates and
                        expertise and utilize a variety of  prototypes thermal management
                        sophisticated design, test and        solutions efficiently
                        validation hardware and software.

COMPUTATIONAL FLUID DYNAMICS SOFTWARE PRODUCTS

    We are the leading provider of general purpose CFD software used to predict fluid flow, heat and mass transfer, chemical reaction and related phenomena. We provide CFD-based flow analysis software and consulting services that are used by engineers in corporations worldwide for the design and analysis of products and processes. Our software and services help engineers reduce engineering and product development costs, improve product performance and reduce time-to-market for new products.

    We currently license our software products to more than 2,000 licensees worldwide. In North America, we typically license our software products under one year, renewable agreements. In Europe and the Far East, a significant portion of our CFD software sales are derived from licenses of this software for one-time fees; in such situations, we also typically receive annual maintenance and support fees.

    We have also introduced CFD-based industry-specific products, such as Icepak, for use by designers and engineers in the electronics cooling industry, and Mixsim, for use by designers and engineers in the chemical mixing industry. We believe that our relatively easy-to-use, industry-specific products are expanding the CFD total market beyond its traditional user base of Ph.D.-level engineers in corporate research and development centers to the larger base of design engineers.

    We also market engineering consulting services. With over 15 years of CFD and engineering consulting experience, our worldwide team of CFD professionals supports clients with senior engineering consultants, experienced CFD analysts, leading CFD software developers and mesh generation experts. Support services include expertise in the physics of heat, fluid flow and related phenomena, in CFD modeling and analysis, and in selection of engineering design solutions. In addition to providing CFD software expertise and access to high-performance computing systems, our CFD software consulting group works under contract to develop software with specific features required by individual clients.

    We provide a complete suite of CFD software products, with each product designed for a specific task or for optimal performance on a specific class of problems. The following is a brief description of our CFD software products:

PRODUCT                            DESCRIPTION                           FEATURES
----------------------  ----------------------------------  ----------------------------------
FLUENT                  FLUENT is general purpose CFD       - Provides a choice of solver
                        software used across a wide range   options for optimum convergence
                        of industries and is ideally          and accuracy for a wide range of
                        suited for incompressible and         flow regimes
                        mildly compressible (transonic)     - Structured and solution-adaptive
                        and highly compressible               unstructured mesh capability
                        (supersonic and hypersonic) flows.  - Enables easier problem setup
                        FLUENT contains physical models
                        for a wide range of applications
                        including turbulent flows, heat
                        transfer, reacting flows, chemical
                        mixing, combustion and multi-phase
                        flows.

FIDAP                   FIDAP is general purpose CFD        - Offers complete mesh flexibility
                        software for the simulation of      - Provides a wide range of
                        incompressible or compressible      physical models, with particular
                        flows, including prediction of        strength for application in the
                        liquid-free surfaces,                 materials processing,
                        non-Newtonion rheology and            biomedical, semiconductor, food
                        advanced radiation modeling.          paper and chemical industries

PRODUCT                            DESCRIPTION                           FEATURES
----------------------  ----------------------------------  ----------------------------------
ICEPAK                  ICEPAK is a fully-interactive,      - Used for component-, board- and
                        object-based CFD software tool        cabinet-level design
                        specifically designed to analyze    - Reduces design costs
                        air flow and thermal management in  - Reduces the time-to-market of
                        electronics design.                   high-performance electronic
                                                              systems

POLYFLOW                POLYFLOW is CFD software capable    - Analysis of polymer processing,
                        of "inverse" die design. This         including extrusion die design,
                        allows designers to compute the       blow molding, thermoforming,
                        die shape required for a desired      plastic film casting, float
                        extrudate shape. POLYFLOW is used     glass production, thin sheet
                        by major resin producers and major    forming, fiber drawing, wire
                        plastics and rubber producers.        coating and related materials
                                                              processing flows

MIXSIM                  Based on inputs from the designer,  - Eliminates the need for process
                        MIXSIM automates the CFD model        plant engineers to learn the
                        generation and simulation process     more complex usage of general
                        for computer analysis of agitated     purpose CFD software by building
                        mixing vessels used in the            CFD software specifically for
                        chemical and process industries.      computer analysis of agitated
                                                              mixing vessels

GAMBIT                  GAMBIT supports a single user       - Reduces the time to create a CFD
                        interface for geometry creation       model
                        and meshing. Different CFD          - Allows users to import
                        problems require different mesh     geometries created under other
                        types, and GAMBIT brings together     CAD/CAE packages into the Fluent
                        all of Fluent's options in one        suite of software products.
                        environment.                        - Enables users to automatically
                                                              create unstructured tetrahedral
                                                              meshes for extremely complex
                                                              geometries
                                                            - Provides a concise and powerful
                                                            set of solid modeling-based
                                                              geometry tools with both
                                                              geometry and "clean-up"
                                                              functions

SALES AND SUPPORT

    We sell our thermal management products and CFD software primarily through a global network of direct sales personnel, manufacturers' representatives, agents and a network of independent distributors. We provide support services to our customers, particularly in the CFD software area where we believe that high-quality support service is critical to the success of the CFD software business. Aavid Thermalloy (including Applied Thermal Technolgies) and Fluent both have their own sales, support and marketing personnel, all of whom cross-sell each other's products and services where appropriate. We currently employ approximately 243 sales, support and marketing personnel.

    During 1997, 1998 and the nine months ended October 2, 1999, sales to independent distributors accounted for 10.6%, 9.0% and 8.3%, respectively, of our net sales. The largest single distributor accounted for less than 3% of our net sales in each of those periods. In 1997, 1998 and the nine months ended October 2, 1999, international sales (excluding sales of the Intel Special Product) accounted for 34.7%, 36.4% and 37.9%, respectively, of our net sales.

TECHNOLOGY

    We believe that technology leadership is essential to our growth strategy and have focused our approximately 100 Ph.D.s and 230 engineers on the development of technology in two areas:

    THERMAL MANAGEMENT TECHNOLOGY. We believe that we are a technology leader in thermal management due to our extensive design expertise, technical manufacturing capabilities and process technology. We intend to develop new technologies and to enhance existing technologies in order to meet our customers' needs for higher performance products on a timely basis.

    We have developed proprietary software tools (analytical models) which enable fast approximation answers for a large class of thermal management problems which, in turn, permits quicker design and prototyping of thermal solutions. We have extensive prototyping capabilities and state-of-the-art thermal laboratory facilities, including a wind tunnel which allows us to test and validate the design of thermal solutions.

    As part of Aavid Thermalloy, Applied Thermal Technologies leverages Aavid Thermalloy's capabilities and Icepak's technology to assist customers in analyzing their thermal problems at the device-, board- and system-levels and to efficiently design, simulate and prototype thermal management solutions. By entering into the customer relationship at the onset of the product design cycle, Applied Thermal Technologies greatly enhances our knowledge of future industry trends, including technology development and acceptance. Additionally, Applied Thermal Technologies provides a smooth transition from design and validation to outsourced manufacturing with Aavid Thermalloy.

    COMPUTATIONAL FLUID DYNAMICS SOFTWARE TECHNOLOGY. We believe that we are the technology leader in CFD software. Fluent's CFD software includes:

    - automatic unstructured mesh generation, which allows the automatic creation of meshes,

    - numerical algorithms for the accurate solution of fluid flow equations on structured and unstructured meshes,

    - solution adaptive mesh which allows for interactive mesh refinement to provide improved solution accuracy,

    - state-of-the-art physical models for important fluid flow phenomena such as turbulence, turbulence-chemistry interactions, free surface flows and multiphase flows,

    - algorithms for efficient execution on multi-processor computers and distributed computer networks,

    - interactive client/server architecture with a flexible and customizable user interface, and

    - post-processing and data analysis tools.

PRODUCT DEVELOPMENT

    Our thermal management product development activities are focused on lowering production costs, improving thermal characteristics and ease of attachment of conventional heat sinks, and developing new thermal management products and technologies to address the emerging and anticipated thermal management problems of our customers. We are developing new products, both internally as well as through collaborative efforts with third parties. These development efforts are directed toward: heat sink characterization and optimization; fan designs; air flow management; boundary layer optimization and focused flow; recirculating passive and active cooling systems including heat pipes; thermoelectric coolers, which use electricity to create a temperature difference across an interface between the electronic device and a heat sink; liquid and sub-ambient cooling systems; tab and surface mount heat sink attachment methods; vacuum die casting; engineered materials and net shape part manufacturing technology; direct chip mounting to extruded heat sinks; and highly thermally conductive adhesive and interface systems.

    Our CFD product development activities are focused on enhancing the capabilities of its solvers, implementing new physical models to increase the range of applications and developing front-end user interfaces that are easy to use for engineers in specific industries. We are also focusing on various application and industry-specific CFD software projects which we believe will enable us to penetrate the design engineering market.

MANUFACTURING AND FACILITIES

    A key element of our business strategy has been to expand internationally. Many of our customers have short product cycles that demand facilities to support quick-ramp, high-volume, high-quality manufacturing at their geographically dispersed manufacturing locations. Our acquisition of Thermalloy, which has manufacturing facilities in Italy, Malaysia, Mexico and the United Kingdom, significantly expands our manufacturing operations outside the United States. We plan to continue to build or acquire additional manufacturing facilities overseas to better service our customers, many of whom have moved manufacturing operations and expanded their business overseas.

    Aavid Thermalloy has a total of approximately 1,335,000 square feet of manufacturing facilities with locations in Laconia and Franklin, New Hampshire; Santa Ana, California; Dallas and Terrell, Texas; Mexico; the United Kingdom (3 facilities); Italy; Germany (Curamik facility); Malaysia; Singapore; Taiwan; China; and Toronto, Canada. We employ a broad range of aluminum fabrication and processing capabilities. Manufacturing operations consist of extrusion, cutting, stamping, machining, assembling and finishing, including anodizing capabilities. We have a substantial in-house tool and die capability that enables us to create our own extrusion and progressive stamping dies and other production tooling.

    Recently, Aavid Thermal Products expanded to more than 120,000 square feet of manufacturing operations in Guang Dong Province, China. The new facilities support high-volume, quick-ramp manufacturing of thermal management solutions primarily for Aavid's customers in the computer industry, which often face volatile market demands and short product cycles. Aavid Thermal Products closed down its manufacturing facility in Manchester, New Hampshire at the end of 1998 due to a change in product mix at a major customer. Fluent's total sales, marketing, development, and support facilities consist of approximately 94,000 square feet.

    We operate in the following locations:

U.S. LOCATION                                  PRINCIPAL ACTIVITY
-------------                                  ------------------
Concord, NH..................................  Corporate Offices
Chicago, IL..................................  Fluent-Software Development, Sales and
                                               Marketing
Dallas, TX*..................................  Aavid Thermalloy-Manufacturing,
                                               Curamik-Sales and Marketing
Franklin, NH.................................  Aavid Thermalloy-Aluminum Extrusion
Laconia, NH..................................  Aavid Thermalloy-Manufacturing
Lebanon, NH..................................  Fluent-Software Development, Sales and
                                               Marketing
Santa Ana, CA+...............................  Aavid Thermalloy-Manufacturing
Santa Clara, CA..............................  Applied Thermal Technologies-Research and
                                               Development and Consulting
Terrell, TX..................................  Aavid Thermalloy-Manufacturing

------------------------

*   Indicates facility acquired in the Thermalloy acquisition.

+   Indicates facility expected to be closed in 2000.

INTERNATIONAL LOCATION                         PRINCIPAL ACTIVITY
---------------------------------------------  ---------------------------------------------
Toronto, Canada..............................  Aavid Thermalloy-Manufacturing
Eschenbach, Germany*.........................  Curamik-Manufacturing
Kowloon, Hong Kong*+.........................  Aavid Thermalloy-Manufacturing
Pune, India..................................  Fluent-Software Development, Sales and
                                               Marketing
Bologna, Italy*..............................  Aavid Thermalloy-Manufacturing
Malacca, Malaysia*...........................  Aavid Thermalloy-Manufacturing
Monterrey, Mexico*...........................  Aavid Thermalloy-Manufacturing
Guang Dong Prov., PRC........................  Aavid Thermalloy-Manufacturing
Singapore....................................  Aavid Thermalloy-Manufacturing
Taipei, Taiwan...............................  Aavid Thermalloy-Manufacturing
Swindon, U.K.*...............................  Aavid Thermalloy-Manufacturing
Corby, U.K.*+................................  Aavid Thermalloy-Manufacturing
High Wycombe, U.K.+..........................  Aavid Thermalloy-Manufacturing
Sheffield, U.K...............................  Fluent-Software Development, Sales and
                                               Marketing

------------------------

*   Indicates facility acquired in the Thermalloy acquisition.

+   Indicates facility expected to be closed in 2000.

SUPPLIERS

    We purchase raw aluminum, aluminum extrusion, aluminum coil and various components from a limited number of outside sources. We purchase substantially all of our aluminum coil stock from a single supplier. We believe that purchasing aluminum extrusion and coil stock from a limited number of suppliers is necessary to obtain lower prices and to consistently achieve the tolerances and design and delivery flexibility that we require.

    For raw aluminum extrusion and coil stock, we typically make purchasing commitments to key suppliers of up to 24 months. In return, these suppliers commit to maintaining local inventory and to reserving run-time on their critical machines. The cost of aluminum extrusion is generally negotiated annually, with the price adjusted monthly, based upon the changes in the price of aluminum ingot, which has historically been highly cyclical. In addition, we produce approximately 50% of our domestic aluminum extrusion requirements at our extrusion facility in Franklin, New Hampshire, which has two extrusion presses.

COMPETITION

    Our thermal management products business competes with a number of major providers of thermal management products located in the United States, Asia and Europe. Two of our most significant competitors are Hon Hai Precision Components Manufacturing (d/b/a Foxconn) and Wakefield Engineering, Inc. Foxconn is a Taiwan-based company that sells thermal management products as part of its broader electronic components products portfolio. Wakefield is a subsidiary of publicly traded Alpha Technologies Group, Inc. and mainly focuses on thermal management products for industrial electronics applications.

    In addition, there are a large number of smaller heat sink companies, as well as hundreds of machine shops, that fabricate heat sinks, usually under subcontract with an OEM customer. Further, some aluminum die casters offer cast heat sinks, and a number of aluminum extruders sell heat sink products and fabrication capability, including aluminum extruders serving the automotive industry and the power conversion market.

    Fluent currently competes with a number of privately held companies, primarily on the basis of product performance. To the extent that Fluent expands into additional application and industry-specific markets, it will encounter additional competition from software companies already serving such specific markets. In addition, certain CFD software is available in the public domain.

BACKLOG AND LICENSE RENEWAL

    Our hardware products typically are produced and shipped within two months of the receipt of orders and, accordingly, we operate with little backlog. As a result, net sales in any quarter generally are dependent on orders booked and shipped in that quarter. All orders are subject to cancellation or rescheduling by customers. Because of our quick turn of orders to shipments, the timing of orders, delivery intervals, customer and product mix and the possibility of customer changes in delivery schedules, we do not believe our backlog at a particular date is a reliable indicator of actual sales for any succeeding period.

    Our software products are typically sold under annual license agreements. In recent years, approximately 80% of our annual software license revenue was renewed in the following year.

LEGAL PROCEEDINGS

    Following the public announcement of the merger with Heat Merger Corp., lawsuits were filed against us, Willis Stein, our directors and one former director in the Court of Chancery of the State of Delaware by certain of our stockholders. The complaints allege, among other things, that our directors have breached their fiduciary duties and seek to enjoin, preliminarily and permanently, the merger and also seek compensatory damages. The stockholder plaintiffs, on behalf of our public stockholders, also seek class action certification for their lawsuits. We believe the actions to be without merit and intend to contest the actions vigorously.

    On March 4, 1998, Materials Innovation, Inc. of Lebanon, New Hampshire and two of its principals, Alan Beane and Glenn Beane, filed a petition for declaratory judgment against Aavid Thermal Products in Grafton County (New Hampshire) Superior Court. The petitioners have asked the court to declare as terminated an agreement between Petitioners and Aavid dated October 14, 1993. Petitioner Alan Beane was formerly our Chief Executive Officer and one of our directors, who, we believe, beneficially owns more than 10% of our common stock.

    The agreement grants to Aavid Thermal Products licenses for two patents, one involving a clamp for attaching heatsinks to semiconductors, and the other involving a process to make heatsinks by vacuum die casting. The agreement also provides Aavid Thermal Products with rights to potential technology of Materials Innovation relating to its thermal products business, and prohibits Petitioners from competing against Aavid Thermal Products for the ten-year term of the Agreement. Petitioners claim that Aavid Thermal Products has failed to pay royalties associated with the vacuum die cast patent. The petition does not seek monetary damages from Aavid.

    On January 29, 1999, the Grafton County Superior Court granted our motion to dismiss the Petitioner's declaratory judgment petition. The petitioners appealed that dismissal but then subsequently withdrew that appeal. Materials Innovation then commenced arbitration of the same issue; however, the arbitration and a related declaratory judgment action brought by us to have the Materials Innovation vacuum die cast patent declared invalid was stayed by agreement pending completion or termination of the merger. Although we believe that the termination of the agreement with Materials Innovation would not have a materially adverse effect on our business, there can be no assurance it will not have such a materially adverse effect in the future.

    We are involved in various other legal proceedings that are incidental to the conduct of our business, none of which we believe could reasonably be expected to have a materially adverse effect on our financial condition.

EMPLOYEES

    As of October 31, 1999, we had a total of approximately 3,500 employees. Except for the employees in our newly acquired manufacturing facility in Mexico, none of our employees is represented by labor unions or collective bargaining units. We believe that our relationship with our employees is good.

                                   MANAGEMENT

    We are a wholly owned subsidiary of Holdings as a result of the merger. Holdings is a corporation whose affairs are governed by a board of directors. The following table sets forth certain information about Holdings' directors and our directors and executive officers and their ages as of January 1, 2000. The boards of directors of Holdings and Aavid are currently comprised of two representatives of Willis Stein. In addition, we anticipate that Ronald F. Borelli, Bharatan R. Patel and possibly other individuals will be elected to the boards of directors of Holdings and Aavid. The election of directors will be subject to the terms of the stockholders agreement. See "Certain Relationships and Related Transactions-Stockholders Agreement."


NAME                                             AGE                          POSITION
---------------------------------------------  --------   ------------------------------------------------
Bharatan R. Patel............................     51      President and Chief Executive Officer, Aavid;
                                                          Chief Executive Officer, Fluent
John W. Mitchell.............................     50      Vice President and General Counsel, Aavid
H. Ferit Boysan..............................     52      President and Chief Operating Officer, Fluent
George P. Dannecker..........................     50      President and Chief Operating Officer, Aavid
                                                            Thermalloy
Peter Christie...............................     55      Vice President and Chief Financial Officer of
                                                          Fluent
Avy H. Stein.................................     45      Director
Daniel H. Blumenthal.........................     36      Director



    RONALD F. BORELLI served as our Chairman of the Board from October 15, 1996 until February 2, 2000 and was the Chief Executive Officer of Aavid and Chief Executive Officer of Aavid Thermal Products, from October 15, 1996 until December 31, 1999. He served as one of our directors from October 1993 until February 2, 2000, and served as our President and President of Aavid Thermal Products from October 15, 1996 to October 15, 1997. From March 1989 until he joined Aavid, Mr. Borelli was the Chief Executive Officer and a Director of Spectra, Inc., a hot melt ink jet company focusing on color printers. From 1982 to March 1989 Mr. Borelli was a Senior Vice President of SCI Systems. Prior to that he spent 20 years at Honeywell in a variety of engineering and management positions.



    BHARATAN R. PATEL, PH.D. became our Chief Executive Officer on January 1, 2000. He served as one of our directors from April 1996 until February 2, 2000, and has been President of Aavid since October 15, 1997 and Chief Executive Officer of Fluent since he helped form it in 1988 as a subsidiary of Creare, Inc. He served as our Chief Operating Officer from October 15, 1997 until December 31, 1999. Dr. Patel worked at Creare, Inc., an engineering consulting firm, from 1976 to 1988, serving in various capacities including Principal Engineer and Vice President. From 1971 to 1976, Dr. Patel was employed as a Senior Engineer in the Power Systems Group of Westinghouse Electric Corporation.


    JOHN W. MITCHELL joined us in December 1995 as Vice President and General Counsel. From 1979 until he joined us, Mr. Mitchell was a corporate and business attorney at Sulloway & Hollis, a Concord, New Hampshire law firm, where he served as Aavid Thermal Products' principal outside legal counsel since
May 1985.

    H. FERIT BOYSAN, PH.D. became Chief Operating Officer of Fluent in
July 1997 and President of Fluent in December 1998. Since 1991, he had been Managing Director of Fluent's European operations, headquartered in Sheffield, England. From 1986 to 1991, Dr. Boysan was the Managing Director of Flow Simulations, Ltd., the European distributor of Fluent products until the formation of Fluent Europe in 1991. Dr. Boysan was one of the original developers of Fluent's CFD software.

    GEORGE P. DANNECKER became President and Chief Operating Officer of Aavid Thermal Products in October 1997. Prior to that appointment, he had been Vice President--Marketing and Sales of Aavid Thermal Products since February 1994. Prior to joining Aavid Thermal Products, Mr. Dannecker was employed by Concord Communications, Inc., a telecommunications software company, where he was Vice President-Sales and Service from March 1986 to February 1994.

    PETER CHRISTIE joined Fluent in 1998 as its Vice President and Chief Financial Officer. From 1984 to 1998, Mr. Christie held several senior management positions, including President and Chief Financial Officer, at Verax Corporation, a bioprocessing company. Prior to joining Verax, Mr. Christie was employed at Creare Inc., an engineering consulting firm, where he held the position of Chief Financial Officer from 1973 to 1978 and was President and founder of Creare Products Inc., a medical instruments manufacturer, from 1978 to 1984.

    AVY H. STEIN became a director upon consummation of the merger on February 2, 2000. Mr. Stein has been a managing director of Willis Stein & Partners since its inception in 1994. Prior to that time, he served as a managing director of Continental Illinois Venture Corporation, or CIVC, a venture capital investment firm, from 1989 to 1994. Prior to his tenure at CIVC, Mr. Stein served as a special consultant for mergers and acquisitions to the chief executive officer of NL Industries, Inc.; as the chief executive officer and principal shareholder of Regent Corporation; as president of Cook Energy Corporation and as an attorney with Kirkland & Ellis, a national law firm.
Mr. Stein also serves as a director of CTN Media Group, Inc., Racing Champions Corporation and Tremont Corporation.

    DANIEL H. BLUMENTHAL became a director upon consummation of the merger on February 2, 2000. Mr. Blumenthal has been a managing director of Willis Stein & Partners since its inception in 1994. Prior to that time, he served as vice president of CIVC from 1993 to 1994, and as a corporate tax attorney with Latham & Watkins, a national law firm, from 1988 to 1993.

COMPENSATION OF DIRECTORS

    We will reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, we anticipate that outside directors will receive compensation for serving as directors; however, the amount of compensation has not yet been determined.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table summarizes all compensation earned by or paid to our former Chief Executive Officer and the four other most highly paid executive officers whose annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to Aavid during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                            COMPENSATION          -------------------
                                                      -------------------------       SECURITIES
                                                        ANNUAL                        UNDERLYING
NAME AND PRINCIPAL POSITION             FISCAL YEAR     SALARY          BONUS           OPTIONS
---------------------------             -----------   -----------      --------   -------------------
Ronald F. Borelli(1)..................     1999        $325,316        $150,000          50,000
  Chairman of the Board and                1998         299,787              --         100,000
  Chief Executive Officer                  1997         254,808         150,000              --

Bharatan R. Patel(3)..................     1999        $244,115        $125,000          24,950
  President and Chief Operating            1998         225,000              --          10,000
  Officer                                  1997         200,000          83,744              --

George P. Dannecker(4)................     1999        $212,000        $100,000          15,000
  President and Chief Operating            1998         200,000              --          24,900
  Officer of Aavid Thermal Products        1997         174,237          59,100          17,320

H. Ferit Boysan(5)....................     1999        $169,365        $137,300          24,950
  President and Chief Operating            1998         165,858          79,065           5,000
  Officer of Fluent                        1997         144,637          62,211              --

John W. Mitchell......................     1999        $196,088        $ 75,000          10,000
  Vice President, General                  1998         185,228              --           3,000
  Counsel and Secretary                    1997         172,774          34,650           2,393

------------------------


(1) Mr. Borelli served as Aavid's President from October 15, 1996 to
    October 15, 1997 and as Aavid's Chief Executive Officer from October 15, 1996 to December 31, 1999 and as Aavid's Chairman of the Board from October 15, 1996 to February 2, 2000.


(3) Mr. Patel became President and Chief Operating Officer of Aavid in October 1997, and became Chief Executive Officer of Aavid on January 1, 2000.

(4) Mr. Dannecker became President and Chief Operating Officer of Aavid Thermal Products in October 1997.

(5) Mr. Boysan became President of Fluent in December 1998.

EMPLOYMENT AGREEMENTS

    Aavid has entered into an employment agreement with Mr. Mitchell, which currently expires on December 5, 2001. Aavid Thermal Products has entered into an employment agreement with Mr. Dannecker, which currently expires on June 30, 2002; and Fluent has entered into an employment agreement with Mr. Patel, which currently expires on May 1, 2001, and with Mr. Boysan, which currently expires on August 24, 2002. Each of these employment agreements provides for automatic renewal for successive two year terms (one year in the case of Mr. Dannecker) unless either party gives written notice to the other to the contrary at least 180 days prior to its expiration; however, each of Messrs. Mitchell, Dannecker, Patel and Boysan are entitled to terminate his employment at any time by giving 90 days' notice to Aavid.

    The employment agreements require each employee to devote his full business time and best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of Aavid. The employment agreements currently provide for the payment of a base salary to Messrs. Patel, Boysan, Mitchell and Dannecker equal to $250,000, $180,000, $195,000, and $212,000, respectively, subject to increase at the discretion of the board of directors of their respective employers. Each employment agreement provides that the employee will continue to receive his base salary, bonuses, benefits and other compensation for a specified period in the event their respective employers terminate their employment other than for "cause" or under certain other circumstances.

    Each of Messrs. Dannecker, Mitchell, Boysan and Patel is entitled to an annual bonus based on performance. Mr. Patel is entitled to a target annual bonus of $125,000 based upon achievement in each fiscal year. Mr. Dannecker is entitled to receive a target annual bonus of $100,000 based on Aavid Thermal Products' actual performance measured against budgeted performance.
Mr. Mitchell is entitled to receive an annual bonus of up to $65,000 based on his management of our legal expenses. Mr. Boysan is entitled to an annual bonus based on our actual performance against budgeted performance. We may renegotiate our obligation to make the payments under those employment agreements in connection with certain public offering or acquisition transactions.

    The employment agreements contain non-competition covenants, waivable by us, which survive the termination of each employee's employment with us until two years from the date the employee's employment terminates (the "non-competition period"). In addition to other compensation payable to each of Messrs. Dannecker, Mitchell, Patel and Boysan under their agreements, during the non-competition period we are required to pay each employee one-half (75% of base salary in the case of Mr. Boysan and $10,000 per month in the case of Mr. Patel) of his highest prior base salary per annum.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITYHOLDERS' AGREEMENT

    Holdings, Holdings II and Willis Stein and the other equity co-investors entered into a securityholders' agreement concurrently with the closing of the merger and related transactions. The securityholders' agreement provides for:

    - the composition of the boards of directors of Holdings and Holdings II, which are currently the same;

    - restrictions on the transfer of equity securities of Holdings and Holdings II, including rights of first refusal in favor of Holdings or Holdings II, as applicable, and the other equity investors and "tag along" rights in favor of the other equity investors;

    - registration rights relating to the equity securities of Holdings and Holdings II, covering up to four demand registrations in favor of Willis Stein, two demand registrations in favor of a majority of the non-Willis Stein equity investors at such time as Holdings or Holdings II is eligible to use a "short-form" registration statement, and unlimited piggyback registrations in favor of all of the equity investors;

    - obligations of the equity investors to contribute additional capital to Holdings to enable Holdings to satisfy its obligations under the Make-Well Agreement decribed under "Description of the Notes--Make-Well Agreement";

    - obligations of the equity investors upon a sale of Aavid (including a sale of any of its subsidiaries); and

    - pre-emptive rights in favor of the non-Willis Stein equity investors in connection with issuances of equity to Willis Stein.

    Under the terms of the securityholders' agreement, the equity investors have agreed to vote their shares in favor of those individuals designated by Willis Stein to serve on the respective boards of directors of Holdings and Holdings II, and have further agreed that Willis Stein (through Holdings and/or Holdings II, as the case may be) may control the circumstances and negotiate the terms under which a sale of Aavid (or a sale of a subsidiary) may take place. Willis Stein may also control the circumstances under which a public offering of Holdings', Holdings II's, Aavid's or a subsidiary's equity securities may take place.

CONVERSION OF AAVID THERMAL PRODUCTS TO LIMITED LIABILITY COMPANY STRUCTURE

    For purposes of tax structuring, since the closing of the merger our thermal management business has been operated by a newly formed limited liability company, known as Aavid Thermalloy, LLC. Each of Aavid Thermalloy, LLC's domestic subsidiaries were converted into a Delaware limited liability company. We continue to control Aavid Thermalloy, LLC and the thermal management business through a preferred equity interest, having a liquidation value of approximately $95 million, and a 5% common equity interest in Aavid Thermalloy, LLC. In connection with this transaction, Holdings II invested approximately $5 million to acquire 95% of the common equity of Aavid Thermalloy, LLC. The owners of the equity of Holdings and Holdings II are currently the same.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Holdings currently owns all of the issued and outstanding stock of Aavid (excluding detachable warrants, sold to noteholders in connection with the sale of the outstanding notes, to acquire, in the aggregate, 60 shares of Class A common stock and 60 shares of Class H common stock, representing 3% of the common stock of Aavid (on a fully diluted basis)).

    The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding common stock of Holdings as of March 1, 2000. For a description of certain voting and other arrangements among such holders, see "Certain Relationships and Related Transactions." None of our officers or directors own any Holdings securities, except as set forth below.

                                                            BENEFICIAL OWNERSHIP(1)
                                    -----------------------------------------------------------------------
                                    NUMBER OF SHARES   NUMBER OF SHARES   TOTAL NUMBER OF        TOTAL
       NAME AND ADDRESS OF             OF CLASS A         OF CLASS B         SHARES OF       PERCENTAGE OF
         BENEFICIAL OWNER             COMMON STOCK       COMMON STOCK      COMMON STOCK     COMMON STOCK(2)
----------------------------------  ----------------   ----------------   ---------------   ---------------
Willis Stein(3)...................     4,938,500.0        4,938,500.0       9,877,000.0          67.10%
The Chase Manhattan Bank,
  as trustee for First Plaza Group
  Trust(3)........................     1,210,416.5        1,210,416.5       2,420,833.0          16.45%
Nassau Capital(4).................       484,167.0          484,167.0         968,334.0           6.58%
Abbott Capital Management(5)......       484,167.0          484,167.0         968,334.0           6.58%
BancBoston Investments, Inc.(6)...       242,083.5          242,083.5         484,167.0           3.29%

------------------------

(1) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Unless otherwise indicated, we believe that each holder has sole voting and investment power with regard to the equity interests listed as beneficially owned.

(2) For each beneficial owner listed in the table above, the percentage of outstanding Holdings' Class A common stock, Class B common stock and total common stock owned by such holder is the same.

(3) Consists of 4,641,572.5 shares of each of Class A common stock and Class B common stock directly beneficially held by Willis Stein & Partners II, L.P. and 296,927.5 shares of each of Class A common stock and Class B common stock directly beneficially held by Willis Stein & Partners Dutch, L.P. Willis Stein & Partners Management II, L.L.C. is the general partner of both partnerships and may be deemed to beneficially own such shares. Avy H. Stein and Daniel H. Blumenthal, as managing directors of Willis Stein & Partners Management II, L.L.C., may be deemed to beneficially own the shares of common stock beneficially owned by the partnerships and their general partner. Messrs. Stein and Blumenthal disclaim beneficial ownership of any of such shares. Willis Stein's address is 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.

(4) The Chase Manhattan Bank acts as the trustee for the First Plaza Group Trust, a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM"), its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM, its subsidiaries and unrelated employers, and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as the trust's investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed. First Plaza Group Trust's address is c/o GMIMCo, 767 Fifth Ave., 16th Floor, New York, NY 10153.

(5) Consists of 480,455.0 shares of each of Class A common stock and Class B common stock directly beneficially held by Nassau Capital Partners III L.P. and 3,712.0 shares of each of Class A common stock and Class B common stock directly beneficially held by NAS Partners I L.L.C. Such funds' address is 22 Chambers Street, Princeton, New Jersey 08542.

(6) Consists of 378,255.5 shares of each of Class A common stock and Class B common stock directly beneficially held by Abbott Capital 1330 Investors II, L.P., 75,651.0 shares of each of Class A common stock and Class B common stock directly beneficially held by Abbott Capital Private Equity Fund III, L.P. and 30,260.5 shares of each of Class A common stock and Class B common stock directly beneficially held by BNY Partners Fund, L.L.C. The address of such funds is c/o Abbott Capital Management, LLC, 1330 Avenue of the Americas, Suite 2800, New York, New York 10019.

(7) BancBoston's address is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110.

    Each of the stockholders listed in the table above currently holds an equivalent percentage interest in the Class A common stock and Class B common stock of Holdings II, which holds 95% of the outstanding common membership interests in Aavid Thermalloy, LLC, as more fully described under the section "Certain Relationships and Related Transactions--Conversion of Aavid Thermal Products to Limited Liability Company Structure" in this prospectus.

MANAGEMENT EQUITY

    At the time the merger was completed, all options to purchase shares of Aavid common stock held by members of management were converted into the right to receive cash equal to the product of the number of shares subject to each option times the excess, if any, of $25.50 per share over the exercise price per share for such option.

    Willis Stein has advised us that it typically makes available, to management and key employees of its portfolio companies, up to 10% of the fully-diluted common equity of the portfolio company and the opportunity to co-invest in the portfolio company on the same economic terms as Willis Stein. Our management and key employees have not had any discussions with Willis Stein concerning any such investment by them, and no agreements, arrangements or understandings have been reached between Willis Stein and our management and key employees in this regard.

                    DESCRIPTION OF SENIOR CREDIT FACILITIES

    On October 21, 1999, we entered into a new senior secured credit facility providing for a term loan of $80.0 million, the proceeds of which were used to finance the Thermalloy acquisition, and a $20.0 million revolving credit facility, $5.3 million of which was drawn at the closing of the acquisition. As part of the transactions relating to the merger, we repaid all of the outstanding term loan and all of the outstanding revolving loan and entered into an amended and restated credit facility. Under the amended and restated credit facility, a syndicate of lenders, including Canadian Imperial Bank of Commerce, as agent, agreed to loan us $75.0 million, consisting of $53.0 million in term loans (which were fully drawn at closing) and $22.0 million in revolving loans (of which $1.7 million was drawn at closing). The amended and restated credit facility was used to repay existing indebtedness under the credit facility and pay transaction fees and expenses, and amounts available under this facility may in the future be used for working capital, capital expenditures and permitted acquisitions and for general corporate purposes.

    Principal on the term loan is repayable in 18 quarterly installments over a period of approximately five years, commencing December 31, 2000 and ending March 31, 2005 as follows: five installments of $2,000,000; four installments of $2,500,000; four installments of $2,750,000; two installments of $3,200,000; two installments of $3,900,000; and a final installment of $7,800,000. In addition, commencing with the fiscal year ended December 31, 2001, we will be required to apply 50% of our excess cash flow to permanently reduce the term loan. The revolving loans mature on March 31, 2005.

    At our option, the interest rates per annum applicable to the loans under the amended and restated credit facility are a fluctuating rate of interest measured by reference to one or a combination, at our election, of the following rates plus the applicable borrowing margin: LIBOR plus 2.25% or the Adjusted Base Rate (I.E., Canadian Imperial Bank of Commerce's announced prime commercial lending rate or the federal funds rate plus 0.5%) plus 1.00% (in each case, the applicable borrowing margin is subject to certain reductions if certain future operating results are achieved).

    Certain of our foreign subsidiaries may borrow a portion of the term loan under the amended and restated credit facility.

    The amended and restated credit facility:

    - is guaranteed by each of Holdings and Holdings II, and all of our present and future domestic and (solely with respect to borrowings by our foreign subsidiaries) foreign subsidiaries;

    - is secured by a pledge of substantially all of our tangible and intangible assets, including a pledge of all of the shares of our present and future domestic subsidiaries owned by us and, subject to certain exceptions, 65% of the shares of any of their respective present and future foreign subsidiaries;

    - requires us to meet customary financial tests, including but not limited to, maximum total and senior leverage, minimum interest coverage and fixed charge coverage ratios;

    - limits our ability to, among other things, incur additional indebtedness and liens, make investments or merge or consolidate with other companies, sell assets (other than in the ordinary course of business), enter into different lines of business, enter into transactions with our affiliates, or pay dividends or make other restricted payments; and

    - contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, cross-defaults to certain other indebtedness and a change in control.

    We agreed to pay some fees in connection with the amended and restated credit facility, including arrangement fees, agency fees and commitment fees. Commitment fees are payable at a rate per annum of 0.5% on the undrawn amounts of the revolving loans.

                            DESCRIPTION OF THE NOTES

    Except as otherwise indicated below, the following summary applies to both the outstanding notes and the exchange notes. For this section, the term "Notes" means both the outstanding notes and the exchange notes unless otherwise indicated. The Company issued the outstanding notes, and will issue the exchange notes, under an Indenture, dated as of February 2, 2000 (the "Indenture") by and among the Company, the Guarantors and Bankers Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the TIA for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions." Capitalized terms that are used but not otherwise defined herein have the meanings ascribed to them in the Indenture and such definitions are incorporated herein by reference. For purposes of this Section, the term "Company" refers to Aavid Thermal Technologies, Inc. and does not include its Subsidiaries, except for purposes of financial data determined on a consolidated basis.

    The terms of the exchange notes are nearly identical to the outstanding notes in all material respects, including interest rate and maturity, except that the exchange notes will not be subject to:

    - the restrictions on transfer; and

    - the registration rights agreement's covenants regarding registration.

GENERAL

    The Notes are limited in aggregate principal amount to $150,000,000. The Notes are general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness of the Company and senior in right of payment to any current or future subordinated indebtedness of the Company.

MATURITY, INTEREST AND PRINCIPAL

    The Notes mature on February 1, 2007. The Notes bear interest at a rate of 12 3/4% per annum from the Issue Date until maturity. Interest is payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 2000, to holders of record of the Notes at the close of business on the immediately preceding January 15 and July 15, respectively.

GUARANTEES

    The Notes are jointly and severally guaranteed (a "Guarantee") on a senior subordinated basis by existing or future domestic Restricted Subsidiaries of the Company (each, a "Guarantor"). Each Guarantor has guaranteed to each holder of the Notes and the Trustee the full and prompt performance of the obligations of the Company under the Notes, including the payment of principal or premium, if any, on and interest on the Notes pursuant to its Guarantee. Any of the Restricted Subsidiaries that become Unrestricted Subsidiaries pursuant to the terms and provisions of the Indenture shall be released from their obligations under the Guarantees.

    The obligation of each Guarantor is limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

    A Guarantor shall be released from all of its obligations under its Guarantee if all of its assets or Capital Stock are sold, in each case in a transaction in compliance with "--Certain Covenants--Limitation on Certain Asset Sales" below, or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with "--Merger, Consolidation or Sale of Assets" below, and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

OPTIONAL REDEMPTION

    The Notes are redeemable at the option of the Company, in whole or in part, on or after February 1, 2004 until February 1, 2006 at a price equal to 100% of the principal amount thereof, plus an applicable Make Whole Premium, and thereafter are redeemable at 102% of the principal amount, in each case with accrued and unpaid interest, if any, to the date of redemption; PROVIDED, HOWEVER, that at maturity the Notes shall be redeemable at 100% of principal amount outstanding.

    For the purposes of the foregoing, the "Make Whole Premium" means, with respect to a Note, an amount equal to the excess, if any, of (1) the present value as of the date of such prepayment of the remaining semi-annual interest payments, if any, and the principal payment including premium due on such Note as if such Note were redeemed on February 1, 2006, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (2) the outstanding principal amount of such Note. In no case shall the Make Whole Premium be negative.

    Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to February 1, 2003 at a redemption price equal to 112.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date, out of the Net Proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

    In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION

    The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness of the Company. As of October 2, 1999, after giving pro forma effect to the Thermalloy acquisition, the merger and the financing therefor, the principal amount of outstanding Senior Indebtedness of the Company, on a consolidated basis, would have been $54.7 million.

        In the event of any

        (1) insolvency or bankruptcy case or proceeding, or any receivership, arrangement or reorganization relating to the Company or its assets;

        (2) liquidation, dissolution or other winding-up or other similar case or proceeding in connection therewith, whether or not involving insolvency or bankruptcy, relative to the Company or to its creditors, as such, or to the Company's assets, whether voluntary or involuntary;

        (3) general assignment by the Company for the benefit of its creditors;
    or

        (4) other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of all or substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "--Merger, Consolidation or Sale of Assets" below)

(all of the foregoing events described in clauses (1) through (4) referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes (except that Holders of the Notes may receive payments of amounts previously deposited in trust in accordance with the defeasance provisions of the Indenture described under "Defeasance and Covenant Defeasance"). By reason of such subordination, in the event of any such Bankruptcy Proceeding, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, including holders of the Notes.

    Upon the occurrence of a Payment Default on Designated Senior Indebtedness, no payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions of the Indenture described under "Defeasance and Covenant Defeasance") of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes commencing on the date of receipt by the Trustee of written notice from the representative of the holders of Designated Senior Indebtedness (the "Representative") of the occurrence of such Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

    Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any kind or character (including, without limitation, cash, property and any payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of any Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of

        (1) more than 179 days shall have elapsed since receipt of such written notice by the Trustee,

        (2) such Non-Payment Event of Default shall have been cured or waived in writing or otherwise shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full, or

        (3) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative,

after which, in the case of clause (1), (2) or (3), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; PROVIDED, HOWEVER, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

    In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution (other than a payment or distribution of amounts previously deposited in trust in accordance with the defeasance provisions of the Indenture described under "Defeasance and Covenant Defeasance") will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

    Each Guarantee will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior indefeasible payment and satisfaction in full in cash of all Senior Indebtedness of the respective Guarantor, and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Company.

    If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

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    A holder of Notes by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    LIMITATION ON ADDITIONAL INDEBTEDNESS

    The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); PROVIDED that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is greater than or equal to
2.0 to 1.

    Notwithstanding the foregoing, the Company and, to the extent applicable, the Restricted Subsidiaries may incur Permitted Indebtedness; PROVIDED that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes. Notwithstanding any other provisions of this "Limitation on Additional Indebtedness" covenant, (i) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies and (ii) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, the Company may, in its sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this covenant and such items of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, accretion or amortization of original discount, and the payment of interest in the form of additional Indebtedness, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant and accruals of dividends or the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed an issuance of Disqualified Capital Stock for purposes of this covenant.

    LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS

    The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both
(i) expressly subordinated in right of payment to any Senior Indebtedness of the Company or any of the Restricted Subsidiaries, as the case may be, and
(ii) senior in right of payment to the Notes or the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes or the Guarantees if it is not expressly subordinated in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinated to such Senior Indebtedness.

    LIMITATION ON RESTRICTED PAYMENTS

    The Company will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

        (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

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        (2) immediately after giving PRO FORMA effect to such Restricted
    Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Limitation on Additional Indebtedness" above; and

        (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of

           (a) 50% of the Company's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period),

           (b) 100% of the aggregate Net Proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company and other than from the issuance of Capital Stock pursuant to the Make-Well Agreement) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company that has been so converted, exercised or exchanged, as the case may be,

           (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by the Company of any equity contribution from a holder of the Company's Capital Stock, excluding, in the case of clauses (3)(b) and (c) any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes,

           (d) without duplication, the sum of:

               (i) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

               (ii) the net proceeds received by the Company or any of the Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments (other than to a Subsidiary of the Company); and

               (iii) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary at the time of redesignation;

    PROVIDED, HOWEVER, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made after the Issue Date.

    For purposes of determining under clause (3) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

    The provisions of this covenant shall not prohibit:

        (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

        (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

        (3) the redemption, repurchase, defeasance or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any

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    Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired;

        (4) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company;

        (5) the payment to WSP and/or its Affiliates of no more than $300,000 in the aggregate per year as reimbursement for expenses;

        (6) repurchases by the Company of Capital Stock (other than Disqualified Capital Stock) deemed to occur upon the exercises of stock options if such Capital Stock represents a portion of the exercise price of such option;

        (7) repurchases by the Company or the Restricted Subsidiaries of, or loans, advances, dividends or distributions to Holdings or Holdings II to the extent necessary to enable Holdings or Holdings II, as the case may be, to repurchase or otherwise acquire, its Capital Stock, or options, stock appreciation rights, or similar securities therefor, from directors, officers, consultants or employees (or any authorized representative thereof) of Holdings, Holdings II, the Company or any of the Restricted Subsidiaries, upon the death, disability or termination of service or employment of such directors, officers, consultants or employees; PROVIDED, that the aggregate amount of Restricted Payments made pursuant to this clause (8) shall not exceed $2.0 million in the aggregate during any fiscal year after the Issue Date, except that any such unused portion in any fiscal year may be rolled over into and used during the next fiscal year; PROVIDED, however, that repurchases pursuant to this clause (8) may not exceed
    $2.5 million in the aggregate in any fiscal year;

        (8) loans, advances, dividends or distributions by the Company or any Restricted Subsidiary to Holdings or Holdings II not to exceed an amount necessary to permit Holdings or Holdings II, as the case may be, to
    (A) make payments in respect of its indemnification obligations owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent such payments relate to the Company and its Subsidiaries, (B) pay all reasonable fees and expenses payable by it in connection with the Merger and related transactions (including without limitation the fees and expenses related to the financing thereof), (C) pay its operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $500,000 in the aggregate in any fiscal year or (D) pay its costs (including all reasonable professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under the Indenture;

        (9) payments by the Company or any Restricted Subsidiary to Holdings or Holdings II to pay or permit Holdings or Holdings II, as the case may be, to pay (A) any taxes, charges or assessments required to be paid by Holdings or Holdings II by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock of any corporation other than the Company or any of its Subsidiaries), or being a holding company or receiving dividends from or other distributions in respect of the Capital Stock of the Company or the Restricted Subsidiaries, or having guaranteed any obligations of the Company or any of its Subsidiaries, or having made any payment in respect of any of the items for which the Company is permitted to make payments to Holdings or Holdings II pursuant to this covenant, or (B) any other federal, state, foreign, provincial or local taxes measured income of the Company or its Subsidiaries for which Holdings or Holdings II is liable;

        (10) other Restricted Payments in an aggregate amount not to exceed $2.5 million; and

        (11) any payments or distributions to be made as a payment of the Merger consideration;

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PROVIDED that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (2) and (10) shall be included in such calculation.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

    LIMITATION ON INVESTMENTS

    The Company will not, and will not permit any Restricted Subsidiary to, make any Investment other than

        (1) a Permitted Investment or

        (2) an Investment that is made after the Issue Date as a Restricted Payment in compliance with the "--Limitation on Restricted Payments" covenant.

    LIMITATION ON LIENS

    The Company will not, and will not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of the Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary that owns property or assets, now owned or hereafter acquired, unless

        (1) if such Lien secures Indebtedness that ranks equally with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or

        (2) if such Lien secures Indebtedness that is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

        (1) such Affiliate Transaction is between or among the Company and the Restricted Subsidiaries or

        (2) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

    In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.5 million that is not permitted under clause (1) above, the Company must obtain a resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (2) above. In any

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Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million that is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

    The foregoing provisions will not apply to

        (1) any Restricted Payment that is not prohibited by the provisions described under "--Limitation on Restricted Payments" above or any Permitted Investment;

        (2) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

        (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date;

        (4) any transaction permitted under the provision "Merger, Consolidation or Sale of Assets"; or

        (5) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally.

    LIMITATION ON CERTAIN ASSET SALES

    The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless

        (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution);

        (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED that the amount of

           (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any of the Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (2); and

           (b) any promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the applicable Asset Sale shall be deemed to be cash for purposes of this clause (2);

        (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied

           (a) first, to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Senior Indebtedness of the Company or any such Restricted Subsidiary within 270 days

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       following the receipt of the Asset Sale Proceeds from any Asset Sale;
       PROVIDED that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

           (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or any such Restricted Subsidiary as conducted on the Issue Date; PROVIDED that

               (i) such investment occurs or the Company or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 270 days following receipt of such Asset Sale Proceeds and

               (ii) the Asset Sale Proceeds so contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and

           (c) third, if on such 270th day in the case of clauses (3)(a) and
       (3)(b)(i) or on such 360th day in the case of clause (3)(b)(ii) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed
       $7.5 million, the Company shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and use such proceeds for general corporate purposes subject to the other provisions of the Indenture.

    Pending the final application of any Asset Sale Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Asset Sale Proceeds in Cash Equivalents.

    If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the date specified in clause (3)(c) above, a notice to the holders stating, among other things:

        (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date;

        (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

        (3) the instructions that each holder must follow in order to have such Notes purchased; and

        (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

    In the event of the transfer of substantially all of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation or Sale of Assets" below, the successor Person shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

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    The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary or to directors of a foreign Restricted Subsidiary as qualifying shares to the extent required by applicable law), or permit any Person (other than the Company or a Restricted Subsidiary or a director of a foreign Restricted Subsidiary) to hold any such Preferred Stock unless (1) such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) under "--Limitation on Additional Indebtedness" above in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued or (2) such Preferred Stock is sold as part of a sale of all of the Capital Stock of the Company or a Restricted Subsidiary in compliance with the terms of the "Limitation on Certain Asset Sales" covenant.

    LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company will not

        (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than any such transaction resulting in a Lien which constitutes a Permitted Lien and other than the sale of up to 40% of the outstanding Capital Stock of Thermalloy Malaysia Sdn Bhd in accordance with Malaysian law) or

        (2) permit any Restricted Subsidiary to issue any Capital Stock, other than to the Company or a Restricted Subsidiary and other than issuances of Capital Stock by a Restricted Subsidiary to its employees, officers, directors or consultants in an aggregate amount not to exceed 10% of such Restricted Subsidiary's outstanding Capital Stock.

    The foregoing restrictions shall not apply to an Asset Sale made in compliance with "--Limitation on Certain Asset Sales" above (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of the Restricted Subsidiaries, such Asset Sale shall also comply with "--Limitation on Restricted Payments" above), the issuance of Preferred Stock in compliance with "--Limitation on Preferred Stock of Restricted Subsidiaries" above or the issuance of 95% of the common membership interests of Aavid Thermalloy, LLC to Heat Holdings II Corp. and the other restructuring transactions set forth in a schedule to the Indenture.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

        (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary

           (a) on its Capital Stock or

           (b) with respect to any other interest or participation in, or measured by, its profits; or

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        (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary; or

        (3) make loans or advances or capital contributions to the Company or any of the Restricted Subsidiaries; or

        (4) transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of

        (1) encumbrances or restrictions existing on the Issue Date (including pursuant to the Senior Credit Facility) to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

        (2) the Indenture, the Note and the Guarantees;

        (3) applicable law, rules, regulations or orders;

        (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

        (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

        (6) Refinancing Indebtedness; PROVIDED that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (7) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

        (8) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

        (9) customary restrictions in Purchase Money Indebtedness, Capitalized Lease Obligations or security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Purchase Money Indebtedness, Capitalized Lease Obligations, security agreements or mortgages; or

        (10) any agreement or instrument governing Capital Stock of any Person that is acquired by the Company or a Restricted Subsidiary; PROVIDED that no such restriction is created in contemplation of the acquisition of such Capital Stock.

    LIMITATION ON CONDUCT OF BUSINESS

    The Company and the Restricted Subsidiaries will not engage in any businesses that are not the same, or reasonably similar, ancillary or related to the businesses in which the Company and the Restricted Subsidiaries are engaged in on the Issue Date, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

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    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

        (1) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution and

        (2) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with "--Limitation on Additional Indebtedness" above.

    PAYMENTS FOR CONSENT

    The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

    LIMITATION ON CREATION OF SUBSIDIARIES

    The Company will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than

        (1) a Restricted Subsidiary existing as of the Issue Date,

        (2) a Restricted Subsidiary that is acquired or created after the Issue Date; PROVIDED, HOWEVER, that each domestic Restricted Subsidiary acquired or created pursuant to this clause (2) shall have executed a Guarantee, pursuant to which such domestic Restricted Subsidiary will become a Guarantor; PROVIDED, FURTHER, in the event the Company or any of its Restricted Subsidiaries incurs Acquired Indebtedness (assuming such incurrence is in accordance with the convenant entitled "--LIMITATION ON CERTAIN INDEBTEDNESS") as a result of the acquisition of a Restricted Subsidiary and as long as the terms of such Acquired Indebtedness prohibits the Guarantee of the Notes by such newly-acquired Restricted Subsidiary or such newly-acquired Restricted Subsidiary would be in breach or default of the terms of the Acquired Indebtedness as a result of such Guarantee, such Restricted Subsidiary will not be required to execute a Guarantee; PROVIDED that, until such domestic Restricted Subsidiary executes and delivers a Guarantee in accordance with this covenant, (a) none of the Company or any other Restricted Subsidiary of the Company will transfer any assets (other than in the ordinary course of business) to such newly-acquired Restricted Subsidiary; (b) such newly-acquired Restricted Subsidiary will not transfer such Acquired Indebtedness to the Company or any other Restricted Subsidiary and (c) neither the Company nor any Restricted Subsidiary of the Company shall provide any guarantee of, or similar credit support for, or otherwise become directly or indirectly liable for any Indebtedness of such newly-acquired Restricted Subsidiary,

        (3) an Unrestricted Subsidiary, or

        (4) Restricted Subsidiaries created or acquired in connection with the restructuring transactions set forth in a schedule to the Indenture.

CHANGE OF CONTROL OFFER

    Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding Notes at a purchase price (the

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"Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

    Within 20 days of the occurrence of a Change of Control, the Company shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

        (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

        (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

        (3) that any Note not tendered will continue to accrue interest;

        (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

        (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

        (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

        (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

        (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

        (9) the name and address of the Paying Agent.

    On the Change of Control Payment Date, the Company shall, to the extent lawful,

        (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

        (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered; and

        (3) deliver or cause to be delivered to the Trustee for cancellation Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company.

    The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

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    The Indenture requires that if the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 20 days following any Change of Control, the Company covenants to

        (1) repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and all such Senior Indebtedness and repay the Indebtedness owed to each such lender who has accepted such offer or

        (2) obtain the requisite consents under the Senior Credit Facility and all such other Senior Indebtedness to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under "--Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to repay or refinance all of the obligations under or in respect of the Senior Credit Facility and all such other Senior Indebtedness or obtain requisite consents under the Senior Credit Facility and all such other Senior Indebtedness.

    The Indenture further provides that

        (1) if the Company or any Restricted Subsidiary thereof has issued any
    (a) outstanding indebtedness that is subordinated in right of payment to the Notes or (b) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's change of control offer and shall otherwise have consummated the change of control offer made to holders of the Notes and

        (2) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

    The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company. In determining whether a sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety involves a Change in Control of the Company within the meaning of the Indenture, several considerations may be relevant, including the percentage of the Company's assets being disposed of, the percentage of the Company's revenues and income generated by such assets and the effect of such disposition on the Company's remaining operations. Accordingly, in certain circumstances it may be unclear as to whether a Change of Control has occurred and whether the Holders are therefore entitled to require a Change of Control Offer. Further, the term Change of Control is limited to certain specified transactions and, depending on the circumstances, may not include other events, such as highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions, that might adversely affect the financial condition of the Company or result in a downgrade in the credit rating of the Notes. The Company does not have any current intention to enter into a transaction that would constitute a Change of Control, other than the Merger and related transactions.

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    The Company will comply with the requirements of Rule 14e-1 under the
Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Company will not consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially as an entirety in one transaction or a series of related transactions, to any Person unless:

        (1) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation or a limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Indenture and the Notes and the obligations thereunder shall remain in full force and effect;

        (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        (3) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "--Certain Covenants--Limitation on Additional Indebtedness" above; and

        (4) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

    Notwithstanding the foregoing, the Company or any Restricted Subsidiary may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and that the successor assumes all obligations of the Company or such Restricted Subsidiary, as the case may be, under the Indenture, the Notes and the Registration Rights Agreement.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Certain Asset Sales") will not, and the Company will not cause or

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permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

        (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

        (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

        (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

        (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (3) of the first paragraph of this covenant.

    Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted Subsidiary of the Company need only comply with clause (4) of the first paragraph of this covenant.

MAKE-WELL AGREEMENT

    Pursuant to the Make-Well Agreement, Holdings has agreed that if at December 31, 2000 the Company's total Indebtedness to EBITDA for fiscal 2000 is greater than 4.5 to 1.0, Holdings will make an equity contribution in an amount necessary to reduce such ratio to 4.5 to 1.0. In addition, if at December 31, 2001 the Company's total Indebtedness to EBITDA for fiscal 2001 is greater than
4.25 to 1.0, Holdings will make an equity contribution in an amount necessary to reduce such ratio to 4.25 to 1.0. In no event will Holdings be required to contribute more than $25.0 million in the aggregate pursuant to the Make-Well Agreement. The Senior Credit Facility requires that contributions by Holdings to the Company be used to repay Senior Indebtedness.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (1) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (2) default for 30 days in payment of any interest on the Notes (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (3) default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or the Indenture for 45 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to the "--Change of Control" or "--Merger, Consolidation or Sale of Assets" covenant which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (4) failure to pay when due principal, interest or premium with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, which failure to pay, other than a failure to pay principal at the final maturity thereof, shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or the acceleration of any such Indebtedness, which acceleration shall not be

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    rescinded or annulled within 20 days after written notice as provided in the
    Indenture, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal, interest or premium or that has been accelerated, aggregates
    $7.5 million or more at any time;

        (5) any final judgment or judgments not fully covered by insurance that can no longer be appealed for the payment of money in excess of $7.5 million shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

        (6) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Restricted Subsidiary thereof;

        (7) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee, in each case other than by reason of release of a Guarantor in accordance with the terms of the Indenture; and

        (8) any failure to make contributions required under the Make-Well Agreement.

    The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

    The Indenture provides that if an Event of Default (other than an Event of Default with respect to the Company of the type described in clause (6) above) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration
(i) and the same shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or 5 business days after receipt by the Company and the representative under the Senior Credit Facility of a notice of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

        (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture;

        (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

        (3) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

        (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

    No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default with respect to the Company of the type described in clause (6) of the first paragraph above shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

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    The holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive, on behalf of all holders, any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the TIA.

    No holder of any Note has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Company may elect either

        (1) to defease and be discharged from any and all of its obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or

        (2) to be released from its obligations with respect to the Notes under certain covenants contained in the Indenture ("covenant defeasance")

upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things,

        (1) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture)

           (a) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

           (b) in the case of defeasance, describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, or confirming that since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred;

           (c) in the case of covenant defeasance, confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

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        (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any or its Subsidiaries is bound;

        (4) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

        (5) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

        (6) the Company shall have delivered to the Trustee an opinion of counsel to the effect that

           (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and

           (b) assuming no intervening bankruptcy shall occur and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

        (7) certain other customary conditions precedent are satisfied.

MODIFICATION OF INDENTURE

    From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture, except that no such modification shall, without the consent of each holder affected thereby,

        (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver to the Indenture;

        (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

        (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

        (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

        (5) waive a default in the payment of the principal of, interest on, or redemption payment with respect to any Note;

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        (6) make any change in provisions of the Indenture protecting the right of each holder of Notes to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

        (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

        (8) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner that adversely affects the holders of Notes; and

        (9) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

REPORTS TO HOLDERS

    The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes:

    (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, and

    (ii) all current reports that would be required to be filed with the Commission on Form 8-K (excluding reports filed in connection with events reported solely pursuant to Item 5 thereof) if the Company were required to file such reports.

    In addition, following consummation of the exchange offer contemplated by this prospectus, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing).

COMPLIANCE CERTIFICATE

    The Company will deliver to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

THE TRUSTEE

    The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

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TRANSFER AND EXCHANGE

    Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption and, further, is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

    The registered holder of a Note may be treated as the owner of it for all purposes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS OR STOCKHOLDERS

    No director, officer, employee, member or stockholder of the Company or any Subsidiary thereof shall have any liability for any obligation of the Company or any Restricted Subsidiary under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each holder of the Notes, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

GOVERNING LAW

    The Indenture provides that it, the Notes and the Guarantees will be governed by, and constructed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or that is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

    "ADJUSTED NET ASSETS" of any Person at any date shall mean the lesser of the amount by which the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and the present fair saleable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

    "AFFILIATE" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that, for purposes of the covenant described under "--Certain Covenants--Limitation on Transactions with Affiliates" beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

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    "ASSET ACQUISITION" means

        (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or

        (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

        (1) any Capital Stock of or other equity interest in any Restricted Subsidiary, or

        (2) any other property or assets, other than in the ordinary course of business, of the Company or of any Restricted Subsidiary;

PROVIDED that Asset Sales shall not include

        (1) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $1 million,

        (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Merger, Consolidation or Sale of Assets,"

        (3) any Permitted Investment and any Restricted Payment permitted by "--Certain Covenants--Limitation on Restricted Payments";

        (4) any disposition of obsolete or unnecessary equipment or assets;

        (5) the sale of up to 40% of the outstanding Capital Stock of Thermalloy Malaysia Sdn Bhd in accordance with Malaysian law;

        (6) the licensing of intellectual property in the ordinary course of business;

        (7) sales of Cash Equivalents; and

        (8) the sale of 95% of the outstanding common membership interests of Aavid Thermalloy, LLC to Heat Holdings II Corp. or the other restructuring transactions set forth in a schedule to the Indenture.

    "ASSET SALE PROCEEDS" means, with respect to any Asset Sale,

        (1) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
    Sale), after

           (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

           (b) payment of all brokerage commissions and underwriting, legal, accounting and other fees and expenses related to such Asset Sale,

           (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale,

           (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale,

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           (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale and

           (f) deduction of any consideration (that would otherwise constitute Asset Sale Proceeds) that is held in escrow, or otherwise reserved by the Company or a Restricted Subsidiary, pending determination of whether a purchase price adjustment will be made; PROVIDED, HOWEVER, that following such determination and release of the amount in escrow to pay the remaining consideration, such proceeds are applied in accordance with the "Certain Covenants--Limitation on Certain Asset Sales"; and

        (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

    "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

        (1) the fair value of the property subject to such arrangement and

        (2) the present value of the total obligations (discounted at the rate borne by the Notes, compounded semi-annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

    "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b) of the first paragraph of "--Certain Covenants--Limitation on Certain Assets Sales", and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of the first paragraph of "--Certain Covenants--Limitation on Certain Asset Sales."

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

    "CASH EQUIVALENTS" means

        (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

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        (2) marketable direct obligations issued by any state of the United
    States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through
    (5) above.

    A "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as

        (1) any Person or group of related Persons for purposes of
    Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting or economic power of the Company's Capital Stock;

        (2) any Person or Group, other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 33 1/3% of the total voting power of the Company's Capital Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

        (3) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

        (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by the Permitted Holders or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company; or

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        (5) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture).

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to

        (1) vote in the election of directors of such Person or

        (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to

        (1) the incurrence or repayment of any Indebtedness of such Person or any of the Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (except that, in determining the Consolidated Fixed Charge Coverage Ratio as of any Transaction Date, any Permitted Indebtedness that is incurred concurrently with the Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall not be included for purposes of such calculation on such date of issuance), as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

        (2) any asset sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (PROVIDED that such EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

In making any calculation of the Consolidated Fixed Charge Coverage Ratio for any Four Quarter Period commencing prior to the Merger, the Merger and the financing thereof shall be deemed to have taken place on the first day of such Four Quarter Period.

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    If such Person or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

        (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

        (3) interest accrued on outstanding Indebtedness incurred under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, of

        (1) Consolidated Interest Expense, plus

        (2) the product of

           (a) the amount of all dividend payments on any series of Preferred Stock of such Person and the Restricted Subsidiaries (other than dividends paid in Capital Stock (other the Disqualified Capital Stock) and other than dividends to the Company on Preferred Stock of the Restricted Subsidiaries) paid, during such period times

           (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and the Restricted Subsidiaries on a consolidated basis (including, but not limited to,

        (1) Redeemable Dividends paid on Preferred Stock of a Restricted Subsidiary (other than such dividends paid to the Company),

        (2) imputed interest included in Capitalized Lease Obligations,

        (3) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

        (4) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations,

        (5) amortization of other financing fees and expenses,

        (6) the interest portion of any deferred payment obligation,

        (7) amortization of discount (including without limitation all original issue discount on the Notes) or premium, if any, and

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        (8) all other non-cash interest expense (other than interest amortized to cost of sales))

plus, without duplication,

        (1) all net capitalized interest for such period,

        (2) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and

        (3) the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that

        (1) the Net Income of (A) any Person (the "other Person") in which the referent Person or any of the Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) and (B) any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid, and in the case of (B) paid in cash, to the Person in question or the Restricted Subsidiary;

        (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation;

        (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

        (4) any net gain or net loss (in the case of any net loss only to the extent that such determination of Consolidated Net Income is being made in connection with the determination of amounts available for Restricted Payments pursuant to the provision described under "--Certain Covenants--Limitation on Restricted Payments" above) resulting from an Asset Sale by the Person in question or any of the Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

        (5) extraordinary gains and losses shall be excluded;

        (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;

        (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded; and

        (8) any charge for minority interest attributable to Heat Holding II Corp.'s interest in Aavid Thermalloy, LLC shall be excluded.

    "CUMULATIVE CONSOLIDATED NET INCOME" means, with respect to any Person, as of any date of determination, Consolidated Net Income from February 2, 2000 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

    "CURRENCY AGREEMENT" means, with respect to any Person, any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect the party indicated therein against fluctuations in foreign currency exchange rates.

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    "DESIGNATED SENIOR INDEBTEDNESS," as to the Company or any Guarantor, as the
case may be, means

        (1) Indebtedness under the Senior Credit Facility and

        (2) any other Indebtedness that at the time of determination exceeds $20.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

    "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; PROVIDED, HOWEVER, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and, PROVIDED, further, that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

    "EBITDA" means, with respect to any Person and the Restricted Subsidiaries, for any period, an amount equal to

        (1) the sum of

           (a) Consolidated Net Income for such period, plus

           (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

           (c) Consolidated Interest Expense for such period, plus

           (d) depreciation for such period on a consolidated basis, plus

           (e) amortization of intangibles for such period on a consolidated basis, plus

           (f) any other non-cash items reducing Consolidated Net Income for such period, except for any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period or amortization of a prepaid cash expense that was paid in a prior period, minus

        (2) all non-cash items increasing Consolidated Net Income (other than any non-cash items that were accrued in the ordinary course of business) for such period, all for such Person and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

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PROVIDED, HOWEVER, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person shall be included only

        (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters or

        (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

    "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is not a domestic Restricted Subsidiary.

    "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

    "GUARANTEE" means the guarantee of the obligations of the Company with respect to the Notes by each Guarantor.

    "GUARANTOR" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding), which shall consist of each of the Company's domestic Restricted Subsidiaries (excluding domestic Subsidiaries of Foreign Restricted Subsidiaries).

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); PROVIDED that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

    "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included,

        (1) any Capitalized Lease Obligations of such Person;

        (2) obligations secured by a Lien to which the property or assets owned or held by such Person is subject (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness), whether or not the obligation or obligations secured thereby shall have been assumed, PROVIDED that if such obligations have not been assumed by such Person, the amount of such Indebtedness shall be the lesser of (A) the fair market value of such assets at such date of determination and (B) the amount of such obligations;

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        (3) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

        (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (5) Disqualified Capital Stock of such Person or any Subsidiary thereof; and

        (6) obligations of any such Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that:

        (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and

        (2) Indebtedness shall not include any liability for federal, state, local or other taxes.

Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of the Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

    "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national reputation in the United States

        (1) which does not, and whose directors, officers or Affiliates do not, have a direct or indirect financial interest in the Company,

        (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

    "INVESTMENTS" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

        (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person,

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        (2) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables and

        (3) the repurchase of securities of any Person by such Person.

For the purposes of the "--Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of the Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of cash distributions which constitute a return of capital in connection with such Investment; PROVIDED that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments; PROVIDED, FURTHER that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income.

    If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

    "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "MAKE-WELL AGREEMENT" means that certain agreement among Holdings, the Company and the Trustee dated as of the Issue Date and attached to the Indenture as Exhibit G pursuant to which Holdings has committed to make additional equity contributions to repay Senior Indebtedness in an amount necessary (not to exceed $25.0 million in the aggregate) for the Company's Debt to EBITDA Ratio (as defined therein) on a PRO FORMA basis after such debt reduction to be no more than 4.5 to 1.0 for the twelve-month period ended December 31, 2000 and no more than 4.25 to 1.0 for the twelve-month period ended December 31, 2001.

    "MERGER" means the merger of Heat Merger Corp. with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of August 23, 1999.

    "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

    "NET PROCEEDS" means

        (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and

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        (2)  in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

    "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

    "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers of such Person that shall comply with applicable provisions of the Indenture.

    "PAYMENT DEFAULT" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

    "PERMITTED HOLDERS" means Willis Stein & Partners, investment funds managed by Willis Stein & Partners, partners and limited partners of Willis Stein & Partners and such investment funds, and any entity controlled by any of the foregoing and/or by a trust for the benefit of any of the foregoing.

    "PERMITTED INDEBTEDNESS" means:

        (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $75 million outstanding at any time less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced);

        (2)  Indebtedness under the Notes and the Guarantees;

        (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

        (4) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

        (5) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business, which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $5 million at any one time outstanding;

        (6)  Interest Rate Agreements and Currency Agreements;

        (7)  Refinancing Indebtedness;

        (8) Indebtedness incurred in respect of (A) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business or (B) letters of credit, bankers' acceptances or other similar instruments or obligations issued in connection with liabilities incurred in the ordinary course of business;

        (9) Indebtedness consisting of guarantees made in the ordinary course of business by the Company or any of its Restricted Subsidiaries in accordance with the terms of the Indenture of obligations of the Company or any of its Restricted Subsidiaries, which obligations are otherwise permitted under the Indenture;

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        (10)  Indebtedness of the Company or any Restricted Subsidiary
    consisting of indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including pursuant to the Thermalloy acquisition and the Merger;

        (11) Indebtedness incurred by Foreign Restricted Subsidiaries in an amount not to exceed $20.0 million; PROVIDED, HOWEVER, that the amount of any Indebtedness under this clause (11) shall reduce the amount of Indebtedness permitted under clause (1) above; and

        (12) additional Indebtedness of the Company and the Restricted Subsidiaries not to exceed $10.0 million in aggregate principal amount at any one time outstanding.

    For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, PROVIDED that
(x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect of the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness in denominated that is in effect on the date of such refinancing. Notwithstanding the foregoing, the dollar-equivalent principal amount of Indebtedness incurred pursuant to the Senior Credit Facility shall be calculated in accordance therewith.

    "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of

        (1) Investments by the Company, or by a Restricted Subsidiary, in the Company or a Restricted Subsidiary;

        (2) Investments by the Company, or by a Restricted Subsidiary, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

        (3)  Investments in cash and Cash Equivalents;

        (4) reasonable and customary loans made to employees in connection with their relocation not to exceed $500,000 in the aggregate at any one time outstanding;

        (5) an Investment that is made by the Company or a Restricted Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under "--Certain Covenants--Limitation on Certain Asset Sales" above;

        (6) Interest Rate Agreements and Currency Agreements entered into in the ordinary course of the Company's or the Restricted Subsidiaries' business;

        (7) additional Investments not to exceed $1.0 million at any one time outstanding;

        (8)  Investments existing on the Issue Date;

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        (9)  Investments in securities of trade creditors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (10) guarantees by the Company or any Restricted Subsidiary of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries under the Indenture; and

        (11) Investments for which the sole consideration provided is Capital Stock (other than Disqualified Capital Stock).

    "PERMITTED LIENS" means

        (1) Liens on property or assets of, or any shares of Capital Stock of or secured indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into the Company or any of the Restricted Subsidiaries; PROVIDED that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into the Company or any of the Restricted Subsidiaries;

        (2) Liens on Property acquired by the Company or a Restricted Subsidiary; PROVIDED, that such Liens are not incurred in connection with, or in contemplation of, such acquisition of Property;

        (3) Liens securing Indebtedness under the Senior Credit Facility, which Indebtedness is incurred in compliance with "--Certain Covenants--Limitation on Additional Indebtedness" above;

        (4) Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the Indenture and that has been incurred in accordance with the provisions of the Indenture; PROVIDED that any such Lien (i) is not less favorable to the holders of the Notes and is not more favorable to the lienholders with respect to such Lien than the Lien in respect of Indebtedness being Refinanced; and (ii) does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

        (5)  Liens in favor of the Company or any of the Restricted
    Subsidiaries;

        (6)  Liens securing industrial revenue bonds;

        (7) Liens securing Purchase Money Indebtedness that is otherwise permitted under the Indenture; PROVIDED that

           (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property,

           (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and

           (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

        (8) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

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        (9)  Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

        (10) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

        (11) Liens securing Capitalized Lease Obligations permitted to be incurred under the Indenture; PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease;

        (12)  Liens existing on the Issue Date and Liens securing the Notes;

        (13) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, including landlord Liens on leased properties and any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeals bonds, bids, leases, government contracts, performance bonds and other similar obligations;

        (14) attachment or judgment Liens not giving rise to an Event of Default;

        (15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (16) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (17) Liens in respect of obligations under Interest Rate Agreements or Currency Agreements;

        (18) Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in reliance on clause (11) of the definition of Permitted Indebtedness;

        (19)  Liens in favor of the Trustee pursuant to the Indenture; and

        (20) any extensions, substitutions, replacements or renewals of the foregoing.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

    "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

    "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

    "PUBLIC EQUITY OFFERING" means a public offering by the Company, Holdings or Holdings II of shares of its Common Stock (however designated and whether voting or not-voting) and any and all rights, warrants or options to acquire such Common Stock and, in the case of a public offering by Holdings or Holdings II, the proceeds thereof are contributed to the Company.

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    "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of

        (1)  100% of such cost and

        (2) reasonable fees and expenses of such Person incurred in connection therewith.

    "REDEEMABLE DIVIDEND" means, for any cash dividend or distribution with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

    "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of the Indenture (other than pursuant to clauses 1, 5, 11 and 12 of the definition of Permitted Indebtedness), but only to the extent that

        (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

        (2)  the Refinancing Indebtedness is scheduled to mature either

           (a) no earlier than the Indebtedness being refunded, refinanced or extended or

           (b)  after the maturity date of the Notes;

        (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

        (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

           (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

           (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

           (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

        (5) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary.

    "RESTRICTED PAYMENT" means any of the following:

        (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock

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    (other than Disqualified Capital Stock), and (b) in the case of Restricted
    Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary);

        (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of the Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

        (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

        (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

        (5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of such designation); and

        (6) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date.

    "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "SENIOR CREDIT FACILITY" means the Amended and Restated Credit Agreement dated as of the Issue Date, by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the "--Limitation on Additional Indebtedness" covenant) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

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        (1)  all Indebtedness of the Company owed to lenders under the Senior
    Credit Facility;

        (2) all obligations of the Company with respect to any Interest Rate Agreement or Currency Agreement;

        (3) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

        (4) all other Indebtedness of the Company that does not provide that it is to rank equally with or subordinate to the Notes; and

        (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

        (1) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries;

        (2)  Indebtedness represented by the Notes and the Guarantees;

        (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

        (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

        (5)  Indebtedness incurred in violation of the Indenture;

        (6)  Indebtedness represented by Disqualified Capital Stock; and

        (7) any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of the Company or any Subsidiary of the Company.

    "SIGNIFICANT RESTRICTED SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Rule is in effect on the Issue Date.

    "SUBSIDIARY" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

        (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

        (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption) most nearly equal to the period from February 1, 2004 to such redemption; PROVIDED, HOWEVER, that if the period from February 1, 2004 to such redemption is not equal

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to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of United States Treasury securities for which such yields are given, except that if the period from February 1, 2004 to such redemption is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "UNRESTRICTED SUBSIDIARY" means

        (1)  any Subsidiary of an Unrestricted Subsidiary and

        (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company;

PROVIDED that a Subsidiary may be so classified as an Unrestricted Subsidiary only if

        (1) such classification is in compliance with the "--Limitation on Restricted Payments" covenant,

        (2) immediately after giving effect to such classification, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Certain Covenants--Limitation on Additional Indebtedness" above,

        (3) no Default or Event of Default shall have occurred and be continuing or result therefrom, and

        (4)  neither the Company nor any Restricted Subsidiary shall at any time

           (a) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

           (b) be directly or indirectly liable for any Indebtedness of such Subsidiary or

           (c) be directly or indirectly liable for any other Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (a) or (b) above to the extent

           (a) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to "--Certain Covenants--Limitation on Additional Indebtedness" above and

           (b) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under "--Certain
       Covenants--Limitation on Restricted Payments" above.

    The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Indebtedness of such Unrestricted Subsidiary or Person as having been incurred at the time of such action),

        (1) the Company could have incurred at least $1.00 of additional Indebtedness (other that Permitted Indebtedness) pursuant to "--Certain Covenants--Limitation on Additional Indebtedness" above, and

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        (2)  no Default or Event of Default shall have occurred and be continuing or result therefrom.

    The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

        (1) the then outstanding aggregate principal amount of such Indebtedness into

        (2)  the sum of the total of the products obtained by multiplying

        (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof and

        (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WSP" means Willis Stein & Partners Management II, L.P.

BOOK ENTRY DELIVERY AND FORM

    The exchange notes will be represented by one or more notes in registered, global form without interest coupons. The global note will be deposited upon issuance with the trustee as custodian for The Depository Trust Company, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

    Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described under the caption "--Certificated Notes."

    The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

DEPOSITORY PROCEDURES

    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

    DTC has also advised us that pursuant to procedures established by it,
(a) upon deposit of the global note, DTC will credit the accounts of participants with portions of the principal amount of the global note and
(b) ownership of such interests in the global note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the participants, or by the participants and the indirect participants with respect to other owners of beneficial interests in the global notes.

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    Upon the issuance of the global note, DTC will credit, on its book-entry registration and transfer system, the principal amount at maturity of the notes represented by such global note, to the accounts of participants. Ownership of beneficial interests in the global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to participants' interest, and such participants, with respect to the owners of beneficial interests in the global note other than participants. The laws of some jurisdictions may require that certain securities purchasers take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

    So long as DTC, or its nominee, is the registered holder and owner of the global note, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the related notes for all purposes of such notes and the indenture. Except as set forth below, owners of beneficial interests in the global note will not be entitled to have the notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form, and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners, owning through such participants, to take such actions, or would otherwise act upon the instructions of beneficial owners owing through them.

    Payments of principal of, and interest on, notes represented by the global note registered in the name of, and held by, DTC or its nominee will be made to DTC, or its nominee, as the case may be, as the registered owner and holder of the global note.

    We expect that DTC, or its nominee, upon receipt of any payments of principal of, or interest on, the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on accounts of, beneficial ownership interest in the global note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other aspects of the relationship between DTC and its participants, or the relationship between such participants and the owners of beneficial interests in the global note owning through such participants.

    Unless and until it is exchanged in whole or in part for certificated notes in definitive form, the global note may not be transferred, except as a whole, by DTC to a nominee of such depository, or by a nominee of such depository to such depository or another nominee of such depository.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants, of their respective obligations, under the rules and procedures governing their operations.

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CERTIFICATED NOTES

    The notes represented by the global note are exchangeable for certificated notes, in definitive form of like tenor as such notes, in denominations of U.S. $1,000 and integral multiples thereof if:

    - DTC notifies us that it is unwilling or unable to continue as depository of the global note, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days;

    - we in our discretion at any time determine not to have all of the notes represented by the global note; or

    - an event of default has occurred and is continuing.

Any global note that is exchangeable according to the terms of the preceding sentence is exchangeable for certificated notes, issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the global note of the same aggregate denomination to be registered in the name of DTC or its nominee.

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                   NOTES EXCHANGE OFFER; REGISTRATION RIGHTS

    We and the guarantors entered into a registration rights agreement pursuant to which we agreed, for the benefit of the holders of the outstanding notes, that we will, at our cost,

        (1) within 60 days after the Issue Date, file a registration with the Commission with respect to a registered offer to exchange the outstanding notes for the exchange notes, which will have terms substantially identical in all material respects to the notes (except that the exchange notes will not contain terms with respect to transfer restrictions),

        (2) within 150 days after the Issue Date, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the outstanding notes, and

        (3) keep the exchange offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes. For each note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note.

    Under existing Commission interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. We will make available, for a period of 180 days after the expiration date, this prospectus to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations).

    Each holder of outstanding notes that wishes to exchange such notes for exchange notes in the exchange offer will be required to make certain representations including representations that

        (1) any exchange notes to be received by it will be acquired in the ordinary course of its business,

        (2) it has no arrangement with any person to participate in the distribution of the exchange notes, and

        (3) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of Aavid, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

    In the event that applicable interpretations of the staff of the Commission do not permit us to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 180 days of the Issue Date or, under certain circumstances, if the initial purchasers shall so request, we and the guarantors will, at our own expense,

        (1) as promptly as practicable, file a shelf registration statement covering resales of the outstanding notes;

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        (2) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

        (3) use our reasonable best efforts to keep effective the shelf registration statement until the earlier of the disposition of the outstanding notes covered by the shelf registration statement or two years after the Issue Date.

    We and the guarantors will, in the event of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes. A holder of the notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification rights and obligations).

    The registration statement of which this prospectus is a part constitutes the exchange offer registration statement referred to above. If we fail to comply with the above provisions, then, as liquidated damages, additional interest shall become payable in respect of the outstanding notes as follows:

        (1) If notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the date required by the registration rights agreement;

        (2) If notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the Commission on or prior to the date required by the registration rights agreement; or

        (3) If either (a) we have not exchanged the exchange notes for all outstanding notes validly tendered in accordance with the terms of the exchange offer on or prior to 180 days after the Issue Date, (b) the exchange offer registration statement ceases to be effective at any time prior to the time that the exchange offer is consummated or (c) if applicable, the shelf registration statement ceases to be effective at any time prior to the date that is two years from the Issue Date (or such shorter period of time permitted under the registration rights agreement);

(each such event referred to in clauses (1) through (3) above is a registration default), the sole remedy available to holders of the outstanding notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the outstanding notes will increase at a rate of 0.50% per annum, and the per annum interest rate will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional interest rate of 2.00% per annum in excess of the interest rate on the outstanding notes of 12 3/4% per annum. All additional interest will be payable to holders of the outstanding notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rate on the outstanding notes will revert to the interest rate originally borne by the outstanding notes.

    The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general discussion of certain United States federal income tax considerations relating to the exchange by an initial beneficial owner of the outstanding notes for exchange notes and the ownership and disposition of the exchange notes by an initial beneficial owner of the exchange notes. This discussion is based upon the Internal Revenue Code of 1986 as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax considerations resulting from acquiring, holding or disposing of the notes.

    In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances (such as the alternative minimum tax provisions of the Code), or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold notes through partnerships or other pass-through entities, U.S. expatriates, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to initial holders who purchased the outstanding notes for cash at the original offering price and who hold the outstanding notes (and following the exchange offer, will hold the exchange notes) as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. HOLDERS

    As used herein, the term "U.S. Holder" means a beneficial owner of a note or warrant that is:

(1) a citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test prescribed under the Code;

(2) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

(3) an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4) a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

    As used herein, the term "Non-U.S. Holder" means a holder of a note that is not a U.S. Holder.

THE EXCHANGE OFFER

    The exchange of outstanding notes for exchange notes pursuant to this exchange offer should not constitute a taxable disposition of the outstanding notes for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the outstanding notes. Rather, any exchange notes received by you should be treated as a continuation of

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your investment in the outstanding notes. As a result, neither a U.S. Holder nor a Non-U.S. Holder should recognize taxable income, gain or loss on such exchange for United States federal income tax purposes. Such holder's holding period for the exchange notes should generally include the holding period for the outstanding notes and such holder's adjusted tax basis in the exchange notes should generally be the same as such holder's adjusted tax basis in the outstanding notes for United States federal income tax purposes.

    TAXATION OF THE NOTES

    INTEREST ON NOTES. Stated interest on the notes will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on such holder's method of tax accounting.

    ISSUE PRICE. The issue price of the exchange notes will be the amount of the issue price for the outstanding notes. We allocated $969.60 of the issue price to each $1,000 principal amount of the outstanding notes. A U.S. Holder of a unit may not adopt a different allocation unless such holder properly discloses such different allocation on such holder's United States federal income tax return for the year in which the units were acquired. No assurance can be given that the IRS will accept our allocation. If our allocation were successfully challenged by the IRS, the issue price, original issue discount accrual on the note and gain or loss on the sale or disposition of a note or warrant would be different from that resulting under the allocation determined by us.

    ORIGINAL ISSUE DISCOUNT. Because the notes were sold as a part of a unit including the warrants, a portion of the offering price for a unit was allocated to the note and a portion to the warrants. Since the portion allocated to the outstanding notes was less than the note's principal amount, the outstanding notes were issued at a discount from their face amount, with the result that the outstanding notes were considered to have been issued with original issue discount ("OID"). Because any exchange notes received by you should be treated as a continuation of your investment in the outstanding notes for the exchange notes (because the exchange of the outstanding notes for the exchange notes should not be treated as a taxable exchange), the exchange notes should also be considered to have been issued with OID. As a result, a U.S. Holder would be required to include in income (regardless of whether such U.S. Holder is a cash or accrual taxpayer) in each taxable year, in advance of the receipt of any cash attributable to such income, that portion of any such OID, computed on a constant yield basis, attributable to each day during such year on which the U.S. Holder held the notes.

    The total amount of OID with respect to each note will be the difference between the portion of the issue price of the units which is allocated to the notes as described above and the stated redemption price at maturity. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. Stated interest on the notes will constitute "qualified stated interest." Thus, the stated redemption price at maturity of a note will be equal to the principal amount of such note.

    Under the OID rules, in general, holders of notes with OID must include in gross income for United States federal income tax purposes the sum of the daily portions of OID with respect to the note for each day during the taxable year or portion of a taxable year on which such holder holds the note (such sum, "Accrued OID"). The daily portions are determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the note at the beginning of the accrual period multiplied by the yield to maturity of the note. For purposes of computing OID, we will use six-month accrual periods that end on the days in the calendar year corresponding to the maturity date of the notes and the date six months prior to such maturity date, with the possible exception of the initial accrual period for the notes. The adjusted issue price of a note at the beginning of any accrual period is the issue price of the note increased by the Accrued OID for all prior accrual periods (less all payments made on the notes other than payments of qualified stated interest). The yield to maturity of a debt instrument is the interest rate that will

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produce an amount equal to the issue price of the debt instrument when used in computing the present value of all payments to be made pursuant to the debt instrument. We will annually furnish to certain record holders of the notes and to the IRS information with respect to any OID accruing during the calendar year as may be required by applicable United States Treasury regulations. In addition, each note will bear a legend setting forth the issue date, the issue price, the total amount of OID, the yield-to-maturity and certain other information.

    EFFECT OF OPTIONAL REDEMPTIONS ON OID. In the event of a change of control (as defined in the "Description of the Notes") or a sale of our assets under the circumstances specified in the "Description of the Notes", we will be required to give holders of the notes the opportunity to sell us their notes at the redemption price specified elsewhere herein. In the event that we receive net proceeds from one or more public equity offerings, we may, at any time prior to February 1, 2003 and subject to certain limitations specified elsewhere herein, use all or a portion of such net proceeds to redeem up to 35% of the aggregate principal amount of the notes at redemption prices specified elsewhere herein. Under the OID rules, computation of yield and maturity of the notes is not affected by such redemption rights and obligations if, based on all the facts and circumstances as of the issue date, the stated payment schedule of the notes is significantly more likely than not to occur. We have determined that, based on all of the facts and circumstances that are expected to exist as of the issue date, it is significantly more likely than not that the notes will be paid according to their stated schedule.

    We may redeem the notes, in whole or in part, on or after February 1, 2004, at redemption prices specified elsewhere herein. The OID rules contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under the OID rules, solely for purposes of the accrual of OID, it is assumed that the issuer will exercise any option to redeem a debt instrument if such exercise will lower the yield-to-maturity of the debt instrument. We anticipate that we will not be presumed to redeem the notes prior to their stated maturity under the foregoing rules because the exercise of such option would not lower the yield-to-maturity of the notes.

    U.S. Holders may wish to consult their own tax advisors regarding the treatment of such contingencies.

    DISPOSITION OF NOTES. Generally, any sale or redemption or other disposition of an exchange note will result in taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of other property received and (ii) the holder's adjusted tax basis in the note. In the case of a holder who purchased a unit for the issue price of the unit, the adjusted tax basis of an exchange note will initially equal the portion of the issue price of the unit that was allocated to the outstanding note and will be increased by any Accrued OID includable in such holder's gross income, and decreased by all payments received by such holder on such note, other than a payment of qualified stated interest. Any gain or loss upon a sale or other disposition of a note will generally be capital gain or loss, which will be long-term capital gain or loss if the note has been held by the holder for more than one year.

    AHYDO RULES. Sections 163(e)(5) and (i) of the Code affect the treatment of interest on certain high yield OID debt instruments maturing more than five years from the date of issuance ("AHYDOs"). The rules are complex and ambiguous in many respects, and their full potential application to the notes cannot be anticipated with precision.

    Whether or not the exchange notes are characterized as AHYDOs, we would continue to be able to deduct stated interest with respect to the notes as it accrues, but may not be able to deduct OID with respect to the notes. A U.S. Holder may be entitled to treat such OID as a dividend, which dividend may qualify for the dividends received deduction generally available to U.S. Holders that are

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corporations. Corporate holders of exchange notes should consult their own tax advisors as to the applicability of the dividends received deduction.

NON-U.S. HOLDERS

    In the following discussion, we summarize the principal United States federal income tax considerations resulting from the acquisition, ownership and disposition of the exchange notes by Non-U.S. Holders.

    INTEREST ON NOTES. Subject to the discussion below of backup withholding, interest paid on the notes (including OID) to a Non-U.S. Holder generally will not be subject to United States federal income tax if:

(1) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder;

(2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of our stock entitled to vote;

(3) the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code;

(4) the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(5) the Non-U.S. Holder, under penalty of perjury, certifies that it is a Non-U.S. Holder and provides its name and address.

    If certain requirements are satisfied, the certification described in clause (5) above may be provided by securities clearing organization, a bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business.

    Under new Treasury Regulations, which generally are effective for payments made after December 31, 2000, subject to certain transition rules, the certification described in clause (5) above may also be provided by a qualified intermediary on behalf of one or more beneficial owners (or other intermediaries), provided that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met.

    A holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% (or a lower applicable treaty rate) on payments of interest and OID from the amount of interest actually paid unless the interest is effectively connected with the conduct of a United States trade or business of the holder and the holder timely furnishes two duly executed copies of IRS Form 4224 (or any successor form) to the withholding agent, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax).

    GAIN ON DISPOSITION OF THE NOTES. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange, redemption, or other disposition of, a note, unless:

(1) in the case of an individual Non-U.S. Holder, such holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption and certain other requirements are met; or

(2) the gain is effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    U.S. HOLDERS. In general, information reporting will apply to certain payments made by us with respect to principal and interest on, and the proceeds of the sale or other disposition of, the notes with respect to certain non-corporate U.S. Holders. A U.S. Holder will further be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, we pay on a note, unless the holder (1) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact; or
(2) provides us with a correct taxpayer identification number, certifies that the taxpayer identification number is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is allowable as a refund or credit against the U.S. Holder's United States federal income tax liability, provided that the required information is furnished to IRS.

    NON-U.S. HOLDERS. We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid to, OID accruing to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld on such payments. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides under the provisions of a specific treaty or agreement.

    Under current Treasury Regulations, backup withholding and information reporting will not apply to payments of interest on or principal of the notes by us or our agent to a Non-U.S. Holder if the Non-U.S. Holder certifies as to its Non-U.S. Holder status under penalties of perjury and provides its name and address, or otherwise establishes an exemption (provided that neither we nor our agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied). The payment of the proceeds on the disposition of notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption (provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied). The proceeds of the disposition by a Non-U.S. Holder of to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation or a foreign person deriving 50% or more of its gross income from all sources for certain periods from activities that are effectively connected with the conduct of a United States trade or business, information reporting, but not backup withholding, will apply unless such broker has documentary evidence in its files of the holder's status as a Non-U.S. Holder and has no actual knowledge to the contrary or unless the holder otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability provided that the required information is furnished to the IRS.

    New Treasury Regulations relating to the withholding of tax and reporting for certain amounts paid to Non-U.S. Holders will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Among other things, these Treasury Regulations may require Non-U.S. Holders to furnish new certification of their foreign status. Prospective Non-U.S. Holders should consult their own tax advisors concerning the applicability and effect, if any, of the Treasury Regulations on an investment in the exchange notes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding exchange notes where such outstanding exchange notes were acquired as a result of market-making activities or other trading activities.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a priod of 180 days after consummation of the exchange offer (or such shorter period during which broker-dealers are required to deliver this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify original holders of the outstanding exchange notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

    By acceptance of this exchange offer, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

                                 LEGAL MATTERS

    Bartlit Beck Herman Palenchar & Scott, Denver, Colorado, will pass upon the validity of the exchange notes offered hereby.

                                    EXPERTS

    The consolidated balance sheets of Aavid Thermal Technologies, Inc. and subsidiaries as of December 31, 1998 and December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998, included in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The combined financial statements of Thermalloy Group at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in this prospectus have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
AAVID THERMAL TECHNOLOGIES, INC.

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998,
  1997 AND 1996

Report of Independent Public Accountants....................     F-2
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................     F-3
Consolidated Statements of Operations for the years ended
  December 31, 1998, 1997 and 1996..........................     F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended December 31, 1998, 1997, and 1996.....     F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997 and 1996..........................     F-6
Notes to Consolidated Financial Statements..................     F-7

FINANCIAL STATEMENTS (UNAUDITED) FOR THE NINE MONTHS ENDED
  OCTOBER 2, 1999 AND SEPTEMBER 26, 1998

Consolidated Balance Sheets as of October 2, 1999 and
  December 31, 1998.........................................    F-36
Consolidated Statements of Income for the nine months ended
  October 2, 1999 and September 26, 1998....................    F-37
Consolidated Statements of Cash Flows for the nine months
  ended October 2, 1999 and September 26, 1998..............    F-38
Notes to Consolidated Financial Statements..................    F-39

THERMALLOY GROUP

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1998,
  1997 AND 1996

Report of Independent Auditors..............................    F-50
Combined Profit and Loss Accounts for the years ended
  December 31, 1998, 1997 and 1996..........................    F-51
Combined Statements of Total Recognized Gains and Losses for
  the years ended December 31, 1998, 1997 and 1996..........    F-52
Combined Balance Sheets at December 31, 1998 and 1997.......    F-53
Combined Statements of Movements in Invested Capital for the
  years ended December 31, 1998, 1997 and 1996..............    F-54
Combined Cash Flow Statements for the years ended
  December 31, 1998, 1997 and 1996..........................    F-55
Notes to Combined Financial Statements......................    F-56

FINANCIAL STATEMENTS (UNAUDITED) FOR THE NINE MONTHS ENDED
  SEPTEMBER 30, 1999 AND 1998

Condensed Combined Unaudited Profit and Loss Accounts for
  the nine months ended September 30, 1999 and 1998.........    F-71
Condensed Combined Unaudited Statements of Total Recognized
  Gains and Losses for the nine months ended September 30,
  1999 and 1998.............................................    F-72
Condensed Combined Unaudited Balance Sheets at
  September 30, 1999 and 1998...............................    F-73
Condensed Combined Unaudited Statements of Movements in
  Invested Capital for the nine months ended September 30,
  1999 and 1998.............................................    F-74
Condensed Combined Unaudited Cash Flow Statements for the
  nine months ended September 30, 1999 and 1998.............    F-75
Notes to Condensed Combined Unaudited Financial
  Statements................................................    F-76

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO AAVID THERMAL TECHNOLOGIES, INC.:

    We have audited the accompanying consolidated balance sheets of Aavid Thermal Technologies, Inc. and Subsidiaries (a Delaware Corporation) as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aavid Thermal
Technologies, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the three years ended December 31, 1998, in conformity with generally accepted accounting principles.

/S/ ARTHUR ANDERSEN LLP
BOSTON, MASSACHUSETTS
FEBRUARY 1, 1999 (except with respect to the matter
discussed in Note P, as to which the date is February 2, 2000)

                        AAVID THERMAL TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (in thousands, except share data)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
                                         ASSETS
Cash and cash equivalents...................................    $ 20,027       $  6,919
Notes receivable............................................       1,459             --
Accounts receivable-trade, less allowance for doubtful
  accounts..................................................      31,158         33,766
Inventories.................................................      15,283         13,368
Refundable taxes............................................         370          1,138
Deferred income taxes.......................................       9,072          2,365
Prepaid and other current assets............................       2,897          2,256
                                                                --------       --------
Total current assets........................................      80,266         59,812
Property, plant and equipment, net..........................      42,497         43,155
Other assets, net...........................................       6,321          7,829
                                                                --------       --------

Total assets................................................    $129,084       $110,796
                                                                ========       ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt obligations.........................    $  3,442       $  3,360
Accounts payable-trade......................................      17,377         16,378
Accrued expenses and other current liabilities..............      23,488         17,778
                                                                --------       --------
Total current liabilities...................................      44,307         37,516
Debt obligations, net of current portion....................      11,208         20,596
Deferred income taxes.......................................       2,218          2,269
                                                                --------       --------
Total liabilities...........................................      57,733         60,381
Commitments and contingencies (Note L)
Stockholders' equity:
Common stock, $0.01 par value; authorized 25,000,000 shares;
  9,251,391 and 7,558,537 shares issued and outstanding at
  December 31, 1998 and 1997, respectively..................          93             76
Additional paid-in capital..................................      56,740         43,793
Cumulative translation adjustment...........................        (902)          (753)
Retained earnings...........................................      15,420          7,299
                                                                --------       --------
Total stockholders' equity..................................      71,351         50,415
                                                                --------       --------

Total liabilities and stockholders' equity..................    $129,084       $110,796
                                                                ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AAVID THERMAL TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                       (in thousands, except share data)

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1998         1997         1996
                                                           ----------   ----------   ----------
Net sales................................................  $  209,078   $  167,745   $  106,995
Cost of goods sold.......................................     138,431      107,401       66,002
                                                           ----------   ----------   ----------
Gross profit.............................................      70,647       60,344       40,993
Selling, general and administrative expenses.............      43,783       36,709       27,562
Research and development.................................       6,756        6,939        5,674
Restructuring and buyout of compensation agreement
  charges................................................       5,740           --           --
Purchased undeveloped technology charge..................          --           --        3,446
                                                           ----------   ----------   ----------
Income from operations...................................      14,368       16,696        4,311
Interest expense, net....................................      (1,342)      (2,178)      (1,591)
Other expense, net.......................................        (520)      (1,201)        (577)
                                                           ----------   ----------   ----------
Income before income taxes and extraordinary item........      12,506       13,317        2,143
Provision for income tax expense.........................      (4,385)      (4,824)      (2,002)
                                                           ----------   ----------   ----------
Income before extraordinary item.........................       8,121        8,493          141
Extraordinary item, net of related tax effect............          --           --         (171)
                                                           ----------   ----------   ----------
Net income (loss)........................................  $    8,121   $    8,493   $      (30)
                                                           ==========   ==========   ==========

Net income (loss) per share, basic:
Income before extraordinary item.........................  $     0.94   $     1.22   $     0.02
Extraordinary item.......................................          --           --        (0.03)
                                                           ----------   ----------   ----------

Net income (loss), basic.................................  $     0.94   $     1.22   $    (0.01)
                                                           ==========   ==========   ==========

Weighted average common shares...........................   8,668,368    6,945,339    6,251,385
                                                           ==========   ==========   ==========

Net income (loss) per share, diluted:
Income before extraordinary item.........................  $     0.86   $     0.98   $     0.02
Extraordinary item.......................................          --           --        (0.03)
                                                           ----------   ----------   ----------
Net income (loss), diluted...............................  $     0.86   $     0.98   $    (0.01)
                                                           ==========   ==========   ==========

Weighted average common shares and equivalents...........   9,484,826    8,638,611    6,251,385
                                                           ==========   ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AAVID THERMAL TECHNOLOGIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       (in thousands, except share data)

                                                                 SERIES A               SERIES B
                                                               CONVERTIBLE            CONVERTIBLE
                                        COMMON STOCK         PREFERRED STOCK        PREFERRED STOCK      ADDITIONAL
                                    --------------------   --------------------   --------------------    PAID-IN     COMPREHENSIVE
                                     SHARES      AMOUNT     SHARES     AMOUNT      SHARES     AMOUNT      CAPITAL        INCOME
                                    ---------   --------   --------   ---------   --------   ---------   ----------   -------------
Balance, December 31, 1995........    835,514     $ 8       488,127   $      5     50,000    $      1      $ 6,583        $   --
Comprehensive income:
  Net loss........................         --      --            --         --         --          --           --           (30)
  Cumulative translation
    adjustment....................         --      --            --         --         --          --           --           228
                                                                                                                          ------
Comprehensive income..............         --      --            --         --         --          --                     $  198
                                                                                                                          ======
Conversion of preferred to
  common..........................  2,959,692      30      (488,127)        (5)   (50,000)         (1)         (24)
                                    ---------     ---      --------   ---------   -------    ---------
Expiration of warrant put
  option..........................         --      --            --         --         --          --        1,106
Initial public offering, net of
  issuance -
Costs of $3,419...................  2,645,000      26            --         --         --          --       21,681
Stock issued in acquisition of
  FDI.............................     75,000       1            --         --         --          --          899
Proceeds from exercise of
  options.........................      1,925      --            --         --         --          --            9
                                    ---------     ---      --------   ---------   -------    ---------     -------
Balance, December 31, 1996........  6,517,131     $65            --   $     --         --    $     --      $30,254
Comprehensive income:
  Net income......................         --      --            --         --         --          --           --        $8,493
  Cumulative translation
    adjustment....................         --      --            --         --         --          --           --          (981)
                                                                                                                          ------
Comprehensive income..............         --      --            --         --         --          --                     $7,512
                                                                                                                          ======
Proceeds from exercise of.........    626,930       6            --         --         --          --        1,615
Options
Proceed from the issuance of
  common stock....................    339,476       4            --         --         --          --        7,074
Issuance of shares related to
  acquisition of joint venture....     75,000       1            --         --         --          --        1,124
Income tax benefit from stock
  options.........................         --      --            --         --         --          --        3,726
                                    ---------     ---      --------   ---------   -------    ---------     -------
Balance, December 31, 1997........  7,558,537     $76            --   $     --         --    $     --      $43,793
Comprehensive income:
  Net income......................         --      --            --         --         --          --           --        $8,121
  Cumulative translation
    adjustment....................         --      --            --         --         --          --           --          (149)
                                                                                                                          ------
Comprehensive income..............         --      --            --         --         --          --                     $7,972
                                                                                                                          ======
Proceeds from exercise of
  options.........................  1,192,117      12            --         --         --          --        3,469
Proceeds from exercise of
  warrants........................    466,455       5            --         --         --          --           (5)
Proceeds from the issuance of
  common stock....................     34,282      --            --         --         --          --          622
Income tax benefit from stock
  options.........................         --      --            --         --         --          --        8,861
                                    ---------     ---      --------   ---------   -------    ---------     -------
Balance, December 31, 1998........  9,251,391     $93            --   $     --         --    $     --      $56,740
                                    =========     ===      ========   =========   =======    =========     =======


                                    CUMULATIVE    RETAINED
                                    TRANSLATION   EARNINGS
                                    ADJUSTMENT    (DEFICIT)    TOTAL
                                    -----------   ---------   --------
Balance, December 31, 1995........     $  --       $(1,164)   $ 5,433
Comprehensive income:
  Net loss........................        --           (30)       (30)
  Cumulative translation
    adjustment....................       228            --        228

Comprehensive income..............

Conversion of preferred to
  common..........................        --            --         --

Expiration of warrant put
  option..........................        --            --      1,106
Initial public offering, net of
  issuance -
Costs of $3,419...................        --            --     21,707
Stock issued in acquisition of
  FDI.............................        --            --        900
Proceeds from exercise of
  options.........................        --            --          9
                                       -----       -------    -------
Balance, December 31, 1996........     $ 228       $(1,194)   $29,353
Comprehensive income:
  Net income......................        --         8,493      8,493
  Cumulative translation
    adjustment....................      (981)           --       (981)

Comprehensive income..............

Proceeds from exercise of.........        --            --      1,621
Options
Proceed from the issuance of
  common stock....................        --            --      7,078
Issuance of shares related to
  acquisition of joint venture....        --            --      1,125
Income tax benefit from stock
  options.........................        --            --      3,726
                                       -----       -------    -------
Balance, December 31, 1997........     $(753)      $ 7,299    $50,415
Comprehensive income:
  Net income......................        --         8,121      8,121
  Cumulative translation
    adjustment....................      (149)           --       (149)

Comprehensive income..............

Proceeds from exercise of
  options.........................        --            --      3,481
Proceeds from exercise of
  warrants........................        --            --         --
Proceeds from the issuance of
  common stock....................        --            --        622
Income tax benefit from stock
  options.........................        --            --      8,861
                                       -----       -------    -------
Balance, December 31, 1998........     $(902)      $15,420    $71,351
                                       =====       =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

\

                        AAVID THERMAL TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1998        1997        1996
                                                              ---------   ---------   --------
Cash flows provided by (used for) operating activities:
Net income (loss)...........................................  $   8,121   $   8,493   $    (30)
Adjustments to reconcile net income (loss) to net cash
  provided by (used for) operating activities:
  Depreciation and amortization.............................      9,880       7,640      4,102
  Purchased undeveloped technology charge...................         --          --      3,446
  Loss on sale of property, plant and equipment.............         17          35         67
  Deferred income taxes.....................................     (2,172)       (167)        26
  Minority interest.........................................         --         198        213
Changes in assets and liabilities, net of effects from
  acquisitions:
  Accounts receivable-trade.................................      1,949     (11,685)    (5,442)
  Note receivable...........................................         86          --         --
  Inventories...............................................     (1,468)     (4,288)    (2,540)
  Refundable taxes..........................................      1,766      (1,138)        --
  Prepaid and other current assets..........................     (4,861)       (588)       163
  Other assets..............................................        153        (540)      (449)
  Accounts payable-trade....................................      1,201       5,559      3,523
  Accrued expenses and other current liabilities............     14,357       7,116     (1,051)
                                                              ---------   ---------   --------
    Total adjustments.......................................     20,908       2,142      2,058
                                                              ---------   ---------   --------
    Net cash provided by operating activities...............     29,029      10,635      2,028
Cash flows used in investing activities:
  Payments for acquisitions, net of cash acquired...........         --      (1,316)   (10,776)
  Proceeds from sale of property, plant and equipment.......         20         417        194
  Purchases of property, plant and equipment................    (10,407)    (15,992)    (7,029)
                                                              ---------   ---------   --------
    Net cash used in investing activities...................    (10,387)    (16,891)   (17,611)
Cash flows provided by financing activities:
  Issuance of common stock, net of expenses.................      4,103       8,699     21,716
  Advances under line of credit.............................    128,366     124,073     95,921
  Repayments of line of credit..............................   (133,898)   (124,061)   (96,470)
  Advances under debt obligations...........................        581      17,876      6,659
  Principal payments on debt obligations....................     (4,335)    (17,258)   (12,630)
                                                              ---------   ---------   --------
    Net cash provided by (used in) financing activities.....     (5,183)      9,329     15,196
Foreign exchange effect on cash and cash equivalents........       (351)       (247)       153
                                                              ---------   ---------   --------
Net increase (decrease) in cash and cash equivalents........     13,108       2,826       (234)
Cash and cash equivalents, beginning of period..............      6,919       4,093      4,327
                                                              ---------   ---------   --------
Cash and cash equivalents, end of period....................  $  20,027   $   6,919   $  4,093
                                                              =========   =========   ========
Supplemental disclosure of cash flow information:
Interest paid...............................................  $   1,685   $   2,316   $  1,606
Income taxes paid...........................................      1,917         739        807
Supplemental disclosure of non-cash investing activities:
Reconciliation of assets acquired and liabilities assumed in acquisitions:
    Fair value of assets acquired...........................  $      --   $   3,163   $ 16,122
    Cash paid for assets....................................         --      (1,316)   (11,343)
    Issuance of common stock................................         --      (1,125)      (900)
                                                              ---------   ---------   --------
  Liabilities assumed.......................................  $      --   $     722   $  3,879
                                                              =========   =========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AAVID THERMAL TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (in thousands, except share and per share data)

A. OPERATIONS

    Aavid Thermal Technologies, Inc. (the "Company" or "Aavid") is the leading provider of thermal management solutions for digital and power electronics applications. In today's electronic equipment environment, microprocessors and their associated power supplies, hard drives, advanced video chips, and other peripheral devices, draw large amounts of power, and consequently, dissipate a significant amount of heat. The same heat generation occurs in power semiconductors and integrated circuits in motor controls, telecommunications switches and other smart electronics. Since microprocessors and power semiconductors operate efficiently only in narrow temperature bands, heat is an absolute constraint in electronic system design. The excessive heat generated within the component not only degrades semiconductor and system performance and reliability, but can also cause semiconductor and system failure.

    Aavid, through its three subsidiaries, approaches these thermal challenges from different perspectives. Fluent Inc.'s ("Fluent") sophisticated computational fluid dynamics ("CFD") software models and analyzes heat transfer, air and other fluid flows for virtual prototyping of products, processes, and systems. This greatly reduces development time and expenses associated with physical models and the facilities to test them.

    Applied Thermal Technologies, Inc. ("Applied") designs integrated thermal solutions at the component-, board-, and system-level. Applied works as an extension of its clients' product design team, leveraging on technical and manufacturing capabilities gained from both Fluent and Aavid Thermal Products to develop, test, and validate thermal solutions.

    Aavid Thermal Products, Inc. manufactures and supports customer application of its thermal products around the globe.

    Overall, the Company services a highly diversified base of more than 3,000 national and international customers including OEMs, distributors, and contract manufacturers through a highly integrated network of software, development, manufacturing, sales and distribution locations throughout North America, Europe, and the Far East.

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentration of credit risk consists principally of trade accounts receivable. The risk is limited due to the relatively large number of customers comprising the Company's customer base and their dispersion across many industries within the United States, Europe, and Asia. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based upon expected collectibility of all accounts receivable. The Company's write-offs of accounts receivable have not been significant during the periods presented. At December 31, 1998, accounts receivable for one customer represented 12% of the total accounts receivable balance. The Company's sales have been primarily denominated in U.S. dollars, and the effects of foreign exchange fluctuations are not considered to be material.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, the amount of deferred tax liabilities or assets is calculated by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. SFAS No. 109 requires a valuation allowance against deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realizable.

RESEARCH AND DEVELOPMENT

    Research and development costs are charged to operations as incurred. SFAS No. 86, "Accounting for the Costs of Computer Software To Be Sold, Leased, or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have not been material. Accordingly, all research and software development costs have been expensed.

CASH AND CASH EQUIVALENTS AND FINANCIAL INSTRUMENTS

    For purposes of the consolidated statements of cash flows, cash and cash equivalents consist of highly liquid investments with original maturities of three months or less.

    The estimated fair value of the Company's financial instruments including accounts receivable, accounts payable and cash equivalents equals carrying value. The fair value of the Company's long-term debt instruments is also estimated at carrying value due to their variable interest rates and relatively short maturities.

INVENTORIES

    For the year ending December 31, 1998 and 1997, inventories were valued at the lower of cost or market, with cost determined principally on the average cost method. The cost of inventories of the foreign subsidiaries are valued on the first-in, first-out (FIFO) basis.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant, and equipment are stated at cost. The Company depreciates property, plant and equipment over their estimated remaining useful lives (buildings--30 to 40 years; machinery, equipment, dies, and tooling--1 to 10 years; and vehicles--4 to 5 years) using both the straight-line and accelerated methods of depreciation.

    Repairs and maintenance are charged against income when incurred; renewals and betterments are capitalized. When property, plant, and equipment are retired or sold, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in other income.

INTANGIBLES

    Costs incurred in connection with the issuance of the Company's debt obligations have been deferred and are being amortized over the term of the respective debt obligations.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Other intangibles, which consist principally of goodwill and patents are being amortized on a straight-line basis over 7 to 15 years.

IMPAIRMENT OF LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued SFAS
No. 121, "Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of." This statement addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of.

    This statement requires that long-lived assets including intangibles, be reviewed for impairment whenever events or changes in circumstances, such as a change in market value, indicate that the asset carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (without interest charges) from the use and ultimate dispositions of the assets are less than its carrying value, an impairment loss is recognized. Impairment losses are to be measured based on the fair value of the asset. To date, the Company has not experienced any such impairments.

REVENUE RECOGNITION

THERMAL PRODUCTS

    Revenue is recognized when products are shipped. The Company records an estimate at that time for returns and warranty costs to be incurred.

SOFTWARE

    In October 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 97-2, "Software Revenue Recognition". The statement provides specific industry guidance and stipulates that revenue recognized from software arrangements is to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post-contract customer support, installation or training. Under SOP 97-2, the determination of fair value is based on objective evidence that is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered. Revenue allocated to software products, specified upgrades and enhancements is generally recognized upon delivery of the related products, upgrades and enhancements. Revenue allocated to post-contract customer support is generally recognized ratably over the term of the support, and revenue allocated to service elements is generally recognized as the services are performed. SOP 97-2 was adopted by the Company effective January 1, 1998 and has not had a material effect on revenue recognition.

    The Company licenses its software products under both annual and perpetual license arrangements. Software license revenue is recognized upon the execution of the license arrangements and shipment of the product, provided that no significant vendor post-contract support obligations remain outstanding, and collection of the resulting receivable is deemed probable. The Company recognizes revenue from post-contract support, which consists of telephone support and the right to software upgrades, ratably over the period of the post-contract arrangement.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONTRACTS

    Contract revenue is recognized based on the percentage-of-completion method. Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, and depreciation costs. Selling and general administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance, conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revision to costs and income and are recognized in the period in which the revisions are determined.

NET INCOME (LOSS) PER SHARE

    In February 1997, the Financial Accounting Standards Board issued SFAS
No. 128, "Earnings Per Share," which specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") and became effective for both interim and annual periods ending after December 15, 1997. All prior period EPS data has been restated to conform with the provisions of SFAS
No. 128. Basic earnings per share excludes dilution and is computed by dividing net earnings by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed based upon the weighted average number of common shares outstanding and dilutive common stock equivalents. For purposes of this calculation, outstanding stock options and warrants are considered common stock equivalents (using the treasury stock method). The following is a reconciliation of the numerators and denominators used to calculate earnings per share in the Consolidated Statements of Operations:

                                                         FOR THE YEAR ENDED DECEMBER 31,
                       ---------------------------------------------------------------------------------------------------
                                    1998                              1997                              1996
                       -------------------------------   -------------------------------   -------------------------------
                        INCOME     SHARES-      PER-      INCOME     SHARES-      PER-      INCOME     SHARES-      PER-
                       (NUMER-     (DENOM-     SHARE     (NUMER-     (DENOM-     SHARE     (NUMER-     (DENOM-     SHARE
                        ATOR)      INATOR)     AMOUNT     ATOR)      INATOR)     AMOUNT     ATOR)      INATOR)     AMOUNT
                       --------   ---------   --------   --------   ---------   --------   --------   ---------   --------
Net Income...........  $ 8,121                            $8,493                             ($30)

BASIC EPS:
Income Available to
  Common
  Stockholders.......  $ 8,121    8,668,368    $0.94      $8,493    6,945,339    $1.22       ($30)    6,251,385    ($0.01)

EFFECT OF DILUTIVE
  SECURITIES:
Options and
  Warrants...........               816,458                         1,693,272                                --
                                  ---------                         ---------                         ---------

DILUTED EPS:
Income Available to
  Common
  Stockholders.......  $ 8,121    9,484,826    $0.86      $8,493    8,638,611    $0.98       ($30)    6,251,385    ($0.01)
                       =======    =========    =====      ======    =========    =====       ====     =========    ======

    Options and warrants to purchase 343,268 and 61,500 shares of common stock were outstanding at December 31, 1998 and 1997, respectively, but were not included in the computation of diluted earnings per share because the exercise prices exceeded the average market price of common shares.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ACCOUNTING ESTIMATES

    The preparation of the consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period, and to disclose contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

TRANSLATION OF FOREIGN CURRENCY

    The financial statements of the Company's foreign subsidiaries are translated in accordance with SFAS 52, "Foreign Currency Translation". The financial statements of the Company's subsidiaries are translated from their functional currency into U.S. dollars utilizing the current rate method.

    Accordingly, assets and liabilities are translated at exchange rates in effect at the end of the year, and revenues and expenses are translated at the weighted average exchange rate during the year. All cumulative translation gains and losses from the translation into U.S. dollars are included as a separate component of stockholder's equity in the consolidated balance sheets. Transaction gains and losses are included in the consolidated statements of operations and have not been material.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June, 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income"
(SFAS 130), which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Additionally, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company adopted SFAS 130 and SFAS 131 effective January 1, 1998.

    In June, 1998 the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the value of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is required to be adopted by the Company in 2000. Although management is currently reviewing the impact of the statement, it believes this statement will not have a significant impact on the Company.

    In March, 1998 the AICPA issued Statement of Position (SOP) 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition," which amends certain provisions of SOP 97-2. The Company believes it is in compliance with the provisions of SOP 97-2, as amended by 98-4. However, detailed implementation guidelines for this standard have not been issued. It is possible that once issued, such guidance could lead to unanticipated changes in the Company's current revenue recognition practices, and such changes could be material to the Company's results of operations. In December, 1998 the AICPA issued Statement of Position 98-9, "Modification of SOP 97-2, Software

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue Recognition, with Respect to Certain Transactions," which amends certain provisions of SOP 97-2 and extends the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 until the beginning of 2000. The Company is currently evaluating the impact of SOP 98-9 on its financial statements and related disclosures.

    In March, 1998 the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires companies to capitalize qualifying computer software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. The Company is required to adopt this standard in 2000 and is currently evaluating the impact that its adoption will have on the consolidated financial position and results of operations of the Company.

C. ACQUISITION OF BUSINESSES

    On May 16, 1996, the Company purchased all of the stock of Fluid
Dynamics, Inc. ("FDI"), a provider of computerized design and simulation software used to predict fluid flow, heat and mass transfer, chemical reaction, and related phenomena for a purchase price of $8,305. Prior to the acquisition, FDI was a major competitor of the Company's software operations. The Company acquired FDI through the issuance of 75,000 shares of its common stock (valued at $12 per share), a cash payment of $3,757, assumed liabilities of $3,583, and closing costs paid of $65. The Company also agreed to certain bonus payments based upon achievement of defined annual operating results of FDI. Under this bonus agreement, the Company paid out bonuses of $102 in 1997, but did not pay out any bonuses in 1996 as the Company did not achieve the required operating results. This acquisition has been accounted for under the purchase method of accounting.

    The allocation of the identifiable tangible and intangible assets and undeveloped technology based on estimated fair market value as of the acquisition date was as follows:

Cash........................................................   $  529
Accounts receivable.........................................    1,462
Other current assets........................................      167
Fixed assets................................................      341
Goodwill....................................................    1,249
Workforce...................................................      184
Existing technology.........................................      839
Other non-current assets....................................       88
Undeveloped technology......................................    3,446
                                                               ------
                                                               $8,305
                                                               ------

    The undeveloped technology acquired had not reached technological feasibility, had no alternative future use, and was expensed at the time of the acquisition. The allocation of fair value assigned to each intangible asset was determined based on an independent appraisal. The appraisal incorporated proven valuation procedures and techniques in determining the fair value of each intangible asset including using a risk adjusted cash flow model, under which cash flows were discounted taking into account risks related to existing and future markets and an assessment of the life expectancy of the technology.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

C. ACQUISITION OF BUSINESSES (CONTINUED)
    In September 1996, the Company established a joint venture with a company located in Taiwan. The purpose of the joint venture was to develop, manufacture, produce and distribute thermal management products. The Company contributed $1,423 in cash, which included pre-incorporation fees of $163, for a 51% interest in the joint venture. This entity was controlled by the Company under the terms of a stockholder agreement and, accordingly, the Company accounted for this entity using the consolidation method of accounting. Effective July 17, 1997, the Company acquired the remaining 49% interest in the joint venture for total consideration of $2,250, which was paid with $1,125 in cash and the issuance of 75,000 shares of Common Stock.

    On September 16, 1996, the Company acquired substantially all of the assets of Alumax Extrusion's Franklin, New Hampshire aluminum extrusion manufacturing facility, for a purchase price of $4,547, which includes acquisition costs of $30. The acquisition has been accounted for under the purchase method of accounting.

    The allocation of the identifiable tangible assets based on estimated fair market value as of the acquisition date was as follows:

Cash........................................................   $    8
Accounts receivable.........................................       14
Inventory...................................................      461
Other assets................................................       16
Fixed assets................................................    4,048
                                                               ------
                                                               $4,547
                                                               ------

    On December 24, 1996, the Company purchased all of the assets of Beaver Industries, Inc. through its wholly-owned subsidiary Aavid Thermal Products of Canada, Inc. Beaver Industries manufactures heat sinks and provides related thermal management products for electrical and electronic parts, components, assemblies, and systems. The purchase price of $2,010 consisted of $1,650 cash paid to the seller, $64 of closing costs, and $296 in liabilities assumed. This acquisition has been accounted for under the purchase method of accounting. The purchase price exceeded the fair value of net assets by $1,043.

    The allocation of the identifiable tangible and intangible assets based on estimated fair market value as of the acquisition date was as follows:

Cash........................................................   $   29
Accounts receivable.........................................      153
Other current assets........................................      128
Inventory...................................................      188
Fixed assets................................................      469
Goodwill....................................................    1,043
                                                               ------
                                                               $2,010

    Presented below is the unaudited supplemental pro forma financial data for the year ended December 31, 1996 reflecting the impact of the acquisitions of FDI and Beaver Industries, Inc. as if they occurred as of January 1, 1995, excluding the effects of the extraordinary item in 1996, and the

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

C. ACQUISITION OF BUSINESSES (CONTINUED) purchased undeveloped technology charge in 1996. The Company believes that the Alumax Extrusion facility operations would not materially impact the pro forma disclosure.

Net sales...................................................  $112,058
Net income..................................................     3,433
Net income per share, diluted...............................  $   0.47

    This pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred if the acquisitions had been made on January 1, 1995, or of the results that may occur in the future.

D. ACCOUNTS RECEIVABLE

    The components of accounts receivable at December 31, 1998 and 1997 are as follows:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
Accounts receivable.......................................  $31,895    $34,604
Allowance for doubtful accounts...........................     (737)      (838)
                                                            -------    -------
Net Accounts Receivable...................................  $31,158    $33,766
                                                            =======    =======

E. INVENTORIES

    The components of inventories at December 31, 1998 and 1997 are as follows:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
Raw materials.............................................  $ 9,987    $ 6,753
Work-in-process...........................................    2,364      3,232
Finished goods............................................    2,932      3,383
                                                            -------    -------
                                                            $15,283    $13,368
                                                            -------    -------

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

F. PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment, recorded at cost, by major classification as of December 31, 1998 and 1997 consist of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
Land....................................................  $  1,771   $  1,649
Building and improvements...............................    16,756     15,209
Machinery and equipment.................................    42,115     34,932
Vehicles................................................       563        171
Machinery-in-progress...................................     1,397      3,425
                                                          --------   --------
                                                            62,602     55,386
Less accumulated depreciation...........................   (20,105)   (12,231)
                                                          --------   --------
                                                          $ 42,497   $ 43,155
                                                          ========   ========

    Substantially all property, plant, and equipment serve as collateral under the Company's various borrowing arrangements.

G. OTHER ASSETS

    Other long-term assets as of December 31, 1998 and 1997 consist principally of the following intangible assets:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
Goodwill....................................................   $6,283     $6,378
Patents.....................................................      724        631
Other intangibles...........................................    1,607      1,820
Deferred financing costs....................................       53        245
Other--equity in affiliates.................................      257        303
                                                               ------     ------
                                                                8,924      9,377
Less: accumulated amortization..............................   (2,603)    (1,548)
                                                               ------     ------
                                                               $6,321     $7,829
                                                               ======     ======

H. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Included in accrued expenses at December 31, 1998 and 1997 are the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
Accrued bonus.............................................  $ 1,500    $ 2,495
Deferred maintenance revenue..............................    5,462      4,887
Income taxes payable......................................    2,721      2,390
Restructuring charges.....................................    4,169         --
Other accrued expenses....................................    9,636      8,006
                                                            -------    -------
                                                            $23,488    $17,778
                                                            =======    =======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

I. DEBT OBLIGATIONS

    Debt obligations as of December 31, 1998 and 1997 consist of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
Notes payable in monthly installments of $11 to $18,
including interest at rates between prime minus 0.50% to the prime rate, which equaled 8% and 8.5% at December 31, 1997
and 7.25% and 7.75% at December 31, 1998, respectively, due
June 2002; collateralized by a first mortgage on real
property....................................................  $ 2,757    $ 2,866

Notes payable in monthly installments of $21 to $91 plus
interest at 8.5%, due February through November of 1999.....      825        593

Consolidated term loan due November 2003, payable in monthly installments of $186, including interest at either the prime rate or the LIBOR rate plus 2.0%, subject to an election
made by the Company; as of December 31, 1998 and 1997 the
Company elected the prime rate which equaled 7.75% and 8.5%,
respectively................................................    8,374     10,607

Notes payable in monthly installments of $4 to $12,
including interest at rates between 5.60% and the prime rate plus 1.50%, which equaled 9.25% and 10% at December 31, 1998 and 1997, respectively, due June 30, 2008; collateralized by
mortgages on certain real property..........................    2,570      2,760

Revolving credit facility, see note below...................       --      6,230

Note payable in monthly installments of $10, including
interest at the Lloyds Bank rate plus 2.50% which equaled
9.75% at December 31, 1997, due June 16, 2005;
collateralized by first mortgage on real property, repaid in
1998........................................................       --        762

Other.......................................................      124        138
                                                              -------    -------
                                                               14,650     23,956
Less current portion........................................    3,442      3,360
                                                              -------    -------
Debt obligations, net of current portion....................  $11,208    $20,596
                                                              =======    =======

    In December 1997, the Company renegotiated its revolving credit facility and refinanced certain term notes. The new Loan Agreement provided the Company with a senior loan facility which includes a $20,000 revolving credit facility, a $10,900 term loan, a $10,000 term loan and a $16,000 capital expenditure line of credit, however, total combined outstanding borrowings under the Loan Agreement are capped at $40,000. Previously outstanding term and acquisition loans were refinanced into the $10,900 term loan, with monthly payments of $186 through November 15, 2003 at which time the remaining balance is due and payable. Total combined outstanding borrowings under the Loan Agreement at December 31, 1998 were $8,374. Borrowings under the Loan Agreement bear interest at either the prime rate or LIBOR plus 2%, based on an election by the Company. At
December 31, 1998 and 1997 the Company elected the prime rate which equaled 7.75% and 8.5%, respectively. Total availability under the $20,000 revolving credit facility, which is limited to levels of qualified inventory

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

I. DEBT OBLIGATIONS (CONTINUED)
and accounts receivable as defined, amounted to $13,510 at December 31, 1998. The Loan Agreement is subject to various affirmative and negative covenants, the most restrictive of which prohibits payment of dividends, additional indebtedness and the sale of assets, which the Company met in 1998 and 1997. The revolving credit facility contains a commitment fee of 0.25% at December 31, 1998 and 1997 of available borrowings under the line of credit as defined, and a pre-payment penalty, as defined.

    Substantially all of the Company's assets serve as collateral under these debt obligations.

    The Company was also contingently liable at December 31, 1998 and 1997 for $200 and $350, respectively, related to outstanding letters of credit.

    Debt maturities payable for the five years and thereafter subsequent to December 31, 1998 are as follows:

1999........................................................  $ 3,442
2000........................................................    2,690
2001........................................................    2,755
2002........................................................    2,032
2003........................................................      342
Thereafter..................................................    3,389
                                                              -------
  Total.....................................................  $14,650
                                                              =======

J. EQUITY

    On January 29, 1996, the Company completed its initial public offering (IPO) and sold an aggregate of 2,645,000 shares of common stock at $9.50 per share. All of the then outstanding preferred stock automatically converted into 2,959,692 shares of common stock, as discussed below. In addition, the authorized number of preferred shares increased from 1,100,000 to 4,000,000 upon the conversion of the outstanding preferred stock to common stock and the number of authorized shares of common stock was increased from 15,000,000 to 25,000,000.

STOCK SPLIT

    The Board of Directors approved a 5.5-for-1 stock split (in the form of a stock dividend) of its common stock to be effected immediately prior to the effective date of the Registration Statement on Form S-1 filed by the Company under the Securities Act of 1933 (Registration Statement) which occurred on January 29, 1996. Accordingly, all common share and per share amounts in these financial statements have been adjusted to reflect the stock dividend as though it had occurred at the beginning of the initial period presented.

PREFERRED STOCK

    Effective upon the closing of the initial public offering, the Company's Series A and Series B Convertible Preferred Stock converted into common stock in accordance with a formula, which resulted in a 5.5-for-1 exchange. In addition, the Company authorized the issuance of 4,000,000 shares of $0.01 par value Preferred Stock, none of which is outstanding as of December 31, 1998 and 1997. The Preferred Stock shall have designations, preferences, powers, and rights as may be authorized by the Board of Directors.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

J. EQUITY (CONTINUED)
REDEEMABLE WARRANT

    In connection with the issuance of a Senior Subordinated Note in 1993, the Company granted the issuer a warrant to purchase 495,000 shares of its Common Stock at an exercise price of $1.87, that would have expired October 2003. The exercise price of the warrant represented the fair market value of the Common Stock on the date of issuance. The warrant contained specific anti-dilutive provisions and provided the holder with the right to participate in capital distributions to stockholders. The warrant also contained affirmative and negative covenants similar to those contained in the debt agreement for the Senior Subordinated Note and included a restriction against dividend payments by the Company. Through the date of the expiration of the put option, which occurred at the closing of the Company's Initial Public Offering, the warrant was accreted to the estimated redemption price. In March, 1998, the warrant was exercised.

SALE OF COMMON STOCK

    On November 14, 1997, the Company sold an aggregate of 297,872 shares of Common Stock and a warrant to purchase 50,000 shares of Common Stock for $7,000 to a corporate investor. The warrant has an exercise price of $23.50 per share and expires on November 14, 2000. The Company granted this investor certain demand and "piggyback" registration rights with respect to the purchased shares (including the shares underlying the warrant), although the investor had agreed not to exercise these rights for a period of one year. The Company intends to use the proceeds for general corporate purposes, including working capital.

STOCK OPTIONS

    During 1993, an officer of the Company was granted non-qualified stock options to acquire 249,205 shares of Common Stock at an exercise price of $0.19 per share, and 1,268,795 shares of Common Stock at an exercise price of $2.20 per share. These options vested and became exercisable as to 25% of the applicable shares immediately, with the remainder ratably in October 1994, 1995, and 1996, respectively. During 1998 and 1997, respectively, 1,025,000 and 225,000 options were exercised. All remaining options were outstanding and exercisable as of December 31, 1998. In addition, since 1993, the Company has issued 536,875 non-qualified stock options to Directors of the Company and certain executives at exercise prices ranging from $0.19 to $9.50. As of December 31, 1998, 433,375 of these options were outstanding and 352,594 were exercisable. The exercise price of all these options equaled the fair market value on the date of grant, as determined by the Board of Directors for issuances prior to its initial public offering or market prices thereafter.

    During 1994, the Company's Board of Directors adopted and approved a stock option plan for officers and key employees (1994 Stock Option Plan). The 1994 Stock Option Plan provides for the grant to officers and key employees of the Company of stock options intended to qualify as incentive stock options under the applicable provisions of the Internal Revenue Code, as well as non-qualified options. The Company has reserved 894,326 shares of its Common Stock for issuance under this plan. As of December 31, 1998, 670,046 options were outstanding, of which 273,883 were exercisable.

    The 1994 Stock Option Plan provides that the exercise price of all options shall be at least equal to the fair market value of the Company's shares, as of the date on which the grant is made. The term of options issued under the plan cannot exceed ten years. Options are generally exercisable in installments beginning on the date of grant. With respect to incentive stock options granted to a participant owning more than 10% of the Company's shares, the exercise price thereof is at least 110% of the fair market value of the Company's stock.

                        AAVID THERMAL TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (in thousands, except share and per share data)

J. EQUITY (CONTINUED)

    During 1995, the Company's Board of Directors adopted and approved a stock option plan for non-employee directors (Directors' Plan). The Company has reserved 200,000 shares of its Common Stock for issuance under this plan. The Directors' Plan provides for the automatic grant to non-employee directors of options to purchase shares of Common Stock reserved for issuance under the Directors' Plan. Options granted under the Directors' Plan do not qualify as incentive stock options under the applicable provisions of the Internal Revenue Code. The options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten-year term. Initial options become fully exercisable six (6) months after the date of grant. All other options granted under the Directors' Plan become fully exercisable from and after the first anniversary of the grant date. As of December 31, 1998, 58,750 options were outstanding, of which 38,125 were exercisable.

    During 1995, the Company's Board of Directors adopted and approved an employee stock purchase plan (Purchase Plan). Under the Purchase Plan, the Company will grant rights to purchase shares of Common Stock to eligible employees on a date or series of dates designated by the Board of Directors. The Company has reserved 250,000 shares of its Common Stock for issuance under this plan. The price per share with respect to each grant of rights under the Purchase Plan is the lesser of:

    (i) 85% of the fair market value on the offering date on which such rights were granted, or

    (ii) 85% of the fair market value on the date such right is exercised.

    The Purchase Plan is intended to qualify as an employee stock purchase plan under the applicable provisions of the Internal Revenue Code. During 1998, 1997 and 1996, the Company sold 34,282, 41,604 and 21,477 shares under this plan, respectively.

    A summary of all stock options activity follows:

                                                            NUMBER OF    WEIGHTED AVERAGE
                                                              SHARES      EXERCISE PRICE
                                                            ----------   ----------------
Outstanding at December 31, 1995..........................   2,111,240        $ 2.51
Granted during 1996.......................................     615,096          9.36
Exercised during 1996.....................................      (1,925)         4.55
Canceled during 1996......................................     (22,822)         5.56
                                                            ----------        ------
Outstanding at December 31, 1996..........................   2,701,589        $ 4.04
Granted during 1997.......................................     289,779         15.22
Exercised during 1997.....................................    (626,930)         2.59
Canceled during 1997......................................     (51,656)         7.51
                                                            ----------        ------
Outstanding at December 31, 1997..........................   2,312,782        $ 5.76
Granted during 1998.......................................     358,133         24.07
Exercised during 1998.....................................  (1,191,659)         2.92
Canceled during 1998......................................     (49,085)        21.64
                                                            ----------        ------
Outstanding at December 31, 1998..........................   1,430,171        $12.16
                                                            ==========        ======

    At December 31, 1998, 1997, and 1996, options for 932,602, 1,814,021 and
2,043,524, shares were exercisable, respectively with weighted average exercise prices of $8.53, $4.11 and $2.67, respectively.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

J. EQUITY (CONTINUED)
    During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which defines a fair value based method of accounting for employee stock options, or similar equity instruments, and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans; however, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic method of accounting prescribed by APB Opinion 25. Entities electing to remain with the accounting in APB Opinion 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS No. 123 has been applied.

    The Company has elected to account for its stock-based compensation plan under APB Opinion 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1998, 1997, and 1996 using the Black-Scholes option-pricing model as prescribed by SFAS
No. 123, using the following weighted-average assumptions for grants in 1997, 1996, and 1995:

                                                               1998          1997          1996
                                                             --------      --------      --------
Risk-free interest rate................................         5.35%         6.55%         6.18%
Expected dividend yield................................           --            --            --
Expected life..........................................      4 years       4 years       5 years
Expected volatility....................................           75%           50%           67%

    The weighted average fair value of options granted in 1998, 1997, and 1996 were $14.29, $7.61 and $4.59, respectively.

    The total value of options granted during 1995 through 1998 would be amortized on a pro forma basis over the vesting period of the options. Options generally vest equally over two to four years. Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation costs may not be representative of that to be expected in future years. If the Company had accounted for these plans, including the Employee Stock Purchase Plan, in accordance with SFAS No. 123, the Company's net income or loss and net income or loss per share would have decreased or increased, as reflected in the following pro forma amounts:

                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                        1998       1997       1996
                                                      --------   --------   --------
Net income (loss) --
  As reported.......................................   $8,121     $8,493     $  (30)
  Pro forma.........................................    4,322      6,761       (906)
Net income (loss) per share, diluted --
  As reported.......................................   $ 0.86     $ 0.98     $(0.01)
  Pro forma.........................................     0.46       0.78      (0.15)

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

J. EQUITY (CONTINUED)
    Set forth is a summary of options outstanding and exercisable as of December 31, 1998:

                                   OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                        -----------------------------------------   ----------------------
                                          WEIGHTED
                                          AVERAGE        WEIGHTED     NUMBER      WEIGHTED
                         NUMBER OF       REMAINING       AVERAGE        OF        AVERAGE
      RANGE OF          OUTSTANDING   CONTRACTUAL LIFE   EXERCISE   EXERCISABLE   EXERCISE
   EXERCISE PRICES        OPTIONS         (YEARS)         PRICE       OPTIONS      PRICE
---------------------   -----------   ----------------   --------   -----------   --------
     $2.20-$4.55           309,520          4.90          $ 2.30      309,520      $ 2.30
     $7.38-$9.00           113,625          7.49          $ 8.84       44,876      $ 8.78
           $9.50           440,837          7.74          $ 9.50      403,485      $ 9.50
    9.875-$23.25           275,921          7.52          $14.53      129,829      $14.48
    24.00-$32.63           290,268          9.11          $25.77       44,892      $25.29
    ------------         ---------          ----          ------      -------      ------
     2.20-$32.63         1,430,171          7.35          $12.16      932,602      $ 8.53
    ============         =========          ====          ======      =======      ======

K. INCOME TAXES

    Income (loss) before income taxes and extraordinary item for domestic and foreign operations are as follows:

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                      1998       1997       1996
                                                    --------   --------   --------
Domestic..........................................  $ 4,998    $ 7,321     $  (18)
Foreign...........................................    7,508      5,996      2,161
                                                    -------    -------     ------
                                                    $12,506    $13,317     $2,143
                                                    =======    =======     ======

    The income tax provision included in the consolidated statements of operations, consists of the following:

                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                        1998       1997       1996
                                                      --------   --------   --------
Federal provision (benefit):
  Current...........................................   $3,289     $2,723     $1,046
  Deferred..........................................   (1,785)      (291)        24
                                                       ------     ------     ------
                                                        1,504      2,432      1,070
State provision:
  Current...........................................      707        260        170
  Deferred..........................................     (387)       124          2
                                                       ------     ------     ------
                                                          320        384        172
Foreign provision:
  Current...........................................    2,561      2,008        760
                                                       ------     ------     ------
Total provision.....................................   $4,385     $4,824     $2,002
                                                       ======     ======     ======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

K. INCOME TAXES (CONTINUED)
    The Company is in a net operating loss carryforward position for US tax purposes due to the tax benefit associated with stock options which totaled $8,861 and $3,726 for 1998 and 1997, respectively and was credited directly to stockholders' equity. The Company has approximately $15,000 of U.S. federal net operating loss carryforwards available to reduce future taxable income, if any. These net operating loss carryforwards expire in 2018, and are subject to the review and possible adjustment by the Internal Revenue Service. Section 382 of the Internal Revenue Code also contains provisions that could place annual limitations on the utilization of these net operating loss carryforwards in the event of a change in ownership, as defined. A reconciliation of the income tax expense at the statutory federal income tax rate to the Company's actual income tax expense is as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                            1998           1997           1996
                                                        ------------   ------------   ------------
Expected federal tax..................................  $      4,376   $      4,528   $        728
State income taxes, net...............................           208            387            112
Purchased undeveloped technology charge...............            --             --          1,172
Benefit of tax credits................................          (100)          (150)          (830)
Non-deductible goodwill...............................           270             48             84
Foreign sales corporation.............................          (284)           (96)           (20)
Increase in valuation allowance.......................            --             56            575
Other.................................................           (85)            51            181
                                                        ------------   ------------   ------------
Total income tax expense..............................  $      4,385   $      4,824   $      2,002
                                                        ============   ============   ============

    Deferred tax assets and liabilities are measured as the difference between the financial statement and the tax bases of assets and liabilities at the applicable enacted tax rates. No provision has been made for U.S. income taxes on the undistributed earnings in foreign subsidiaries as it is the Company's intention to utilize those earnings in the foreign operations for an indefinite period of time. As of December 31, 1998, undistributed earnings totaled approximately $8,256, excluding amounts which, if remitted, generally would not result in additional U.S. income taxes because of available foreign tax credits. It is not practicable to determine the amount of income or withholding tax that would be payable upon remittance of those earnings.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

K. INCOME TAXES (CONTINUED)
    The components of the net deferred asset consist of the following:

                                                                YEAR ENDED
                                                               DECEEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
Deferred tax assets:
  Tax credits.............................................  $ 1,449    $   924
  Inventory reserves and capitalization...................      346        375
  Accounts receivable reserves............................      530        504
  Vacation and benefit reserves...........................      349      1,030
  Net operating loss carryforwards........................    5,324         --
  Restructuring reserves..................................    1,513         --
  Other liabilities and reserves..........................      485        456
                                                            -------    -------
                                                              9,996      3,289
Valuation allowance.......................................     (924)      (924)
                                                            -------    -------
Total deferred tax assets.................................    9,072      2,365
Deferred tax liabilities:
  Depreciation............................................   (1,964)    (1,959)
  Acquired intangibles....................................     (254)      (310)
                                                            -------    -------
Total deferred tax liabilities............................   (2,218)    (2,269)
                                                            -------    -------
Net deferred tax asset....................................  $ 6,854    $    96
                                                            =======    =======

    In 1997, the Company increased its valuation allowance by $56 for tax credit carryforwards, whose use is uncertain. In 1996, the Company recorded an increase in its valuation allowance of $293 for tax credit carryforwards acquired in the FDI acquisition, and an increase in its valuation allowance of $575 for tax credit carryforwards generated, whose use is uncertain. The future benefit of tax credits acquired in the FDI acquisition will be credited against goodwill, if realized.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

L. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases various equipment and facilities under the terms of non-cancelable operating leases. Future lease commitments are as follows:

YEARS ENDING DECEMBER 31,
-------------------------
1999........................................................   $3,148
2000........................................................    2,248
2001........................................................    1,596
2002........................................................      855
2003........................................................      193
Thereafter..................................................        1
                                                               ------
                                                               $8,041
                                                               ======

    Lease expense was approximately $3,141, $2,556 and $1,426 for the years ended December 31, 1998, 1997 and 1996, respectively.

LITIGATION

    On March 4, 1998, Materials Innovation, Inc. of Lebanon, New Hampshire ("Mii") and two of its principals, Alan Beane and Glenn Beane (all three the "Petitioners"), filed a petition for declaratory judgment against Aavid Thermal Products, Inc. in Grafton County (New Hampshire) Superior Court. The Petitioners have asked the court to declare as terminated a contract between Petitioners and Aavid dated October 14, 1993 (the "Agreement"). Petitioner Alan Beane is a former Director and Chief Executive Officer of the Company, and beneficially owns more than 10% of the Company's common stock.

    The Agreement grants to Aavid licenses for two patents, one involving a clamp for attaching heatsinks to semiconductors, and the other involving a process to make heatsinks by vacuum die casting. The Agreement also provides Aavid with rights to potential technology of Mii relating to Aavid's thermal products business, and prohibits Petitioners from competing against Aavid for the ten-year term of the Agreement. Petitioners claim that Aavid has failed to pay royalties associated with the vacuum die cast patent. The petition does not seek monetary damages from Aavid.

    Although the Company believes that the termination of the Mii Agreement would not have a materially adverse effect on its business, results of operations or financial condition, there can be no assurance it will not have such a materially adverse effect in the future. On January 29, 1999, the Grafton County Superior Court granted the Company's motion to dismiss the petitioner's Declaratory Judgement petition. The petitioners have appealed that dismissal.

    The Company is involved in various other legal proceedings that are incidental to the conduct of its business, none of which the Company believes could reasonably be expected to have a materially adverse effect on the Company's financial condition, liquidity, or results of operations.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

L. COMMITMENTS AND CONTINGENCIES (CONTINUED)
RELATED PARTY TRANSACTIONS

    The Company licenses certain technologies and purchases specific products from another company controlled by a former officer and director. The licensing agreement calls for minimum royalties and variable amounts dependent on the sales of licensed products as defined. In addition, the Company also contracts certain research and development projects with this related party. For the years ended December 31, 1997 and 1996, payments of $2, and $14 were made to this entity. There were no royalties paid to this entity in 1998. See "Litigation" above.

    Through the first quarter of 1998, the Company had an agreement with an entity controlled by certain directors under which it was obligated to pay an annual management fee of $250. In the first quarter of 1998, the Company and the related party agreed to terminate the agreement and discontinue the payment of any future management charges (see Note O). The Company expensed $250 under this agreement for the years ended December 31, 1997 and 1996.

PURCHASE COMMITMENT

    The Company has an obligation to purchase from one of its key suppliers a minimum quantity of aluminum coil stock. The Company believes that purchasing aluminum coil stock from this supplier is necessary to achieve consistently low tolerances, design, delivery flexibility, and price stability. Under the terms of this agreement, which expires on August 31, 2000, the Company has agreed to purchase certain minimum quantities on a quarterly basis which approximates $480.

M. 401(K) PROFIT SHARING PLAN

    The Company has profit sharing plans, which permit participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Employee eligibility is based on a minimum age and employment requirement. Annual employer contributions are determined by the Board of Directors, but cannot exceed the amount allowable for federal income tax purposes. The Company's contribution was approximately $280, $202 and $193 for the years ended December 31, 1998, 1997 and 1996, respectively.

N. SEGMENT REPORTING

    Aavid provides thermal management solutions for microprocessors and integrated circuits ("ICs") for digital and power applications. The Company consists of three distinct reportable segments: thermal management products, computational fluid dynamics ("CFD") software, and thermal design services. Aavid's thermal management products consist of products and services that solve problems associated with the dissipation of unwanted heat in electronic and electrical components and systems. The Company develops and offers CFD software for computer modeling and fluid flow analysis of products and processes that reduce time and expense associated with physical models and the facilities to test them. The Company also provides thermal design services to customers who choose to outsource their thermal design needs.

    The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

N. SEGMENT REPORTING (CONTINUED)
    The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

    Aavid's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different marketing and sales strategies. Most of the businesses were acquired as a unit and the management at the time of acquisition has generally been retained.

    The following summarizes the operations of each reportable segment for the years ending December 31, 1998, 1997 and 1996:

                                                                               RESTRUCTURING    PURCHASED
                                     REVENUES FROM              DEPRECIATION   AND BUYOUT OF   UNDEVELOPED
                                       EXTERNAL      INTEREST       AND        COMPENSATION    TECHNOLOGY
                                       CUSTOMERS     EXPENSE    AMORTIZATION   ARRANGEMENTS      CHARGE
                                     -------------   --------   ------------   -------------   -----------
1998
  Thermal Products.................     $169,597      $1,087       $8,337         $5,740          $   --
  CFD Software.....................       38,326         255        1,331             --              --
  Thermal Design Services..........        1,155          --           15             --              --
  Corporate Office.................           --          --          197             --
                                        --------      ------       ------         ------          ------
  Total............................      209,078       1,342        9,880          5,740              --
                                        ========      ======       ======         ======          ======

1997
  Thermal Products.................      134,719       1,729        6,366             --              --
  CFD Software.....................       32,472         435        1,133             --              --
  Thermal Design Services..........          554          14            9             --              --
  Corporate Office.................           --          --          132             --              --
                                        --------      ------       ------         ------          ------
  Total............................      167,745       2,178        7,640             --              --
                                        ========      ======       ======         ======          ======

1996
  Thermal Products.................       81,851       1,161        3,126             --              --
  CFD Software.....................       25,144         430          976             --           3,446
  Thermal Design Services..........           --          --           --             --              --
  Corporate Office.................           --          --           --             --              --
                                        --------      ------       ------         ------          ------
  Total............................     $106,995      $1,591       $4,102             --          $3,446
                                        ========      ======       ======         ======          ======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

N. SEGMENT REPORTING (CONTINUED)

                                                               SEGMENT
                                                            INCOME BEFORE
                                                              TAXES AND     ASSETS(NET OF
                                               INCOME TAX   EXTRAORDINARY   INTERCOMPANY      CAPITAL
                                                EXPENSE         ITEMS         BALANCES)     EXPENDITURES
                                               ----------   -------------   -------------   ------------
1998
  Thermal Products...........................    $2,070        $ 6,512        $ 94,774         $ 9,012
  CFD Software...............................     2,311          6,036          25,497           1,153
  Thermal Design Services....................         4            (22)            570              26
  Corporate Office...........................        --            (20)          8,243             216
                                                 ------        -------        --------         -------
  Total......................................     4,385         12,506         129,084          10,407
                                                 ======        =======        ========         =======

1997
  Thermal Products...........................     3,253          9,731          85,436          12,889
  CFD Software...............................     1,569          4,238          22,384           2,817
  Thermal Design Services....................         2           (262)            582              60
  Corporate Office...........................        --           (390)          2,394             226
                                                 ------        -------        --------         -------
  Total......................................     4,824         13,317         110,796          15,992
                                                 ======        =======        ========         =======

1996
  Thermal Products...........................       757          2,279          61,412           6,230
  CFD Software...............................     1,245           (136)         18,809             799
  Thermal Design Services....................        --             --              --              --
  Corporate Office...........................        --             --              --              --
                                                 ------        -------        --------         -------
  Total......................................    $2,002        $ 2,143        $ 80,221         $ 7,029
                                                 ======        =======        ========         =======

    The following table provides geographic information about the Company's operations. Revenues are attributable to an operation based on the location the product was shipped from. Long-lived assets are attributable to a location based on physical location.

                                                            YEAR ENDING DECEMBER 31,
                                      ---------------------------------------------------------------------
                                              1998                    1997                    1996
                                      ---------------------   ---------------------   ---------------------
                                                 LONG-LIVED              LONG-LIVED              LONG-LIVED
                                      REVENUES     ASSETS     REVENUES     ASSETS     REVENUES     ASSETS
                                      --------   ----------   --------   ----------   --------   ----------
United States.......................  $169,765     $43,431    $137,988     $44,185    $ 87,951     $35,053
Taiwan..............................    18,789       1,271      19,407       1,272       3,502       1,478
China...............................    13,467       1,431          --          --          --          --
United Kingdom......................    18,185       2,612      21,929       2,951      11,009       1,909
Other International.................    20,623          73      12,430       2,576      11,980       1,962
Intercompany eliminations...........   (31,751)         --     (24,009)         --      (7,447)         --
                                      --------     -------    --------     -------    --------     -------
Consolidated Revenue................  $209,078     $48,818    $167,745     $50,984    $106,995     $40,402
                                      ========     =======    ========     =======    ========     =======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

N. SEGMENT REPORTING (CONTINUED)
    Revenues from one customer of Aavid's thermal products division represents approximately $47,000, $24,700 and $2,000 of the Company's consolidated revenues for the years ending December 31, 1998, 1997 and 1996, respectively. Due to a change in product mix at this customer, revenues from this customer are expected to be less than 5% of total revenues in future years.

O. RESTRUCTURING AND BUYOUT OF COMPENSATION ARRANGEMENTS

    During the first quarter of 1998, the Company recorded a non-recurring pre-tax charge of $1,858, which related to financial obligations arising from the Company's restructuring in 1993 and comprised two elements: First, the Company terminated an arrangement with certain venture investors, under which it was obligated to pay fixed fees until at least the year 2000. Second, the Company provided for an obligation to pay a former director a bonus based on profits in excess of certain thresholds.

    During the third quarter of 1998, the company recorded a non-recurring pre-tax charge of $4,882 reflecting the costs associated with the closure of the Company's Manchester, New Hampshire, facility. This facility was dedicated to manufacturing a specific large volume product for a single customer. Following a change in product design by the customer, demand significantly decreased during the fourth quarter of 1998 to $8,600, from a level of $15,000 in the second quarter of 1998. The restructuring is expected to be concluded by the second half of 1999.

    The costs associated with the closure of the Manchester facility include the write-down and disposal of surplus equipment, totaling $2,823, settlement of certain purchase commitments of $1,127, provisions for leased property expenses of $382, and employee separation costs of $550. While the number of employees has been significantly reduced through natural attrition, the plan included the termination of 120 employees comprised of 90 direct and 30 indirect employees. The charge is offset by a $1,000 reduction in the previous estimate of obligations to pay a former director a bonus, paid on profits in excess of certain thresholds.

    The following amounts have been provided to and charged against the Manchester restructuring reserves as of December 31, 1998:

                                     INITIAL
                                  PROVISION OF
                                  RESTRUCTURING    CHARGES AGAINST      RESTRUCTURING
                                    RESERVES       RESERVES FOR THE    RESERVES BALANCE
                                  SEPTEMBER 30,   THREE MONTHS ENDED   AT DECEMBER 31,
                                      1998        DECEMBER 31, 1998          1998
                                  -------------   ------------------   ----------------
Surplus equipment...............     $2,823              $  --              $2,823
Purchase commitments............      1,127               (436)                691
Lease terminations and leasehold
  improvements reserve..........        382                (54)                328
Employee separation.............        550               (223)                327
                                     ------              -----              ------
Total...........................     $4,882              $(713)             $4,169
                                     ======              =====              ======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS

    The Company's wholly-owned domestic subsidiaries have jointly and severally guaranteed, on a senior subordinated basis, the $150,000 aggregate principal amount of 12 3/4% Senior Subordinated Notes due 2007 issued by the Company in February 2000. The guarantors include the combined domestic operations of Aavid Thermal Products, Inc. and Fluent, Inc. and the Company's subsidiary Applied Thermal Technologies, Inc. The non-guarantors include the combined foreign operations of Aavid Thermal Products, Inc. and Fluent, Inc. The condensed consolidating financial statements do not include the operations of the Thermalloy Division of Bowthorpe plc, which were acquired in October 1999. The condensed consolidating financial statements of the Company depict Aavid Thermal Technologies, Inc., the Parent, carrying its investment in subsidiaries under the equity method and the guarantor and non-guarantor subsidiaries are presented on a combined basis. Management believes that there are no significant restrictions on the Parent's and guarantors' ability to obtain funds from their subsidiaries by dividend or loan. The principal elimination entries eliminate investment in subsidiaries and intercompany balances and transactions. Separate financial statements of the domestic guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                                    CONDENSED CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1998
                                                ----------------------------------------------------------------------
                                                            GUARANTOR     NON-GUARANTOR
                                                 PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                --------   ------------   --------------   ------------   ------------
                    ASSETS
Cash and cash equivalents.....................  $    84      $12,971         $ 6,960         $     12       $ 20,027
Notes receivable..............................       --        1,459              --               --          1,459
Accounts receivable-trade, less allowance for
  doubtful accounts...........................       --       18,294          13,327             (463)        31,158
Inventories...................................       --        8,155           6,573              555         15,283
Due (to) from affiliates, net.................   26,785      (25,379)            321           (1,727)            --
Refundable taxes..............................     (129)          --              --              499            370
Deferred income taxes.........................    6,813        1,335             223              701          9,072
Prepaid and other current assets..............       86        1,622           1,189               --          2,897
                                                -------      -------         -------         --------       --------
Total current assets..........................   33,639       18,457          28,593             (423)        80,266
Property, plant and equipment, net............      223       35,132           7,214              (72)        42,497
Investment in subsidiaries....................   32,286           --              --          (32,286)            --
Other assets, net.............................       37       13,687           1,034           (8,437)         6,321
                                                -------      -------         -------         --------       --------
Total assets..................................  $66,185      $67,276         $36,841         $(41,218)      $129,084
                                                =======      =======         =======         ========       ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt obligations...........  $    --      $ 2,637         $   805         $     --       $  3,442
Accounts payable-trade........................      125        6,648          10,604               --         17,377
Accrued expenses and other current
  liabilities.................................   (5,061)      21,636           8,166           (1,253)        23,488
                                                -------      -------         -------         --------       --------
Total current liabilities.....................   (4,936)      30,921          19,575           (1,253)        44,307
Debt obligations, net of current portion......       --       11,892           2,546           (3,230)        11,208
Deferred income taxes.........................     (230)       1,806              77              565          2,218
                                                -------      -------         -------         --------       --------
Total liabilities.............................   (5,166)      44,619          22,198           (3,918)        57,733
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; authorized
  25,000,000 shares; 9,251,391 shares issued
  and outstanding.............................       93           --              --               --             93
Additional paid-in capital....................   56,740       11,772           2,443          (14,215)        56,740
Cumulative translation adjustment.............     (902)         148            (884)             736           (902)
Retained earnings.............................   15,420       10,737          13,084          (23,821)        15,420
                                                -------      -------         -------         --------       --------
Total stockholders' equity....................   71,351       22,657          14,643          (37,300)        71,351
                                                -------      -------         -------         --------       --------
Total liabilities and stockholders' equity....  $66,185      $67,276         $36,841         $(41,218)      $129,084
                                                =======      =======         =======         ========       ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (CONTINUED)

                                                   CONDENSED CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 1997
                                              ------------------------------------------------------------------------
                                                         U.S. GUARANTOR   NON-GUARANTOR
                                               PARENT     SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                              --------   --------------   --------------   ------------   ------------
                   ASSETS
Cash and cash equivalents...................  $    68       $  2,037         $ 4,814         $     --       $  6,919
Notes receivable............................       --            414              --             (414)            --
Accounts receivable-trade, less allowance
  for doubtful accounts.....................        4         22,053          13,238           (1,529)        33,766
Due (to) from affiliates, net...............   25,473        (23,418)         (2,337)             282             --
Inventories.................................       --          9,668           3,825             (125)        13,368
Refundable taxes............................    2,070             --              --             (932)         1,138
Deferred income taxes.......................       --          1,334              99              932          2,365
Prepaid and other current assets............       80          1,539             637               --          2,256
                                              -------       --------         -------         --------       --------
Total current assets........................   27,695         13,627          20,276           (1,786)        59,812
Property, plant and equipment, net..........      132         37,486           5,609              (72)        43,155
Investment in subsidiaries..................   20,682             --              --          (20,682)            --
Other assets, net...........................      115         13,830           1,197           (7,313)         7,829
                                              -------       --------         -------         --------       --------
Total assets................................  $48,624       $ 64,943         $27,082         $(29,853)      $110,796
                                              =======       ========         =======         ========       ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt obligations.........  $    --       $  2,625         $   735         $     --       $  3,360
Accounts payable-trade......................        2         10,079           7,820           (1,523)        16,378
Accrued expenses and other current
  liabilities...............................   (2,209)        13,497           6,492               (2)        17,778
                                              -------       --------         -------         --------       --------
Total current liabilities...................   (2,207)        26,201          15,047           (1,525)        37,516
Debt obligations, net of current portion....       --         20,669           3,704           (3,777)        20,596
Deferred income taxes.......................      416          1,806              47               --          2,269
                                              -------       --------         -------         --------       --------
Total liabilities...........................   (1,791)        48,676          18,798           (5,302)        60,381
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; authorized
  25,000,000 shares; 7,558,537 shares issued
  and outstanding...........................       76             --              --               --             76
Additional paid-in capital..................   43,793         11,772           1,619          (13,391)        43,793
Cumulative translation adjustment...........     (753)           150            (934)             784           (753)
Retained earnings...........................    7,299          4,345           7,599          (11,944)         7,299
                                              -------       --------         -------         --------       --------
Total stockholders' equity..................   50,415         16,267           8,284          (24,551)        50,415
                                              -------       --------         -------         --------       --------
Total liabilities and stockholders'
  equity....................................  $48,624       $ 64,943         $27,082         $(29,853)      $110,796
                                              =======       ========         =======         ========       ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (CONTINUED)

                                                 CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net sales.........................  $    --       $169,717         $71,584        $(32,223)      $209,078
Cost of goods sold................       --        117,519          46,975         (26,063)       138,431
                                    -------       --------         -------        --------       --------
Gross profit......................       --         52,198          24,609          (6,160)        70,647
Selling, general and
  administrative expenses.........    3,881         32,788          12,229          (5,115)        43,783
Research and development..........       --          6,033           4,823          (4,100)         6,756
Restructuring and buyout of
  compensation agreement
  charges.........................       --          5,740              --              --          5,740
                                    -------       --------         -------        --------       --------
Income from operations............   (3,881)         7,637           7,557           3,055         14,368
Interest expense, net.............       (3)        (1,427)             88              --         (1,342)
Other income (expense), net.......      (19)          (490)           (137)            126           (520)
Equity in income of
  subsidiaries....................   11,753             --              --         (11,753)            --
                                    -------       --------         -------        --------       --------
Income before income taxes and
  extraordinary item..............    7,850          5,720           7,508          (8,572)        12,506
Provision for income tax
  expense.........................      271         (4,277)         (2,300)          1,921         (4,385)
                                    -------       --------         -------        --------       --------
Net income........................  $ 8,121       $  1,443         $ 5,208        $ (6,651)      $  8,121
                                    =======       ========         =======        ========       ========

                                                 CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net sales.........................  $   100       $137,988         $53,923        $(24,266)      $167,745
Cost of goods sold................       --         92,563          34,464         (19,626)       107,401
                                    -------       --------         -------        --------       --------
Gross profit......................      100         45,425          19,459          (4,640)        60,344
Selling, general and
  administrative expenses.........    1,963         28,415           9,665          (3,334)        36,709
Research and development..........       --          6,504           3,210          (2,775)         6,939
                                    -------       --------         -------        --------       --------
Income from operations............   (1,863)        10,506           6,584           1,469         16,696
Interest expense, net.............       (2)        (2,146)            (31)              1         (2,178)
Other income (expense), net.......     (824)          (649)           (262)            534         (1,201)
Equity in income of
  subsidiaries....................   11,121             --              --         (11,121)            --
                                    -------       --------         -------        --------       --------
Income before income taxes........    8,432          7,711           6,291          (9,117)        13,317
Provision for income tax
  expense.........................       61         (2,698)         (2,187)             --         (4,824)
                                    -------       --------         -------        --------       --------
Net income........................  $ 8,493       $  5,013         $ 4,104        $ (9,117)      $  8,493
                                    =======       ========         =======        ========       ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (CONTINUED)

                                                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                     -----------------------------------------------------------------------
                                                U.S. GUARANTOR   NON-GUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     --------   --------------   -------------   ------------   ------------
Net sales..........................   $(101)       $93,953          $22,657        $(9,514)       $106,995
Cost of goods sold.................      --         59,645           13,336         (6,979)         66,002
                                      -----        -------          -------        -------        --------
Gross profit.......................    (101)        34,308            9,321         (2,535)         40,993
Selling, general and administrative
  expenses.........................     498         22,817            4,927           (680)         27,562
Research and development...........      --          5,045            1,941         (1,312)          5,674
Purchased undeveloped technology
  charge...........................      --          3,446               --             --           3,446
                                      -----        -------          -------        -------        --------
Income from operations.............    (599)         3,000            2,453           (543)          4,311
Interest expense, net..............     (24)        (1,519)             (48)            --          (1,591)
Other income (expense), net........      --           (399)            (165)           (13)           (577)
Equity in income of subsidiaries...     344             --               --           (344)             --
                                      -----        -------          -------        -------        --------
Income before income taxes and
  extraordinary item...............    (279)         1,082            2,240           (900)          2,143
Provision for income tax expense...     249         (1,851)            (620)           220          (2,002)
                                      -----        -------          -------        -------        --------
Income before extraordinary item...     (30)          (769)           1,620           (680)            141
Extraordinary item, net of related
  tax effect.......................      --           (171)              --             --            (171)
                                      -----        -------          -------        -------        --------
Net income (loss)..................   $ (30)       $  (940)         $ 1,620        $  (680)       $    (30)
                                      =====        =======          =======        =======        ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (CONTINUED)

                                                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities............  $(3,871)      $ 27,617          $5,799         $(516)        $ 29,029
  Cash flows used in investing
    activities:
  Proceeds from sale of property,
    plant and equipment...........       --             20              --            --               20
  Purchases of property, plant and
    equipment.....................     (216)        (7,420)         (2,860)           89          (10,407)
                                    -------       --------          ------         -----         --------
Net cash used in investing
  activities......................     (216)        (7,400)         (2,860)           89          (10,387)
  Cash flows provided by (used in)
    financing activities:
  Issuance of common stock, net of
    expenses......................    4,103             --              --            --            4,103
  Advances under line of credit...       --        128,196             170            --          128,366
  Repayments of line of credit....       --       (133,898)             --            --         (133,898)
  Advances under debt
    obligations...................       --          1,156            (764)          189              581
  Principal payments on debt
    obligations...................       --         (4,468)           (225)          358           (4,335)
                                    -------       --------          ------         -----         --------
Net cash provided by (used in)
  financing activities............    4,103         (9,014)           (819)          547           (5,183)
  Foreign exchange effect on cash
    and cash equivalents..........       --           (384)             33            --             (351)
                                    -------       --------          ------         -----         --------
  Net increase in cash and cash
    equivalents...................       16         10,819           2,153           120           13,108
  Cash and cash equivalents,
    beginning of period...........       68          2,038           4,813            --            6,919
                                    -------       --------          ------         -----         --------
  Cash and cash equivalents, end
    of period.....................  $    84       $ 12,857          $6,966         $ 120         $ 20,027
                                    =======       ========          ======         =====         ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (CONTINUED)

                                                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities............  $(8,712)      $ 14,138          $3,359         $1,850        $ 10,635
  Cash flows used in investing
    activities:
  Payments for acquisitions, net
    of cash acquired..............       --         (1,592)            276             --          (1,316)
  Proceeds from sale of property,
    plant and equipment...........       --            170             247             --             417
  Purchases of property, plant and
    equipment.....................      (96)       (13,188)         (2,619)           (89)        (15,992)
                                    -------       --------          ------         ------        --------
Net cash used in investing
  activities......................      (96)       (14,610)         (2,096)           (89)        (16,891)
  Cash flows provided by (used in)
    financing activities:
  Issuance of common stock, net of
    expenses......................    8,710             --              --            (11)          8,699
  Advances under line of credit...       --        124,073              --             --         124,073
  Repayments of line of credit....       --       (124,061)             --             --        (124,061)
  Advances under debt
    obligations...................       --         17,876              --             --          17,876
  Principal payments on debt
    obligations...................       --        (17,129)          1,784         (1,913)        (17,258)
                                    -------       --------          ------         ------        --------
Net cash provided by (used in)
  financing activities............    8,710            759           1,784         (1,924)          9,329
  Foreign exchange effect on cash
    and cash equivalents..........        5            678            (946)            16            (247)
                                    -------       --------          ------         ------        --------
  Net increase (decrease) in cash
    and cash equivalents..........      (93)           965           2,101           (147)          2,826
  Cash and cash equivalents,
    beginning of period...........      161            973           2,959             --           4,093
                                    -------       --------          ------         ------        --------
  Cash and cash equivalents, end
    of period.....................  $    68       $  1,938          $5,060         $ (147)       $  6,919
                                    =======       ========          ======         ======        ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

P. SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (CONTINUED)

                                               CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                                    FOR THE YEAR ENDED DECEMBER 31, 1996
                                   -----------------------------------------------------------------------
                                              U.S. GUARANTOR   NON-GUARANTOR
                                    PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   --------   --------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities...........  $(21,479)     $15,091           $  (11)        $8,427        $  2,028
  Cash flows used in investing
    activities:
  Payments for acquisitions, net
    of cash acquired.............        --      (11,390)             614             --         (10,776)
  Proceeds from sale of property,
    plant and equipment..........        --          182               12             --             194
  Purchases of property, plant
    and equipment................       (76)      (4,628)          (1,364)          (961)         (7,029)
                                   --------      -------           ------         ------        --------
Net cash used in investing
  activities.....................       (76)     (15,836)            (738)          (961)        (17,611)
  Cash flows provided by (used
    in) financing activities:
  Issuance of common stock, net
    of expenses..................    21,716           --               --             --          21,716
  Advances under line of
    credit.......................        --       95,921               --             --          95,921
  Repayments of line of credit...        --      (96,470)              --             --         (96,470)
  Advances under debt
    obligations..................        --        6,659               --             --           6,659
  Principal payments on debt
    obligations..................        --      (12,661)           1,479         (1,448)        (12,630)
                                   --------      -------           ------         ------        --------
Net cash provided by (used in)
  financing activities...........    21,716       (6,551)           1,479         (1,448)         15,196
  Foreign exchange effect on cash
    and cash equivalents.........        --           48              105             --             153
                                   --------      -------           ------         ------        --------
  Net increase (decrease) in cash
    and cash equivalents.........       161       (7,248)             835          6,018            (234)
  Cash and cash equivalents,
    beginning of period..........        --        2,576            1,751             --           4,327
                                   --------      -------           ------         ------        --------
  Cash and cash equivalents, end
    of period....................  $    161      $(4,672)          $2,586         $6,018        $  4,093
                                   ========      =======           ======         ======        ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                       (in thousands, except share data)

                                                              OCTOBER 2,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
                                 ASSETS
Cash and cash equivalents...................................   $ 23,811       $ 20,027
Notes receivable............................................         --          1,459
Accounts receivable.........................................     35,476         31,158
Inventories.................................................     14,593         15,283
Refundable income taxes.....................................        370            370
Deferred income taxes.......................................      9,357          9,072
Prepaid and other current assets............................      3,475          2,897
                                                               --------       --------
Total current assets........................................     87,082         80,266
Property, plant and equipment, net..........................     41,758         42,497
Other assets, net...........................................      7,535          6,321
                                                               --------       --------
Total Assets................................................   $136,375       $129,084
                                                               ========       ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt obligations.........................   $  3,939       $  3,442
Accounts payable--trade.....................................     13,212         17,377
Accrued expenses and other current liabilities..............     25,171         23,488
                                                               --------       --------
Total current liabilities...................................     42,322         44,307
Debt obligations, net of current portion....................      9,276         11,208
Deferred income taxes.......................................      2,189          2,218
                                                               --------       --------
Total liabilities...........................................     53,787         57,733
                                                               --------       --------
Commitments and Contingencies
Stockholders' equity:
Preferred Stock, $0.01 par value; authorized 4,000,000
  shares;
  0 outstanding at October 2, 1999 and December 31, 1998....         --             --
Common Stock, $0.01 par value; authorized 25,000,000 shares;
  9,601,973 and 9,251,391 shares issued and outstanding at
  October 2, 1999 and December 31, 1998, respectively.......         96             93
Additional paid-in capital..................................     58,543         56,740
Cumulative translation adjustment...........................       (958)          (902)
Retained earnings...........................................     24,907         15,420
                                                               --------       --------
Total stockholders' equity..................................     82,588         71,351
                                                               --------       --------
Total liabilities and stockholders' equity..................   $136,375       $129,084
                                                               ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AAVID THERMAL TECHNOLOGIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                (in thousands, except share and per share data)

                                  (Unaudited)

                                                                  NINE MONTHS ENDED
                                                              --------------------------
                                                              OCTOBER 2,   SEPTEMBER 26,
                                                                 1999          1998
                                                              ----------   -------------
Net sales...................................................  $ 145,239      $ 158,682
Cost of goods sold..........................................     90,769        106,222
                                                              ---------      ---------
Gross profit................................................     54,470         52,460
Selling general and administrative expenses.................     34,054         32,224
Research and development....................................      5,154          4,846
Restructuring and buyout of compensation arrangement
  charges...................................................         --          5,740
                                                              ---------      ---------
Income from operations......................................     15,262          9,650
Interest income (expense), net..............................       (257)        (1,155)
Other income (expense), net.................................       (277)          (486)
                                                              ---------      ---------
Income before income taxes..................................     14,728          8,009
Income tax (expense) benefit................................     (5,241)        (2,832)
                                                              ---------      ---------
Net income..................................................  $   9,487      $   5,177
                                                              =========      =========
Net income per share, basic.................................  $    1.01      $    0.61
                                                              =========      =========
Weighted average common shares..............................  9,374,672      8,468,862
Net income per share, diluted...............................  $    0.97      $    0.55
                                                              =========      =========
Weighted average common shares and equivalents..............  9,781,146      9,457,437

  The accompanying notes are an integral part of these consolidated financial statements.

               AAVID THERMAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   (Amounts in thousands, except share data)

                                  (Unaudited)

                                                                  NINE MONTHS ENDED
                                                              --------------------------
                                                              OCTOBER 2,   SEPTEMBER 26,
                                                                 1999          1998
                                                              ----------   -------------
Cash flows provided by (used in) operating activities:
Net income..................................................   $ 9,487       $  5,177
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     5,836          7,381
  (Gain) loss on sale of property, plant and equipment......      (268)            37
  Deferred income taxes.....................................      (311)        (6,624)
Changes in assets and liabilities:
  Accounts receivable.......................................    (4,448)        (3,060)
  Note receivable...........................................     1,459         (2,307)
  Inventories...............................................     1,061            528
  Prepaid and other current assets..........................      (972)          (797)
  Other long term assets....................................      (665)            82
  Accounts payable--trade...................................    (4,517)        (2,168)
  Accrued expenses and other current assets.................     2,725         15,548
                                                               -------       --------
    Total adjustments.......................................      (100)         8,620
                                                               -------       --------
    Net cash provided by operating activities...............     9,387         13,797
Cash flows used in investing activities:
  Purchase of property, plant & equipment...................    (6,062)        (7,291)
  Net proceeds from sale of fixed assets....................       190             24
                                                               -------       --------
    Net cash used in investing activities...................    (5,872)        (7,267)
Cash flows provided by (used in) financing activities:
  Issuance of common stock, net of expenses.................     1,806          3,853
  Advances under line of credit.............................        --        128,366
  Repayments of line of credit..............................        --       (133,898)
  Advances under other debt obligations.....................       481          1,081
  Principal payments under debt obligations.................    (2,150)        (3,901)
                                                               -------       --------
    Net cash provided by (used in) financing activities.....       137         (4,499)
Foreign exchange rate effect on cash and cash equivalents...       132             51
Net increase in cash and cash equivalents...................     3,784          2,082
Cash and cash equivalents, beginning of period..............    20,027          6,919
                                                               -------       --------
Cash and cash equivalents, end of period....................   $23,811       $  9,001
                                                               -------       --------
Supplemental disclosure of cash flow information:
Interest paid...............................................   $   368       $  1,385
                                                               =======       ========
Income taxes paid...........................................   $ 1,776       $  1,964
                                                               =======       ========
Supplemental disclosure of non-cash investing activities:
Sale of equipment in exchange for note receivable...........   $    --       $  1,152
                                                               =======       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        AAVID THERMAL TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (in thousands, except share and per share data)

(1) BASIS OF PRESENTATION

    In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly the financial position of Aavid Thermal Technologies, Inc. and its consolidated subsidiaries at October 2, 1999, and the results of operations and cash flows for the nine months ended October 2, 1999 and September 26, 1998. The results of operations for the nine months ended October 2, 1999 should not necessarily be taken as indicative of the results of operations that may be expected for the entire 1999 year.

    The financial information as of and for the periods ended October 2, 1999 should be read in conjunction with the financial statements contained in the Company's Form 10-K Annual Report for 1998.

(2) ACCOUNTS RECEIVABLE

    The components of accounts receivable at October 2, 1999 and December 31, 1998 are as follows:

                                                       OCTOBER 2,    DECEMBER 31,
                                                          1999           1998
                                                       -----------   ------------
                                                       (UNAUDITED)
Accounts receivable..................................    $36,530        $31,895
Allowance for doubtful accounts......................     (1,054)          (737)
                                                         -------        -------
Net accounts receivable..............................    $35,476        $31,158
                                                         -------        -------

(3) INVENTORIES

    Inventories are valued at the lower of cost or market with cost determined principally on the average cost method. The cost of inventories of foreign subsidiaries are valued on the first-in, first-out basis.

                                                      OCTOBER 2,    DECEMBER 31,
                                                         1999           1998
                                                      -----------   ------------
                                                      (UNAUDITED)
Raw materials.......................................    $ 8,558        $ 9,987
Work-in-process.....................................      3,813          2,364
Finished goods......................................      2,222          2,932
                                                        -------        -------
                                                        $14,593        $15,283
                                                        =======        =======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(4) COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which specifies the presentation and disclosure requirements for comprehensive income. The following details comprehensive income for the periods reported herein:

                                                           NINE MONTHS ENDED
                                                      ---------------------------
                                                      OCTOBER 2,    SEPTEMBER 26,
                                                         1999           1998
                                                      -----------   -------------
                                                      (UNAUDITED)    (UNAUDITED)
Net Income..........................................    $9,487          $5,177
Foreign currency translation adjustment.............       (56)           (188)
                                                        ------          ------
Comprehensive Income................................    $9,431          $4,989
                                                        ------          ------

(5) EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued SFAS
No. 128, "Earnings Per Share," which specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS"). Basic earnings per share excludes dilution and is computed by dividing net earnings by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed based upon the weighted average number of common shares outstanding and dilutive common stock equivalents. For purposes of this calculation, outstanding options are considered common stock equivalents (using the treasury stock method).

    The following is a reconciliation of the numerators and denominators used to calculate earnings per share in the Consolidated Statements of Operations:

                                                                       FOR THE NINE MONTHS ENDED
                                        ---------------------------------------------------------------------------------------
                                                       OCTOBER 2, 1999                            SEPTEMBER 26, 1998
                                        ---------------------------------------------   ---------------------------------------
                                                                               PER-                                      PER-
                                           INCOME            SHARES           SHARE        INCOME         SHARES        SHARE
                                        (NUMERATOR)       (DENOMINATOR)       AMOUNT    (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                        ------------   -------------------   --------   ------------   -------------   --------
Net Income............................     $9,487                                          $5,177
                                           ======                                          ======
BASIC EPS:
Income Available to Common
  Stockholders........................     $9,487           9,374,672        $  1.01        5,177        8,468,862      $0.61
EFFECT OF DILUTIVE SECURITIES:
Options and Warrants..................                        406,474                                      988,575
                                                            ---------                                   ----------
DILUTED EPS:
Income Available to Common
  Stockholders........................     $9,487           9,781,146        $  0.97       $5,177       $9,457,437      $0.55
                                           ======           =========        =======       ======       ==========      =====

(6) NON-RECURRING CHARGES AND RESTRUCTURING RESERVES

   During the first quarter of 1998, the Company recorded a non-recurring pre-tax charge of $1,900, which related to financial obligations arising from the Company's restructuring in 1993 and comprised two elements: First, the Company terminated a management agreement with certain investors, under which it was obligated to pay fixed fees until at least the year 2000. Second, the Company provided for an obligation to pay a former director a bonus based on profits in excess of certain thresholds.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(6) NON-RECURRING CHARGES AND RESTRUCTURING RESERVES (CONTINUED)
    During the third quarter of 1998, the Company recorded a non-recurring pre-tax charge of $4,900 reflecting the costs associated with the closure of the Company's Manchester, New Hampshire facility. This facility was dedicated to manufacturing a specific large volume product for a single customer. Following a change in product design by the customer, demand significantly decreased during the fourth quarter of 1998 to $8,600, from a level of $15,000 in the third quarter of 1998. The restructuring is expected to be concluded in the last quarter of 1999.

    The costs associated with the closure of the Manchester facility include the write-down and disposal of surplus equipment, totaling $2,800, settlement of certain purchase commitments of $1,100, provisions for leased property expenses of $400, and employee separation costs of $600. While the number of employees has been significantly reduced through natural attrition, the plan included the termination of 120 employees comprised of 90 direct and 30 indirect employees. The charge is offset by a $1,000 reduction in the previous estimate of obligations to pay a former director a bonus paid on profits in excess of certain thresholds.

    The following amounts have been charged against the Manchester restructuring reserves during the nine months ended October 2, 1999:

                                                 RESTRUCTURING       CHARGES AGAINST     RESTRUCTURING
                                              RESERVES BALANCE AT   RESERVES FOR THE    RESERVES BALANCE
                                                 DECEMBER 31,       NINE MONTHS ENDED    AT OCTOBER 2,
                                                     1998            OCTOBER 2, 1999          1999
                                              -------------------   -----------------   ----------------
Surplus equipment...........................         $2,823              $(2,316)            $  507

Purchase commitments........................            691                 (672)                19

Lease terminations and leasehold
  improvements reserve......................            328                 (158)               170

Employee separation.........................            327                  (21)               306
                                                     ------              -------             ------
Total.......................................         $4,169              $(3,167)            $1,002
                                                     ======              =======             ======

(7) SEGMENT REPORTING

    Aavid provides thermal management solutions for microprocessors and integrated circuits ("ICs") for computer and network and industrial applications. The Company consists of three distinct reportable segments: thermal management products, computational fluid dynamics ("CFD") software, and thermal design services. Aavid's thermal management products consist of products and services that solve problems associated with the dissipation of unwanted heat in electronic and electrical components and systems. The Company develops and offers CFD software for computer modeling and fluid flow analysis of products and processes that reduce time and expense associated with physical models and the facilities to test them. The Company also provides thermal design services to customers who choose to outsource their thermal design needs.

    The accounting policies of the segments are the same as those described in the summary of significant accounting policies as disclosed in the Company's Form 10-K for the year ending December 31, 1998.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(7) SEGMENT REPORTING (CONTINUED)
    The Company accounts for inter-segment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices.

    The following summarizes the operations of each reportable segment for the nine months ending October 2, 1999 and September 26, 1998:

                                                      FOR THE NINE MONTHS ENDING
                                                   --------------------------------
                                                   REVENUES         SEGMENT INCOME
                                                     FROM          BEFORE TAXES AND
                                                   EXTERNAL         EXTRAORDINARY
                                                   CUSTOMERS            ITEMS
                                                   ---------       ----------------
October 2, 1999
  Thermal Products...............................  $108,477             $ 8,770
  CFD Software...................................    35,899               6,032
  Thermal Design Services........................       863                 (74)
  Corporate Office...............................        --                  --
                                                   --------             -------
  Total..........................................  $145,239             $14,728
                                                   ========             =======
September 26, 1998
  Thermal Products...............................   129,990               3,833
  CFD Software...................................    28,000               4,161
  Thermal Design Services........................       692                  15
  Corporate Office...............................        --                  --
                                                   --------             -------
  Total..........................................  $158,682             $ 8,009
                                                   ========             =======

    The following table provides geographic information about the Company's operations. Revenues are attributable to a location based on shipment source. Long-lived assets are attributable to a location based on physical location.

                                                    OCTOBER 2, 1999                       SEPTEMBER 26, 1998
                                          ------------------------------------   ------------------------------------
                                                 REVENUES                               REVENUES
                                          -----------------------   LONG-LIVED   -----------------------   LONG-LIVED
                                          FOR THE    FOR THE NINE     ASSETS     FOR THE    FOR THE NINE     ASSETS
                                          QUARTER       MONTHS        AS OF      QUARTER       MONTHS        AS OF
                                           ENDED        ENDED       PERIOD END    ENDED        ENDED       PERIOD END
                                          --------   ------------   ----------   --------   ------------   ----------
United States...........................  $31,559      $ 99,738       $38,914    $38,452      $131,010       $41,499
Taiwan..................................    4,531        13,818         1,339      4,199        13,007         1,249
China...................................    8,405        21,015         1,947      4,863         8,441           988
United Kingdom..........................    3,933        12,857         2,190      4,012        12,826         2,731
Other International.....................    8,320        27,825         4,903      4,561        14,044         2,791
Intercompany eliminations...............   (9,137)      (30,014)           --     (7,250)      (20,646)           --
                                          -------      --------       -------    -------      --------       -------
Consolidated Revenue....................  $47,611      $145,239       $49,293    $48,837      $158,682       $49,258
                                          =======      ========       =======    =======      ========       =======

    Revenues from one customer of Aavid's thermal products division represent approximately $38,500 of the Company's consolidated revenues for the nine months ending September 26, 1998. No customer represented greater than 10% of the Company's consolidated revenues for the nine months ended October 2, 1999.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(8) SUBSEQUENT EVENTS

    ACQUISITION OF AAVID BY WILLIS STEIN & PARTNERS

    On August 23, 1999 the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Heat Holdings Corp., a corporation newly formed by Willis Stein & Partners II, L.P. ("Purchaser"), and Heat Merger Corp., a wholly owned subsidiary of Purchaser ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation. The Merger was approved by the Company's stockholders on January 29, 2000 and consummated on February 2, 2000. Pursuant to the Merger, the Company's stockholders received $25.50 per share in cash and outstanding stock options and warrants were cashed out. The Merger will be accounted for using the purchase method.

    ACQUISITION OF THERMALLOY DIVISION

    On October 21, 1999, Aavid Thermal Technologies, Inc. (the "Company") acquired the Thermalloy Division of Bowthorpe plc. The Thermalloy Division's business is substantially similar to the Company's thermal management products business. As part of the acquisition from Bowthorpe, the Company also acquired 65.2%, representing Bowthorpe's entire shareholding, of Curamik Electronics GmbH, a German corporation which manufactures direct bonded copper substrates used in the packaging and cooling of high power electronic devices. The total purchase price was $80,500 (including estimated transaction costs of $2,000), and is subject to further adjustment based on changes in the value of the Thermalloy Division's inventory between December 31, 1998 and July 31, 1999. The purchase price paid at closing includes an estimate of the inventory related purchase price adjustment. The Company used $13,800 of its cash on hand and $79,300 of borrowings under its new credit facility described below to pay the purchase price for the Thermalloy Division, repay $12,600 of outstanding debt and pay estimated transaction costs. The Company paid $3,500 of the $80,500 purchase price into escrow pending receipt of the necessary Malaysian governmental approvals of the transfer of the Thermalloy Division's Malaysian operations to Aavid. In addition, on October 28, 1999 the Company purchased an additional 20.2% of Curamik from the two minority shareholders of Curamik for approximately $2,700, thereby increasing its ownership of Curamik to 85.4%.

    AMENDED AND RESTATED CREDIT FACILITY

    On October 21, 1999, in connection with the closing of the acquisition of the Thermalloy Division, the Company entered into a $100,000 revolving credit and term loan facility with Canadian Imperial Bank of Commerce, as Administrative Agent, and certain other lenders (the "Credit Facility"), consisting of an $80,000 term loan facility (which was fully drawn at closing) and a $20,000 revolving credit facility ($5,300 of which was drawn at closing). As part of the transactions relating to the Merger, the Company repaid all of the outstanding term loan and all of the outstanding revolving loan and entered into an amended and restated revolving credit and term loan facility (the "Amended and Restated Credit Facility"). The Amended and Restated Credit Facility provides for a $22,000 revolving credit facility (the "Revolving Facility"), of which $1,700 was drawn at the closing of the Merger, and a $53,000 term loan facility (the "Term Facility"), which was fully drawn at the closing of the Merger. Subject to compliance with the terms of the Amended and Restated Credit Facility, borrowings under the Revolving Facility will be available for working capital purposes, capital expenditures and future acquisitions. The Revolving Facility will terminate, and all amounts outstanding thereunder will be payable, on March 31, 2005. Principal on the Term Facility will be required to be repaid in quarterly

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(8) SUBSEQUENT EVENTS (CONTINUED)
installments commencing December 31, 2000 and ending March 31, 2005 as follows: five quarterly installments of $2,000 each; four quarterly installments of $2,500 each; four quarterly installments of $2,750 each; two quarterly installments of $3,200 each; two quarterly installments of $3,900 each; and a final installment of $7,800. In addition, commencing with the fiscal year ending December 31, 2001, the Company will be required to apply 50% of its excess cash flow to permanently reduce the Term Facility. The Amended and Restated Credit Facility bears interest at a rate equal to, at the Company's option, either
(1) in the case of Eurodollar loans, the sum of (x) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by Aavid and (y) a margin of between 1.50% and 2.25% (depending on the Company's consolidated leverage ratio (as defined in the Amended and Restated Credit Facility)) or (2) the sum of (A) the higher of (x) Canadian Imperial Bank of Commerce's prime or base rate or (y) one-half percent plus the latest overnight federal funds rate plus (y) a margin of between .25% and 1.00% (depending on the Company's consolidated leverage ratio). The Amended and Restated Credit Facility may be prepaid at any time in whole or in part without penalty, and must be prepaid to the extent of certain equity or asset sales.

    The Amended and Restated Credit Facility limits the Company's ability to incur debt, to sell or dispose of assets, to create or incur liens, to make additional acquisitions, to pay dividends, to purchase or redeem its stock and to merge or consolidate with any other person. In addition, the Amended and Restated Credit Facility requires that the Company meet certain financial ratios, and provides the lenders with the right to require the payment of all amounts outstanding under the facility, and to terminate all commitments thereunder, if there is a change in control of Aavid. The Amended and Restated Credit Facility is guaranteed by each of Holdings Corp. and Heat Holdings II Corp., and all of the Company's domestic subsidiaries and secured by the Company's assets (including the assets and stock of its domestic subsidiaries and a portion of the stock of its foreign subsidiaries).

    UNITS

    On February 2, 2000, as part of the transactions relating to the Merger, the Company issued 150,000 of units (the "Units"), consisting of $150,000 aggregate principal amount of its 12 3/4% Senior Subordinated Notes due 2007 (the "Notes") and warrants (the "Warrants") to purchase an aggregate of 60 shares of the Company's Class A Common Stock, par value $0.01 per share, and 60 shares of the Company's Class H Common Stock, par value $0.01 per share. The Notes are fully and unconditionally guaranteed on a joint and several basis by each of the Company's domestic subsidiaries (the "Subsidiary Guarantors"). The Notes were issued pursuant to an Indenture (the "Indenture") among the Company, the Subsidiary Guarantors and Bankers Trust Company, as trustee. Approximately $4,600 of the proceeds from the sale of the Units was allocated to the fair value of the Warrants and approximately $143,752 was allocated to the Notes, net of original issue discount of approximately $1,700.

    The Indenture limits the Company's ability to incur additional debt, to pay dividends or make other distributions, to purchase or redeem its stock or make other investments, to sell or dispose of assets, to create or incur liens, and to merge or consolidate with any other person.

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(9) SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (UNAUDITED)

    The Company's wholly-owned domestic subsidiaries have jointly and severally guaranteed, on a senior subordinated basis, the $150,000 aggregate principal amount of 12 3/4% Senior Subordinated Notes due 2007 issued in February 2000. The guarantors include the combined domestic operations of Aavid Thermal Products, Inc. and Fluent, Inc. and the Company's subsidiary Applied Thermal Technologies, Inc. The non-guarantors include the combined foreign operations of Aavid Thermal Products, Inc. and Fluent, Inc. The condensed consolidating financial statements do not include the operations of the Thermalloy Division, which were acquired in October 1999. The consolidating condensed financial statements of the Company depict Aavid Thermal Technologies, Inc., the Parent, carrying its investment in subsidiaries under the equity method and the guarantor and non-guarantor subsidiaries are presented on a combined basis. Management believes that there are no significant restrictions on the Parent's and guarantors' ability to obtain funds from their subsidiaries by dividend or loan. The principal elimination entries eliminate investment in subsidiaries and intercompany balances and transactions. Separate financial statements of the domestic guarantor subsidiaries and the

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(9) SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (UNAUDITED) (CONTINUED) non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                          CONDENSED CONSOLIDATING BALANCE SHEET AS OF OCTOBER 2, 1999 (UNAUDITED)
                                        ---------------------------------------------------------------------------
                                                     U.S. GUARANTOR   NON-GUARANTOR
                                          PARENT      SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                        ----------   --------------   --------------   ------------   -------------
ASSETS
Cash and cash equivalents.............    $    17        $15,263          $ 8,531        $     --        $ 23,811
Notes receivable......................         --            700               --            (700)             --
Accounts receivable-trade, less
  allowance for doubtful accounts.....         --         17,319           18,792            (635)         35,476
Inventories...........................         --          6,799            8,014            (220)         14,593
Due (to) from affiliate, net..........     32,937        (24,118)          (3,167)         (5,652)             --
Refundable taxes......................         --            370               --              --             370
Deferred income taxes.................      7,066          1,178              411             702           9,357
Prepaid and other current assets......         37          1,119            1,820             499           3,475
                                          -------        -------          -------        --------        --------
Total current assets..................     40,057         18,630           34,401          (6,006)         87,082
Property, plant and equipment, net....        165         33,610            7,861             122          41,758
Investment in subsidiaries............     36,282             --               --         (36,282)             --
Other assets, net.....................        686         12,792            2,518          (8,461)          7,535
                                          -------        -------          -------        --------        --------
Total assets..........................    $77,190        $65,032          $44,780        $(50,627)       $136,375
                                          =======        =======          =======        ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt obligations...    $    --        $ 2,571          $ 1,368        $     --        $  3,939
Accounts payable-trade................         64          4,500            8,829            (181)         13,212
Accrued expenses and other current
  liabilities.........................     (5,186)        20,329           10,582            (554)         25,171
                                          -------        -------          -------        --------        --------
Total current liabilities.............     (5,122)        27,400           20,779            (735)         42,322
Debt obligations, net of current
  portion.............................         --          9,773            3,433          (3,930)          9,276
Deferred income taxes.................       (276)         1,851               48             566           2,189
                                          -------        -------          -------        --------        --------
Total liabilities.....................     (5,398)        39,024           24,260          (4,099)         53,787
                                          -------        -------          -------        --------        --------
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;
  authorized 25,000,000 shares;
  9,601,973 shares issued and
  outstanding.........................         96             --               --              --              96
Additional paid-in capital............     58,543         11,772            2,393         (14,165)         58,543
Cumulative translation adjustment.....       (958)           148           (1,053)            905            (958)
Retained earnings.....................     24,907         14,088           19,180         (33,268)         24,907
                                          -------        -------          -------        --------        --------
Total stockholders' equity............     82,588         26,008           20,520         (46,528)         82,588
                                          -------        -------          -------        --------        --------
Total liabilities and stockholders'
  equity..............................    $77,190        $65,032          $44,780        $(50,627)       $136,375
                                          =======        =======          =======        ========        ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(9) SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (UNAUDITED) (CONTINUED)

                                                 CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                             FOR THE NINE MONTHS ENDED OCTOBER 2, 1999 (UNAUDITED)
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net sales.........................  $    --       $102,745         $72,879        $(30,385)      $145,239
Cost of goods sold................       --         67,430          47,326         (23,987)        90,769
                                    -------       --------         -------        --------       --------
Gross profit......................       --         35,315          25,553          (6,398)        54,470
Selling, general and
  administrative expenses.........    2,871         24,547          12,377          (5,741)        34,054
Research and development..........       --          4,645           4,874          (4,365)         5,154
                                    -------       --------         -------        --------       --------
Income from operations............   (2,871)         6,123           8,302           3,708         15,262
Interest expense, net.............       --           (337)             80              --           (257)
Other income (expense), net.......    2,748            339              --          (3,364)          (277)
Equity in income of
  subsidiaries....................    9,561             --              --          (9,561)            --
                                    -------       --------         -------        --------       --------
Income before income taxes and
  extraordinary item..............    9,438          6,125           8,382          (9,217)        14,728
Provision for income tax
  expense.........................       49         (2,628)         (2,292)           (370)        (5,241)
                                    -------       --------         -------        --------       --------
Net income........................  $ 9,487       $  3,497         $ 6,090        $ (9,587)      $  9,487
                                    =======       ========         =======        ========       ========

                                                 CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 26, 1998 (UNAUDITED)
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net sales.........................  $    --       $131,077         $ 48,618       $(21,013)      $158,682
Cost of goods sold................       --         91,591           31,419        (16,788)       106,222
                                    -------       --------         --------       --------       --------
Gross profit......................       --         39,486           17,199         (4,225)        52,460
Selling, general and
  administrative expenses.........    2,349         25,257            8,230         (3,612)        32,224
Research and development..........       --          4,219            3,242         (2,615)         4,846
Restructuring and buyout of
  compensation arrangements.......       --          5,740               --             --          5,740
                                    -------       --------         --------       --------       --------
Income from operations............   (2,349)         4,270            5,727          2,002          9,650
Interest expense, net.............       (3)        (1,199)              47             --         (1,155)
Other income (expense), net.......      (20)          (442)            (106)            82           (486)
Equity in income of
  subsidiaries....................    7,240             --               --         (7,240)            --
                                    -------       --------         --------       --------       --------
Income before income taxes........    4,868          2,629            5,668         (5,156)         8,009
Provision for income tax
  expense.........................      309         (3,344)          (1,927)         2,130         (2,832)
                                    -------       --------         --------       --------       --------
Net income (loss).................  $ 5,177       $   (715)        $  3,741       $ (3,026)      $  5,177
                                    =======       ========         ========       ========       ========

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(9) SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (UNAUDITED) (CONTINUED)

                                                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                             FOR THE NINE MONTHS ENDED OCTOBER 2, 1999 (UNAUDITED)
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities............  $(1,859)      $ 8,621          $ 2,286         $ 339          $ 9,387
  Cash flows used in investing
    activities:
  Proceeds from sale of property,
    plant and equipment...........       --             4              126            60              190
  Purchases of property, plant and
    equipment.....................      (14)       (4,083)          (2,185)          220           (6,062)
                                    -------       -------          -------         -----          -------
Net cash provided by (used in)
  investing activities............      (14)       (4,079)          (2,059)          280           (5,872)
  Cash flows provided by (used in)
    financing activities:
  Issuance of common stock, net of
    expenses......................    1,806            --               --            --            1,806
  Advances under debt
    obligations...................       --             7              474            --              481
  Principal payments on debt
    obligations...................       --        (2,107)             657          (700)          (2,150)
                                    -------       -------          -------         -----          -------
Net cash provided by (used in)
  financing activities............    1,806        (2,100)           1,131          (700)             137
  Foreign exchange effect on cash
    and cash equivalents..........       --            32              109            (9)             132
                                    -------       -------          -------         -----          -------
  Net increase (decrease) in cash
    and cash equivalents..........      (67)        2,474            1,467           (90)           3,784
  Cash and cash equivalents,
    beginning of period...........       84        12,971            6,959            13           20,027
                                    -------       -------          -------         -----          -------
  Cash and cash equivalents, end
    of period.....................  $    17       $15,445          $ 8,426         $ (77)         $23,811
                                    =======       =======          =======         =====          =======

                        AAVID THERMAL TECHNOLOGIES, INC.

                (in thousands, except share and per share data)

(9) SELECTED CONSOLIDATING FINANCIAL STATEMENTS OF PARENT, GUARANTORS AND NON-GUARANTORS (UNAUDITED) (CONTINUED)

                                                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 26, 1998 (UNAUDITED)
                                    -----------------------------------------------------------------------
                                               U.S. GUARANTOR   NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   --------------   -------------   ------------   ------------
Net cash provided by (used in)
  operating activities............  $(3,629)     $  11,802         $ 2,506        $ 3,118        $  13,797
  Cash flows used in investing
    activities:
  Proceeds from sale of property,
    plant and equipment...........       --             24              --             --               24
  Purchases of property, plant and
    equipment.....................     (206)        (2,985)         (1,793)        (2,307)          (7,291)
                                    -------      ---------         -------        -------        ---------
Net cash used in investing
  activities......................     (206)        (2,961)         (1,793)        (2,307)          (7,267)
  Cash flows provided by (used in)
    financing activities:
  Issuance of common stock, net of
    expenses......................    3,853             --              --             --            3,853
  Advances under line of credit...       --        127,668             698             --          128,366
  Repayments of line of credit....       --       (133,898)             --             --         (133,898)
  Advances under debt
    obligations...................       --            926             155             --            1,081
  Principal payments on debt
    obligations...................       --         (2,803)         (1,229)           131           (3,901)
                                    -------      ---------         -------        -------        ---------
Net cash provided by (used in)
  financing activities............    3,853         (8,107)           (376)           131           (4,499)
  Foreign exchange effect on cash
    and cash equivalents..........       --             64              26            (39)              51
                                    -------      ---------         -------        -------        ---------
  Net increase in cash and cash
    equivalents...................       18            798             363            903            2,082
  Cash and cash equivalents,
    beginning of period...........       68          2,038           4,813             --            6,919
                                    -------      ---------         -------        -------        ---------
  Cash and cash equivalents, end
    of period.....................  $    86      $   2,836         $ 5,176        $   903        $   9,001
                                    =======      =========         =======        =======        =========

                                THERMALLOY GROUP

                         REPORT OF INDEPENDENT AUDITORS

To The Board of Directors
  Bowthorpe plc

    We have audited the combined balance sheets of Thermalloy Group as at December 31, 1998 and 1997, and the related combined profit and loss accounts and combined statements of total recognized gains and losses, movements in invested capital and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Thermalloy Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Thermalloy Group at December 31, 1998 and 1997, and the combined results of its operations, and its combined cash flows for each of the three years in the period ended
December 31, 1998 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 21 of Notes to Combined Financial Statements).

Ernst & Young
London, England

October 18, 1999

                                THERMALLOY GROUP
                       COMBINED PROFIT AND LOSS ACCOUNTS

                                                                             YEAR ENDED DECEMBER 31
                                                                         ------------------------------
                                                               NOTES       1998       1997       1996
                                                              --------   --------   --------   --------
                                                                                  (US $000'S)
SALES.......................................................       3     102,332     94,668     80,885
Operating costs less other income...........................       4      92,763     85,074     71,359
                                                                         -------     ------     ------
OPERATING PROFIT............................................     3,4       9,569      9,594      9,526
Finance costs (1)...........................................       7       1,147        658        569
                                                                         -------     ------     ------
Profit before taxation......................................               8,422      8,936      8,957
Taxation....................................................       8       2,947      3,424      3,545
                                                                         -------     ------     ------
Profit for the year (2).....................................               5,475      5,512      5,412
                                                                         =======     ======     ======

------------------------

(1) The finance costs are not necessarily representative of the charges that would have been incurred by Thermalloy Group on a stand-alone basis.

(2) A summary of the significant adjustments to profit for the year that would be required if United States generally accepted accounting principles were applied, instead of those generally accepted in the United Kingdom, is set forth in Note 21 of Notes to Combined Financial Statements.

    The Notes to Combined Financial Statements form part of these Financial
                                  Statements.

                                THERMALLOY GROUP

               COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND

                                     LOSSES

                                                                  YEAR ENDED DECEMBER31
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
PROFIT FOR THE YEAR.........................................   5,475      5,512      5,412
Currency translation........................................     365       (235)       392
                                                               -----      -----      -----
Total recognized gains and losses relating to the year
  (1).......................................................   5,840      5,277      5,804
                                                               =====      =====      =====

------------------------

(1) The combined statement of comprehensive income required under United States generally accepted accounting principles is set forth in Note 21 of Notes to Combined Financial Statements.

    The Notes to Combined Financial Statements form part of these Financial
                                   Statements

                                THERMALLOY GROUP

                            COMBINED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                         -------------------
                                                               NOTES       1998       1997
                                                              --------   --------   --------
                                                                             (US $000'S)
FIXED ASSETS
Intangible assets...........................................        9    $   405    $     -
Tangible assets.............................................       10     28,656     17,770
                                                                         -------    -------
                                                                          29,061     17,770
                                                                         -------    -------
CURRENT ASSETS
Inventories.................................................       11     12,279     12,264
Debtors: amounts falling due within one year................       12     19,485     18,197
Debtors: amounts falling due after one year.................       12         22        412
Cash at bank and in hand....................................               2,322      2,335
                                                                         -------    -------
                                                                          34,108     33,208
                                                                         -------    -------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............       13     18,007     19,695
                                                                         -------    -------
NET CURRENT ASSETS..........................................              16,101     13,513
                                                                         -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................              45,162     31,283
                                                                         -------    -------
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....       14     20,603      9,594
PROVISIONS FOR LIABILITIES AND CHARGES......................       17        229        753
MINORITY INTERESTS..........................................                (250)        11
                                                                         -------    -------
NET ASSETS..................................................              24,580     20,925
                                                                         =======    =======
INVESTED CAPITAL (1)........................................             $24,580    $20,925
                                                                         =======    =======

------------------------

(1) A summary of the significant adjustments to invested capital that would be required if United States generally accepted accounting principles were applied, instead of those generally accepted in the United Kingdom, is set forth in Note 21 of Notes to Combined Financial Statements.

    The Notes to Combined Financial Statements form part of these Financial
                                   Statements

                                THERMALLOY GROUP
              COMBINED STATEMENTS OF MOVEMENTS IN INVESTED CAPITAL

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
At January 1................................................  $20,925    $19,476    $18,315
Profit for the year.........................................    5,475      5,512      5,412
Net distributions...........................................   (2,185)    (3,828)    (4,643)
Currency translation........................................      365       (235)       392
                                                              -------    -------    -------
At December 31 (1)..........................................  $24,580    $20,925    $19,476
                                                              =======    =======    =======

------------------------

(1) At December 31, 1998 the cumulative amount of goodwill charged to reserves is $21,575,000 (1997 $21,445,000; 1996 $22,225,000).

    The Notes to Combined Financial Statements form part of these Financial
                                  Statements.

                                THERMALLOY GROUP

                         COMBINED CASH FLOW STATEMENTS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
NET CASH INFLOW FROM OPERATING ACTIVITIES...................  $ 14,505   $11,453    $10,893
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid (1)...........................................    (1,247)     (750)      (670)
Interest received (1).......................................       100        93        102
Minority dividend paid......................................      (257)     (388)      (493)
                                                              --------   -------    -------
                                                                (1,404)   (1,045)    (1,061)
TAX PAID....................................................    (3,604)   (4,170)    (3,059)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................   (15,373)   (8,433)    (4,814)
Sale of tangible fixed assets...............................       203     2,050        134
Purchase of intangible fixed assets.........................      (482)       --         --
                                                              --------   -------    -------
                                                               (15,652)   (6,383)    (4,680)
FINANCING (1)
Distribution to Bowthorpe Group, net........................    (3,810)   (3,496)    (3,685)
Movement on external loans and finance lease obligations....     4,620     2,567        814
Movement in amounts due to and from Bowthorpe Group.........     6,256       855        811
                                                              --------   -------    -------
                                                                 7,066       (74)    (2,060)
                                                              --------   -------    -------
INCREASE (DECREASE) IN CASH.................................  $    911   $  (219)   $    33
                                                              ========   =======    =======

    The reconciliation of operating profit to net cash flow from operating activities is as follows:

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
OPERATING PROFIT............................................  $ 9,569    $  9,594   $  9,526
Depreciation charge.........................................    4,942       3,407      3,383
Amortization of other intangibles...........................       88          --         --
Decrease (increase) in inventories..........................      130      (1,476)        31
Increase in debtors.........................................     (268)     (3,611)    (2,781)
Increase in creditors and provisions........................       44       3,539        734
                                                              -------    --------   --------
NET CASH INFLOW FROM OPERATING ACTIVITIES...................  $14,505    $ 11,453   $ 10,893
                                                              =======    ========   ========

------------------------

(1) Transactions with Bowthorpe Group, interest received (paid) and financing cash flows are not necessarily representative of the amounts that would have been borne by Thermalloy Group on a stand-alone basis.

(2) The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set forth in Note 21 of Notes to Combined Financial Statements.

    The Notes to Combined Financial Statements form part of these Financial
                                   Statements

                                THERMALLOY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PREPARATION

    These financial statements are a combination of the financial statements of the thermal management companies of Bowthorpe Group comprising Thermalloy Inc., Redpoint Thermalloy Limited, Redpoint Limited, Thermalloy Investment
Company Inc., Thermalloy SA de CV, Thermalloy Limited, Thermalloy International Limited, Elbomec Thermalloy SRL, Thermalloy (Malaysia) Sdn Bhd, Curamik Electronics GmbH, Curamik Electronics Inc. (together, "Thermalloy Group") of Bowthorpe plc, a UK company, including purchased goodwill arising on Bowthorpe's acquisition of these companies. These financial statements have been prepared in conjunction with the planned divestiture of Thermalloy Group.

    These combined financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). All intra-Thermalloy Group transactions and balances have been eliminated on combination.

    The combined financial statements include interest income and expense actually earned or paid by Thermalloy Group. During the three years ended December 31, 1998, Thermalloy Group's operations were principally funded by share capital, loans from Bowthorpe Group companies and loans from third parties. These financing arrangements were designed and implemented on a Bowthorpe Group basis, rather than from the perspective of the financing needs of Thermalloy Group. The decisions as to whether to finance companies with share capital or loans and as to whether to charge interest on any particular loan were taken based on the financial position of the companies and local taxation considerations. Where interest was charged, the rate charged varied, but was generally in line with commercial borrowing rates. The Bowthorpe Group loans generally did not have set repayment terms.

    The combined financial statements reflect the actual tax charges suffered by the entities within Thermalloy Group.

    The combined financial statements reflect management costs charged to the Thermalloy Group by the Bowthorpe Group based either on direct costs incurred or on assets employed. Management believes this is a reasonable basis.

    The basis of funding, interest charges and financing cash flows and related cash flows and management charges are not necessarily representative of those that would have been incurred by Thermalloy Group on a stand alone basis, or of those that may be incurred by Thermalloy Group in the future.

    The combined financial statements are presented in US dollars, although Bowthorpe Group's functional currency is the pound sterling. The following exchange rates have been used to translate to US dollars:

                                                       1998               1997               1996
                                                 ----------------   ----------------   ----------------
Profit and loss account and cash flow--average
  rate for the year............................  $        1.66:L1   $        1.64:L1   $        1.56:L1
Balance sheet--year end rate...................  $        1.66:L1   $        1.65:L1   $        1.71:L1

                                THERMALLOY GROUP

2. ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The combined financial statements are prepared under the historical cost convention and in accordance with applicable UK accounting standards and specifically in accordance with the following accounting policies.

INTANGIBLE ASSETS

    As permitted by FRS 10, goodwill arising on the acquisition of a subsidiary undertakings prior to January 1, 1998 representing the excess of cost over the fair value of the attributable assets and liabilities acquired has been written off against profit and loss account reserve. In accordance with UITF 3, goodwill which has been written off the profit and loss account reserve would be charged to the profit and loss account on the subsequent disposal of the business to which it related.

    Other separately identifiable intangible assets such as patent fees, licence fees and trade marks are capitalised in the balance sheet only when the value can be measured reliably or the intangible asset is purchased in the acquisition of a business. Such intangible assets are amortised over their useful economic lives up to a maximum of 20 years. The carrying value of intangible assets is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

FOREIGN CURRENCIES

    Transactions in foreign currencies are recorded at the rates of exchange ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date.

    On combination, the results of overseas entities are translated into sterling using average rates of exchange for the period. Exchange differences arising from the translation of opening net assets of overseas entities are taken directly into shareholders' equity. All other exchange differences are changed to income.

SALES

    Sales represent the amounts shipped and invoiced to customers for goods and services during the year, excluding tax and intra-group transactions.

PRODUCT DEVELOPMENT

    Product development expenditure is charged to profit and loss account in the year in which it is incurred.

PENSION COSTS

    In the United Kingdom the Bowthorpe Group operates two pension schemes for the benefit of employees. These schemes require contributions to be made to separately administered funds, based on triennial actuarial valuations.

                                THERMALLOY GROUP

2. ACCOUNTING POLICIES (CONTINUED)
PENSION COSTS

    Contributions to the Bowthorpe Group United Kingdom and United States defined benefit pension schemes are charged to the profit and loss account so as to spread the cost of pensions over the employees' working lives within the Bowthorpe Group. Differences between the amounts funded and the amounts charged to profit and loss account are treated as either creditors or prepayments in the balance sheet. Variations in the pension costs, which are identified as a result of actuarial valuations, are amortised over the average expected working lives of employees.

    Contributions payable to Bowthorpe Group's other plans are charged to profit and loss account in the year for which they are due.

DEFERRED TAXATION

    Deferred taxation is provided using the liability method on all timing differences to the extent that they are expected to reverse in the future, calculated at the rate at which it is estimated that tax will be payable.

INVENTORIES

    Inventories are valued at the lower of cost and estimated net realisable value. Cost includes all costs in bringing each product to its present location and condition, being the full manufacturing cost on a first in, first out basis, including all attributable overheads based on a normal level of activity. Net realisable value represents selling prices less further costs to be incurred to completion and on sale.

TANGIBLE ASSETS

    Depreciation is not provided on freehold land where the value is separately identifiable. Depreciation is provided to write off all other assets over their estimated useful lives at rates which take into account commercial conditions at their location. Usual asset lives are as follows:

Freehold buildings..........................................  50 years
Leasehold properties........................................  50 years or lease period if less
Plant and machinery.........................................  3-8 years
Fixtures, fittings and         Building installations.......  20 years or lease period if
  equipment:                                                  less
                               Fittings and equipment.......  3-8 years
                               Motor vehicles...............  3-5 years
                               Business systems software....  4 years

    The carrying values of tangible fixed assets are reviewed for impairment in periods where events or changes in circumstances indicate the carrying value may not be recoverable.

    Assets obtained under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their estimated useful lives. The interest elements of the rental obligations are charged to the profit and loss account over the periods of the leases and hire purchase contracts in proportion to the balance of capital repayments outstanding.

    Operating lease rentals are charged to profit and loss account over the period of the lease.

                                THERMALLOY GROUP

3. SEGMENT ANALYSIS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
SALES

BY GEOGRAPHICAL AREA OF MARKET:
Europe......................................................  $ 42,144   $39,089    $35,873
United States...............................................    52,198    47,648     36,651
Rest of World...............................................     7,990     7,931      8,361
                                                              --------   -------    -------
                                                              $102,332   $94,668    $80,885
                                                              ========   =======    =======
BY GEOGRAPHICAL AREA OF ORIGIN:
Europe......................................................  $ 42,755   $39,604    $36,608
United States...............................................    52,558    48,912     40,054
Rest of World...............................................     7,019     6,152      4,223
                                                              --------   -------    -------
                                                              $102,332   $94,668    $80,885
                                                              ========   =======    =======
OPERATING PROFIT

BY GEOGRAPHICAL AREA OF ORIGIN:
Europe......................................................  $  6,361   $ 5,825    $ 5,864
United States...............................................     2,856     3,026      3,116
Rest of World...............................................       352       743        546
                                                              --------   -------    -------
                                                              $  9,569   $ 9,594    $ 9,526
                                                              ========   =======    =======

NET OPERATING ASSETS

                                                                            DECEMBER 31,
                                                                         -------------------
                                                                           1998       1997
                                                                         --------   --------
                                                                             (US $000'S)
Europe......................................................             $19,043    $11,972
United States...............................................              23,174     20,261
Rest of World...............................................               3,809      2,731
                                                                         -------    -------
                                                                         $46,026    $34,964
                                                                         =======    =======

                                THERMALLOY GROUP

4. OPERATING PROFIT

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
ANALYSIS OF OPERATING COSTS LESS OTHER INCOME:
Cost of sales...............................................  $69,755    $62,743    $53,898
Selling and distribution....................................   14,025     13,813     10,514
Administration..............................................    9,825      8,008      7,010
Other (income)/costs........................................     (842)       510        (63)
                                                              -------    -------    -------
                                                              $92,763    $85,074    $71,359
                                                              =======    =======    =======
OPERATING PROFIT IS STATED AFTER CHARGING:
Depreciation of owned tangible fixed assets.................  $ 4,518    $ 3,187    $ 3,134
Depreciation of finance leased assets.......................      423        220        249
Amortization of other intangibles...........................       88          -          -
Research and development....................................    3,582      3,086      2,529
Auditors' remuneration......................................       81        129        119
Other fees paid to Ernst & Young                                    -         26          -
Operating lease rentals
  Property..................................................      751        629        160
  Hire of plant and machinery...............................      776        275        182

5. EMPLOYEES

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                        (NUMBERS)
The average number of people employed by the Thermalloy
  Group during the year was:
Manufacturing...............................................  $   743    $   697    $   568
Selling and distribution....................................      114        111         95
Administration..............................................       46         39         34
                                                              -------    -------    -------
                                                              $   903    $   847    $   697
                                                              =======    =======    =======

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
Their payroll costs were:
Remuneration................................................  $25,160    $23,707    $20,094
Social security costs.......................................    3,239      3,194      3,118
Other pension costs.........................................      666        733        564
                                                              -------    -------    -------
                                                              $29,065    $27,634    $23,776
                                                              =======    =======    =======

                                THERMALLOY GROUP

6. PENSION AND OTHER POST-RETIREMENT BENEFITS

    The principal Bowthorpe pension plans are a funded defined benefit plan and a defined contribution plan with a defined benefit underpin in the United Kingdom, and a defined contribution plan in the United States. Contributions to the Bowthorpe UK plans are made in accordance with the recommendations of the independent actuary of the relevant plan.

    The latest actuarial valuations of the Bowthorpe UK defined benefit plans were undertaken as at April 1, 1997 using the projected unit credit method and the principal results and assumptions were as follows:

ASSUMPTION                                                    STAFF PENSION PLAN     RETIREMENT CASH PLAN
----------                                                  ----------------------   --------------------
Return on investments.....................................                9.0% pa                 9.0% pa
Salary inflation average..................................                6.5% pa                 6.0% pa
Price inflation...........................................                4.5% pa                 4.5% pa
Pension increases.........................................                4.5% pa                 4.5% pa
Dividend growth...........................................               4.75% pa                4.75% pa
Market value of assets....................................          L172.4million             L3.8million
Level of funding..........................................                   114%                     99%
Employer contribution rate................................                   7.5%                      6%

    The level of funding represents the actuarial value of assets expressed as a percentage of the value of liabilities that have accrued to members after allowing for the assumed future increases in salary. For accounting purposes in accordance with SSAP24, the actuarial surplus is being spread over the average expected remaining service of plan members being 13 years.

    With the exception of the United States defined benefit schemes, contributions payable to other Bowthorpe Group overseas plans are charged to profit and loss account in the year for which they are due.

7. FINANCE COSTS

                                                                        YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------
                                                                    1998          1997          1996
                                                                  --------      --------      --------
                                                                              (US $000'S)
Interest payable on:
Bank overdrafts and loans...................................       $  283         $366          $393
Finance lease obligations...................................          562          260           277
Amounts due to Bowthorpe Group..............................          402          125             -
                                                                   ------         ----          ----
                                                                    1,247          751           670
Interest receivable on:
Bank and other deposits.....................................           68           57            71
Amounts due from Bowthorpe Group............................           32           36            30
                                                                   ------         ----          ----
                                                                      100           93           101
                                                                   ------         ----          ----
Net finance costs...........................................       $1,147         $658          $569
                                                                   ======         ====          ====

                                THERMALLOY GROUP

7. FINANCE COSTS (CONTINUED)
    As explained in Note 1, finance costs are not necessarily representative of those that would have been incurred by Thermalloy Group on a stand-alone basis or that will be incurred by Thermalloy Group in the future.

8. TAXATION

    The companies within Thermalloy Group have calculated tax on their own results with no account taken of other Bowthorpe Group companies for the three years ended December 31, 1998. Where tax has been borne by individual companies within Thermalloy Group, these amounts are included in the combined financial statements.

    Taxation is analyzed as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
UK current taxation.........................................   $1,414     $1,402     $1,022
UK deferred taxation........................................       33       (153)         -
Overseas current taxation...................................    1,500      2,182      2,550
Over-provision in prior years                                       -         (7)       (27)
                                                               ------     ------     ------
                                                               $2,947     $3,424     $3,545
                                                               ======     ======     ======

9. INTANGIBLE ASSETS

                                                              (US $000'S)
                                                              -----------
COST:
At January 1, 1997..........................................     $    -
Exchange adjustment.........................................          -
Additions...................................................          -
                                                                 ------
At December 31, 1997........................................          -
Exchange adjustment.........................................          -
Additions...................................................        494
                                                                 ------
At December 31, 1998........................................        494
                                                                 ------
AMORTIZATION:
At January 1, 1997..........................................          -
Exchange adjustment.........................................          -
Charge for the year.........................................          -
At December 31, 1997........................................          -
Exchange adjustment.........................................          1
Charge for the year.........................................         88
                                                                 ------
At December 31, 1998........................................         89
                                                                 ------
NET BOOK VALUE:
At December 31, 1997........................................          -
                                                                 ======
At December 31, 1998........................................     $  405
                                                                 ======

                                THERMALLOY GROUP

10. TANGIBLE ASSETS

                                                                                   FIXTURES
                                                    LAND AND                         AND
                                                   BUILDINGS           PLANT      FITTINGS,
                                              --------------------      AND       EQUIPMENT
                                              FREEHOLD   LEASEHOLD   MACHINERY   AND VEHICLES    TOTAL
                                              --------   ---------   ---------   ------------   --------
                                                                     (US $000'S)
COST:
At January 1, 1997..........................  $ 1,778     $4,514      $24,171      $ 8,325      $38,788
Exchange adjustment.........................     (173)       (11)      (1,147)        (211)      (1,542)
Additions...................................        -        870        5,813        1,587        8,270
Disposals...................................   (1,459)         -       (1,293)      (1,058)      (3,810)
                                              -------     ------      -------      -------      -------
At December 31, 1997........................      146      5,373       27,544        8,643       41,706
Exchange adjustment.........................       11          2          582           89          684
Additions...................................       46      4,395        8,252        3,060       15,753
Disposals...................................        -          -       (1,882)        (653)      (2,535)
                                              -------     ------      -------      -------      -------
At December 31, 1998........................      203      9,770       34,496       11,139       55,608
                                              -------     ------      -------      -------      -------
DEPRECIATION:
At January 1, 1997..........................      336      2,760       14,490        5,566       23,152
Exchange adjustment.........................      (47)        (5)        (697)         (86)        (835)
Charge for year.............................        8        215        2,249          935        3,407
Disposals...................................     (297)         -         (706)        (785)      (1,788)
                                              -------     ------      -------      -------      -------
At December 31, 1997........................        -      2,970       15,336        5,630       23,936
Exchange adjustment.........................        -         11          341           49          401
Charge for year.............................        1        409        3,307        1,224        4,941
Disposals...................................        -          -       (1,722)        (604)      (2,326)
                                              -------     ------      -------      -------      -------
At December 31, 1998........................        1      3,390       17,262        6,299       26,952
                                              -------     ------      -------      -------      -------
NET BOOK VALUE:
At December 31, 1997........................      146      2,403       12,208        3,013       17,770
                                              =======     ======      =======      =======      =======
At December 31, 1998........................  $   202     $6,380      $17,234      $ 4,840      $28,656
                                              =======     ======      =======      =======      =======

11. INVENTORIES

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                  (US $000'S)
Raw materials...............................................  $ 3,413    $ 2,819
Finished goods..............................................    1,949      2,744
Work in progress............................................    6,917      6,701
                                                              -------    -------
                                                              $12,279    $12,264
                                                              =======    =======

    The replacement cost of inventories as at December 31, 1998 and 1997 approximates to the value at which they are stated in the financial statements.

                                THERMALLOY GROUP

12. DEBTORS

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                                (US $000'S)
Due within one year:
Trade debtors.............................................  $17,198    $16,053
Other debtors.............................................      624      1,096
Amounts due from Bowthorpe Group..........................       25         51
Tax recoverable...........................................      687        349
Prepayments and accrued income............................      951        648
                                                            -------    -------
                                                            $19,485    $18,197
                                                            =======    =======
Due after more than one year:
Other debtors.............................................  $    22    $   412
                                                            =======    =======

    The balances due from Bowthorpe Group are not necessarily representative of the amounts that would be due to Thermalloy Group on a stand-alone basis.

13. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                                (US $000'S)
Bank overdrafts...........................................  $   128    $ 1,083
Trade creditors...........................................    7,404      8,001
Amounts due to Bowthorpe Group............................    1,539        488
Dividends payable-minority interest.......................      174        230
Distributions payable to Bowthorpe Group..................    1,084      2,853
Bank loans................................................      287      1,023
Other loans and finance leases............................      614        366
Other creditors...........................................    1,769        771
Accruals and deferred income..............................    2,711      2,638
Corporate taxation........................................    1,418      1,747
Other taxes including VAT and social security.............      879        495
                                                            -------    -------
                                                            $18,007    $19,695
                                                            =======    =======

    Under their banking arrangements, certain entities accumulate overdraft and cash balances which are offset. Such offsets are reflected in the combined balance sheets as appropriate. Loans of $431,000 at December 31, 1998 are secured by floating charges on the assets of the borrowing business.

                                THERMALLOY GROUP

14. CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                                (US $000'S)
Bank loans................................................  $ 5,351    $ 3,909
Other loans and finance leases............................    7,317      3,074
Amounts due to Bowthorpe Group............................    6,588      1,239
Other creditors...........................................    1,347      1,372
                                                            -------    -------
                                                            $20,603    $ 9,594
                                                            =======    =======

    The balances due to Bowthorpe Group are not necessarily representative of the amounts that would be due by Thermalloy Group on a stand-alone basis. Loans of $5,888,000 at December 31, 1998 are secured by floating charges on the assets of the borrowing business. The long term bank and other loans bear interest at an average rate of approximately 5.5%.

15. BORROWINGS

    This analysis is not necessarily representative of the total level of the net borrowings that would have been incurred by Thermalloy Group on a stand-alone basis.

    Maturity analysis of external borrowings:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1997
                                                            --------   --------
                                                                (US $000'S)
Amounts falling due are repayable as follows:

Bank loans:
Amounts falling due
Between two and five years................................  $ 5,136    $ 3,499
Between one and two years.................................      215        410
Within one year...........................................      415      2,106
                                                            -------    -------
                                                              5,766      6,015
                                                            -------    -------
Other loans and finance leases:
Amounts falling due
After five years..........................................    4,623      1,417
Between two and five years................................    2,117        993
Between one and two years.................................      577        665
Within one year...........................................      614        366
                                                            -------    -------
                                                              7,931      3,441
                                                            -------    -------
Total loans and finance leases............................  $13,697    $ 9,456
                                                            =======    =======

                                THERMALLOY GROUP

16. NET DEBT

    The following definitions have been used:

    CASH: Cash in hand and deposits repayable on demand if available within 24 hours without penalty, less overdrafts.

    EXTERNAL BORROWINGS: borrowings, less overdrafts which have been treated as cash, and finance lease obligations.

ANALYSIS OF NET DEBT

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
Cash in hand................................................  $  2,322   $  2,335   $ 1,704
Overdrafts..................................................      (128)    (1,083)     (186)
                                                              --------   --------   -------
Net cash....................................................     2,194      1,252     1,518
External borrowings.........................................   (13,569)    (8,372)   (6,267)
Amounts due to Bowthorpe Group..............................    (8,102)    (1,676)   (1,127)
                                                              --------   --------   -------
Total borrowings............................................   (21,671)   (10,048)   (7,394)
                                                              --------   --------   -------
Total net debt..............................................  $(19,477)  $ (8,796)  $(5,876)
                                                              ========   ========   =======

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1997       1996
                                                              --------   --------   --------
                                                                       (US $000'S)
Increase (decrease) in cash.................................  $    911   $   (219)  $    33
Cash inflow from increase in debt...........................    (4,620)    (2,567)     (814)
Cash inflow from increase in group loan.....................    (6,256)      (855)     (811)
                                                              --------   --------   -------
Change in net debt from cashflows...........................    (9,965)    (3,641)   (1,592)
Exchange movements..........................................      (716)       721       (11)
                                                              --------   --------   -------
Movement in net debt in the year............................   (10,681)    (2,920)   (1,603)
Net debt at January 1.......................................    (8,796)    (5,876)   (4,273)
                                                              --------   --------   -------
Net debt at December 31.....................................  $(19,477)  $ (8,796)  $(5,876)
                                                              ========   ========   =======

                                THERMALLOY GROUP

17. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                         DEFERRED
                                                              PENSIONS   TAXATION    OTHER      TOTAL
                                                              --------   --------   --------   --------
                                                                             (US $000'S)
At January 1, 1997..........................................   $ 307      $ 382       $ 61      $ 750
Currency translation........................................      --          9         (2)         7
Provisions utilized.........................................      --         --        (11)       (11)
Charged/(released) in the year..............................     123       (153)        37          7
                                                               -----      -----       ----      -----
At December 31, 1997........................................     430        238         85        753
Currency translation........................................      --          2          1          3
Provisions utilized.........................................    (400)      (306)       (86)      (792)
Charged/(released) in the year..............................     265         --         --        265
                                                               -----      -----       ----      -----
At December 31, 1998........................................   $ 295      $ (66)      $ --      $ 229
                                                               =====      =====       ====      =====

Other provisions relate to warranties and litigation.

18. FINANCIAL COMMITMENTS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                  (US $000'S)
Contracted capital expenditure..............................   $1,848     $6,803
                                                               ======     ======
Annual commitments under operating leases at December 31,
  were as follows:
Land and buildings:
Expiring in the first year..................................       --        299
Expiring in the second to fifth years inclusive.............       --         25
                                                               ------     ------
Expiring after the fifth year...............................      257         83
                                                               ------     ------
                                                               $  257     $  407
                                                               ======     ======
Fixtures and fittings, equipment and vehicles:
Expiring in the first year..................................       70         --
Expiring in the second to fifth years inclusive.............       --         --
Expiring after the fifth year...............................       --         --
                                                               ------     ------
                                                               $   70     $   --
                                                               ======     ======

19. CONTINGENT LIABILITIES

    The management of Thermalloy Group is not aware of any legal or arbitration proceedings pending or threatened against any member of Thermalloy Group which may result in any liabilities significantly in excess of provisions in the financial statements.

                                THERMALLOY GROUP

20. RELATED PARTY DISCLOSURE

    Thermalloy Group does not operate as a separate group and consequently there were a number of related party transactions between its companies and other companies and businesses within Bowthorpe Group. These include transactions relating to insurance, treasury and taxation, together with other central services supplied by Bowthorpe Group to Thermalloy Group. These transactions have not been identified individually as it is not practical to do so.

21. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The combined financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant differences applicable to Thermalloy Group are described below.

GOODWILL

    Under UK GAAP, goodwill arising on acquisitions prior to January 1, 1998 was written off to reserves. Under US GAAP, such goodwill would be capitalized and amortized to the income statement over the estimated useful lives of the assets over its estimated useful lives not exceeding 40 years. For the purpose of the US GAAP reconciliations, goodwill is amortized over 20 years.

    Under US GAAP, if any impairment indicators were present, the Group would evaluate the recoverability of goodwill and other intangible fixed assets, based on undiscounted cash flows.

TAXATION

    Under UK GAAP, deferred taxation is provided using the liability method in respect of timing differences. Provision is made, or recovery anticipated, where timing differences are expected to reverse without replacement in the foreseeable future. US GAAP requires taxes to be computed on a stand-alone basis by a member of a group if it issues separate financial statements.

    Under US GAAP, deferred taxation is provided on the full liability basis on all temporary differences between the tax and book bases of assets and liabilities including the differences between the assigned fair values and tax bases of assets and liabilities acquired. Future taxation benefits are recognized as deferred taxation assets, subject to a valuation allowance to the extent that it is more likely than not that any part will not be realized.

    There are no material differences in deferred taxation resulting from the application of US GAAP.

PENSIONS

    The Group provides for the cost of retirement benefits based upon consistent percentages of employees' pensionable pay as recommended by independent qualified actuaries. Under US GAAP, the projected benefit obligation (pension liability) in respect of the Group's defined benefit plans would be matched against the fair value of the plans' assets and would be adjusted to reflect any unrecognized obligations or assets in determining the pension cost or credit for the year.

    There are no material differences in pension costs resulting from the application of US GAAP.

                                THERMALLOY GROUP

21. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
PROFIT FOR THE YEAR AND COMPREHENSIVE INCOME

                                                       YEAR ENDED DECEMBER 31,
                                                    ------------------------------
                                                      1998       1997       1996
                                                    --------   --------   --------
                                                             (US $000'S)
Profit for the year as reported in the combined
  profit and loss account in accordance with UK
  GAAP............................................  $ 5,475    $ 5,512    $ 5,412
Adjustments:
Goodwill amortization.............................   (1,039)    (1,066)    (1,014)
                                                    -------    -------    -------
Net income as adjusted to accord with US GAAP.....    4,436      4,446      4,398
Items of comprehensive income:
Currency translation..............................      365       (235)       392
                                                    -------    -------    -------
US GAAP comprehensive income......................  $ 4,801    $ 4,211    $ 4,790
                                                    =======    =======    =======

INVESTED CAPITAL

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
                                                              (US $000'S)
Invested capital as reported in the combined balance
  sheet in accordance with UK GAAP......................  $ 24,580   $ 20,925
Adjustments:
Goodwill:
Cost....................................................    21,575     21,445
Accumulated amortization................................   (12,023)   (10,918)
                                                          --------   --------
Net book value..........................................     9,552     10,527
                                                          --------   --------
Invested capital as adjusted to accord with US GAAP.....  $ 34,132   $ 31,452
                                                          ========   ========

CONSOLIDATED STATEMENT OF CASH FLOWS

    The consolidated statements of cash flows prepared under UK GAAP present substantially the same information as those required under US GAAP but they differ, however, with regard to classification of items within them and as regards the definition of cash and cash equivalents.

    Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends, management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US

                                THERMALLOY GROUP

21. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under US GAAP, capital expenditure and financial investment and acquisitions would be reported within investing activities.

    The categories of cash flow activity under US GAAP can be summarized as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1998       1997       1996
                                                   --------   --------   --------
                                                            (US $000'S)
Cash inflow from operating activities............  $  8,799   $ 7,523    $ 6,621
Cash outflow on investing activities.............   (15,652)   (6,383)    (4,680)
Cash inflow/(outflow) from financing
  activities.....................................     6,809      (462)    (2,553)
                                                   --------   -------    -------
(Decrease)/increase in cash and cash
  equivalents....................................       (44)      678       (612)
Effect of foreign exchange rates changes.........        31       (47)      (138)
Cash and cash equivalents at January 1...........     2,335     1,704      2,454
                                                   --------   -------    -------
Cash and cash equivalents at December 31.........  $  2,322   $ 2,335    $ 1,704
                                                   ========   =======    =======

                                THERMALLOY GROUP

             CONDENSED COMBINED UNAUDITED PROFIT AND LOSS ACCOUNTS

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                         -----------------------
                                                                           1999           1998
                                                               NOTES     --------       --------
                                                                               (US $000'S)
SALES.......................................................     2       $ 74,687       $ 76,264
Operating costs less other income...........................     3        (71,243)       (68,466)
                                                                         --------       --------
OPERATING PROFIT............................................     2          3,444          7,798
Finance costs (1)...........................................                 (996)          (836)
                                                                         --------       --------
Profit before taxation......................................                2,448          6,962
Taxation....................................................                1,848          2,719
                                                                         --------       --------
Profit for the period (2)...................................             $    600       $  4,243
                                                                         ========       ========

------------------------

(1) The finance costs are not necessarily representative of the charges that would have been incurred by Thermalloy Group on a stand-alone basis.

(2) A summary of the significant adjustments to profit for the year that would be required is United States generally accepted accounting principles were applied, instead of those generally accepted in the United Kingdom, is set forth in Note 7 of Notes to Condensed Combined Unaudited Financial Statements.

  The Notes to Condensed Combined Unaudited Financial Statements form part of these
               Condensed Combined Unaudited Financial Statements

                                THERMALLOY GROUP

  CONDENSED COMBINED UNAUDITED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                                     NINE
                                                                 MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
PROFIT FOR THE YEAR.........................................  $   600     $4,243
Currency translation........................................   (1,082)       211
                                                              -------     ------
Total recognized gains and losses relating to the period
  (1).......................................................  $  (482)    $4,454
                                                              =======     ======

------------------------

(1) The combined statement of comprehensive income required under United States generally accepted accounting principles is set forth in Note 7 of Notes to Condensed Combined Unaudited Financial Statements.

  The Notes to Condensed Combined Unaudited Financial Statements form part of these Condensed Combined Unaudited Financial Statements

                                THERMALLOY GROUP

                  CONDENSED COMBINED UNAUDITED BALANCE SHEETS

                                                                            SEPTEMBER 30,
                                                                         -------------------
                                                               NOTES       1999       1998
                                                              --------   --------   --------
                                                                             (US $000'S)
FIXED ASSETS
Intangible assets...........................................             $   366    $   336
Tangible assets.............................................              27,409     26,610
                                                                         -------    -------
                                                                          27,775     26,946
                                                                         -------    -------

CURRENT ASSETS
Inventories.................................................              12,952     14,068
Debtors: amounts falling due within one year................     4        18,949     17,744
Debtors: amounts falling due after one year.................     4           797        404
Cash at bank and in hand....................................               1,670      3,926
                                                                         -------    -------
                                                                          34,368     36,142
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR..............     5        19,210     25,274
                                                                         -------    -------
NET CURRENT ASSETS..........................................              15,158     10,868
                                                                         -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................              42,933     37,814

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....     6        14,833     13,361
PROVISIONS FOR LIABILITIES AND CHARGES......................                 506        236
MINORITY INTERESTS..........................................               1,428       (202)
                                                                         -------    -------
NET ASSETS..................................................             $26,166    $24,419
                                                                         =======    =======
INVESTED CAPITAL (1)........................................             $26,166    $24,419
                                                                         =======    =======

------------------------

(1) A summary of the significant adjustments to invested capital that would be required if the United States generally accepted accounting principles were applied, instead of those generally accepted in the United Kingdom, is set forth in Note 7 of Notes to Condensed Combined Unaudited Financial Statements.

  The Notes to Condensed Combined Unaudited Financial Statements form part of these Condensed Combined Unaudited Financial Statements.

                                THERMALLOY GROUP

              CONDENSED COMBINED UNAUDITED STATEMENTS OF MOVEMENTS
                              IN INVESTED CAPITAL

                                                                     NINE
                                                                    MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
At beginning of period......................................  $24,580    $21,017
Profit for the period.......................................      600      4,243
Net receipts/(distributions)................................    2,068     (1,052)
Currency translation........................................   (1,082)       211
                                                              -------    -------
At September 30 (1).........................................  $26,166    $24,419
                                                              =======    =======

------------------------

(1) At September 30, 1999 the cumulative amount of goodwill charged to reserves is $-- (1998 $--).

  The Notes to Condensed Combined Unaudited Financial Statements form part of these Condensed Combined Unaudited Financial Statements

                                THERMALLOY GROUP

               CONDENSED COMBINED UNAUDITED CASH FLOW STATEMENTS

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                1999           1998
                                                              --------       --------
                                                                    (US $000'S)
NET CASH INFLOW FROM OPERATING ACTIVITIES...................  $ 4,371        $ 12,503
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid (1)...........................................   (1,030)           (896)
Interest received (1).......................................       36              56
Minority dividends paid.....................................     (310)           (359)
                                                              -------        --------
                                                               (1,304)         (1,199)
TAX PAID....................................................   (2,379)         (2,273)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................   (4,794)        (11,544)
Sale of tangible fixed assets...............................      671             240
Purchase of intangible fixed assets.........................      (47)           (387)
                                                              -------        --------
                                                               (4,170)        (11,691)
FINANCING (1)
Net Distributions...........................................    3,138          (1,816)
Movement on external loans and finance lease obligations....   (1,346)          1,839
Movement in amounts due to and from Bowthorpe Group.........    1,089           4,142
                                                              -------        --------
                                                                2,881           4,165
                                                              -------        --------
(DECREASE) INCREASE IN CASH.................................  $  (601)       $  1,505
                                                              =======        ========

The reconciliation of operating profit to net cash flow from operating activities is as follows:

OPERATING PROFIT............................................   $3,444        $ 7,798
Depreciation charge.........................................    4,384          3,275
Amortization of other intangibles...........................       65             65
Increase in inventories.....................................     (859)        (1,597)
Increase in debtors.........................................   (1,283)         1,036
Decrease in creditors and provisions........................   (1,380)         1,926
                                                               ------        -------
NET CASH INFLOW FROM OPERATING ACTIVITIES...................   $4,371        $12,503
                                                               ======        =======

------------------------

(1) Transactions with Bowthorpe Group, interest received (paid) and financing cash flows are not necessarily representative of the amounts that would have been borne by Thermalloy Group on a stand-alone basis.

(2) The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set forth in Note 7 of Notes to Condensed Combined Unaudited Financial Statements.

  The Notes to Condensed Combined Unaudited Financial Statements form part of these
               Condensed Combined Unaudited Financial Statements

                                THERMALLOY GROUP

           NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS

1. BASIS OF PREPARATION

    These condensed combined financial statements are unaudited; however, in the opinion of the management of Thermalloy Group, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been made. Operating results for the nine-month period ended September 30 are not necessarily indicative of the results that may be expected for the full year.

    The condensed combined unaudited financial statements have been prepared in accordance with the basis of preparation of the Group's Combined Financial Statements for the year ended December 31, 1998.

    The condensed combined unaudited financial statements are presented in US dollars, although Bowthorpe Group's functional currency is British pounds. The following exchange rates have been used to translate to US dollars:

                                                                1999       1998
                                                              --------   --------
Profit and loss account and cash flow--average rate for the
  period....................................................   1.614      1.660
Balance sheet--period end rate..............................   1.647      1.699

2. SEGMENT ANALYSIS

SALES

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
BY GEOGRAPHICAL AREA OF MARKET:
Europe......................................................  $28,791    $31,371
United States...............................................   37,864     37,425
Rest of World...............................................    8,032      7,468
                                                              -------    -------
                                                              $74,687    $76,264
                                                              =======    =======

BY GEOGRAPHICAL AREA OF ORIGIN:
Europe......................................................  $29,381    $31,605
United States...............................................   41,038     39,506
Rest of World...............................................    4,268      5,153
                                                              -------    -------
                                                              $74,687    $76,264
                                                              =======    =======

OPERATING PROFIT

BY GEOGRAPHICAL AREA OF ORIGIN:
Europe......................................................  $ 1,817    $ 4,305
United States...............................................    1,492      3,243
Rest of World...............................................      135        250
                                                              -------    -------
                                                              $ 3,444    $ 7,798
                                                              =======    =======

                                THERMALLOY GROUP

2. SEGMENT ANALYSIS (CONTINUED)

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
NET OPERATING ASSETS
Europe......................................................  $18,623    $18,879
United States...............................................   25,627     19,703
Rest of World...............................................    3,782      4,426
                                                              -------    -------
                                                              $48,032    $43,008
                                                              =======    =======

3. OPERATING PROFIT

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
ANALYSIS OF OPERATING COSTS LESS OTHER INCOME:
Cost of sales...............................................  $53,230    $51,470
Selling and distribution....................................   10,310     10,393
Administration..............................................    5,221      3,894
Research and development....................................    2,863      2,810
Other income................................................     (381)      (101)
                                                              -------    -------
                                                              $71,243    $68,466
                                                              =======    =======
Operating costs includes changes made by Bowthorpe Group....    1,336        629

4. DEBTORS

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
Due within one year:
Trade debtors...............................................  $18,552    $16,496
Other debtors...............................................      203        133
Amounts due from Bowthorpe Group............................     (758)       172
Tax recoverable.............................................      460        411
Prepayments and accrued income..............................      492        532
                                                              -------    -------
                                                              $18,949    $17,744
                                                              =======    =======
Due after more than one year:
Other debtors...............................................  $   448    $   404
Amounts due from Bowthorpe Group............................      349         --
                                                              -------    -------
                                                              $   797    $   404
                                                              =======    =======

    The balances due from Bowthorpe Group are not necessarily representative of the amounts that would be due to Thermalloy Group on a stand-alone basis.

                                THERMALLOY GROUP

5. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
Bank overdrafts.............................................  $ 1,046    $   850
Trade creditors.............................................    7,108      8,995
Amounts due to Bowthorpe Group..............................    3,493      2,997
Dividends payable-minority interest.........................       --         --
Distributions payable to Bowthorpe Group....................    1,179      2,204
Bank loans..................................................      257        195
Other loans and finance leases..............................      505        713
Other creditors.............................................      590        658
Accruals and deferred income................................    3,390      4,936
Corporate taxation..........................................      385      2,815
Other taxes including VAT and social security...............    1,257        911
                                                              -------    -------
                                                              $19,210    $25,274
                                                              =======    =======

    The balances due to Bowthorpe Group are not necessarily representative of the amounts that would be due by Thermalloy Group on a stand-alone basis. Loans are secured by floating charges on the assets of the borrowing business.

6. CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
Bank loans..................................................  $ 4,015    $ 3,920
Other loans and finance leases..............................    5,614      6,193
Amounts due to Bowthorpe Group..............................    5,167      3,170
Other creditors.............................................       37         78
                                                              -------    -------
                                                              $14,833    $13,361
                                                              =======    =======

    The balances due to Bowthorpe Group are not necessarily representative of the amounts that would be due by Thermalloy Group on a stand-alone basis. Loans are secured by floating charges on the assets of the borrowing business.

7. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The combined financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant differences applicable to Thermalloy Group are described in
Note 21 of Notes to Combined Financial Statements for the year ended
December 31, 1998.

                                THERMALLOY GROUP

7. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
PROFIT FOR THE YEAR AND COMPREHENSIVE INCOME

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
Profit for the year as reported in the combined
profit and loss account in accordance with UK GAAP..........  $   600     $4,243
Adjustments:
Goodwill amortization.......................................     (759)      (780)
                                                              -------     ------
Net income as adjusted to accord with US GAAP...............     (159)     3,463
Items of comprehensive income:
Currency translation........................................   (1,082)       211
                                                              -------     ------
US GAAP comprehensive income................................  $(1,241)    $3,674
                                                              =======     ======

INVESTED CAPITAL

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
Invested capital as reported in the combined balance sheet
  in accordance with UK GAAP................................  $ 26,166   $ 24,419

Adjustments:
Goodwill:
Cost........................................................    21,406     22,081
Accumulated amortization....................................   (12,703)   (12,041)
                                                              --------   --------
Net book value..............................................     8,703     10,040
                                                              --------   --------
Invested capital as adjusted to accord with US GAAP.........  $ 34,896   $ 34,459
                                                              ========   ========

CASH FLOWS

    The categories of cash flow activity under US GAAP can be summarized as follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (US $000'S)
Cash inflow from operating activities.......................  $   998    $  9,390
Cash outflow on investing activities........................   (4,170)    (11,691)
Cash inflow from financing activities.......................    2,571       3,806
                                                              -------    --------
(Decrease)/increase in cash and cash equivalents............     (601)      1,505
Effect of foreign exchange rates changes....................      (49)         37
Cash and cash equivalents at January 1......................    2,320       2,384
                                                              -------    --------
Cash and cash equivalents at September 30...................  $ 1,670    $  3,926
                                                              =======    ========

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

AAVID THERMAL TECHNOLOGIES, INC., AAVID THERMAL PRODUCTS, INC.,
THERMALLOY, INC., THERMALLOY INVESTMENT CO., INC. AND FLUENT HOLDINGS, INC.

    Section 145 of the Delaware General Corporation Law empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The respective certificates of incorporation of each of Aavid Thermal
Technologies, Inc., Aavid Thermal Products, Inc., Thermalloy, Inc., Thermalloy Investment Co., Inc and Fluent Holdings, Inc. provide that such registrant shall indemnify all persons who it may indemnify pursuant to Section 145 of the General Corporation Law of the State of Delaware, to the fullest extent permitted by such Section. In addition, Aavid Thermal Technologies, Inc. has entered into indemnification agreements with its officers and directors, a form of which is included as Exhibit 10.62 to Aavid Thermal Technologies, Inc.'s registration statement on Form S-1 (No. 33-99232).

    Section 102 of the Delaware corporate laws permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

    The respective certificates of incorporation of each of Aavid Thermal Technologies, Inc., Aavid Thermal Products, Inc., Thermalloy, Inc., Thermalloy Investment Co., Inc. and Fluent Holdings, Inc. include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

    In addition, the respective by-laws of each of Aavid Thermal
Technologies, Inc., Aavid Thermal Products, Inc., Thermalloy, Inc., Thermalloy Investment Co. Inc and Fluent Holdings, Inc. provide for indemnification of directors, officers, employees and agents of such registrant (in their capacity as such), unless such indemnification is prohibited by the General Corporation Law of the State of Delaware; provided, however, that, except as otherwise provided in the by-laws, such registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of such registrant.

AAVID THERMALLOY, LLC, APPLIED THERMAL TECHNOLOGIES, LLC, AAVID THERMALLOY OF TEXAS, LLC AND AAVID THERMALLOY SW, LLC

    Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    The respective limited liability company agreements of each of Aavid Thermalloy, LLC, Applied Thermal Technologies, LLC, Aavid Thermalloy of Texas, LLC and Aavid Thermalloy SW, LLC provide that each person who shall be (or shall have been) a member, officer, employee or agent of such registrant shall be entitled to indemnification as and to the fullest extent permitted by the provisions of

Delaware law or any successor statutory provisions, as from time to time amended. Such limited liability company agreements further provide that such registrant shall indemnify, to the full extent not prohibited by law, any person who is or was a member, officer employee or agent of such registrant against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of such registrant, and, with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        3.1*            Certificate of Incorporation of Aavid Thermal Technologies,
                        Inc.

        3.2*            Bylaws of Aavid Thermal Technologies, Inc.

        3.3*            Certificate of Incorporation of Aavid Thermal Products, Inc.

        3.4*            Bylaws of Aavid Thermal Products, Inc.

        3.5*            Certificate of Incorporation of Thermalloy, Inc.

        3.6*            Bylaws of Thermalloy, Inc.

        3.7*            Certificate of Incorporation of Thermalloy Investment Co.,
                        Inc.

        3.8*            Bylaws of Thermalloy Investment Co., Inc.

        3.9*            Certificate of Formation of Aavid Thermalloy, LLC

        3.10*           Limited Liability Company Agreement of Aavid Thermalloy, LLC

        3.11*           Certificate of Formation of Applied Thermal Technologies,
                        LLC

        3.12*           Limited Liability Company Agreement of Applied Thermal
                        Technologies, LLC

        3.13*           Certificate of Formation of Aavid Thermalloy of Texas, LLC

        3.14*           Limited Liability Company Agreement of Aavid Thermalloy of
                        Texas, LLC

        3.15*           Certificate of Formation of Aavid Thermalloy SW, LLC

        3.16*           Limited Liability Company Agreement of Aavid Thermalloy SW,
                        LLC

        3.17*           Certificate of Incorporation of Fluent Holdings, Inc.

        3.18*           By-laws of Fluent Holdings, Inc.

        4.1             Indenture dated as of February 2, 2000, among Aavid Thermal
                        Technologies, Inc., the subsidiary guarantors and Bankers
                        Trust Company, as trustee. (Incorporated by reference to
                        Exhibit 4.1 of the Company's Form 8-K dated February 2,
                        2000.)

        4.2 Warrant Agreement, dated as of February 2, 2000, by and between Aavid Thermal Technologies, Inc. and Bankers Trust
                        Company, as Warrant Agent. (Incorporated by reference to Exhibit 4.2 of the Company's Form 8-K dated February 2,
                        2000.)

        5.1+            Opinion of Bartlit Beck Herman Palenchar & Scott

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
       10.1             Amended and Restated Credit Agreement, dated as of February
                        2, 2000, among Aavid Thermal Technologies, Inc., Heat
                        Holdings Corp., Heat Holdings II Corp., the several lenders from time to time parties hereto, CIBC World Markets Corp., as lead arranger and bookrunner, BankBoston, N.A., as
                        documentation agent, and Canadian Imperial Bank of Commerce, as issuer and administrative agent. (Incorporated by
                        reference to Exhibit 10.1 of the Company's Form 8-K dated
                        February 2, 2000.)

       10.2             Registration Rights Agreement dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., the subsidiary
                        guarantors, CIBC World Markets Corp. and Fleet Boston
                        Robertson Stephens Inc., as initial purchasers.
                        (Incorporated by reference to Exhibit 10.2 of the Company's
                        Form 8-K dated February 2, 2000.)

       10.3             Common Stock Registration Rights Agreement dated as of
                        February 2, 2000, among Aavid Thermal Technologies, Inc.,
                        Heat Holdings Corp. and CIBC World Markets Corp. and Fleet
                        Boston Robertson Stephens Inc., as initial purchasers.
                        (Incorporated by reference to Exhibit 10.3 of the Company's
                        Form 8-K dated February 2, 2000.)

       12.1*            Ratio of Earnings to Fixed Charges

       21.1+            Subsidiaries of Aavid Thermal Technologies, Inc., Aavid
                        Thermal Products, Inc., Thermalloy, Inc., Thermalloy
                        Investment Co., Inc., Aavid Thermalloy, LLC, Applied Thermal
                        Technologies of Texas, LLC, Aavid Thermalloy of Texas, LLC,
                        Aavid Thermalloy SW, LLC and Fluent Holdings, Inc.

       23.1+            Consent of Arthur Andersen LLP

       23.2+            Consent of Ernst & Young

       23.3+ Consent of Bartlit Beck Herman Palenchar & Scott (included in Exhibit 5.1 above)

       23.4+            Consent of Bharatan Patel

       23.5+            Consent of Ronald Borelli

       25.1*            Statement of Eligibility and Qualification on Form T-1 of
                        Bankers Trust Company

       99.1*            Form of Letter of Transmittal

       99.2*            Form of Notice of Guaranteed Delivery

       99.3*            Form of Letter to Registered Holders


------------------------


*   Previously filed



+   Filed herewith


    (b)  Financial Statement Schedules

    None.

    All schedules are omitted because the required information is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 19(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished; PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required b
    Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

       Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (g)(1)The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       AAVID THERMAL TECHNOLOGIES, INC.

                                                       BY:  /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                            Bharatan R. Patel,
                                                            CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                   SIGNATURE                                   CAPACITY                       DATE
                   ---------                                   --------                       ----
                /s/ AVY H. STEIN                  Director
     --------------------------------------                                            March 29, 2000
                  Avy H. Stein

            /s/ DANIEL H. BLUMENTHAL              Director
     --------------------------------------                                            March 29, 2000
              Daniel H. Blumenthal

                                                  Chief Executive Officer (Principal
             /s/ BHARATAN R. PATEL                Executive Officer, Principal
     --------------------------------------       Financial Officer and Principal      March 29, 2000
               Bharatan R. Patel                  Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       AAVID THERMAL PRODUCTS, INC.

                                                       BY:  /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                            Bharatan R. Patel,
                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                   SIGNATURE                                   CAPACITY                      DATE
                   ---------                                   --------                      ----
                                                  President and and Sole Director
             /s/ BHARATAN R. PATEL                (Principal Executive Officer,
     --------------------------------------       Principal Financial Officer and      March 29, 2000
               Bharatan R. Patel                  Principal Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       THERMALLOY, INC.

                                                       BY:  /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                            Bharatan R. Patel,
                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                    DATE
                      ---------                                   --------                    ----
                                                       President and and Sole
                /s/ BHARATAN R. PATEL                  Director (Principal Executive
     -------------------------------------------       Officer, Principal Financial      March 29, 2000
                  Bharatan R. Patel                    Officer and Principal
                                                       Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       THERMALLOY INVESTMENT CO., INC.

                                                       By:  /s/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                            Bharatan R. Patel,
                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                    DATE
                      ---------                                   --------                    ----
                                                       President and and Sole
                /s/ BHARATAN R. PATEL                  Director (Principal Executive
     -------------------------------------------       Officer, Principal Financial    March 29, 2000
                  Bharatan R. Patel                    Officer and Principal
                                                       Accounting Officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       AAVID THERMALLOY, LLC

                                                       BY:            /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                                        Bharatan R. Patel,
                                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                    DATE
                      ---------                                   --------                    ----
                /s/ BHARATAN R. PATEL                                                    March 29, 2000
     -------------------------------------------
                  Bharatan R. Patel                    President (Principal Executive
                                                         Officer, Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer) of the
                                                         registrant and Sole Director
                                                         of Aavid Thermal
                                                         Products, Inc., the
                                                         Managing Member of the
                                                         registrant

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       APPLIED THERMAL TECHNOLOGIES, LLC

                                                                      /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                                        Bharatan R. Patel,
                                                       BY:                  PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                  DATE
                      ---------                                   --------                  ----
                /s/ BHARATAN R. PATEL
     -------------------------------------------                                       March 29, 2000
                  Bharatan R. Patel                    President (Principal Executive
                                                         Officer, Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer) of the
                                                         registrant and Sole Director
                                                         of Aavid Thermal
                                                         Products, Inc., the
                                                         Managing Member of Aavid
                                                         Thermalloy, LLC, which is
                                                         the Managing Member of the
                                                         registrant

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       AAVID THERMALLOY OF TEXAS, LLC

                                                       BY:            /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                                        Bharatan R. Patel,
                                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                    DATE
                      ---------                                   --------                    ----
                /s/ BHARATAN R. PATEL
     -------------------------------------------                                         March 29, 2000
                  Bharatan R. Patel                    President (Principal Executive
                                                         Officer, Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer) of the
                                                         registrant and Sole Director
                                                         of Aavid Thermal
                                                         Products, Inc., the
                                                         Managing Member of the
                                                         registrant

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       AAVID THERMALLOY SW, LLC

                                                       BY:            /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                                        Bharatan R. Patel,
                                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                    DATE
                      ---------                                   --------                    ----
                /s/ BHARATAN R. PATEL
     -------------------------------------------                                         March 29, 2000
                  Bharatan R. Patel                    President (Principal Executive
                                                         Officer, Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer) of the
                                                         registrant and Sole Director
                                                         of Aavid Thermal
                                                         Products, Inc., the
                                                         Managing Member of the
                                                         registrant

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, State of New Hampshire, on March 29, 2000.


                                                       FLUENT HOLDINGS, INC.

                                                       BY:            /S/ BHARATAN R. PATEL
                                                            -----------------------------------------
                                                                        Bharatan R. Patel,
                                                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.


                      SIGNATURE                                   CAPACITY                    DATE
                      ---------                                   --------                    ----
                /s/ BHARATAN R. PATEL                  Chief Executive Officer           March 29, 2000
     -------------------------------------------         (Principal Executive Officer
                  Bharatan R. Patel                      and Sole Director)

                                                       Chief Financial Officer           March 29, 2000
                 /s/ PETER CHRISTIE                      (Principal Financial Officer
     -------------------------------------------         and Principal Accounting
                   Peter Christie                        Officer)